FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280224-15

Dated August 4, 2026	BMO 2026-5C16
Structural and Collateral Term Sheet
BMO 2026-5C16 Mortgage Trust
$773,506,004 (Approximate Mortgage Pool Balance)
$663,281,000 (Approximate Offered Certificates)
BMO Commercial Mortgage Securities LLC Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2026-5C16

Bank of Montreal

UBS AG New York Branch

Wells Fargo Bank, National Association

3650 Capital SCF LOE I(A), LLC

Ladder Capital Finance LLC

Goldman Sachs Mortgage Company

German American Capital Corporation

NWL Company, LLC

Zions Bancorporation, N.A.

BSPRT CMBS Finance, LLC

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Goldman Sachs & Co. LLC	Deutsche Bank Securities	Nomura Securities	UBS Securities LLC	Wells Fargo Securities
Co-Lead Managers and Joint Bookrunners
Academy Securities	Bancroft Capital, LLC	Drexel Hamilton	R. Seelaus & Co., LLC
Co-Managers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated August 4, 2026	BMO 2026-5C16

This material is for your information, and none of BMO Capital Markets Corp., Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Nomura Securities International, Inc., UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC and R. Seelaus & Co., LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-280224) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Publicly Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2026-5C16 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Dated August 4, 2026	BMO 2026-5C16

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BMO 2026-5C16
Indicative Capital Structure
Offered Certificates
Classes of Certificates	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$878,000		30.000%	%	(6)	2.27	09/26-12/30
Class A-2	AAAsf/AAA(sf)/Aaa(sf)	(7)		30.000%	%	(6)	(7)	(7)
Class A-3	AAAsf/AAA(sf)/Aaa(sf)	(7)		30.000%	%	(6)	(7)	(7)
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$541,453,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$121,828,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	AAAsf/AAA(sf)/Aa2(sf)	$42,544,000		24.500%	%	(6)	4.97	08/31-08/31
Class B	AA-sf/AA+(sf)/NR	$44,476,000		18.750%	%	(6)	4.97	08/31-08/31
Class C	A-sf/A(sf)/NR	$34,808,000		14.250%	%	(6)	4.97	08/31-08/31
Non-Offered Certificates(10)
Classes of Certificates	Expected Ratings (Fitch/KBRA/ Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Class X-D	BBB-sf/BBB(sf)/NR	$31,906,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class D	BBB-sf/BBB(sf)/NR	$31,906,000		10.125%	%	(6)	4.97	08/31-08/31
Class E	BB+sf/BBB(sf)/NR	$7,736,000		9.125%	%	(6)	4.97	08/31-08/31
Class F-RR(11)	BB-sf/BB+(sf)/NR	$12,570,000		7.500%	%	(6)	4.97	08/31-08/31
Class G-RR(11)	B-sf/BB(sf)/NR	$14,503,000		5.625%	%	(6)	4.97	08/31-08/31
Class J-RR(11)	NR/NR/NR	$43,510,004		0.000%	%	(6)	4.97	08/31-08/31
Class R(12)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), as indicated. Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this structural and collateral term sheet (this “Term Sheet”) are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.
(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X certificates”) may vary depending upon the final pricing of the respective classes of principal balance certificates (as defined in footnote (6) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of Class X certificates would be equal to zero at all times, such class of Class X certificates will not be issued on the closing date of this securitization or (b) the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of principal balance certificates may not be part of, and there may be a corresponding reduction in, such notional amount of the related class of Class X certificates.
(3)	"Approximate Initial Credit Support" means, with respect to any class of principal balance certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of principal balance certificates, if any, junior to the subject class of principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2 and Class A-3 certificates are represented in the aggregate.
(4)	Approximate per annum rate as of the closing date.
(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.
(6)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “principal balance certificates”, and collectively with the Class X certificates and the Class R certificates, the “certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but not less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $540,575,000 subject to a variance of plus or minus 5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BMO 2026-5C16
Indicative Capital Structure
Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-2	$0 - $250,000,000	N/A – 4.64	N/A – 12/30-06/31
Class A-3	$290,575,000 - $540,575,000	4.85 – 4.75	06/31-08/31– 12/30-08/31
(8)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):
Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2 and Class A-3
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D

(9)	The pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in the Preliminary Prospectus.
(10)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered hereby.
(11)	In satisfaction of its risk retention obligations, 3650 Capital SCF LOE I(A), LLC (as “retaining sponsor” with respect to this securitization transaction) is expected to acquire and retain (directly or through one or more of its “majority-owned affiliates”), in accordance with the credit risk retention rules applicable to this securitization transaction, all of the Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”), which will collectively constitute an “eligible horizontal residual interest” with an aggregate fair value expected to represent at least 5.0% of the fair value, as of the closing date for this transaction, of all of the “ABS interests” (i.e., all of the certificates (other than the Class R certificates)) issued by the issuing entity. “Retaining sponsor”, “majority-owned affiliates”, “eligible horizontal residual interest” and “ABS interests” have the meanings given to such terms in Regulation RR. See “Credit Risk Retention” in the Preliminary Prospectus.
(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BMO 2026-5C16
Summary of Transaction Terms
Publicly Offered Certificates:	$663,281,000 monthly pay, multi-class, commercial mortgage REMIC pass-through certificates.
Co-Lead Managers and Joint Bookrunners:	BMO Capital Markets Corp., Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Nomura Securities International, Inc. and UBS Securities LLC
Co-Managers:	Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC and R. Seelaus & Co., LLC
Mortgage Loan Sellers:	Bank of Montreal (“BMO”) (21.0%); UBS AG New York Branch (“UBS AG”) (16.4%); Wells Fargo Bank, National Association (“WFB”) (13.6%); 3650 Capital SCF LOE I(A), LLC (“3650 Capital”) (10.1%); Ladder Capital Finance LLC (“LCF”) (9.1%); Goldman Sachs Mortgage Company (“GSMC”) (8.7%); German American Capital Corporation (“GACC”) (6.5%); NWL Company, LLC (“NWL”) (5.9%); Zions Bancorporation, N.A. (“ZBNA”) (5.6%); and BSPRT CMBS Finance, LLC (“BSPRT”) (3.0%)
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	3650 REIT Loan Servicing LLC
Directing Holder/Controlling Class Representative:	3650 Capital or an affiliate
Trustee:	Computershare Trust Company, National Association
Certificate Administrator:	Computershare Trust Company, National Association
Operating Advisor:	BellOak, LLC
Asset Representations Reviewer:	BellOak, LLC
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).
U.S. Credit Risk Retention:	For a discussion on the manner in which 3650 Capital, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about August 26, 2026.
Cut-off Date:	With respect to each mortgage loan, the related due date in August 2026, or in the case of any mortgage loan that has its first due date after August 2026, the date that would have been its due date in August 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in September 2026.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in September 2026.
Assumed Final Distribution Date:	The Distribution Date in August 2031 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in August 2059.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class R certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R certificates) and to institutions that are not U.S. Persons pursuant to Regulation S (other than the Class R certificates).
SMMEA Status:	The Publicly Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co, CRED iQ and Green Street Advisors, LLC.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BMO 2026-5C16
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
BMO	3	3	$44,915,500	5.8%	$162,421,585	21.0%
UBS AG	4	93	$127,150,000	16.4%	$127,150,000	16.4%
WFB	3	3	$105,000,000	13.6%	$105,000,000	13.6%
3650 Capital	-	-	-	-	$78,272,752	10.1%
LCF	3	12	$70,495,000	9.1%	$70,495,000	9.1%
GSMC	2	2	$20,000,000	2.6%	$67,666,667	8.7%
GACC	2	2	$50,000,000	6.5%	$50,000,000	6.5%
NWL	2	2	$46,000,000	5.9%	$46,000,000	5.9%
ZBNA	1	1	$43,500,000	5.6%	$43,500,000	5.6%
BSPRT	1	1	$23,000,000	3.0%	$23,000,000	3.0%
BMO, 3650 Capital	3	9	$171,945,504	22.2%	-	-
GSMC, BMO	1	1	$71,500,000	9.2%	-	-
Total:	25	129	$773,506,004	100.0%	$773,506,004	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$773,506,004
Number of Mortgage Loans:	25
Number of Mortgaged Properties:	129
Average Cut-off Date Balance per Mortgage Loan:	$30,940,240
Weighted Average Current Mortgage Rate:	7.11116%
10 Largest Mortgage Loans as % of IPB:	66.0%
Weighted Average Remaining Term to Maturity:	58 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR(1)(2)(3):	1.70x
Weighted Average UW NOI Debt Yield(1)(3):	12.8%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3)(4):	60.1%
Weighted Average Maturity Date/ARD LTV(1)(3)(4):	60.1%

Other Statistics
% of Mortgage Loans with Additional Debt:	13.2%
% of Mortgage Loans with Single Tenants(5):	8.4%
% of Mortgage Loans secured by Multiple Properties:	16.4%

Amortization
Weighted Average Original Amortization Term(6):	300 months
Weighted Average Remaining Amortization Term(6):	296 months
% of Mortgage Loans with Interest-Only:	97.7%
% of Mortgage Loans with Amortizing Balloon:	2.3%

Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	72.2%
% of Mortgage Loans with Springing Lockboxes:	21.2%
% of Mortgage Loans with Hard (Commercial); Soft (Multifamily); Lockbox:	4.5%
% of Mortgage Loans with Soft Lockboxes:	2.1%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	63.3%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	29.8%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	66.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	28.3%

(See footnotes on following page)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BMO 2026-5C16
Collateral Characteristics
(1)	In the case of Loan Nos. 1, 2, 3, 5, 8, 9, 10, 11, 12, 16, 17, 19, 20, 22 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 7, 11 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) or related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 21, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a earnout reserve amount of $1,100,000. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the earnout reserve are 61.8%, 61.8%, 1.72x and 11.7%, respectively.
(4)	In the case of Loan No. 12, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties leased to separate single tenants.
(6)	Excludes 24 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(7)	For a more detailed description of lockboxes, refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, office, industrial and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BMO 2026-5C16
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
1	Cannon Industrial Portfolio	Various, Various	BMO, 3650 Capital	7	$77,000,000	9.95%	2,590,325	Industrial	1.65x	11.1%	68.0%	68.0%
2	Queens Atrium	Long Island City, NY	BMO, 3650 Capital	1	$77,000,000	9.95%	438,193	Mixed Use	1.38x	11.5%	59.4%	59.4%
3	Deptford Mall	Woodbury, NJ	GSMC, BMO	1	$71,500,000	9.2%	508,874	Retail	1.95x	14.2%	61.5%	61.5%
4	Doral Center	Doral, FL	WFB	1	$53,500,000	6.9%	292,229	Office	1.34x	10.1%	68.3%	68.3%
5	Shore Front Parkway Apartments	Queens, NY	ZBNA	1	$43,500,000	5.6%	773	Multifamily	1.36x	9.3%	67.3%	67.3%
6	Meridian Mark	Carmel, IN	LCF	1	$41,500,000	5.4%	384,931	Office	1.76x	12.8%	65.9%	65.9%
7	Riverview Collegiate	Rochester, NY	NWL	1	$39,000,000	5.0%	506	Multifamily	1.26x	9.7%	61.4%	61.4%
8	FreshDirect HQ	Bronx, NY	UBS AG	1	$37,400,000	4.8%	639,394	Industrial	2.88x	21.5%	41.7%	41.7%
9	Project Embassy	Washington, DC	WFB	1	$35,000,000	4.5%	375,456	Mixed Use	1.31x	10.2%	63.0%	63.0%
10	Holiday Inn Hotel Chelsea	New York, NY	GACC	1	$35,000,000	4.5%	226	Hospitality	1.40x	11.6%	67.1%	67.1%

	Top 3 Total/Weighted Average			9	$225,500,000	29.2%			1.65x	12.2%	63.0%	63.0%
	Top 5 Total/Weighted Average			11	$322,500,000	41.7%			1.56x	11.5%	64.5%	64.5%
	Top 10 Total/Weighted Average			16	$510,400,000	66.0%			1.62x	12.1%	62.8%	62.8%
	Non-Top 10 Total/Weighted Average			113	$263,106,004	34.0%			1.84x	14.2%	55.1%	54.9%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 8, 9, 10, 11, 12, 16, 17, 19, 20, 22 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 7, 11 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) or related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 21, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a earnout reserve amount of $1,100,000. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the earnout reserve are 61.8%, 61.8%, 1.72x and 11.7%, respectively.
(4)	In the case of Loan No. 12, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BMO 2026-5C16
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance(1)
1	Cannon Industrial Portfolio	BMO, 3650 Capital	$77,000,000	$100,500,000	BMO 2026-5C15	Midland	3650 Servicing	BMO 2026-5C15 Future Securitization(s)	$62,600,000 $37,900,000
2	Queens Atrium	BMO, 3650 Capital	$77,000,000	$18,000,000	BMO 2026-5C16	Midland	3650 Servicing	Future Securitization(s)	$18,000,000
3	Deptford Mall	GSMC, BMO	$71,500,000	$43,500,000	BMO 2026-5C15	Midland	3650 Servicing	BMO 2026-5C15	$43,500,000
5	Shore Front Parkway Apartments	ZBNA	$43,500,000	$51,000,000	BMO 2026-5C15	Midland	3650 Servicing	BMO 2026-5C15	$51,000,000
8	FreshDirect HQ	UBS AG	$37,400,000	$62,600,000	BMO 2026-5C15	Midland	3650 Servicing	BMO 2026-5C15	$62,600,000
9	Project Embassy	WFB	$35,000,000	$125,000,000	BMO 2026-5C16(2)	Midland(2)	3650 Servicing(2)	Future Securitization(s)	$125,000,000
10	Holiday Inn Hotel Chelsea	GACC	$35,000,000	$41,500,000	BMO 2026-5C16(2)	Midland(2)	3650 Servicing(2)	Future Securitization(s)	$41,500,000
11	Crossgates Mall	UBS AG	$35,000,000	$70,000,000	WFCM 2025-5C7(3)	Midland(3)	Midland(3)	WFCM 2025-5C7 BMO 2026-5C15 Future Securitization(s)	$35,000,000 $25,000,000 $10,000,000
12	Mountain Industrial Portfolio	UBS AG	$27,750,000	$1,141,650,000	MNT 2026-LPFX	Midland	BSP	MTN 2026-LPFX BANK5 2026-5YR22 WFCM 2026-5C9 Benchmark 2026-V22 BMO 2026-5C15 BANK5 2026-5YR23	$831,900,000 $81,500,000 $25,000,000 $67,500,000 $45,750,000 $90,000,000
16	The Landing	BMO	$21,480,500	$54,999,500	BMO 2026-5C16	Midland	3650 Servicing	BMO 2026-5C15 Future Securitization(s)	$15,000,000 $39,999,500
17	Northwoods Mall	BMO, 3650 Capital	$17,945,504	$24,924,312	BMO 2026-5C15	Midland	3650 Servicing	BMO 2026-5C15	$25,000,000
19	Fairfield Times Square	GACC	$15,000,000	$65,000,000	BMO 2026-5C16(2)	Midland(2)	3650 Servicing(2)	Future Securitization(s)	$65,000,000
20	Sunset View	BMO	$12,185,000	$25,000,000	BMO 2026-5C15	Midland	3650 Servicing	BMO 2026-5C15	$25,000,000
22	400 Arcola Road	GSMC	$10,000,000	$140,000,000	Benchmark 2026-V21	KeyBank	Torchlight	Benchmark 2026-V21 Benchmark 2026-V22 Future Securitization(s)	$90,000,000 $10,000,000 $40,000,000
23	HP Plaza	GSMC	$10,000,000	$77,000,000	BMO 2026-5C16(2)	Midland(2)	3650 Servicing(2)	Future Securitization(s)	$77,000,000
(1)	In the case of Loan Nos. 11 and 12, the Aggregate Pari Companion Passu Loan Cut-off Date Balance and Related Pari Passu Companion Loan(s) Original Balance exclude the related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	In the case of Loan Nos. 9, 10, 19 and 23, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2026-5C16 transaction securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.
(3)	In the case of Loan No. 11, pursuant to the related co-lender agreement, the holder of promissory note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under such agreement, in which case the promissory note held by the BMO 2026-5C16 trust will become the controlling note. For so long as the Crossgates Mall subordinate companion loan is included in the WFCM 2025-5C7 securitization and no control appraisal event has occurred, promissory note B will be the controlling note and the related control rights will be exercised by the controlling class representative of the WFCM 2025-5C7 Crossgates Mall loan-specific certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BMO 2026-5C16
Collateral Characteristics
Additional Debt Summary
No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
7	Riverview Collegiate	$39,000,000	NAP	$3,800,000	$42,800,000	1.26x	1.10x	61.4%	67.3%	9.7%	8.8%
11	Crossgates Mall	$35,000,000	$70,000,000	$88,000,000	$193,000,000	2.68x	1.07x	36.8%	67.7%	25.2%	13.7%
12	Mountain Industrial Portfolio	$27,750,000	$1,141,650,000	$450,600,000	$1,620,000,000	1.93x	1.25x	49.8%	68.9%	10.6%	7.6%
(1)	In the case of Loan No. 7, the subordinate debt represents mezzanine loan(s). In the case of Loan No. 11, the subordinate debt represents subordinate companion loan(s) and mezzanine loan(s). In the case of Loan No. 12, the subordinate debt represents subordinate companion loan(s).
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related subordinate companion loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BMO 2026-5C16
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)(4)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
Office	Suburban	4	$121,500,000	15.7%	1.65x	12.0%	64.4%	64.4%
	CBD	2	38,250,000	4.9	2.06x	15.0%	38.3%	38.3%
	Subtotal / Weighted Average:	6	$159,750,000	20.7%	1.75x	12.8%	58.1%	58.1%
Retail	Super Regional Mall	3	$124,445,504	16.1%	2.14x	18.1%	52.5%	52.1%
	Single Tenant	11	28,995,000	3.7	1.34x	9.6%	71.7%	71.7%
	Subtotal / Weighted Average:	14	$153,440,504	19.8%	1.99x	16.5%	56.1%	55.8%
Industrial	Warehouse	6	$63,658,085	8.2%	2.37x	17.2%	52.5%	52.5%
	Flex	1	45,419,155	5.9	1.65x	11.1%	68.0%	68.0%
	Warehouse/Distribution	85	31,906,970	4.1	1.88x	10.7%	52.8%	52.8%
	Manufacturing/Distribution	5	1,027,818	0.1	1.93x	10.6%	49.8%	49.8%
	Storage/Warehouse	1	137,972	0.02	1.93x	10.6%	49.8%	49.8%
	Subtotal / Weighted Average:	98	$142,150,000	18.4%	2.03x	13.7%	57.5%	57.5%
Multifamily	High Rise	1	$43,500,000	5.6%	1.36x	9.3%	67.3%	67.3%
	Garden	3	40,665,500	5.3	1.35x	8.5%	71.0%	71.0%
	Student Housing	1	39,000,000	5.0	1.26x	9.7%	61.4%	61.4%
	Subtotal / Weighted Average:	5	$123,165,500	15.9%	1.32x	9.2%	66.7%	66.7%
Mixed Use	Office/School	1	$77,000,000	9.95%	1.38x	11.5%	59.4%	59.4%
	Office/Retail/Multifamily	1	35,000,000	4.5	1.31x	10.2%	63.0%	63.0%
	Lab/Office	1	10,000,000	1.3	1.28x	8.9%	64.7%	64.7%
	Subtotal / Weighted Average:	3	$122,000,000	15.8%	1.35x	10.9%	60.9%	60.9%
Hospitality	Limited Service	2	$38,000,000	4.9%	1.63x	13.7%	64.7%	64.7%
	Full Service	1	35,000,000	4.5	1.40x	11.6%	67.1%	67.1%
	Subtotal / Weighted Average:	3	$73,000,000	9.4%	1.52x	12.7%	65.8%	65.8%
Total / Weighted Average:		129	$773,506,004	100.0%	1.70x	12.8%	60.1%	60.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 5, 8, 9, 10, 11, 12, 16, 17, 19, 20, 22 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 7, 11 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) or related mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 21, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a earnout reserve amount of $1,100,000. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the earnout reserve are 61.8%, 61.8%, 1.72x and 11.7%, respectively.
(5)	In the case of Loan No. 12, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BMO 2026-5C16
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)(4)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
New York	12	$295,036,122	38.1%	1.74x	14.0%	57.0%	57.0%
New Jersey	2	72,660,511	9.4	1.95x	14.1%	61.3%	61.3%
Florida	9	62,291,055	8.1	1.35x	10.0%	68.0%	68.0%
California	3	50,165,500	6.5	1.73x	11.2%	65.2%	65.2%
Nevada	1	45,419,155	5.9	1.65x	11.1%	68.0%	68.0%
Indiana	5	44,068,597	5.7	1.77x	12.7%	65.0%	65.0%
Ohio	13	38,040,354	4.9	1.60x	12.5%	66.1%	66.1%
District of Columbia	1	35,000,000	4.5	1.31x	10.2%	63.0%	63.0%
Michigan	5	28,310,087	3.7	2.11x	15.7%	31.9%	31.9%
Illinois	12	26,570,110	3.4	1.66x	11.1%	67.2%	67.2%
South Carolina	3	18,665,021	2.4	1.82x	19.6%	47.5%	45.0%
Texas	9	12,236,691	1.6	1.59x	10.8%	54.9%	54.9%
Pennsylvania	3	10,428,744	1.3	1.31x	9.0%	64.1%	64.1%
Iowa	2	7,250,976	0.9	1.25x	8.9%	61.6%	61.6%
Tennessee	5	5,293,526	0.7	1.49x	10.0%	69.5%	69.5%
North Dakota	1	5,025,000	0.6	1.37x	9.8%	75.0%	75.0%
Georgia	6	4,575,675	0.6	1.81x	10.4%	55.4%	55.4%
North Carolina	6	3,656,162	0.5	1.62x	10.2%	63.8%	63.8%
Virginia	6	1,797,859	0.2	1.58x	10.1%	65.7%	65.7%
Alabama	3	1,763,936	0.2	1.64x	10.2%	62.7%	62.7%
Kentucky	2	951,619	0.1	1.93x	10.6%	49.8%	49.8%
Kansas	3	887,146	0.1	1.93x	10.6%	49.8%	49.8%
Oklahoma	3	765,937	0.1	1.93x	10.6%	49.8%	49.8%
Missouri	4	699,164	0.1	1.93x	10.6%	49.8%	49.8%
Vermont	1	525,432	0.1	1.93x	10.6%	49.8%	49.8%
Washington	1	406,179	0.1	1.93x	10.6%	49.8%	49.8%
Mississippi	3	333,195	0.0	1.93x	10.6%	49.8%	49.8%
Louisiana	1	266,917	0.0	1.93x	10.6%	49.8%	49.8%
Wisconsin	2	265,757	0.0	1.93x	10.6%	49.8%	49.8%
Minnesota	1	91,551	0.0	1.93x	10.6%	49.8%	49.8%
Connecticut	1	58,026	0.0	1.93x	10.6%	49.8%	49.8%
Total / Weighted Average:	129	$773,506,004	100.0%	1.70x	12.8%	60.1%	60.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 5, 8, 9, 10, 11, 12, 16, 17, 19, 20, 22 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 7, 11 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) or related mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 21, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a earnout reserve amount of $1,100,000. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the earnout reserve are 61.8%, 61.8%, 1.72x and 11.7%, respectively.
(5)	In the case of Loan No. 12, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BMO 2026-5C16
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
$7,000,000	-	$9,999,999	2	$14,215,000	1.8%	6.83318%	58	1.28x	9.1%	65.8%	65.8%
$10,000,000	-	$19,999,999	7	92,880,504	12.0	7.17093%	57	1.77x	13.9%	57.7%	57.2%
$20,000,000	-	$29,999,999	5	121,010,500	15.6	6.58775%	58	1.71x	11.8%	57.1%	57.1%
$30,000,000	-	$39,999,999	5	181,400,000	23.5	7.57588%	58	1.90x	15.6%	54.0%	54.0%
$40,000,000	-	$77,000,000	6	364,000,000	47.1	7.04918%	59	1.58x	11.6%	64.6%	64.6%
Total / Weighted Average:			25	$773,506,004	100.0%	7.11116%	58	1.70x	12.8%	60.1%	60.1%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
5.09677%(5)	-	5.99999%	1	$27,750,000	3.6%	5.09677%	57	1.93x	10.6%	49.8%	49.8%
6.00000%	-	6.49999%	4	121,915,500	15.8	6.20617%	57	1.59x	10.5%	67.8%	67.8%
6.50000%	-	6.99999%	6	190,000,000	24.6	6.78387%	58	1.76x	12.6%	63.5%	63.5%
7.00000%	-	7.99999%	11	303,895,000	39.3	7.31973%	59	1.63x	12.6%	59.5%	59.5%
8.00000%	-	9.12000%	3	129,945,504	16.8	8.38119%	57	1.79x	16.4%	51.7%	51.3%
Total / Weighted Average:			25	$773,506,004	100.0%	7.11116%	58	1.70x	12.8%	60.1%	60.1%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
60	25	$773,506,004	100.0%	7.11116%	58	1.70x	12.8%	60.1%	60.1%
Total / Weighted Average:	25	$773,506,004	100.0%	7.11116%	58	1.70x	12.8%	60.1%	60.1%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
52	-	60	25	$773,506,004	100.0%	7.11116%	58	1.70x	12.8%	60.1%	60.1%
Total / Weighted Average:			25	$773,506,004	100.0%	7.11116%	58	1.70x	12.8%	60.1%	60.1%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 8, 9, 10, 11, 12, 16, 17, 19, 20, 22 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 7, 11 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) or related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 12, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan No. 21, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a earnout reserve amount of $1,100,000. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the earnout reserve are 61.8%, 61.8%, 1.72x and 11.7%, respectively.
(5)	The Mortgage Interest Rate shown to full precision is 5.096767533%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BMO 2026-5C16
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	24	$755,560,500	97.7%	7.06345%	58	1.69x	12.6%	60.4%	60.4%
300	1	17,945,504	2.3	9.12000%	56	1.82x	20.0%	47.4%	44.8%
Total / Weighted Average:	25	$773,506,004	100.0%	7.11116%	58	1.70x	12.8%	60.1%	60.1%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	24	$755,560,500	97.7%	7.06345%	58	1.69x	12.6%	60.4%	60.4%
296	1	17,945,504	2.3	9.12000%	56	1.82x	20.0%	47.4%	44.8%
Total / Weighted Average:	25	$773,506,004	100.0%	7.11116%	58	1.70x	12.8%	60.1%	60.1%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	24	$755,560,500	97.7%	7.06345%	58	1.69x	12.6%	60.4%	60.4%
Amortizing Balloon	1	17,945,504	2.3	9.12000%	56	1.82x	20.0%	47.4%	44.8%
Total / Weighted Average:	25	$773,506,004	100.0%	7.11116%	58	1.70x	12.8%	60.1%	60.1%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)(3)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
1.25x	-	1.49x	12	$362,660,500	46.9%	7.28822%	59	1.34x	10.2%	65.4%	65.4%
1.50x	-	1.99x	9	294,945,504	38.1	6.74869%	58	1.78x	13.0%	61.9%	61.7%
2.00x	-	2.88	4	115,900,000	15.0	7.47958%	57	2.59x	20.7%	39.3%	39.3%
Total / Weighted Average:			25	$773,506,004	100.0%	7.11116%	58	1.70x	12.8%	60.1%	60.1%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 8, 9, 10, 11, 12, 16, 17, 19, 20, 22 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 7, 11 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) or related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 21, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a earnout reserve amount of $1,100,000. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the earnout reserve are 61.8%, 61.8%, 1.72x and 11.7%, respectively.
(4)	In the case of Loan No. 12, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BMO 2026-5C16
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
31.0%	-	49.9%	5	$145,095,504	18.8%	7.31426%	56	2.38x	19.1%	40.8%	40.5%
50.0%	-	59.9%	4	114,750,000	14.8	7.67342%	59	1.60x	12.4%	57.8%	57.8%
60.0%	-	64.9%	7	200,715,000	25.9	7.24180%	59	1.59x	12.1%	62.5%	62.5%
65.0%	-	69.9%	6	262,685,000	34.0	6.75725%	59	1.51x	10.8%	67.5%	67.5%
70.0%	-	75.0%	3	50,260,500	6.5	6.56914%	57	1.35x	9.1%	73.4%	73.4%
Total / Weighted Average:			25	$773,506,004	100.0%	7.11116%	58	1.70x	12.8%	60.1%	60.1%

LTV Ratios as of the Maturity Date(1)(3)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
31.0%	-	49.9%	5	$145,095,504	18.8%	7.31426%	56	2.38x	19.1%	40.8%	40.5%
50.0%	-	59.9%	4	114,750,000	14.8	7.67342%	59	1.60x	12.4%	57.8%	57.8%
60.0%	-	64.9%	7	200,715,000	25.9	7.24180%	59	1.59x	12.1%	62.5%	62.5%
65.0%	-	69.9%	6	262,685,000	34.0	6.75725%	59	1.51x	10.8%	67.5%	67.5%
70.0%	-	75.0%	3	50,260,500	6.5	6.56914%	57	1.35x	9.1%	73.4%	73.4%
Total / Weighted Average:			25	$773,506,004	100.0%	7.11116%	58	1.70x	12.8%	60.1%	60.1%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Defeasance or Yield Maintenance	8	$335,245,000	43.3%	7.18763%	59	1.58x	11.6%	62.7%	62.7%
Defeasance	13	320,361,004	41.4	7.10692%	57	1.70x	13.3%	61.2%	61.1%
Yield Maintenance	4	117,900,000	15.2	6.90524%	58	2.03x	14.8%	49.9%	49.9%
Total / Weighted Average:	25	$773,506,004	100.0%	7.11116%	58	1.70x	12.8%	60.1%	60.1%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Refinance	22	$668,756,004	86.5%	7.23338%	58	1.68x	12.9%	59.5%	59.4%
Acquisition	2	88,250,000	11.4	6.26003%	58	1.68x	11.3%	66.4%	66.4%
Recapitalization	1	16,500,000	2.1	6.71000%	60	2.50x	17.1%	52.9%	52.9%
Total / Weighted Average:	25	$773,506,004	100.0%	7.11116%	58	1.70x	12.8%	60.1%	60.1%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 8, 9, 10, 11, 12, 16, 17, 19, 20, 22 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 7, 11 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) or related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 21, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a earnout reserve amount of $1,100,000. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the earnout reserve are 61.8%, 61.8%, 1.72x and 11.7%, respectively.
(4)	In the case of Loan No. 12, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BMO 2026-5C16
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1.02	BMO, 3650 Capital	3700 S Kedzie Avenue	Chicago, IL	Industrial	$6,767,324	0.9%	Benchmark 2016-B6
1.03	BMO, 3650 Capital	401 East Elm Street	Clyde, OH	Industrial	$6,181,690	0.8%	BANK 2019-BNK18
1.04	BMO, 3650 Capital	1351 S. Wheeling Road	Wheeling, IL	Industrial	$5,322,761	0.7%	CD 2017-CD4
1.06	BMO, 3650 Capital	3200 South Kilbourn Avenue	Chicago, IL	Industrial	$4,546,254	0.6%	CF 2019-CF2
2	BMO, 3650 Capital	Queens Atrium	Long Island City, NY	Mixed Use	$77,000,000	9.95%	BACM 2005-C3; JPMBB 2014-C22; WFRBS 2014-C21
10	GACC	Holiday Inn Hotel Chelsea	New York, NY	Hospitality	$35,000,000	4.5%	GSMS 2013-GC13
12.04	UBS AG	590 Northport Parkway	Savannah, GA	Industrial	$956,132	0.1%	MTN 2022-LPFL
12.07	UBS AG	482 Chaney Avenue	Greenwood, IN	Industrial	$616,360	0.1%	MTN 2022-LPFL
12.08	UBS AG	5000 North Ridge Trail	Davenport, FL	Industrial	$613,781	0.1%	MTN 2022-LPFL
12.09	UBS AG	5005 Samuell Blvd.	Mesquite, TX	Industrial	$580,255	0.1%	MTN 2022-LPFL
12.10	UBS AG	635 Community Drive	South Burlington, VT	Industrial	$525,432	0.1%	MTN 2022-LPFL
12.14	UBS AG	1509 Leestown Road	Frankfort, KY	Industrial	$499,020	0.1%	MTN 2022-LPFL
12.15	UBS AG	1601 Brown Road	Orion, MI	Industrial	$496,441	0.1%	MTN 2022-LPFL
12.16	UBS AG	22525 West 167th Street	Olathe, KS	Industrial	$488,704	0.1%	MTN 2022-LPFL
12.17	UBS AG	1414 South Council Road	Oklahoma City, OK	Industrial	$480,322	0.1%	MTN 2022-LPFL
12.18	UBS AG	4690 Global Avenue NW	Concord, NC	Industrial	$478,388	0.1%	MTN 2022-LPFL
12.19	UBS AG	3466 Shippers Drive	Grand Rapids, MI	Industrial	$471,941	0.1%	MTN 2022-LPFL
12.20	UBS AG	4555 West Highway 146	Buckner, KY	Industrial	$452,599	0.1%	MTN 2022-LPFL
12.21	UBS AG	9780 Mopar Drive	Streetsboro, OH	Industrial	$446,152	0.1%	MTN 2022-LPFL
12.22	UBS AG	3779 Lake Shore Road	Hamburg, NY	Industrial	$438,415	0.1%	MTN 2022-LPFL
12.25	UBS AG	8951 Mirabel Road	Indianapolis, IN	Industrial	$395,863	0.1%	MTN 2022-LPFL
12.26	UBS AG	8411 Florida Mining Boulevard	Tampa, FL	Industrial	$388,126	0.1%	MTN 2022-LPFL
12.27	UBS AG	900 Hutchinson Place	Lebanon, TN	Industrial	$387,997	0.1%	MTN 2022-LPFL
12.28	UBS AG	5440 Haggerty Lane	LaFayette, IN	Industrial	$386,837	0.1%	MTN 2022-LPFL
12.29	UBS AG	5703 Mitchell Avenue	St. Joseph, MO	Industrial	$380,390	0.05%	MTN 2022-LPFL
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BMO 2026-5C16
Collateral Characteristics
Previous Securitization History(1) (Continued)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
12.30	UBS AG	1103 Powderhouse Road SE	Aiken, SC	Industrial	$371,363	0.05%	MTN 2022-LPFL
12.32	UBS AG	14001 Jetport Loop	Fort Myers, FL	Industrial	$360,403	0.05%	MTN 2022-LPFL
12.33	UBS AG	505 Morgan Lakes Industrial Blvd.	Savannah, GA	Industrial	$359,758	0.05%	MTN 2022-LPFL
12.34	UBS AG	21200 Spring Plaza Drive	Spring, TX	Industrial	$357,179	0.05%	MTN 2022-LPFL
12.35	UBS AG	3058 Lakemont Blvd	Fort Mill, SC	Industrial	$348,153	0.05%	MTN 2022-LPFL
12.36	UBS AG	2000 Luna Road	Carrollton, TX	Industrial	$342,351	0.04%	MTN 2022-LPFL
12.37	UBS AG	101 North Campus Drive	Imperial, PA	Industrial	$283,680	0.04%	MTN 2022-LPFL
12.38	UBS AG	4651 Prosper Drive	Stow, OH	Industrial	$283,680	0.04%	MTN 2022-LPFL
12.39	UBS AG	5025 Tuggle Road	Memphis, TN	Industrial	$282,004	0.04%	MTN 2022-LPFL
12.40	UBS AG	450 Northpointe Court	Covington, LA	Industrial	$266,917	0.03%	MTN 2022-LPFL
12.41	UBS AG	1602 Vincent Drive	Sauget, IL	Industrial	$261,760	0.03%	MTN 2022-LPFL
12.42	UBS AG	8644 Polk Lane	Olive Branch, MS	Industrial	$260,857	0.03%	MTN 2022-LPFL
12.43	UBS AG	800 Lindale Industrial Parkway	Lindale, TX	Industrial	$257,891	0.03%	MTN 2022-LPFL
12.44	UBS AG	2465 Fontaine Street	Kenton, OH	Industrial	$254,023	0.03%	MTN 2022-LPFL
12.45	UBS AG	1430 South Wolf Road	Wheeling, IL	Industrial	$254,023	0.03%	MTN 2022-LPFL
12.46	UBS AG	2552 South 98th Street	Edwardsville, KS	Industrial	$252,733	0.03%	MTN 2022-LPFL
12.47	UBS AG	1000 Knell Road	Montgomery, IL	Industrial	$239,839	0.03%	MTN 2022-LPFL
12.48	UBS AG	747 Mill Park Drive	Lancaster, OH	Industrial	$238,549	0.03%	MTN 2022-LPFL
12.49	UBS AG	502 West Independence Drive	Edinburg, TX	Industrial	$237,260	0.03%	MTN 2022-LPFL
12.50	UBS AG	38401 Amrhein Road	Livonia, MI	Industrial	$235,970	0.03%	MTN 2022-LPFL
12.51	UBS AG	6101 SW 44th Street	Oklahoma City, OK	Industrial	$206,571	0.03%	MTN 2022-LPFL
12.52	UBS AG	700 Hudson Road	Griffin, GA	Industrial	$199,866	0.03%	MTN 2022-LPFL
12.53	UBS AG	685 Alliance Parkway	Hewitt, TX	Industrial	$193,547	0.03%	MTN 2022-LPFL
12.54	UBS AG	5101 West Waters Avenue	Tampa, FL	Industrial	$190,840	0.02%	MTN 2022-LPFL
12.55	UBS AG	1935 Blue Hills Drive	Roanoke, VA	Industrial	$188,261	0.02%	MTN 2022-LPFL
12.56	UBS AG	16211 Air Center Boulevard	Houston, TX	Industrial	$185,682	0.02%	MTN 2022-LPFL
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BMO 2026-5C16
Collateral Characteristics
Previous Securitization History(1) (Continued)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
12.57	UBS AG	8800 Studley Road	Mechanicsville, VA	Industrial	$168,919	0.02%	MTN 2022-LPFL
12.58	UBS AG	6 Konzen Court	Granite City, IL	Industrial	$163,890	0.02%	MTN 2022-LPFL
12.59	UBS AG	5300 International Drive	Cudahy, WI	Industrial	$162,858	0.02%	MTN 2022-LPFL
12.60	UBS AG	1289 Walden Avenue	Cheektowaga, NY	Industrial	$161,182	0.02%	MTN 2022-LPFL
12.61	UBS AG	10551 N Congress Avenue	Kansas City, MO	Industrial	$161,182	0.02%	MTN 2022-LPFL
12.62	UBS AG	3736 Tom Andrews Road	Roanoke, VA	Industrial	$148,287	0.02%	MTN 2022-LPFL
12.63	UBS AG	2701 South 98th Street	Edwardsville, KS	Industrial	$145,709	0.02%	MTN 2022-LPFL
12.64	UBS AG	231 Theater Drive	Duncansville, PA	Industrial	$145,064	0.02%	MTN 2022-LPFL
12.65	UBS AG	3404 Cragmont Drive	Tampa, FL	Industrial	$137,972	0.02%	MTN 2022-LPFL
12.66	UBS AG	4 Liebich Lane	Halfmoon, NY	Industrial	$131,525	0.02%	MTN 2022-LPFL
12.67	UBS AG	4040 Business Park Court	Winston-Salem, NC	Industrial	$125,077	0.02%	MTN 2022-LPFL
12.68	UBS AG	1270 North Wilkening	Schaumburg, IL	Industrial	$117,341	0.02%	MTN 2022-LPFL
12.69	UBS AG	4472 Technology Drive	Rockford, IL	Industrial	$106,122	0.01%	MTN 2022-LPFL
12.70	UBS AG	28000 Five M Center Drive	Romulus, MI	Industrial	$105,735	0.01%	MTN 2022-LPFL
12.71	UBS AG	3383 Spirit Way	Green Bay, WI	Industrial	$102,899	0.01%	MTN 2022-LPFL
12.72	UBS AG	9667 Inter-Ocean Drive	Cincinnati, OH	Industrial	$97,999	0.01%	MTN 2022-LPFL
12.73	UBS AG	2427 Henry Road NW	Stewartville, MN	Industrial	$91,551	0.01%	MTN 2022-LPFL
12.74	UBS AG	1115 Regina Graeter Way	Cincinnati, OH	Industrial	$90,262	0.01%	MTN 2022-LPFL
12.75	UBS AG	831 Lone Star Drive	O'Fallon, MO	Industrial	$85,648	0.01%	MTN 2022-LPFL
12.76	UBS AG	4170 Columbia Road	Lebanon, OH	Industrial	$85,104	0.01%	MTN 2022-LPFL
12.77	UBS AG	6023 Century Oaks Drive	Chattanooga, TN	Industrial	$84,846	0.01%	MTN 2022-LPFL
12.78	UBS AG	2300 Westmoreland Street	Richmond, VA	Industrial	$83,815	0.01%	MTN 2022-LPFL
12.79	UBS AG	246 Glasson Drive	Corpus Christi, TX	Industrial	$82,525	0.01%	MTN 2022-LPFL
12.80	UBS AG	2759 North Garnett Road	Tulsa, OK	Industrial	$79,044	0.01%	MTN 2022-LPFL
12.81	UBS AG	1122 Stony Ridge Road	Charlottesville, VA	Industrial	$76,078	0.01%	MTN 2022-LPFL
12.82	UBS AG	5313 Majestic Parkway	Bedford Heights, OH	Industrial	$75,433	0.01%	MTN 2022-LPFL
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Structural and Collateral Term Sheet	BMO 2026-5C16
Collateral Characteristics
Previous Securitization History(1) (Continued)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
12.83	UBS AG	2901 E Heartland Drive	Liberty, MO	Industrial	$71,944	0.01%	MTN 2022-LPFL
12.84	UBS AG	1900 Interstate Boulevard	Lakeland, FL	Industrial	$58,026	0.01%	MTN 2022-LPFL
12.85	UBS AG	50 Hollow Tree Lane	Newington, CT	Industrial	$58,026	0.01%	MTN 2022-LPFL
12.86	UBS AG	440 US Highway 49 South	Richland, MS	Industrial	$42,036	0.01%	MTN 2022-LPFL
12.87	UBS AG	7569 Golf Course Boulevard	Punta Gorda, FL	Industrial	$41,907	0.01%	MTN 2022-LPFL
12.88	UBS AG	4401 112th Street	Urbandale, IA	Industrial	$35,976	0.005%	MTN 2022-LPFL
12.89	UBS AG	105 Business Park Drive	Ridgeland, MS	Industrial	$30,302	0.004%	MTN 2022-LPFL
12.90	UBS AG	7019 High Grove Boulevard	Burr Ridge, IL	Industrial	$27,981	0.004%	MTN 2022-LPFL
15.01	LCF	Kohls - Minot	Minot, ND	Retail	$5,025,000	0.6%	WFCM 2015-LC22
15.02	LCF	Associated Wholesale Grocers - Memphis	Memphis, TN	Retail	$4,132,500	0.5%	WFCM 2014-LC18
15.03	LCF	Walgreens - Hillard	Hilliard, OH	Retail	$3,525,000	0.5%	WFCM 2015-LC20
15.04	LCF	Walgreens - Niles	Niles, OH	Retail	$2,865,000	0.4%	WFCM 2015-LC20
15.05	LCF	Advance Auto Parts - Malone	Malone, NY	Retail	$1,155,000	0.1%	WFCM 2016-LC24
15.06	LCF	Dollar Tree - Family Dollar - Rural Retreat	Rural Retreat, VA	Retail	$1,132,500	0.1%	WFCM 2016-C33
15.07	LCF	Dollar Tree - Family Dollar - Rose Hill	Rose Hill, NC	Retail	$1,117,500	0.1%	COMM 2015-LC23
15.08	LCF	Dollar Tree - Family Dollar - Moultrie	Moultrie, GA	Retail	$1,020,000	0.1%	COMM 2015-LC23
15.09	LCF	Dollar Tree - Family Dollar - Rockingham	Rockingham, NC	Retail	$907,500	0.1%	COMM 2015-LC23
15.10	LCF	Dollar Tree - Family Dollar - Mount Vernon	Mount Vernon, AL	Retail	$900,000	0.1%	WFCM 2016-C33
16	BMO	The Landing	Long Beach, CA	Multifamily	$21,480,500	2.8%	FREMF 2019-KF62; LNCR 2025-CRE8
17	BMO, 3650 Capital	Northwoods Mall	North Charleston, SC	Retail	$17,945,504	2.3%	CSFB 2002-CP3; JPMCC 2012-C6
19	GACC	Fairfield Times Square	New York, NY	Hospitality	$15,000,000	1.9%	MSC 2016-UB11
20	BMO	Sunset View	Oceanside, CA	Multifamily	$12,185,000	1.6%	LNCR 2021-CRE6
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Structural and Collateral Term Sheet	BMO 2026-5C16
Structural Overview
■ Certificates:	The “Certificates” will consist of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class R certificates. The Certificates (other than the Class R certificates) are referred to as the “Regular Certificates”. The Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates are collectively referred to as the “Principal Balance Certificates”. The Class X-A, Class X-B and Class X-D certificates are collectively referred to as the “Class X Certificates”.
■ Accrual:	Each Class of Regular Certificates will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distributions:

The aggregate amount available for distribution to holders of the Certificates on each distribution date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®.

On each Distribution Date, funds available for distribution to holders of the Certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.               Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates: to interest on the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.              Class A-1, Class A-2 and Class A-3 certificates: to the extent of Available Funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, then (ii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (i) above, and then (iii) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 and Class A-2 Certificates in clauses (i) and (ii) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Available Funds allocable to principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on their respective certificate balances.

3.              Class A-1, Class A-2 and Class A-3 certificates: to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.               Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2 and Class A-3 certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

5.             Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

6.             Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S and Class

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Structural and Collateral Term Sheet	BMO 2026-5C16
Structural Overview

B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.              After the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Available Funds will be used to pay interest to the Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates, and to pay principal to, and to reimburse (with interest) any unreimbursed losses to, the Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates, sequentially in order, and with respect to each such class of Principal Balance Certificates, in a manner analogous to the Class C certificates pursuant to clause 6 above.

■ Realized Losses:	The certificate balances of the Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the related class on such Distribution Date. On each Distribution Date, any such losses will be applied to the respective classes of Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first to the Class J-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2 and Class A-3 certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Principal Balance Certificates.
■ Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, until the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to holders of the Regular Certificates (excluding holders of the Class F-RR, Class G-RR and Class J-RR certificates) as follows: (a) first such yield maintenance charge will be allocated among (i) the group (the “YM Group A”) comprised of the Class A-1, Class A-2, Class A-3 and Class X-A certificates, (ii) the group (the “YM Group A-S/B/C”) comprised of the Class A-S, Class B, Class C and Class X-B certificates, (iii) the group (the “YM Group D”) comprised of the Class D, and Class X-D certificates, and (iv) the group (the “YM Group E”, and the YM Group A, the YM Group A-S/B/C, the YM Group D and the YM Group E, collectively, the “YM Groups”), comprised solely of the Class E certificates, pro rata, based upon the aggregate amount of principal distributed to the class or classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of Regular Certificates in such YM Group, in the following manner: (i) each class of Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of one or more classes of Principal Balance Certificates (for each of which classes the value of this clause (Y) is one (1)), the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and such class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates (if any) in such YM Group. If there is more than one class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements to those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents. After

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Structural and Collateral Term Sheet	BMO 2026-5C16
Structural Overview

the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class F-RR, Class G-RR and Class J-RR certificates as provided in the BMO 2026-5C16 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

■ Advances:	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the BMO 2026-5C16 pooling and servicing agreement, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate (and, solely in the case of the master servicer, subject to a floor of 2.0% per annum), compounded annually.
■ Serviced Mortgage Loans/Outside Serviced Mortgage Loans:

One or more whole loans may each constitute an “outside serviced whole loan”, in which case (as identified under “Collateral Characteristics—Pari Passu Companion Loan Summary” above), the BMO 2026-5C16 pooling and servicing agreement is not the Controlling Pooling/Trust & Servicing Agreement (the “Controlling Servicing Agreement”), and each related mortgage loan constitutes an “outside serviced mortgage loan,” each related companion loan constitutes an “outside serviced companion loan,” and each related Controlling Servicing Agreement constitutes an “outside servicing agreement.”

One or more whole loans may be identified in the Preliminary Prospectus as a “servicing shift whole loan”, in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift whole loan will initially be serviced pursuant to the BMO 2026-5C16 pooling and servicing agreement during which time such mortgage loan, such whole loan and each related companion loan will be a serviced mortgage loan, a serviced whole loan and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such whole loan and each related companion loan will be an outside serviced mortgage loan, an outside serviced whole loan and an outside serviced companion loan, respectively.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the BMO 2026-5C16 pooling and servicing agreement); each related whole loan constitutes a “serviced whole loan”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (subject to certain downward adjustments permitted under the BMO 2026-5C16 pooling and servicing agreement) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a whole loan will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which (to the extent of the reduction in such P&I advance) will have the effect of reducing the amount of interest available to the most subordinate class(es) of Certificates then outstanding (i.e., first, to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Structural and Collateral Term Sheet	BMO 2026-5C16
Structural Overview

Class J-RR certificates, then, to the Class G-RR certificates, then, to the Class F-RR certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

For various purposes under the BMO 2026-5C16 pooling and servicing agreement (including, with respect to the Principal Balance Certificates, for purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event and an Operating Advisor Consultation Trigger Event), any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balances of the Principal Balance Certificates as follows: first, to the Class J-RR, Class G-RR, Class F-RR, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2 and Class A-3 certificates, pro rata based on certificate balance.

■ Cumulative Appraisal Reduction Amounts:

A “Cumulative Appraisal Reduction Amount”, as calculated as of any date of determination by the special servicer with respect to any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amount then in effect. With respect to any class of certificates, references to any Cumulative Appraisal Reduction Amount allocable thereto mean the aggregate portion of any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts comprising such Cumulative Appraisal Reduction Amount that are allocable to such class under the Pooling and Servicing Agreement.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event and an Operating Advisor Consultation Trigger Event, Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan (1) that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

■ Age of Appraisals:

Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

■ Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”. Instead, defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced whole loan, the party acting as special servicer with respect to such outside serviced whole loan pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan in accordance with the terms of the related outside servicing agreement during such time as such outside serviced whole loan constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the Controlling Servicing Agreement, any related subordinate companion loan(s), together as one defaulted loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C16
Structural Overview
■ Directing Holder:

The “Directing Holder” with respect to any mortgage loan or whole loan serviced under the BMO 2026-5C16 pooling and servicing agreement will be:

●                except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan as to which the Controlling Note is held outside the issuing entity (sometimes referred to in this Term Sheet as a “serviced outside controlled whole loan”), and (iii) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative; and

●                 with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or any other serviced whole loan with a controlling companion loan held outside the issuing entity), if and for so long as such holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note (during any such period, the “outside controlling note holder”).

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred (if any)), as provided in the related co-lender agreement.

An “excluded mortgage loan” is, if the Controlling Class Representative is the Directing Holder with respect to the subject mortgage loan, a mortgage loan or related whole loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by certificate balance) is (or are) a Borrower Party (as defined in the Preliminary Prospectus).

■ Controlling Class Representative:

The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then the Class F-RR certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class F-RR, Class G-RR and Class J-RR certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

On the Closing Date, 3650 Capital, is expected to (i) acquire and retain (directly or through one or more of its majority-owned affiliates) the Class F-RR, Class G-RR and Class J-RR certificates, and (ii) to appoint itself or an affiliate as the initial Controlling Class Representative.

■ Control Termination Event:

A “Control Termination Event” will, with respect to any mortgage loan, either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal for any serviced loan for which an Appraisal Reduction Event has occurred or as to which

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C16
Structural Overview
there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.
■ Consultation Termination Event:	A “Consultation Termination Event” will, with respect to any mortgage loan, either (a) occur when none of the classes of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.
■ Control/Consultation Rights:

With respect to any Serviced Loan, the applicable Directing Holder will be entitled to have consent and/or consultation rights under the BMO 2026-5C16 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to each serviced loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the BMO 2026-5C16 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan and (ii) any serviced outside controlled whole loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the applicable serviced loans will terminate.

With respect to any serviced outside controlled whole loan (including any servicing shift whole loan for so long as it is serviced under the BMO 2026-5C16 pooling and servicing agreement), the holder of the related Controlling Note or its representative (which holder or representative will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to each outside serviced whole loan, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced whole loan, as provided for in the related co-lender agreement and in the related outside servicing agreement. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced whole loan.

See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Termination of Special Servicer:

At any time, the special servicer (but not any outside special servicer for any outside serviced whole loan) may be removed and replaced by the applicable Directing Holder, if any, with or without cause upon satisfaction of certain conditions specified in the BMO 2026-5C16 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the Regular Certificates (without regard to the application of any Appraisal Reduction Amounts) may request a vote to replace the special servicer (with respect to all of the serviced loans other than any serviced outside controlled whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Certificates that are Non-Reduced Certificates vote affirmatively to so replace.

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

Notwithstanding the foregoing, but subject to the discussion in the next paragraph, solely with respect to a serviced outside controlled whole loan (including any servicing shift whole loan, for so long as it is serviced pursuant to the BMO 2026-5C16 pooling and servicing agreement), only the holder of the related Controlling Note or its representative may terminate the special servicer without cause (solely with respect to the related whole loan) and appoint a replacement special servicer for that whole loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C16
Structural Overview

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced loans, resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

“Certificateholder Quorum” means a quorum that: (a) for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of Certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all of the Regular Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Certificates, with such quorum including at least (3) holders and/or beneficial owners of Certificates that are not “affiliated” (as defined in Regulation RR) with each other.

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the BMO 2026-5C16 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, any applicable Directing Holder will be entitled to appoint a replacement special servicer for that mortgage loan. If there is no applicable Directing Holder or if the applicable Directing Holder does not take action to appoint a replacement special servicer within the requisite time period, a replacement special servicer will be appointed in the manner specified in the BMO 2026-5C16 pooling and servicing agreement.

■ Voting Rights:

At all times during the term of the BMO 2026-5C16 pooling and servicing agreement, the voting rights for the Certificates (the “voting rights”) will be allocated among the respective classes of certificateholders in the following percentages:

(1)                  1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2)                    in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of Certificates that are Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class R certificates will not be entitled to any voting rights.

■ Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BMO 2026-5C16
Structural Overview

certain expenses, including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (including special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (including special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% or (b) with respect to any serviced mortgage loan (or related serviced whole loan, if applicable) or related REO Property, such lesser rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than (i) default interest and (ii) any “excess interest” accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) on the related serviced loan (or related serviced whole loan, if applicable) from the date such serviced loan becomes a corrected loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced whole loan, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

■ Operating Advisor:

The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●           reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●           reviewing reports provided by the special servicer to the extent set forth in the BMO 2026-5C16 pooling and servicing agreement;

●           reviewing for accuracy certain calculations made by the special servicer;

●          issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the BMO 2026-5C16 pooling and servicing agreement and identifying any material deviations therefrom;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Structural and Collateral Term Sheet	BMO 2026-5C16
Structural Overview

●          recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and

●          after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the BMO 2026-5C16 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding certificate balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to the HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the BMO 2026-5C16 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 30.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of certificateholders evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the BMO 2026-5C16 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BMO 2026-5C16 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) with respect to a mortgage loan is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Structural and Collateral Term Sheet	BMO 2026-5C16
Structural Overview

to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner of Certificates may deliver, within the time frame provided in the BMO 2026-5C16 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BMO 2026-5C16 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances and expenses) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.
■ Credit Risk Retention:

This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this securitization transaction is expected to be retained pursuant to risk retention regulations (as codified at 17 CFR Part 246) promulgated under Section 15G (“Regulation RR”), as an “eligible horizontal residual interest” in the form of the HRR Certificates. 3650 Capital will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the closing date, to satisfy its risk retention obligation through the acquisition and retention (directly or through one or more of its majority-owned affiliates) of all of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by 3650 Capital, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in the Preliminary Prospectus.

■ Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BMO 2026-5C16 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BMO 2026-5C16 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
■ Deal Website:

The certificate administrator will maintain a deal website including, but not limited to:

●                all special notices delivered.

●                summaries of final asset status reports.

●                all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

●                an “Investor Q&A Forum” and a voluntary investor registry.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BMO 2026-5C16
Structural Overview
■ Cleanup Call:

On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans (including mortgage loans as to which the related mortgaged properties have become REO properties) remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan with an anticipated repayment date, but in such case only if the option described above is exercised after the Distribution Date related to the collection period in which the corresponding anticipated repayment date occurs), certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the BMO 2026-5C16 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Publicly Offered Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Publicly Offered Certificates, see “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 1 – Cannon Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 1 – Cannon Industrial Portfolio

Sun Valley
Spanish Springs
Northeast Reno
Northwest Reno
Sparks
RENO
West Reno
PAH RAH MTN RANGE
STOREY COUNTY
WASHOE COUNTY
TOIYABE NATIONAL FOREST
Reno-Tahoe Intl. Airport
4

DETROIT
WINDSOR
Ann Arbor
Taylor
ONTARIO
MICHIGAN
Lake Erie
Monroe
TOLEDO
Maumee
Port Clinton
Ohio Tpke
Sandusky
Bowling Green
Fremont
Clyde
Vermilion
Lorain
CLEVELAND
Mentor
Euclid
Elyria
Parma
Strongsville
5
Bellevue Norwalk
Fostoria
Tiffin
Findlay
Medina
Cuyahoga Falls
AKRON
OHIO
Bucyrus
Ashland
Wooster
Canton
Mansfield
Massillon
Marion
New Philadelphia
Bellefontaine
Mount Vernon

Mundelein
Libertyville
Lake Forest
Crystal Lake
Vernon Hills
Lincolnshire
Highland Park
Lake Zurich
Buffalo Grove
Algonquin
Barrington
Wheeling
Glencoe
Lake Michigan
Palatine
7
Northbrook
Arlington Hts.
Glenview
Wilmette
Mt Prospect
Elgin
Hoffman Estates
Elk Grove Village
Des Plaines
Evanston
Skokie
Schaumburg
Park Ridge
Bartlett
St. Charles
Melrose Park
Oak Park
Wheaton
Elmhurst
Lombard
Loop
6 Cicero 1
Broadview
Berwyn
2 3 CHICAGO
Naperville
Aurora
Woodridge
Midway Intl. Airport
Burbank
Bolingbrook
Oak Lawn
Oswego
Romeoville
Orland Park
Oak Forest
Harvey
Calumet City

Cannon Industrial Portfolio

1	3200 South Kilbourn Avenue	Chicago, IL
2	4400 West 35th Place	Chicago, IL
3	3700 South Kedzie Avenue	Chicago, IL
4	9295 & 9315 Prototype Drive	Reno, NV
5	401 East Elm Street	Clyde, OH
6	1900 South 25th Avenue	Broadview, IL
7	1351 South Wheeling Road	Wheeling, IL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 1 – Cannon Industrial Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, 3650 Capital	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$77,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$77,000,000	Property Type – Subtype(5):	Industrial – Various
% of IPB:	9.95%	Net Rentable Area (SF):	2,590,325
Loan Purpose:	Acquisition	Location(5):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(5):	Various / Various
Borrower Sponsors:	Kamyar Mateen and Tyler Mateen	Occupancy:	92.6%
Interest Rate:	6.24250%	Occupancy Date(6):	Various
Note Date:	5/20/2026	4th Most Recent NOI (As of)(7):	NAV
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of)(7):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(7):	NAV
Original Term:	60 months	Most Recent NOI (As of)(7):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only	UW Revenues:	$20,343,337
Call Protection(3):	L(26),D(28),O(6)	UW Expenses:	$610,300
Lockbox / Cash Management:	Hard / In-Place	UW NOI:	$19,733,037
Additional Debt(1):	Yes	UW NCF:	$18,567,391
Additional Debt Balance(1):	$100,500,000	Appraised Value / Per SF:	$261,100,000 / $101
Additional Debt Type(1):	Pari Passu	Appraisal Date(8):	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$69
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$69
Insurance:	$0	Springing	N/A	Cut-off Date LTV(8):	68.0%
Deferred Maintenance:	$475,800	$0	N/A	Maturity Date LTV(8):	68.0%
Broadview Reserve Fund:	$0	Springing	N/A	UW NCF DSCR:	1.65x
				UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$177,500,000	72.8%	Purchase Price	$240,000,000	98.4%
Borrower Sponsor Equity	66,309,757	27.2	Closing Costs(9)	3,333,957	1.4
			Upfront Reserves	475,800	0.2
Total Sources	$243,809,757	100.0%	Total Uses	$243,809,757	100.0%
(1)	The Cannon Industrial Portfolio Mortgage Loan (as defined below) is part of the Cannon Industrial Portfolio Whole Loan (as defined below), which is evidenced by 12 pari passu promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $177,500,000.
(2)	The borrowers of the Cannon Industrial Portfolio Whole Loan are Cannon Industrial 7 LLC, Cannon Industrial 7 KM LLC, Unimat Industrial 7 SM LLC, Unimat Industrial 7 OM LLC, Two Corners Industrial 7 LLC, Yadidi Industrial 7 LLC, Capital Insight Industrial 7 LLC and Tamari Industrial 7 LLC.
(3)	Defeasance of the Cannon Industrial Portfolio Whole Loan is permitted at any time after the earlier of (i) May 20, 2029 and (ii) two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BMO 2026-5C16 securitization trust in August 2026. The actual defeasance lockout period may be longer.
(4)	For a full description of escrows and reserves, see “Escrows and Reserves” below.
(5)	See “The Properties” below.
(6)	Based on the rent rolls dated January 1, 2026 and August 6, 2026.
(7)	Historical financials are not available as the related borrowers acquired the Cannon Industrial Portfolio Properties (as defined below) in 2026 and the tenant profile is made up of triple net, single tenant leases.
(8)	Based on appraisals from March 2026.
(9)	Closing Costs are inclusive of $1,900,000 attributed to an origination/buydown fee.

The Loan. The largest mortgage loan (the “Cannon Industrial Portfolio Mortgage Loan”) is part of a whole loan secured by first priority mortgages and deeds of trust (the “Cannon Industrial Portfolio Whole Loan”) secured by the borrowers’ fee interests in seven industrial properties totaling 2,590,325 square feet located in cities in Nevada, Illinois and Ohio (each, a “Cannon Industrial Portfolio Property”, and collectively, the “Cannon Industrial Portfolio Properties”). The Cannon Industrial Portfolio Whole Loan was co-originated on May 20, 2026 by Bank of Montreal (“BMO”) and 3650 Capital SCF LOE I(A), LLC (“3650 Capital”). The Cannon Industrial Whole Loan is evidenced by 12 pari passu promissory notes in the aggregate original principal balance and Cut-Off Date Balance of $177,500,000. The Cannon Industrial Portfolio Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 1 – Cannon Industrial Portfolio

Loan accrues interest at a fixed rate of 6.24250% per annum on an Actual/360 basis. The Cannon Industrial Portfolio Whole Loan has a five-year term and is interest-only for the full term. The scheduled maturity date of the Cannon Industrial Portfolio Whole Loan is the payment date that occurs in June 2031. The Cannon Industrial Portfolio Mortgage Loan is comprised of a portion of the Cannon Industrial Portfolio Whole Loan (evidenced by non-controlling Note A-3, contributed by 3650 Capital, non-controlling Note A-4, contributed by BMO, non-controlling Note A-5-2, contributed by 3650 Capital, non-controlling Note A-6-2, contributed by BMO, non-controlling Note A-9, contributed by 3650 Capital and non-controlling Note A-10, contributed by BMO) with an aggregate Cut-off Date balance of $77,000,000. Non-controlling Notes A-5-1, A-6-1, A-7 and A-8 are expected to be contributed to one or more future securitization trust(s). Controlling Note A-1 and non-controlling Note A-2 were previously securitized in the BMO 2026-5C15 transaction.

The relationship between the holders of the Cannon Industrial Portfolio Whole Loan is governed by a co-lender agreement and the Cannon Industrial Portfolio Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BMO 2026-5C15 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Cannon Industrial Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$31,400,000	$31,400,000	BMO 2026-5C15	Yes
A-2	$31,200,000	$31,200,000	BMO 2026-5C15	No
A-3	$30,000,000	$30,000,000	BMO 2026-5C16	No
A-4	$30,000,000	$30,000,000	BMO 2026-5C16	No
A-5-1(1)	$13,950,000	$13,950,000	3650 Capital	No
A-5-2	$6,050,000	$6,050,000	BMO 2026-5C16	No
A-6-1(1)	$13,950,000	$13,950,000	BMO	No
A-6-2	$6,050,000	$6,050,000	BMO 2026-5C16	No
A-7(1)	$4,900,000	$4,900,000	3650 Capital	No
A-8(1)	$5,100,000	$5,100,000	BMO	No
A-9	$2,450,000	$2,450,000	BMO 2026-5C16	No
A-10	$2,450,000	$2,450,000	BMO 2026-5C16	No
Whole Loan	$177,500,000	$177,500,000
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The Cannon Industrial Portfolio Properties consist of seven industrial properties, totaling 2,590,325 square feet, located in Nevada, Illinois and Ohio. The Cannon Industrial Portfolio Properties were built between 1942 and 1996 and were renovated between 1990 and 2016. As of January 1, 2026 and August 6, 2026, the Cannon Industrial Portfolio Properties were 92.6% occupied by eight tenants with a weighted average tenant tenure of approximately 28.5 years (based on solely the first unit occupied by each respective tenant without regard to renewals and/or expansion space). The Cannon Industrial Portfolio Properties range in size from 155,152 square feet to 1,251,449 square feet, and feature a total of 3,316 parking spaces, resulting in a parking ratio of approximately 1.28 spaces per 1,000 square feet of net rentable area. The Cannon Industrial Portfolio Properties feature a total of 179 dock doors and ceilings with clear heights ranging from 23’ to 40’.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 1 – Cannon Industrial Portfolio
Property Name	Location	Net Rentable Area (SF)(1)	Occupancy(1)	Allocated Cut-off Date Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	% Office(3)	Clear Heights(3)	Dock Doors(3)
9295 & 9315 Prototype Drive	Reno, NV	1,251,449	100%	$104,700,000	59.0%	$164,400,000	16.9%	40'	36
3700 S Kedzie Avenue	Chicago, IL	189,000	100%	$15,600,000	8.8%	$21,800,000	28.0%	26'	8
401 East Elm Street	Clyde, OH	309,760	100%	$14,250,000	8.0%	$20,300,000	2.0%	29'	35
1351 S. Wheeling Road	Wheeling, IL	245,038	100%	$12,270,000	6.9%	$19,600,000	15.0%	24'	27
4400 West 35th Place	Chicago, IL	155,152	100%	$11,220,000	6.3%	$13,500,000	2.0%	27'	37
3200 South Kilbourn Avenue	Chicago, IL	247,431	100%	$10,480,000	5.9%	$12,600,000	9.0%	27'	21
1900 S. 25th Avenue	Broadview, IL	192,495	0.0%	$8,980,000	5.1%	$8,900,000	16.0%	23'	15
Total / Wtd. Avg.		2,590,325	92.6%	$177,500,000	100.0%	$261,100,000	15.1%	34’	31
(1)	As of January 1, 2026 and August 6, 2026.
(2)	Based on the Cannon Industrial Portfolio Whole Loan.
(3)	Total / Wtd. Avg. based on the ALAs.

Major Tenants. The three largest tenants at the Cannon Industrial Portfolio Properties by underwritten base rent are IGT, Full Tilt Transportation and BWAY Corporation.

IGT (929,976 square feet, 35.9% of NRA; 49.6% of underwritten rent): Founded in 1975, IGT is a gaming technology company headquartered in Las Vegas, Nevada. IGT provides gaming machines, sports betting platforms, digital iGaming solutions, and casino fintech products including cash management, loyalty programs, and payment kiosks to regulated operators. IGT holds more than 525 global gaming licenses and employs approximately 7,200 people worldwide. In July 2025, Apollo Global Management completed its acquisition of IGT’s gaming and digital business for approximately $6.3 billion, merging it with Everi Holdings, with the combined enterprise continuing to operate under the IGT name. Brightstar Lottery (“BRSL”) serves as the guarantor of the lease through 2032; thereafter, the guaranty will be assumed by Voyager Parent, LLC, the Apollo-formed holding company that facilitated the acquisition of the IGT tenant. BRSL is rated Ba1 by Moodys. As of April 2026, Fitch had affirmed Voyager Parent, LLC’s (the anticipated post-2032 guarantor) senior secured debt at ‘BBB-’ and its issuer default rating at ‘BB’. A cash sweep event can be triggered if the issuer default rating of any IGT Lease Guarantor is downgraded to BB- or below by Fitch (and their equivalents by the other applicable rating agencies). IGT commenced its initial lease at the 9295 & 9315 Prototype Drive property in August 1996, and in October 2025, IGT signed an amendment to extend by an additional eight years which is set to expire on July 31, 2040. IGT has four, five-year renewal options and does not have any termination options under its lease.

Full Tilt Transportation (“Full Tilt”) (220,533 square feet, 8.5% of NRA; 11.4% of underwritten rent): Founded in 2014, Full Tilt is a family-owned third-party logistics company based out of Nevada, specializing in freight brokerage, trucking transportation, warehousing and distribution, serving customers across Northern Nevada, the West Coast, and nationwide. Full Tilt is a women-owned business led by President Tiffany Novich, with a leadership team composed entirely of the Novich family, including CFO Cindy Novich and managing directors Cris and Nic Novich. Full-Tilt has approximately 60 employees, holds FDA-approved warehousing status, and 16% of its staff are United States military veterans. Full Tilt operates as a subtenant of IGT, subleasing Buildings D2 and D3 at the 9295 Prototype Drive property, and has been at such property since July 2022 and the sublease is set to expire on September 29, 2032. Full Tilt has no renewal options or termination rights under the sublease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 1 – Cannon Industrial Portfolio

BWAY Corporation (402,583 square feet, 15.5% of NRA; 9.7% of underwritten rent): BWAY Corporation specializes in the production of general line metal and rigid plastic containers, serving the agrochemical, specialty chemical, food, and consumer goods industries. In 2018, BWAY Corporation merged with Mauser Group, National Container Group and Industrial Container Services to form Mauser Packaging Solutions, a combined entity with consolidated revenue of $4 billion and more than 11,000 employees globally. BWAY Corporation continues to operate as a wholly owned subsidiary of Mauser Packaging Solutions, a global supplier of rigid packaging products and services operating manufacturing locations in over 20 countries. BWAY Corporation occupies two neighboring buildings (the 3200 South Kilbourn Avenue property and the 4400 West 35th Place property), which are separated by rail lines but connected by a conveyer belt, that delivers products that are manufactured at the 3200 South Kilbourn Avenue property into the distribution facility within the 4400 West 35th Place property. BWAY Corporation commenced its initial lease in September 2007 and its lease is set to expire on September 30, 2031. BWAY has three, five-year renewal options remaining and no termination options.

At the 3200 South Kilbourn Avenue property (247,431 SF), BWAY pays rent of $3.97/SF, which is 33.8% below market per the appraisal; using the appraisal’s market rent, the blended rent across both BWAY properties is $5.03/SF which is 17.8% below market.

The following table presents certain information relating to the historical and current occupancy of the Cannon Industrial Portfolio Properties:

Historical and Current Occupancy(1)
2024	2025	Current(2)
NAV	NAV	92.6%
(1)	Historical Occupancies are not available as the related borrowers acquired the Cannon Industrial Portfolio Properties in 2026.
(2)	Current Occupancy is as of January 1, 2026 and August 6, 2026.

The following table presents certain information relating to the largest tenants by net rentable area of the Cannon Industrial Portfolio Properties:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
IGT(3)(4)(5)	Ba2 / BB+ / BBB-	929,976	35.9%	$11.14	$10,359,933	49.6%	7/31/2040
Full Tilt Transportation(3)	NR / NR / NR	220,533	8.5%	$10.80	$2,381,756	11.4%	9/29/2032
BWAY Corporation	NR / NR / NR	402,583	15.5%	$5.03	$2,026,880	9.7%	9/30/2031
Gold Standard Baking	NR / NR / NR	189,000	7.3%	$8.86	$1,674,540	8.0%	7/31/2038
The Segerdahl Corporation	NR / NR / NR	245,038	9.5%	$6.50	$1,592,747	7.6%	2/6/2034
Revere Plastics Systems	NR / NR / NR	309,760	12.0%	$5.08	$1,575,009	7.5%	12/31/2038
VSE / Tri-Phase(4)	NR / NR / NR	84,940	3.3%	$10.80	$917,767	4.4%	9/29/2032
The Child Garden(5)	NR / NR / NR	16,000	0.6%	$22.20	$355,200	1.7%	9/29/2032
Total Top Tenant		2,397,830	92.6%	$8.71	$20,883,832	100.0%
Other Tenants		0	0.0%	$0.00	$0	0.0%
Occupied Collateral Total / Wtd. Avg.		2,397,830	92.6%	$8.71	$20,883,832	100.0%
Vacant Space		192,495	7.4%
Collateral Total		2,590,325	100.0%

(1)	Based on the underwritten rent rolls dated January 1, 2026 and August 6, 2026, inclusive of rent steps through October 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	IGT is subleasing 220,533 square feet of space to Full Tilt Transportation at the 9295 & 9315 Prototype Drive property at a sublease rate of $10.80 per square foot. UW Base Rent Per SF represents the sublease rent, which is lower than the prime lease rent.
(4)	IGT is subleasing 84,940 square feet of space to VSE / Tri-Phase at the 9295 & 9315 Prototype Drive property at a sublease rate of $10.80 per square foot. UW Base Rent Per SF represents the sublease rent, which is lower than the prime lease rent.
(5)	IGT is subleasing 16,000 square feet of space to The Child Garden at the 9295 & 9315 Prototype Drive property at a sublease rate of $22.20 per square foot. UW Base Rent Per SF represents the sublease rent, which is lower than the prime lease rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 1 – Cannon Industrial Portfolio

The following table presents certain information relating to the tenant lease expirations at the Cannon Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	192,495	7.4%	NAP	NAP	192,495	7.4%	NAP	NAP
2026 & MTM	0	0	0.0%	$0	0.0%	192,495	7.4%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	192,495	7.4%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	192,495	7.4%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	192,495	7.4%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	192,495	7.4%	$0	0.0%
2031	2	402,583	15.5%	$2,026,880	9.7%	595,078	23.0%	$2,026,880	9.7%
2032	4	321,473	12.4%	$3,654,723	17.5%	916,551	35.4%	$5,681,603	27.2%
2033	0	0	0.0%	$0	0.0%	916,551	35.4%	$5,681,603	27.2%
2034	1	245,038	9.5%	$1,592,747	7.6%	1,161,589	44.8%	$7,274,350	34.8%
2035	0	0	0.0%	$0	0.0%	1,161,589	44.8%	$7,274,350	34.8%
2036 & Thereafter	3	1,428,736	55.2%	$13,609,482	65.2%	2,590,325	100.0%	$20,883,832	100.0%
Total	10	2,590,325	100.0%	$20,883,832	100.0%
(1)	Based on the underwritten rent rolls dated January 1, 2026 and August 6, 2026, inclusive of contractual rent steps through October 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Certain tenants are subject to more than one lease, and certain tenants are subleasing their space. The information regarding the leases is based on the subleases. See “Top Tenant Summary” above for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 1 – Cannon Industrial Portfolio

The following table presents certain information relating to the underwritten cash flows of the Cannon Industrial Portfolio Properties:

Underwritten Net Cash Flow(1)
	UW(2)	UW Per SF
Base Rental Revenue	$20,725,268	$8.00
Rent Steps	158,564	0.06
Credit Tenant Rent Steps	0	0.00
Vacant Income	498,665	0.19
Potential Gross Revenue	$21,382,497	$8.25
Expense Reimbursement	610,300	0.24
Less Vacancy & Credit Loss	(1,649,460)	(0.64)
Parking Income	0	0.00
Other Income	0	0.00
Effective Gross Income	$20,343,337	$7.85
Real Estate Taxes	0	0.00
Insurance	0	0.00
Repairs & Maintenance	0	0.00
Management Fee	610,300	0.24
Payroll	0	0.00
General and Administrative	0	0.00
Other Expenses	0	0.00
Total Expenses	$610,300	$0.24
Net Operating Income	$19,733,037	$7.62
Replacement Reserves	388,549	0.15
TI/LC	777,098	0.30
Net Cash Flow	$18,567,391	$7.17
(1)	Historical financials are not available as the related borrowers acquired the Cannon Industrial Portfolio Properties in 2026 and the tenant profile is made up of triple net, single tenant leases.
(2)	Based on the underwritten rent rolls dated January 1, 2026 and August 6, 2026, inclusive of contractual rent steps through October 2026.

Appraisal. The appraisal concluded to an “As-Is” value of the Cannon Industrial Portfolio Properties of $261,100,000 as of appraisal dates from March 5, 2026 to March 13, 2026.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate(2)
9295 & 9315 Prototype Drive	$164,400,000	7.75%
3700 S Kedzie Avenue	$21,800,000	7.75%
401 East Elm Street	$20,300,000	7.75%
1351 S. Wheeling Road	$19,600,000	8.50%
4400 West 35th Place	$13,500,000	8.00%
3200 South Kilbourn Avenue	$12,600,000	8.50%
1900 S. 25th Avenue	$8,900,000	8.25%
Individual Total / Wtd. Avg.(3)	$261,100,000	7.87%
(1)	Source: Individual appraisals, unless otherwise noted.
(2)	Represents Income Capitalization Rates unless otherwise noted.
(3)	The Individual Wtd. Avg. Capitalization Rate shown represents the weighted average Capitalization Rate for the seven properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 1 – Cannon Industrial Portfolio

Environmental. According to the Phase I environmental assessments dated December 23, 2025 and April 30, 2026, there is no evidence of any recognized environmental conditions at the Cannon Industrial Portfolio Properties. However, controlled recognized environmental conditions were identified at certain of the Cannon Industrial Portfolio Properties. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Cannon Industrial Portfolio Properties are located in Nevada, Illinois and Ohio.

The following table presents certain market information with respect to the Cannon Industrial Portfolio Properties:

Market Overview(1)
Property Name	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy	Submarket Inventory (SF)	Submarket Rent PSF	UW Base Rent PSF(2)
9295 & 9315 Prototype Drive	1,251,449	South Reno	0.00%	15.50%	10,288,632	$11.13	$11.20
3700 S Kedzie Avenue	189,000	South Chicago(3)	0.00%	5.00%	113,256,301	$8.75	$8.86
401 East Elm Street	309,760	Sandusky County	0.00%	4.30%	12,164,472	$2.96	$5.08
1351 S. Wheeling Road	245,038	North Cook	0.00%	6.20%	49,936,485	$9.47	$6.50
4400 West 35th Place	155,152	South Chicago(3)	0.00%	5.00%	113,256,301	$8.75	$6.73
3200 South Kilbourn Avenue	247,431	South Chicago(3)	0.00%	5.00%	113,256,301	$8.75	$3.97
1900 S. 25th Avenue	192,495	West Cook South	100.00%	6.50%	18,313,750	$5.15	$0.00
Total / Wtd. Avg.	2,590,325		7.4%	5.9%(3)	203,959,640(3)	$8.38(3)	$8.71
(1)	Source: Individual appraisals.
(2)	Based on the underwritten rent rolls dated January 1, 2026 and August 6, 2026, inclusive of contractual rent steps through October 2026.
(3)	One South Chicago submarket property is included in the submarket total and weighted average. The three South Chicago properties (3200 South Kilbourn Avenue, 4400 West 35th Place, and 3700 South Kedzie Avenue) share the same submarket, vacancy and rent metrics.

The following table presents certain demographic information with respect to the Cannon Industrial Portfolio Properties:

Demographics Summary(1)
			2025 Population			2025 Median Household Income
Property Name	Location	Net Rentable Area (SF)	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
9295 & 9315 Prototype Drive	Reno, NV	1,251,449	21,090	139,861	246,852	$54,912	$62,405	$72,152
3700 S Kedzie Avenue	Chicago, IL	189,000	27,253	328,602	868,002	$56,791	$57,769	$63,915
401 East Elm Street	Clyde, OH	309,760	3,907	8,383	11,908	$52,018	$56,633	$59,570
1351 S. Wheeling Road	Wheeling, IL	245,038	8,138	102,791	289,002	$101,147	$103,075	$114,257
4400 West 35th Place	Chicago, IL	155,152	27,530	312,206	825,287	$61,216	$60,727	$64,237
3200 South Kilbourn Avenue	Chicago, IL	247,431	27,530	312,206	825,287	$61,216	$60,727	$64,237
1900 S. 25th Avenue	Broadview, IL	192,495	20,067	138,612	448,301	$78,042	$82,743	$93,486
Total / Wtd. Avg.(2)		2,590,325	19,185	161,096	372,935	$61,775	$66,474	$74,385
(1)	Source: Individual appraisals.
(2)	Wtd. Avg. numbers are based on property square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 1 – Cannon Industrial Portfolio

The Borrowers. The borrowers are Cannon Industrial 7 LLC, Cannon Industrial 7 KM LLC, Unimat Industrial 7 SM LLC, Unimat Industrial 7 OM LLC, Two Corners Industrial 7 LLC, Yadidi Industrial 7 LLC, Capital Insight Industrial 7 LLC, and Tamari Industrial 7 LLC, each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Cannon Industrial Whole Loan. The related borrowers own the Cannon Industrial Portfolio Properties as tenants-in-common.

The Borrower Sponsors. The borrower sponsors are Kamyar Mateen and Tyler Mateen. Kamyar Mateen is the founder and principal of Cannon Commercial Inc., a privately operated real estate investment and management company based in Los Angeles, California. The non-recourse carveout guarantors are Kamyar Mateen and Tyler Mateen. Additionally, the guarantors provided an environmental indemnity to the lender.

Property Management. Each of the Cannon Industrial Portfolio Properties is managed by Cannon Industrial 7 LLC, a Delaware limited liability company, and an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the Cannon Industrial Portfolio Whole Loan, the borrowers deposited $475,800 into an immediate repairs reserve account.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the estimated annual real estate tax payments. Such reserve has been conditionally waived so long as the borrowers satisfy certain conditions precedent set forth in the Cannon Industrial Portfolio Whole Loan documents, including, without limitation, the related single tenant being obligated to pay real estate taxes at the applicable property and the lender receiving written evidence that such single tenant is complying with its obligations under the single tenant lease to pay such taxes.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrowers satisfy certain conditions precedent set forth in the Cannon Industrial Portfolio Whole Loan documents, including, without limitation, the related single tenant being obligated to maintain and pay for insurance at the applicable property and the lender receiving written evidence that such single tenant is complying with its obligations under the single tenant lease to pay and maintain such insurance.

Broadview Reserve Funds – In the event that a Trigger Period (as defined below) has occurred and is continuing with respect to clause iv in the Trigger Period definition below, any excess cash flow or the Broadview Work Deposit (as defined below) is required to be deposited into an eligible account held by the lender.

Lockbox / Cash Management. The Cannon Industrial Portfolio Whole Loan is structured with a hard lockbox with in-place cash management. At origination of the Cannon Industrial Portfolio Whole Loan, the borrowers were required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by the borrowers or the property manager are required to be immediately deposited in such lockbox account. All funds deposited into the lockbox are required to be released to the borrowers on each business day as the borrowers elect, unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, if the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Cannon Industrial Whole Loan documents. All excess funds on deposit in the cash management account after the application of such funds in accordance with the Cannon Industrial Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Cannon Industrial Portfolio Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers.

A “Trigger Period” means a period (a) commencing upon the earliest of the occurrence of (i) an event of default, (ii) the debt service coverage ratio being less than 1.50x, (iii) the occurrence and continuance of a Material Tenant Trigger Event (as defined below) and (iv) if the funds reserved with the Village of Broadview, Illinois, in connection with required work to cure certain open violations, are forfeited to the Village of Broadview, unless the related borrower provides the lender written evidence that all of the work identified and required to be completed by the Village of Broadview, Illinois has been completed and approved by the Village of Broadview, Illinois and (b) expiring upon (1) with respect to clause (i) above, the cure of such event of default, (2) with respect to clause (ii) above, the date the debt service coverage ratio is greater than or equal to 1.50x for one calendar quarter, (3) with respect to clause (iii) above the occurrence of a Material Tenant Trigger Cure event (as defined below) and (iv) with respect to clause (iv) above, the date that (x) excess funds in the deferred maintenance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 1 – Cannon Industrial Portfolio

reserve are equal to $101,142 or (y) the related borrower deposits $101,142 with the lender (the “Broadview Work Deposit”).

A “Material Tenant” means (i) any tenant of all or a portion of an individual property under a Material Tenant Lease (as defined below).

A “Material Tenant Lease” means (i) the BWAY Corporation lease, (ii) the IGT Lease and (iii) any replacement to the (i) BWAY Corporation lease and the (ii) IGT Lease.

“Material Tenant Trigger Event” means: (i) if a Material Tenant gives written notice to the applicable borrower of its intention to terminate or not extend its Material Tenant Lease; (ii) if, on or prior to the date that is 12 months prior to the then-applicable expiration date under the Material Tenant Lease, a Material Tenant does not extend its lease on terms and conditions reasonably acceptable to the lender; (iii) if, on or prior to the date by which a Material Tenant is required under its Material Tenant Lease to notify the applicable borrower of its election to extend the Material Tenant Lease, such Material Tenant does not give such notice; (iv) subject to clause (v) below, if a monetary default or material non-monetary default (beyond applicable notice and cure periods) occurs under the Material Tenant Lease; (v) any bankruptcy event of a Material Tenant or any lease guarantor with respect to a Material Tenant Lease; (vi) if a Material Tenant Lease is surrendered, cancelled or terminated (in whole or in part), is no longer in full force and effect or a Material Tenant has provided notice of its intention to surrender, cancel or terminate its lease; (vii) if a Material Tenant (or has provided notice that it will) “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at all or a portion of its Material Tenant Space (as defined below) (other than, in each case, (x) a temporary cessation of operations in connection with remodeling, renovation, restoration or (y) consistent with federal, state or local mandated closures, of the applicable premises or a portion thereof; provided that in each such case, (x) the applicable Material Tenant Lease remains in full force and effect and no default beyond applicable notice and cure periods exists under the Material Tenant Lease and (y) such failure to occupy and/or conduct business does not exceed 90 days in the aggregate); (viii) if the issuer default rating of any IGT Lease Guarantor (as defined below) is downgraded to “BB-” or below by Fitch (and their equivalents by the other rating agencies).

A “Material Tenant Space” means space (i) currently leased to a tenant under a Material Tenant Lease and (ii) previously demised to a tenant pursuant to a Material Tenant Lease that has since expired or terminated (in whole or in part) and, following such expiration or termination (in whole or in part), has not been demised to a replacement tenant pursuant to a lease entered into in accordance with the Cannon Industrial Portfolio Whole Loan Documents.

“IGT Lease Guarantor” means, individually and/or collectively, International Game Guarantor and Voyager Guarantor, each as a guarantor under the IGT Lease.

A “Material Tenant Trigger Event Cure” means: (i) if the Material Tenant Trigger Event is caused solely by the occurrence of clause (i), (ii), (iii), (vi), or (vii) of a Material Tenant Trigger Event, (A) the applicable Material Tenant Lease is extended with respect to all or substantially all of the its space pursuant to a Qualified Lease (as defined below) or (B) all or substantially all of the applicable material tenant space (or, in connection with a partial termination, the applicable portion thereof) is leased pursuant to one or more Qualified Leases; provided that, in each case, the Occupancy Conditions (as defined below) have been satisfied as reasonably determined by the lender; (ii) if the Material Tenant Trigger Event is caused solely by the occurrence of clause (i) of a Material Tenant Trigger Event and the conditions of clause (i) of Material Tenant Trigger Event Cure are not satisfied, the unconditional revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its lease; (iii) if the Material Tenant Trigger Event is caused solely by the occurrence of clause (iv) of Material Tenant Trigger Event, a cure of the applicable event of default, as determined by the lender in its reasonable discretion and, following any such cure, no other default has occurred under the applicable Material Tenant Lease for one calendar quarter; (iv) if the Material Tenant Trigger Event is caused solely by the occurrence of clause (v) of a Material Tenant Trigger Event, the affirmation of the applicable Material Tenant Lease in the applicable bankruptcy proceeding, provided that, during the immediately succeeding calendar quarter, the applicable Material Tenant is actually paying all rents and other amounts due under the applicable Material Tenant Lease (or, if applicable, the discharge or dismissal of the applicable lease guarantor from the applicable bankruptcy proceeding, provided that such bankruptcy (after dismissal or discharge) does not have a material adverse effect on such lease guarantor’s ability to perform its obligations under its lease guaranty, as determined by the lender in its reasonable discretion); (v) if the Material Tenant Trigger Event is caused solely by the occurrence of clause (vi) of a Material Tenant Trigger Event and the conditions of clause (i) of a Material Tenant Trigger Event Cure are not satisfied, the irrevocable waiver by the applicable Material Tenant of any notice to of its intention to surrender, cancel or terminate the Material Tenant Lease; (vi) if the Material Tenant Trigger

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 1 – Cannon Industrial Portfolio

Event is caused solely by the occurrence of clause (vii) of a Material Tenant Trigger Event and the conditions of clause (i) of Material Tenant Trigger Event are not satisfied, the applicable Material Tenant re-commences its operations and the conduct of business in the ordinary course at its space or the applicable portion thereof, as the case may be, during the immediately succeeding calendar quarter, such that it is no longer dark, and has not vacated or ceased to conduct business in the ordinary course at the applicable Cannon Industrial Portfolio Property or a portion thereof; and (vii) if the Material Tenant Trigger Event is caused solely by the occurrence of clause (viii) in the definition of a Material Tenant Trigger Event, the issuer default rating of the applicable IGT Lease Guarantor is subsequently raised to BB+ by Fitch (and its equivalent by the other rating agencies), or higher, for one calendar quarter.

A “Qualified Lease” means (i) an extension of the existing Material Tenant Lease, (ii) a modification of the existing Material Tenant Lease or (iii) a replacement lease that demises (whether solely or together with any other Qualified Lease) all of the Material Tenant Space under the prior Material Tenant Lease, which extension, modification or replacement lease, in each case, (a) has been entered into in accordance with the Cannon Industrial Portfolio Whole Loan documents, (b) provides for terms and conditions acceptable to the lender in all respects, and (c) may not be revoked, rescinded, terminated or cancelled, or otherwise contain any “outs” in favor of the tenant under such Qualified Lease that are exercisable by such tenant prior to the tenant being in occupancy, open for business and paying full, unabated rent.

“Occupancy Conditions” means (i) the applicable Qualified Lease is in full force and effect, no default exists thereunder and no Material Tenant Trigger Event exists with respect to such Qualified Lease, the tenant thereunder or any lease guarantor with respect to such Qualified Lease, (ii) the tenant under such Qualified Lease is (a) in actual, physical possession of, and utilizing, all of or substantially all of the space demised under such Qualified Lease in the conduct of its normal business operations and (b) paying full unabated rent (including reimbursements, if any) under such Qualified Lease, (iii) all tenant improvement work required to be completed or caused to be completed in connection with such Qualified Lease has been completed in accordance with such Qualified Lease and the Cannon Industrial Portfolio Whole Loan documents, (iv) all tenant allowances, leasing commissions and other costs payable by the applicable borrower in connection with such Qualified Lease has been paid or deposited with the lender to be held in a reserve account, and all other conditions have been satisfied, in accordance with the terms of such Qualified Lease and the Cannon Industrial Portfolio Whole Loan documents, and (v) the applicable borrower has delivered to the lender a tenant estoppel certificate from the tenant under such Qualified Lease that evidences the satisfaction of the foregoing conditions and is otherwise in form and substance reasonably acceptable to the lender.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 2 – Queens Atrium

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 2 – Queens Atrium

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 2 – Queens Atrium
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, 3650 Capital	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$77,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$77,000,000	Property Type - Subtype:	Mixed Use – Office/School
% of Pool by IPB:	9.95%	Net Rentable Area (SF):	438,193
Loan Purpose:	Refinance	Location:	Long Island City, NY
Borrower:	Celtic 30-20 Holdings LLC	Year Built / Renovated:	1914 / 2006, 2012
Borrower Sponsors:	Jeffrey J. Feil and Lloyd Goldman	Occupancy	100.0%
Interest Rate:	8.15500%	Occupancy Date:	6/30/2026
Note Date:	7/7/2026	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	7/6/2031	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$9,539,680 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(6):	$9,964,779 (12/31/2025)
Original Amortization Term:	None	UW Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$18,143,783
Call Protection(2):	L(25),DorYM1(30),O(5)	UW Expenses:	$7,192,989
Lockbox / Cash Management(3):	Hard / In Place	UW NOI(6):	$10,950,793
Additional Debt(1):	Yes	UW NCF:	$10,858,754
Additional Debt Balance(1):	$18,000,000	Appraised Value / Per Room:	$160,000,000 / $365
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/1/2026

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$217
Taxes:	$494,592	$247,296	N/A	Maturity Date Loan / SF:	$217
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.4%
Replacement Reserves:	$0	$7,670	N/A	Maturity Date LTV:	59.4%
Deferred Maintenance:	$53,922	$0	N/A	UW NCF DSCR:	1.38x
Debt Service Reserve:	$3,000,000	Springing	N/A	UW NOI Debt Yield:	11.5%
CUNY TI Reserve:	$7,895,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$95,000,000	99.1%	Loan Payoff	$82,937,021	86.5%
Sponsor Equity	877,277	0.9	Upfront Reserves	11,443,514	11.9
			Closing Costs	1,496,742	1.6
Total Sources	$95,877,277	100.0%	Total Uses	$95,877,277	100.0%
(1)	The Queens Atrium Mortgage Loan (as defined below) is part of the Queens Atrium Whole Loan (as defined below), which is evidenced by eight pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $95,000,000. The Financial Information in the chart above is based on the Queens Atrium Whole Loan.
(2)	Prepayment of the Queens Atrium Whole Loan is permitted on any business day after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Queens Atrium Whole Loan to be securitized, and (b) July 7, 2029 (the “Permitted Prepayment Date”). From and after the Permitted Prepayment Date and prior to the open prepayment date, voluntary prepayment of the Queens Atrium Whole Loan is permitted in whole (but not in part), together with a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Queens Atrium Whole Loan being prepaid and (y) a yield maintenance premium. On any business day after the Permitted Prepayment Date, the borrower may also defease the Queens Atrium Whole Loan. The assumed lockout period of 25 payments is based on the anticipated closing date of the BMO 2026-5C16 securitization in August 2026. The actual lockout period may be longer.
(3)	As of the origination date, the Queens Atrium Whole Loan is in a Lease Sweep Period (as defined below) pending the occurrence of a Specified Lease Extension Event (as defined below). See “Lockbox / Cash Management,” below, for additional information.
(4)	See “—Escrows and Reserves” below for further discussion of reserve information.
(5)	4th Most Recent and 3rd Most Recent NOI are not available as the prior loan secured by the Queens Atrium Property (as defined below) was cross-collateralized with the loan secured by the adjacent sister 30 – 30 Thomson Avenue (as defined below) building in the prior CMBS deal. The borrower sponsors only began preparing separate income statements for the two related properties starting in 2024.
(6)	The increase from Most Recent NOI to UW NOI is mainly due to the inclusion of straight line rent for investment grade tenants.

The Loan. The second largest mortgage loan (the “Queens Atrium Mortgage Loan”) is part of a whole loan (the “Queens Atrium Whole Loan”) which is evidenced by eight pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $95,000,000. The Queens Atrium Whole Loan is secured by the borrower’s fee simple

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C16
No. 2 – Queens Atrium

interest in a 438,193 square foot mixed use building located in Long Island City, New York (the “Queens Atrium Property”). The Queens Atrium Whole Loan was co-originated on July 7, 2026 by Bank of Montreal (“BMO”) and 3650 Capital SCF LOE I(A), LLC (“3650 Capital”). The Queens Atrium Mortgage Loan is evidenced by the controlling Note A-1, and the non-controlling Note A-4, Note A-5 and Note A-7, contributed by BMO, and the non-controlling Note A-2 and Note A-6, contributed by 3650 Capital, with an aggregate outstanding principal balance as of the Cut-off Date of $77,000,000. The Queens Atrium Whole Loan has a five-year interest-only term and accrues interest at a per annum rate of 8.15500% on an Actual/360 basis. The scheduled maturity date of the Queens Atrium Whole Loan is July 6, 2031.

The relationship between the holders of the Queens Atrium Whole Loan is governed by a co-lender agreement and the Queens Atrium Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-5C16 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Queens Atrium Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BMO 2026-5C16	Yes
A-2	$25,000,000	$25,000,000	BMO 2026-5C16	No
A-3(1)	$10,800,000	$10,800,000	BMO	No
A-4	$9,500,000	$9,500,000	BMO 2026-5C16	No
A-5	$6,200,000	$6,200,000	BMO 2026-5C16	No
A-6	$5,800,000	$5,800,000	BMO 2026-5C16	No
A-7	$5,500,000	$5,500,000	BMO 2026-5C16	No
A-8(1)	$7,200,000	$7,200,000	3650 Capital	No
Whole Loan	$95,000,000	$95,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Queens Atrium Property is a 438,193 SF mixed use Class B building totaling eight stories, located on a 2.75-acre site in Long Island City, New York. The Queens Atrium Property was constructed in 1914 with renovations completed in 2006 and 2012. As of June 30, 2026, the Queens Atrium Property is 100.0% leased to a mix of tenants including schools and government agencies. The Queens Atrium Property features an atrium in the center with open space and a skylight. The Queens Atrium Property can be entered from the north (Thomson Avenue entrance) and the south side (the parking lot entrance). CUNY LaGuardia Community College occupies the 1st, 2nd, and 3rd floors. NYCSCA (as defined below) occupies the 4th, 5th and 8th floors. NYC Board of Education occupies the 6th and 7th floors. The 8th floor features an auditorium, dressing rooms, and custodian offices. A management office is located on the ground floor and has no underwritten base rent associated with its space. The Queens Atrium Property has 212 parking spaces, resulting in a parking ratio of approximately 0.48 parking spaces per 1,000 square feet of net rentable area.

The Queens Atrium Property is connected to an adjacent non-collateral 594,365 square foot, eight story Class B office building (“30-30 Thomson Avenue”, and together with the Queens Atrium Property, the “Queens Atrium Complex”), via a skybridge. The prior debt encumbered the Queens Atrium Complex, for which the borrower sponsors arranged separate financing for 30-30 Thomson Avenue.

The Queens Atrium Property benefits from a long-term real estate tax abatement under the Industrial & Commercial Incentive Program (“ICIP”), which has a 25-year term that commenced in the 2007/2008 tax year and is set to expire in the 2031/2032 tax year. The ICIP benefit is expected to provide for an aggregate abatement of $1,579,226 for the remainder of the ICIP term. The underwritten tax of approximately $2,841,038 was based on the unabated taxes for the 2026/2027 tax year.

Tenants. The tenants at the Queens Atrium Property are CUNY LaGuardia Community College, NYCSCA and NYC Board of Education.

CUNY LaGuardia Community College (212,341 SF, 48.5% of net rentable area, 57.3% of underwritten base rent). CUNY LaGuardia Community College serves over 27,000 students in pre-college, degree-seeking, and continuing education

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 2 – Queens Atrium

programs each year across fifty-seven associate degree and certificate programs, as well as over sixty Adult and Continuing Education (ACE) programs/services. CUNY LaGuardia Community College is one of seven community colleges within the City University of New York (CUNY) system. CUNY LaGuardia Community College has been a tenant at the Queens Atrium Property since January, 2009, with a lease expiration of October 31, 2035, one five-year renewal option remaining and no termination options (other than the appropriations-related termination option as further described under “Description of the Mortgage Pool—Tenant Issues—Termination Rights of Government Sponsored Tenants” in the Preliminary Prospectus).

NYC School Construction Authority (121,809 SF, 27.8% of net rentable area, 23.4% of UW base rent, Aa2/AA/AA (Moody’s / S&P / Fitch)). The NYC School Construction Authority (“NYCSCA”) was established by the New York State Legislature in December 1988 to build new public schools and manage the design, construction and renovation of capital projects in New York City's more than 1,400 public school buildings, half of which were constructed before 1949. Since its creation, the NYCSCA has provided more than 333,000 new school seats for New York City students. The NYCSCA has been a tenant at the Queens Atrium Property since May 2005, with a lease expiration of April 30, 2030, and no remaining renewal options or termination options.

NYC Board of Education (103,382 SF, 23.6% of net rentable area, 19.3% of underwritten base rent, Aa2/AA/AA (Moody’s / S&P / Fitch)). The NYC Board of Education operates the Bard High School Early College Queens (“BHSEC”) at the Queens Atrium Property. BHSEC offers students two years of a college preparatory high school curriculum in the 9th and 10th grades. During the final two years at BHSEC, students are enrolled in an early college program rather than in 11th and 12th grades. The NYC Board of Education has been a tenant at the Queens Atrium Property since February 2004, with a lease expiration of February 18, 2029, and no remaining renewal options or termination options.

The following table presents certain information relating to the tenants at the Queens Atrium Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Term. Options	Renewal Options
CUNY LaGuardia Community College	NR/NR/NR	212,341	48.5%	$8,092,000	$38.11	57.3%	10/31/2035	N	1 x 5
NYC School Construction Authority	Aa2/AA/AA	121,809	27.8	$3,299,806	$27.09	23.4	4/30/2030	N	None
NYC Board of Education	Aa2/AA/AA	103,382	23.6	$2,724,116	$26.35	19.3	2/18/2029	N	None
Management Office	NR/NR/NR	661	0.2	$0	$0.00	0.0	12/31/2030	N	None
Total Occupied		438,193	100.0%	$14,115,922	$32.21	100.0%
Vacant		0	0.0
Total		438,193	100.0%
(1)	Based on the underwritten rent roll dated June 30, 2026.
(2)	Certain ratings are those of the parent company or government entity, whether or not the parent company or government entity guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C16
No. 2 – Queens Atrium

The following table presents certain information relating to the lease rollover schedule at the Queens Atrium Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	1	103,382	23.6	2,724,116	19.3		103,382	23.6%	$2,724,116	19.3%
2030	2	122,470	27.9	3,299,806	23.4		225,852	51.5%	$6,023,922	42.7%
2031	0	0	0.0	0	0.0		225,852	51.5%	$6,023,922	42.7%
2032	0	0	0.0	0	0.0		225,852	51.5%	$6,023,922	42.7%
2033	0	0	0.0	0	0.0		225,852	51.5%	$6,023,922	42.7%
2034	0	0	0.0	0	0.0		225,852	51.5%	$6,023,922	42.7%
2035	1	212,341	48.5	8,092,000	57.3		438,193	100.0%	$14,115,922	100.0%
2036 & Thereafter	0	0	0.0	0	0.0		438,193	100.0%	$14,115,922	100.0%
Total / Wtd. Avg.	4	438,193	100.0%	$14,115,922	100.0%
(1)	Based on the underwritten rent roll dated June 30, 2026.

The following table presents certain information relating to the historical and current occupancy of the Queens Atrium Property:

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancy is the annual average physical occupancy of each respective year.
(2)	Based on the underwritten rent roll dated June 30, 2026.

Appraisal. According to the appraisal, the Queens Atrium Property had an “as-is” appraised value of $160,000,000, as of July 1, 2026.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$160,000,000	6.44%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment report dated July 2, 2026, there was evidence of a recognized environmental condition at the Queens Atrium Property in connection with prior uses at the Queens Atrium Property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 2 – Queens Atrium

The following table presents certain information relating to the operating history and underwritten cash flows of the Queens Atrium Property:

Operating History and Underwritten Net Cash Flow(1)
	2024	2025	UW	UW PSF	%(2)
Base Rent	$11,425,502	$13,219,665	$14,115,922	$32.21	80.6%
Reimbursements	3,286,082	2,530,410	2,852,558	6.51	16.3
Straight Line Rent	0	0	536,276	1.22	3.1
Gross Potential Rent	$14,711,584	$15,750,075	$17,504,756	$39.95	100.0%
(Vacancy & Credit Loss)	0	0	0	(0.00)	(0.0)
Other Income(3)	590,559	639,027	639,027	1.46	3.7
Effective Gross Income	$15,302,143	$16,389,102	$18,143,783	$41.41	103.7%

Real Estate Taxes	1,941,476	2,145,815	2,841,038	6.48	15.7
Insurance	394,787	375,843	444,021	1.01	2.4
Management Fee	163,101	169,735	175,000	0.40	1.0
Other Expenses(4)	3,263,099	3,732,930	3,732,930	8.52	20.6
Total Operating Expenses	$5,762,463	$6,424,323	$7,192,989	$16.42	39.6%

Net Operating Income(5)	$9,539,680	$9,964,779	$10,950,793	$24.99	60.4%
Replacement Reserves	0	0	92,039	0.21	0.5
TI/LC	0	0	0	0.00	0.0
Net Cash Flow	$9,539,680	$9,964,779	$10,858,754	$24.78	59.8%
(1)	Historical operating history prior to 2024 is not available due to the prior loan secured by the Queens Atrium Property having been cross-collateralized with the loan secured by the adjacent 30 – 30 Thomson Avenue building in the prior CMBS deal. The borrower sponsors only began preparing separate income statements for the two related properties starting in 2024.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income includes parking and utility income.
(4)	Other Expenses include repairs and maintenance, utilities, payroll, general and administrative, professional fees, security and fire and advertising.
(5)	The increase from 2025 to UW Net Operating Income is mainly due to the inclusion of straight line rent for investment-grade tenants.

The Market. The Queens Atrium Property is located at 30-20 Thomson Avenue in Long Island City, New York, within Queens County. The immediate area surrounding the Queens Atrium Property contains a mix of commercial and residential uses. According to the appraisal, Long Island City is one of the most active neighborhoods in New York City for new residential development, having 33,000 residential units constructed since 2006. Long Island City is served by highways, surface streets and public transportation including the Long Island Expressway, Queens Boulevard, Northern Boulevard, Hunters Point Avenue and several New York City subway lines which provide quick access to Manhattan, Brooklyn, and the rest of Queens. These include the E/M/R trains at Queens Plaza, the 7/N/W trains at Queensboro Plaza, and the G/E/M/7 trains at Court Square. There are also two Long Island Rail Road stations in the neighborhood, one at Hunters Point Avenue and one at Borden Avenue.

According to the appraisal, the Queens Atrium Property is located within the Long Island City office market and the Factory District office submarket. As of the first quarter of 2026, the Long Island City office market had a vacancy rate of 17.6%, a direct weighted average rental rate of $41.05 per SF, and an inventory of 13,445,744 SF. As of the first quarter of 2026, the Factory District office submarket had a vacancy rate of 18.8%, a direct weighted average rental rate of $37.84 per SF, and an inventory of 5,554,866 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 2 – Queens Atrium

The following table presents certain information relating to comparable office leases for the Queens Atrium Property:

Market Analysis – Office Rentals(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)
Queens Atrium(2) Long Island City, NY	1914 / 2006, 2012	438,193	CUNY LaGuardia Community College	212,341	Jan-09	26.83
The Factory Building Long Island City, NY	1922 / 2014-2020	1,118,740	CUNY	24,510	Jun-26	12.75
The Factory Building Long Island City, NY	1922 / 2014-2020	1,118,740	NYC-SCA	101,431	Sep-25	15.01
Apple Building Long Island City, NY	1917 / NAP	217,345	Nuvia Dental	15,119	Jul-25	10.00
Apple Building Long Island City, NY	1917 / NAP	217,345	MTA	53,381	Jun-25	15.33
The Factory Building Long Island City, NY	1922 / 2014-2020	1,118,740	Ralph Lauren	6,936	Feb-25	9.00
The Falchi Building Long Island City, NY	1915 / 2016-2020	708,147	GSA	43,517	Dec-23	15.01
(1)	Source: Appraisal, unless indicated otherwise.
(2)	Based on the underwritten rent roll dated June 30, 2026.

The Borrower. The borrower is Celtic 30-20 Holdings LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Queens Atrium Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Jeffrey J. Feil and Lloyd Goldman. Jeffrey J. Feil is the chief executive officer of The Feil Organization. Founded in 1950, The Feil Organization is a family-owned real estate investment, development and management firm, that owns, develops, and manages a nationwide portfolio of more than 26 million square feet of retail and commercial space, and more than 5,000 residential rental units. The Feil Organization is headquartered in New York City, and its portfolio includes properties in New York, New Orleans, Florida, Connecticut, Illinois, and Washington, D.C. Lloyd Goldman is the president of BLDG Management Co. Inc., a New York City based, privately held real estate investment and management company with a portfolio in excess of 300 properties.

Property Management. The Queens Atrium Property is currently managed by Jeffrey Management Corp., a borrower sponsor-affiliated management company.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $494,592 into a real estate tax reserve account, (ii) $53,922 into a deferred maintenance reserve account, (iii) $3,000,000 into a debt service reserve account to cover shortfalls in the payment of debt service that may arise under the Queens Atrium Whole Loan, and (iv) $7,895,000 into a reserve account in connection with outstanding approved TI/LC expenses for the tenant CUNY LaGuardia Community College. Provided no event of default is then continuing, the lender will make disbursements as requested by the borrower for approved TI/LC expenses on a monthly basis in increments of not less than $25,000.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $247,296).

Insurance Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such monthly payments are waived so long as the Queens Atrium Property is covered under a blanket or umbrella policy reasonably acceptable to the lender. As of the Cut-off Date, an acceptable blanket insurance policy was in place covering the Queens Atrium Property.

Replacement Reserve – The borrower is required to deposit approximately $7,670, on a monthly basis, into a replacement reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C16
No. 2 – Queens Atrium

Debt Service Reserve – If at any time funds on deposit in the debt service reserve account fall below $3,000,000, the borrower will be required to deposit an amount sufficient to restore the balance to $3,000,000.

Lockbox / Cash Management. The Queens Atrium Whole Loan is structured with a hard lockbox and in-place cash management. At origination of the Queens Atrium Whole Loan, the borrower was required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by the borrower or the property manager are required to be deposited in such lockbox account within two business days of receipt. All funds deposited into the lockbox are required to be transferred on each business day to the cash management account. Provided no event of default is continuing, all excess funds on deposit in the cash management account after the application of such funds in accordance with the Queens Atrium Whole Loan documents are required to be (i) during a Trigger Period (as defined below), continuing solely as a result of a Lease Sweep Period, deposited into the lease sweep reserve account, (ii) during the continuance of a Trigger Period (other than a Trigger Period continuing solely because of the continuance of a Lease Sweep Period), deposited into the excess cash reserve account or (iii) disbursed to the borrower.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 9.50% as of the last day of any calendar quarter (a “Low Debt Yield Period”), (iii) the commencement of a Lease Sweep Period, and (B) expiring upon, with regard to any Trigger Period commenced in connection with (a) clause (i) above, the cure (if applicable) of such event of default, (b) clause (ii) above with respect to a Low Debt Yield Period, the Queens Atrium Whole Loan achieving a debt yield of 10.00% for one calendar quarter, or (c) clause (iii) above, termination of the Lease Sweep Period. In addition, a Low Debt Yield Period will expire upon the borrower delivering to the lender, as additional collateral, either immediately available funds or one or more letters of credit having an aggregate amount that if applied as a prepayment of the Queens Atrium Whole Loan, would cause the debt yield to equal or exceed 10.00%.

A “Lease Sweep Period” will commence upon (a) on the origination date, if a Specified Lease Extension Event has not occurred (which, as of the origination date, has not yet occurred), (b) with respect to each Lease Sweep Lease (as defined below) (i) the date that is twelve months prior to the expiration of a Lease Sweep Lease, (ii) upon the date required under the Lease Sweep Lease by which the Lease Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or (iii) the date that any Lease Sweep Tenant under a Lease Sweep Lease gives notice of its intention not to renew or extend its Lease Sweep Lease; (c) upon the early termination, early cancellation or early surrender of a Lease Sweep Lease or upon the borrower’s receipt of notice by a Lease Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease; (d) if a Lease Sweep Tenant has ceased operating its business at the Queens Atrium Property (i.e., “goes dark”); (e) upon a default under a Lease Sweep Lease by a Lease Sweep Tenant beyond any applicable notice and cure period or (f) upon a bankruptcy or insolvency proceeding of a Lease Sweep Tenant.

A Lease Sweep Period will end (A) in the case of clause (a) above, upon such time as either (x) a Specified Lease Extension Event occurs, or (y) the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases in accordance with the terms of the Queens Atrium Whole Loan documents, (B) in the case of clauses (b), (c), (d), (e), or (f) above, when the entire space demised under the Lease Sweep Lease (or applicable portion thereof) has been re-tenanted pursuant to one or more “qualified leases” as defined in the Queens Atrium Whole Loan documents and, in the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection (and any debt service and operating shortfalls relating to the delay in the commencement of full rent payments); (C) in the case of clause (c) above, when such Lease Sweep Tenant rescinds such notice in writing (and to the extent that the applicable notice was for only a portion of the Lease Sweep Lease space, such rescission applies to all of such space); (D) in the case of clause (d) above, the applicable Lease Sweep Tenant under the Lease Sweep Lease has re-commenced operations at its Lease Sweep Lease space at the Queens Atrium Property during normal business hours, in accordance with the terms of its Lease Sweep Lease, for a period of three consecutive months following such cure, (E) in the case of clause (e) above, when the applicable default has been cured and no other default has occurred for a period of 60 consecutive days following such cure, and (F) in the case of clause (f) above, when the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease and any guaranty thereof have been affirmed or assumed by the applicable Lease Sweep Tenant and any guarantor pursuant to a final, non-appealable order of the bankruptcy court, and in connection therewith all defaults under the Lease Sweep Lease are cured and the Lease Sweep Tenant is in occupancy of its premises and paying full, unabated rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C16
No. 2 – Queens Atrium

A “Specified Lease Extension Event” is deemed to occur upon satisfaction of each of the following conditions: (i) both of the Specified Leases have been extended in accordance with the terms of the Queens Atrium Whole Loan documents, each for a term expiring no earlier than December 31, 2040, (ii) the aggregate total rent (inclusive of base rent, additional rent and recoveries) under a NYC Board of Education lease extension and a NYCSCA lease extension is not less than the aggregate total rent (inclusive of base rent, additional rent and recoveries) payable under the NYC Board of Education lease and the NYCSCA lease prior to each such extension, and (iii) the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases in accordance with the terms of the Queens Atrium Whole Loan documents.

The “Specified Leases” means (i) the NYC Board of Education lease and (ii) the NYCSCA lease.

A “Lease Sweep Lease” means (i) the CUNY LaGuardia Community College lease, (ii) the NYC Board of Education lease, (iii) the NYCSCA lease, and (iv) any renewal or replacement lease with respect to all or substantially all of the space demised under any of the foregoing leases.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 3 – Deptford Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 3 – Deptford Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 3 – Deptford Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 3 – Deptford Mall

ALMONESSON-WESTVILLE ROAD C.R. 621
CLEMENTS BRIDGE ROAD
DEPTFORD CENTER ROAD
Fulton Bank
macy's
MALL SHOPS
MALL SHOPS
TWO LEVEL BUILDING
MALL SHOPS
MALL SHOPS
ROUND1
UPPER LEVEL
DICK'S
LOWER LEVEL
Boscov's
jcpenney
Anchor
Non Anchor / In-line
Vacant
Not Part of the Collateral
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 3 – Deptford Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 3 – Deptford Mall
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GSMC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$71,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$71,500,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	9.2%	Net Rentable Area (SF)(4):	508,874
Loan Purpose:	Refinance	Location:	Woodbury, NJ
Borrowers:	Deptford Mall Associates L.L.C., Macerich Deptford LLC and Macerich Deptford II LLC	Year Built / Renovated:	1975 / 2012-2015
Borrower Sponsor:	Macerich HHF Centers LLC	Occupancy(4):	94.5%
Interest Rate:	6.95000%	Occupancy Date:	3/31/2026
Note Date:	4/7/2026	4th Most Recent NOI (As of):	$17,802,162 (12/31/2022)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of):	$18,133,874 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$17,892,817 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$16,220,956 (12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	91.8%
Amortization Type:	Interest Only	UW Revenues:	$27,793,089
Call Protection:	L(27),DorYM1(26),O(7)	UW Expenses:	$11,514,615
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$16,278,474
Additional Debt(1):	Yes	UW NCF:	$15,792,589
Additional Debt Balance(1)(2):	$43,500,000	Appraised Value / Per SF(4):	$187,100,000 / $368
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/30/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(4):	$226
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(4):	$226
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.5%
Replacement Reserves:	$0	Springing	$169,677	Maturity Date LTV:	61.5%
TI / LC Reserve:	$1,020,977	Springing	N/A	UW NCF DSCR:	1.95x
Gap Rent Reserve:	$89,398	$0	N/A	UW NOI Debt Yield:	14.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$115,000,000	84.6%	Loan Payoff	$131,326,483	96.6%
Sponsor Equity	20,935,721	15.4	Closing Costs(5)	3,498,843	2.6
			Upfront Reserves	1,110,395	0.8
Total Sources	$135,935,721	100.0%	Total Uses	$135,935,721	100.0%
(1)	The Deptford Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu promissory notes with an aggregate original principal balance of $115,000,000 (the “Deptford Mall Whole Loan”). The financial information presented in the chart above is based on the Deptford Mall Whole Loan.
(2)	The Deptford Mall Whole Loan documents permit the borrowers to enter into a property-assessed clean energy loan (“PACE Loan”) for an amount not to exceed $10,000,000, without the lender’s approval or delivery of a rating agency confirmation.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The Deptford Mall Property (as defined below) includes 508,874 square feet of Collateral SF (as defined below) and 506,492 square feet of non-collateral improvements. The Cut-off Date Loan / SF, Maturity Date Loan / SF, Appraised Value / Per SF and Occupancy are based on the Collateral SF of 508,874.
(5)	Closing Costs include a rate buydown of $1,838,000.

The Loan. The third largest mortgage loan (the “Deptford Mall Mortgage Loan”) is part of a fixed rate whole loan evidenced by eight pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $115,000,000. The Deptford Mall Whole Loan is secured by the borrowers’ fee interest in a 508,874 square foot portion of a 1,015,366 super regional mall located in Woodbury, New Jersey (the “Deptford Mall Property”). The Deptford Mall Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”) and Bank of Montreal (“BMO”) on April 7, 2026. The Deptford Mall Mortgage Loan is evidenced by the non-controlling Note A-1-2, Note A-1-3 and Note A-1-4, contributed by Goldman Sachs Mortgage Company, an affiliate of GSBI, and the non-controlling Note A-2-2, Note A-2-3 and Note A-2-4, contributed by BMO, with an aggregate outstanding principal balance as of the Cut-off Date of $71,500,000. The Deptford Mall Whole Loan has a five-year interest-only term and accrues interest at a per annum rate of 6.95000% on an Actual/360

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 3 – Deptford Mall

basis. The Deptford Mall Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2026-5C15 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Pooling and Service Agreement” in the Preliminary Prospectus. The relationship between the holders of notes evidencing the Deptford Mall Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Deptford Mall Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$29,000,000	$29,000,000	BMO 2026-5C15	Yes
A-1-2	$20,000,000	$20,000,000	BMO 2026-5C16	No
A-1-3	$21,000,000	$21,000,000	BMO 2026-5C16	No
A-1-4	$6,666,667	$6,666,667	BMO 2026-5C16	No
A-2-1	$14,500,000	$14,500,000	BMO 2026-5C15	No
A-2-2	$10,000,000	$10,000,000	BMO 2026-5C16	No
A-2-3	$10,500,000	$10,500,000	BMO 2026-5C16	No
A-2-4	$3,333,333	$3,333,333	BMO 2026-5C16	No
Whole Loan	$115,000,000	$115,000,000

The Property. The Deptford Mall is a 1,015,366 square foot super regional mall (the “Deptford Shopping Mall”), of which 508,874 square feet (the “Collateral SF”) serves as collateral for the Deptford Mall Mortgage Loan and constitutes the Deptford Mall Property. Unless otherwise noted, all metrics are based on the Collateral SF. The Deptford Shopping Mall is anchored by Boscov’s, Macy’s (non-collateral) and JCPenney (non-collateral), with other major tenants including Victoria’s Secret and H&M. Built in 1975 and renovated from 2012 to 2015, the Deptford Shopping Mall is situated on a 40.44-acre parcel and contains 4,969 parking spaces. As of March 31, 2026, the Deptford Mall Property was 94.5% leased based on Collateral SF by 134 unique tenants. The trailing 12-month in-line sales per square foot as of December 31, 2025 is $572 per square foot.

Major Tenants. The three largest tenants at the Deptford Mall Property based on underwritten base rent are Boscov’s, Victoria’s Secret and Auntie Anne’s Pretzels / Ginny’s Cookies & Cream (“Auntie Anne’s”).

Boscov’s (166,616 square feet; 32.7% of net rentable area (“NRA”); 15.2% of underwritten base rent). Founded in 1918 and headquartered in Reading, Pennsylvania, Boscov’s is a department store chain with more than 48 stores located in Pennsylvania, New Jersey, Maryland, New York, Connecticut, Delaware, Ohio and Rhode Island. Boscov’s has been a tenant at the Deptford Mall Property since May 2006, most recently extending its lease in March 2025, pursuant to a lease expiring May 31, 2031, with four, five-year renewal options remaining and no termination options. Boscov’s also leases 5,266 square feet of storage space on a month-to-month basis with no underwritten base rent attributable.

Victoria’s Secret (11,126 square feet; 2.2% of NRA; 3.4% of underwritten base rent). Victoria’s Secret is a brand owned by Victoria’s Secret & Co. (NYSE: VSCO), a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, apparel, casual sleepwear, swim, lounge and sport as well as fragrances and body care. Victoria’s Secret & Co. has more than 30,000 associates across a global footprint of approximately 1,380 retail stores in nearly 70 countries. Victoria’s Secret has been a tenant at the Deptford Mall Property since November 2001, most recently extending its lease in July 2024, pursuant to a lease expiring March 31, 2035, with no remaining renewal options or termination options.

Auntie Anne’s (953 square feet; 0.2% of NRA; 3.2% of underwritten base rent). Founded in 1988, Auntie Anne’s is a pretzel franchise with approximately 1,380 locations across the Unites States, and with products available at various grocery retail locations. Auntie Anne’s has been a tenant at the Deptford Mall Property since September 1999, most recently extending its lease in December 2025, pursuant to a lease expiring September 30, 2036, with no remaining renewal options or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 3 – Deptford Mall

The following table presents certain information relating to the historical and current occupancy of the Deptford Mall Property:

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
96.7%	97.0%	97.8%	94.5%
(1)	Historical occupancy is as of December 31st for each respective year, and is inclusive of all tenants in place, temporary tenants with leases greater than six months, and tenants with signed leases as of the reporting period. Historical occupancy excludes Boscov’s, Macy’s and JCPenney. Information obtained from the borrowers.
(2)	Current occupancy is based on the underwritten rent roll dated as of March 31, 2026.

Appraisal. According to the appraisal, the Deptford Mall Property had an “as-is” appraised value of $187,100,000 as of November 30, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$187,100,000	9.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated January 28, 2026, there was no evidence of any recognized environmental conditions at the Deptford Mall Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 3 – Deptford Mall

The following table presents certain information relating to the top 10 tenants by underwritten base rent (of which certain tenants may have co-tenancy provisions) at the Deptford Mall Property:

Top 10 Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Non-Collateral Tenants
JCPenney(4)	NR/NR/NR	143,995	NAP	$0.00	$0	0.0%	12/31/2035
Macerich Deptford Adjacent(5)	NR/NR/NR	159,887	NAP	$0.00	$0	0.0%	12/31/2035
Macy's(4)	NR/Ba2/BB+	202,610	NAP	$0.00	$0	0.0%	12/31/2035
Total/Wtd. Avg.		506,492	NAP	$0.00	$0	0.0%

Top 10 Tenants
Boscov's	NR/NR/NR	166,616	32.7%	$13.18	$2,196,708	15.2%	Various(6)
Victoria’s Secret	NR/B1/BB-	11,126	2.2%	$44.67	$497,027	3.4%	3/31/2035
Auntie Anne's Pretzels / Ginny's Cookies & Cream	NR/NR/NR	953	0.2%	$485.55	$462,490	3.2%	9/30/2036
Foot Locker	NR/Baa3/BBB	12,811	2.5%	$31.39	$402,189	2.8%	1/31/2034
H&M	NR/NR/NR	22,373	4.4%	$16.11(7)	$360,430(7)	NAP	1/31/2031
JOURNEYS	NR/NR/NR	3,889	0.8%	$91.12	$354,368	2.4%	12/31/2034
Bath & Body Works	NR/Ba2/BB+	6,466	1.3%	$48.95	$316,526	2.2%	Various(8)
Kay Jewelers	NR/NR/BB	1,630	0.3%	$192.63	$313,988	2.2%	12/31/2027
RED ROBIN GOURMET BURGERS	NR/NR/NR	6,128	1.2%	$47.42	$290,595	2.0%	9/30/2028
Zales	NR/NR/BB	1,408	0.3%	$196.96	$277,325	1.9%	6/30/2027
Total/Wtd. Avg.		233,400	45.9%	$21.90	5,111,217(9)	35.3%

Other Tenants		247,639	48.7%	$37.82	9,365,732(9)	64.7%

Occupied Collateral Total		481,039	94.5%	$30.10	14,476,949(9)	100.0%
Vacant Space		27,835	5.5%
Total/Wtd. Avg.		508,874	100.0%
(1)	Based on the underwritten rent roll dated as of March 31, 2026.
(2)	In certain instances, ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes approximately $467,992 of rent steps through April 2027.
(4)	JCPenney and Macy’s own their improvements and land and are not part of the collateral for the Deptford Mall Whole Loan.
(5)	Macerich Deptford Adjacent is the former Sears parcel owned by an affiliate of the borrowers (currently occupied by Dick's Sporting Goods and Round 1 Bowling).
(6)	Boscov’s has leases expiring on May 31, 2026 (5,266 square feet) and May 31, 2031 (161,350 square feet).
(7)	H&M UW Base Rent PSF and UW Base Rent represents percentage in-lieu of rent based on the tenants’ TTM 3/31/2026 sales and is not included in the UW Base Rent.
(8)	Bath & Body Works has leases expiring on January 31, 2029 (0 square feet), February 28, 2029 (5,102 square feet) and May 31, 2029 (1,364 square feet).
(9)	Excludes H&M and Vans rent, which is included as percent in lieu income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 3 – Deptford Mall

The following table presents certain information relating to the lease rollover schedule at the Deptford Mall Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring(3)	% of NRA Expiring(3)	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring(4)
Vacant	NAP	27,835	5.5%	NAP	NA	P	27,835	5.5%	NAP	NAP
2026 & MTM	36	60,371	11.9	$481,149	3.3%		88,206	17.3%	$481,149	3.3%
2027	28	67,494	13.3	$2,119,308	14.6		155,700	30.6%	$2,600,456	18.0%
2028	20	50,030	9.8	$2,230,956	15.4		205,730	40.4%	$4,831,412	33.4%
2029	23	37,545	7.4	$2,566,348	17.7		243,275	47.8%	$7,397,760	51.1%
2030	8	15,048	3.0	$719,700	5.0		258,323	50.8%	$8,117,460	56.1%
2031	11	206,527	40.6	$3,049,837	21.1		464,850	91.3%	$11,167,297	77.1%
2032	3	3,006	0.6	$260,267	1.8		467,856	91.9%	$11,427,564	78.9%
2033	2	614	0.1	$191,271	1.3		468,470	92.1%	$11,618,835	80.3%
2034	5	18,034	3.5	$1,108,553	7.7		486,504	95.6%	$12,727,388	87.9%
2035	3	15,751	3.1	$714,944	4.9		502,255	98.7%	$13,442,332	92.9%
2036	4	3,715	0.7	$909,617	6.3		505,970	99.4%	$14,351,949	99.1%
2037 & Beyond	1	2,904	0.6	$125,000	0.9		508,874	100.0%	$14,476,949	100.0%
Total	144	508,874	100.0%	$14,476,949	100.0%
(1)	Based on the underwritten rent roll dated March 31, 2026.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Includes square footage attributable to H&M and Vans. Rent associated with H&M and Vans is excluded due to their paying percentage in-lieu rent.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include approximately $467,992 of rent steps through April 2027.

The following table presents a summary of sales for certain tenants at the Deptford Mall Property:

Sales Summary(1)
	2023 Sales PSF	2024 Sales PSF	2025 Sales PSF	TTM 3/31/2026 Sales PSF
Boscov's	$167.90	$164.32	$164.32	$166.34
VICTORIA'S SECRET	$346.61	$339.87	$487.84	$497.25
Auntie Anne's Pretzels / Ginny's Cookies & Cream	$2,505.06	$2,545.53	$2,674.28	$2,683.13
Foot Locker	$131.32	$629.38	$599.83	$598.27
H&M	$188.34	$174.79	$161.67	$161.10
JOURNEYS	$515.56	$504.86	$529.53	$528.88
Bath & Body Works	$778.87	$757.27	$715.76	$711.91
Kay Jewelers	$1,897.38	$1,803.20	$1,563.24	$1,512.79
RED ROBIN GOURMET BURGERS	$605.79	$586.37	$587.75	$588.58
Zales	$1,388.27	$1,240.94	$1,309.08	$1,306.18
(1)	Information obtained from the borrowers. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 3 – Deptford Mall

The following table presents certain information relating to the operating history and underwritten net cash flow of the Deptford Mall Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	2025	Underwritten	Per SF	%(1)
In Place Rent(2)	$15,144,353	$15,226,331	$15,289,626	$14,277,524	$14,476,949	$28.45	47.8%
Potential Income from Vacant Space	0	0	0	0	1,416,553	2.78	4.7
Gross Potential Rent	$15,144,353	$15,226,331	$15,289,626	$14,277,524	$15,893,502	$31.23	52.5%
Overage Rent	379,714	271,991	440,580	372,068	511,238	1.00	1.7
Percent in Lieu(3)	1,218,572	681,241	465,704	432,667	422,343	0.83	1.4
Kiosks / Temporary / Specialty	1,223,102	1,237,597	1,180,230	1,304,618	1,452,729	2.85	4.8
Reimbursement Revenue	10,505,114	11,146,778	9,464,428	9,942,374	10,581,382	20.79	34.9
Other Revenue(4)	1,638,881	2,295,847	1,736,602	1,426,215	1,422,964	2.80	4.7
Net Rental Income	$30,109,736	$30,859,785	$28,577,170	$27,755,466	$30,284,158	$59.51	100.0%
Vacancy Loss	252,394	(152,779)	(252,720)	(11,692)	(2,491,069)	(4.90)	(8.2)
Rent Abatements / Concessions	(494,246)	0	0	0	0	0.00	0.0
Effective Gross Income	$29,867,884	$30,707,006	$28,324,450	$27,743,774	$27,793,089	$54.62	91.8%
Total Expenses(5)	12,065,722	12,573,132	10,431,633	11,522,818	11,514,615	22.63	41.4
Net Operating Income	$17,802,162	$18,133,874	$17,892,817	$16,220,956	$16,278,474	$31.99	58.6%
TI/LC	0	0	0	0	384,692	0.76	1.4
Capital Expenditures	0	0	0	0	101,194	0.20	0.4
Net Cash Flow	$17,802,162	$18,133,874	$17,892,817	$16,220,956	$15,792,589	$31.03	56.8%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, and (ii) percent of Effective Gross Income for all other fields.
(2)	Inclusive of approximately $467,992 of contractual rent steps through April 2027.
(3)	Underwritten based on percent in lieu rent for in-place tenants based on current terms as of March 2026 and January 2026 trailing twelve-month sales.
(4)	Other Revenue includes storage income, late fees / termination income, business development and miscellaneous revenue.
(5)	Total Expenses includes management fees, real estate taxes, insurance, janitorial, repairs and maintenance, utilities, general and administrative, payroll and advertising.

The Market. The Deptford Mall Property is located in Woodbury, New Jersey, part of the Philadelphia core-based statistical area (the “Philadelphia CBSA”), which is approximately 80 miles southwest of New York City and approximately 130 miles northeast of Washington D.C. According to the appraisal, as of 2024, the Philadelphia CBSA had a population of approximately 6.2 million with an average annual household income of $113,561. The Philadelphia CBSA encompasses the Philadelphia, Wilmington and Camden metropolitan areas and is anchored by the education and health services industries.

The Deptford Mall Property is located in a suburban area approximately 10 miles southeast of Philadelphia and 50 miles northwest of Atlantic City. The local area consists primarily of single-family residences and commercial districts located along local primary corridors. Primary access to the neighborhood is provided by County Route 621, County Route 544, NJ Route 41, NJ Route 47 and NJ Route 55.

According to the appraisal, the 2024 population within a five-, seven- and 10-mile radius of the Deptford Mall Property was 220,317, 420,870 and 1,027,559, respectively. Additionally, for the same period, the average household income within the same radii was $110,129, $111,326 and $112,748, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 3 – Deptford Mall

The table below presents certain information relating to comparable retail centers pertaining to the Deptford Mall Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA		Total Occupancy		Anchor / Major Tenants	Distance to Deptford Mall Property
Deptford Mall	1975/2012-2015	508,874	(2)	94.5%	(2)	Boscov’s, JCPenney, Macy’s	NAP
Cherry Hill Mall	1961/2009	1,311,985		96.0%		JCPenney, Macy’s, Nordstrom, Dick’s House of Sports	8.8 miles
Voorhees Town Center	1970/2008-2010	732,000		63.0%		Boscov’s, Modax Furniture Outlet	5.4 miles
Moorestown Mall	1963/2012	926,260		96.0%		Boscov’s, Cooper University Healthcare, Regal Cinema	10.8 miles
King of Prussia Mall	1962/1995	2,670,696		98.0%		Bloomingdale’s, Dick’s Sporting Goods, Macy’s, Neiman Marcus, Nordstrom, Primark	23.6 miles
Gloucester Premium Outlets	2015/NAP	369,686		95.0%		Dave & Buster’s	3.9 miles
The Promenade at Sagemore	2001/NAP	252,951		98.0%		LL Bean, Arhaus	9.9 miles
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll for the Collateral SF as of March 31, 2026.

The Borrowers. The borrowers are Deptford Mall Associates L.L.C., Macerich Deptford LLC and Macerich Deptford II LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers issued a non-consolidation opinion in connection with the origination of the Deptford Mall Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Macerich HHF Centers LLC (“Macerich HHF”), a joint venture between affiliates of The Macerich Company (NYSE: MAC / 51%) and Heitman America Real Estate Trust (“Heitman”) (49%). Heitman acquired its 49% ownership interest in 2015, while Macerich has been invested in the Deptford Mall Property since 2006.

The Macerich Company is one of the country’s leading owners, operators, and developers of retail real estate. Macerich owns 41 million square feet of real estate, primarily consisting of interests in 39 regional and super-regional retail centers. As of the fourth quarter of 2025, the portfolio achieved an occupancy rate of 94.0%, with in-line tenant sales of $881 per square foot, compared to $837 in the fourth quarter of 2024. In 2025, Macerich executed 7.1 million square feet of leases. In the fourth quarter of 2025, re-leasing spreads were 6.7% above expiring base rent, marking the seventeenth consecutive quarter of positive re-leasing spreads.

Heitman is a global real estate investment management firm headquartered in Chicago, Illinois. The firm currently manages approximately $47 billion in assets, with investment strategies spanning private real estate equity, private real estate debt, and public real estate equity. Private real estate equity represents Heitman’s largest strategy, accounting for approximately $40 billion in assets under management. The firm is 100% owned by its senior management team and serves a diverse global institutional client base.

Property Management. The Deptford Mall Property is managed by Macerich Management Company, an affiliate of the borrower sponsor. Macerich Management Company has been invested in the Deptford Mall Property since 2006 and has extensive experience with the Deptford Mall Property’s local market and the super-regional shopping mall sector. Between 2024 and 2025, Macerich Management Company reported 7.1 million square feet of leasing, with portfolio-level occupancy of 94.0% and strong sales and rental growth.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 3 – Deptford Mall

Escrows and Reserves. At origination, the borrowers were required to deposit (i) $89,398 into a gap rent reserve for tenants Sara Jewelers and Zaxby’s and (ii) $1,020,997 into a TI/LC reserve for outstanding tenant improvements, leasing commissions, and free or abated rent outstanding at the Deptford Mall Property as of the origination of the Deptford Mall Whole Loan.

Tax Escrows – On each monthly payment date during the continuance of a Trigger Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance Escrows – On each monthly payment date during the continuance of a Trigger Period, except if the Deptford Mall Property is insured under an acceptable blanket policy and no event of default for which lender has commenced an enforcement action (or is continuing), the borrowers are required to escrow 1/12th of the annual estimated insurance payments. As of the Cut-off Date, an acceptable blanket insurance policy was in place covering the Deptford Mall Property.

Capital Expenditure Reserves – On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Deptford Mall Property (excluding non-collateral square footage, excluded replacement reserve premises, which are the premises leased by Boscov’s and Zaxby’s (or any replacement tenant satisfying conditions set forth in the Deptford Mall Whole Loan documents), and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components) multiplied by $0.25 and divided by 12 for ongoing replacement reserves. The replacement reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

Rollover Reserves – On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Deptford Mall Property (excluding non-collateral square footage and excluded rollover premises, which are premises leased by Boscov’s and Zaxby’s pursuant to their respective leases, if such leases are renewed (to the extent such leases are required to be renewed during the term of the Deptford Mall Whole Loan)) multiplied by $1.00 and divided by 12 for ongoing rollover reserves. The rollover reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

Debt Service Reserves – On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to one-third of the then-applicable monthly debt service payment amount (the “Debt Service Account Cap”) for debt service until the balance of the debt service reserve reaches an amount equal to the Debt Service Account Cap.

A “Trigger Period” commences upon the occurrence of (i) an event of default or (ii) a Low Debt Service Period (as defined below) and will end if, (a) with respect to clause (i), the lender has waived the event of default or the borrowers have cured the event of default (and the lender has accepted such cure in its sole discretion) and no other event of default is then continuing, and (b) with respect to clause (ii), the Low Debt Service Period has ended pursuant to the definition thereof in the Deptford Mall Whole Loan documents, or, after the Permitted Prepayment Date, the borrowers have prepaid the Deptford Mall Whole Loan in an amount that would result in a debt yield of 11% in accordance with the Deptford Mall Whole Loan documents or provided additional credit support in an amount such that when added to the underwritten net operating income, the debt yield is 11%.

A ”Low Debt Service Period” commences upon the debt yield being less than 11% for two consecutive calendar quarters and will end upon the Deptford Mall Whole Loan achieving a debt yield of at least 11% for two consecutive calendar quarters.

Lockbox / Cash Management. The Deptford Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox accounts, and to deposit any rents otherwise received into such accounts within three business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox accounts are required to be swept on a weekly basis, and on the second business day preceding each monthly payment date, to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the Deptford Mall Whole Loan or (ii) if no Trigger Period is continuing, disbursed to the borrowers.

Subordinate or Mezzanine Debt. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 3 – Deptford Mall

Permitted Future Subordinate Debt or Mezzanine Debt. The borrowers are permitted to obtain a PACE Loan in an aggregate amount up to $10,000,000, without the lender’s approval or delivery of a rating agency confirmation.

Partial Release. The Deptford Mall Whole Loan documents permit the borrowers to obtain the free release (except with respect to the Release Price Parcel, as discussed below) of certain outparcels including (i) non-income producing and unimproved real property, (ii) non-income producing real property that is improved by structures that have been vacant and non-income producing continuously since the origination date of the Deptford Mall Whole Loan and for at least three years prior to the date of release, (iii) specified outparcels identified in the Deptford Mall Whole Loan documents the boundary lines of which are not yet final and may be subject to further adjustments to address approval requirements and/or redevelopment needs (subject to an increase in size by no more than 15%) and (iv) the outparcel currently leased to Zaxby’s (subject to the same boundary lines adjustment conditions specified in clause (iii), above) (the “Release Price Parcel”) subject to, among other conditions, (i) the borrowers deliver satisfactory evidence to the lender that the release parcel has been legally subdivided from the remainder of the Deptford Mall Property and constitutes a separate tax lot (or, if not a separate tax lot, the release parcel owner is contractually obligated to pay its share of all taxes and other charges with respect to the release parcel until the release parcel has been designated as a separate tax lot) and (ii) the borrowers certify to the lender that the release of the release parcel will not materially and adversely affect the use, operations, economic value of or the revenue produced by (exclusive of the economic value or revenue lost attributable to the release parcel), the remaining improvements located on the Deptford Mall Property as a mixed use center, and (iii) satisfaction of customary REMIC conditions. With respect to a release of the Release Price Parcel, the borrowers are required to prepay the Deptford Mall Whole Loan in an amount equal to $1,000,534, together with any applicable yield maintenance premium.

Ground Lease. The Deptford Mall Property is subject to a ground lease by and between one of the borrower entities, Deptford Mall Associates L.L.C., as ground lessor (the “Fee Borrower”), and Macerich Deptford LLC, as ground lessee (the “Leasehold Borrower”), an affiliate of the Fee Borrower, dated as of December 7, 2006. The Deptford Mall Whole Loan is fully secured by both the Leasehold Borrower’s leasehold interest in the Deptford Mall Property as well as the Fee Borrower’s overlapping fee interest in the Deptford Mall Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 4 – Doral Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 4 – Doral Center

DORAL 1

Floor	Suites
7	Vacant 5,000 SF; Vacant 17,757 SF
6	Mercury Air Cargo Americas, LLC 5,429 SF 12/2027; Interglobal Logistics Corp. 1,803 SF 4/2029; Ware Malcomb, Inc. 3,221 SF 8/2029; Family First Homecare, LLC 1,912 SF 4/2028; Greenlam American, Inc 2,322 SF 12/2029; The Icaza Jammoul General Partnership 2,265 SF 2/2029; Sunlight Foods, Inc. 1,353 SF 8/2027; Bierrebi USA Holdings, Inc. 1,785 SF 7/2030; Z Process Service, Inc 2,705 SF 4/2030
5	BCA IT, Inc. 3,544 SF 6/2028; The Hadjez Trading Group, Inc. 3,530 SF 3/2028; The Danish Brewery Group,Inc. 1,616 SF 6/2031; WXC Corporation 2,070 SF 10/2034; Monarca Insurance (subleased to Orange Ins) 6,023 SF 2/2030; Silver Bullet Technologies, LLC 3,688 SF 4/2032; DMR Law LLC 2,266 SF 4/2032
4	Paneuropean Holdings 5,891 SF 4/2029; OHLA Building, INC. 2,132 SF 6/2029; State of FL - Dept of Financial Services 5,065 SF 10/2035; Ashley DDS Insurance LLC (subleased to Camero) 1,774 SF 7/2027; Vacant 6,235 SF; Investkas, LLC 1,685 SF 5/2029
3	State of FL - Dept of Health 4,732 SF 10/2032; Kisinger Campo & Associates, Corp. 3,479 SF 10/2028; Vacant 6,676 SF; HW Lochner, Inc 7,705 SF 3/2035
2	Florida Lemark Corporation 4,547 SF 1/2029; WAC of Miami, LLC 5,208 SF 4/2033; Vacant 5,962 SF; Nursing Plus LLC 1,784 SF 5/2028; The Law Office of Alejandro I. Velez, PLLC 2,092 SF 12/2027; DigitalEra Group, LLC 2,991 SF 4/2031
1	CitiBank, N.A. 11,005 SF 10/2030; Mailroom 1,000 SF

Vacant | Building | 2027 | 2028 – 2029 | 2030 – 2031 | 2032+

DORAL 2

Floor	Suites
7	Quest Workspaces 23,454 SF 5/2037
6	Vacant 13,355 SF; Peiz Holdings LLC 5,541 SF 3/2037; Emirates, Inc., a United Arab 2,208 SF 9/2029; CTL Miami, Inc. 2,388 SF 2/2032
5	Provider Network Solutions, LLC 16,184 SF 2/2034; Clasquin USA, Inc. 3,372 SF 4/2029; First-Citizens Bank & Trust Company 3,414 SF 7/2029
4	Quest Workspaces (Expansion) 14,627 SF 5/2037; Vacant 5,130 SF; B&B Hotels US, Inc. 3,856 SF 2/2029
3	State of FL - Dept of Revenue 24,401 SF 9/2033
2	State of FL - Dept of Revenue 4,894 SF 9/2033; BSC Realty (Management Office) 3,391 SF 3/2029; Smartronix, Inc. 3,110 SF 12/2026; Autopaq LLC 895 SF 5/2029; Consulate General of Bolivia in Miami 2,120 SF 10/2030; Vacant 2,086 SF; Venocare, Inc. 3,280 SF 2/2028
1	American Lebanese Syrian Associated Charities, Inc. 4,193 SF 12/2028; First-Citizens Bank & Trust Company 2,078 SF 7/2029

Vacant | Building | 2026 – 2027 | 2028 – 2029 | 2030 – 2031 | 2032+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 4 – Doral Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 4 – Doral Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$53,500,000	Title:	Fee
Cut-off Date Principal Balance:	$53,500,000	Property Type – Subtype:	Office – Suburban
% of IPB:	6.9%	Net Rentable Area (SF):	292,229
Loan Purpose:	Refinance	Location:	Doral, FL
Borrower:	Centrum Doral Owner, LLC	Year Built / Renovated:	1985, 1990 / 2020
Borrower Sponsors:	Banyan Street Capital	Occupancy:	78.7%
Interest Rate:	7.35000%	Occupancy Date:	7/31/2026
Note Date:	7/30/2026	4th Most Recent NOI (As of)(2):	$228,081 (12/31/2023)
Maturity Date:	8/11/2031	3rd Most Recent NOI (As of) (2):	$1,266,402 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of) (2):	$2,724,650 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of) (2):	$3,668,566 (6/30/2026 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	80.8%
Amortization Type:	Interest Only	UW Revenues:	$9,636,772
Call Protection:	YM1(24),DorYM1(32),O(4)(3)	UW Expenses:	$4,222,811
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,413,961
Additional Debt:	No	UW NCF:	$5,355,515
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$78,300,000 / $268
Additional Debt Type:	N/A	Appraisal Date:	5/18/2026

Escrows and Reserves(1)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$183
Taxes:	$56,943	$56,943	N/A	Maturity Date Loan / SF:	$183
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.3%
CapEx Reserves:	$0	$4,870	N/A(4)	Maturity Date LTV:	68.3%
TI / LC Reserves:	$3,500,000	Springing	$875,000	UW NCF DSCR:	1.34x
Existing TI/LC Reserve:	$551,776	$0	N/A	UW NOI Debt Yield:	10.1%
Rent Concession Reserve:	$1,493,599	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$53,500,000	99.1%	Loan Payoff	$47,054,431	87.2%
Borrower Sponsor Equity:	477,707	0.9	Escrows & Reserves	5,602,318	10.4
			Closing Costs	1,320,958	2.4

Total Sources	$53,977,707	100.0%	Total Uses	$53,977,707	100.0%
(1)	See the “Escrows and Reserves” section below for further discussion of reserve requirements.
(2)	The increase in NOI from the fourth most recent period to the most recent period is due to the acquisition of the Doral Center Property (as defined below) by the borrower sponsor in the third quarter of 2020 during the COVID 19 pandemic and the lease up from 39% at the time of acquisition to the current 78.7% occupancy as of July 31, 2026.
(3)	Prepayment together with payment of a yield maintenance payment is permitted on and after the closing date (i.e. no lockout period for yield maintenance prepayments).
(4)	There is no cap on capital expenditure reserve deposits but note that any increase in monthly deposits for capital expenditures will not exceed 5% annually.

The Loan. The fourth largest mortgage loan (the “Doral Center Mortgage Loan”) is evidenced by a promissory note with an outstanding balance as of the Cut-off Date of $53,500,000. The Doral Center Mortgage Loan is secured by the borrower’s fee simple interest in a Class A, suburban office property containing 292,229 square feet located in Doral, Florida (the “Doral Center Property”). The Doral Center Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a fixed rate of 7.35000% per annum on an Actual/360 basis. The scheduled maturity date of the Doral Center Mortgage Loan is August 11, 2031.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 4 – Doral Center

The Property. The Doral Center Property is a Class A, two-building (One & Two Doral Center), 7-story suburban office campus located at 8750 Northwest 36th Street and 3750 Northwest 87th Avenue in Doral, Miami-Dade County, Florida. Situated on a 9.43-acre site, the Doral Center Property is comprised of a total of 292,229 net-rentable square feet. The two buildings were constructed in 1985 and 1990, respectively, and underwent significant renovations in 2020. The current owner, Centrum Doral Owner, LLC, acquired the Doral Center Property in September 2020 for $43,000,000 and since the acquisition has invested approximately $11.9 million in a capital improvement and rebranding program. The program included updating building facades, landscaping, corridors, and restrooms, as well as the development of a new five-story parking garage in 2022. Parking is provided via a combination of surface lots and a structured garage, totaling 1,455 spaces, which equates to a ratio of 4.98 spaces per 1,000 square feet. Pursuant to an agreement with the owner of an adjacent residential tract, the residential owner will be constructing at its expense a similar structured parking facility on the Doral Center Property for the shared use of the adjacent residential property and the Doral Center Property. See “Description of the Mortgage Pool – Redevelopment, Expansion and Renovation” in the Preliminary Prospectus. The tenancy is diversified, with investment-grade tenants accounting for 19.0% of the NRA and 34.8% of the UW base rent. As of July 31, 2026, the Doral Center Property was 78.7% leased to 48 unique tenants and has a weighted-average remaining lease term of 5.9 years.

Major Tenants. The three largest tenants at the Doral Center Property by underwritten rent are the State of Florida – Department of Revenue, Quest Workspaces and Citibank, N.A.

State of Florida – Department of Revenue (M/S/F: Aaa/AAA/AAA; 29,295 square feet; 10.0% of NRA; 15.9% of underwritten base rent). The Florida Department of Revenue (Florida DOR) is the State of Florida’s principal agency for tax administration, child support enforcement, and property tax oversight. The Department operates through three primary lines of business: administering state tax laws and fees, managing the Child Support Program, and overseeing property tax administration across Florida. The department covers more than 30 state taxes and fees, including sales and use tax, corporate income tax, fuel tax, and reemployment tax. The Florida Department of Revenue has been in occupancy at the Doral Center Property since 2023, has a lease expiration in September 2033 and has one, 10-year renewal option and a termination option with 6-months’ notice, if space becomes available in any state-owned building.

Quest Workspaces (38,081 square feet; 13.0% of NRA; 14.1% of underwritten base rent). Quest Workspaces is a privately owned flexible workspace provider specializing in serviced offices, coworking spaces, virtual offices, and meeting facilities. Quest Workspaces was founded in 2010 and has developed its business around providing flexible workplace solutions. The company operates primarily in the United States, reporting 14 locations across Florida and Manhattan, New York. Quest Workspaces has been in occupancy at the Doral Center Property since 2024, has a lease expiration in May 2037 and has one, 5-year renewal option and no termination options. Quest Workspaces originally occupied 23,454 SF at the Doral Center Property and has recently expanded its operations, occupying an additional 14,627 SF from February 2026.

Citibank, N.A. (M/S/F: A3/BBB+/A; 11,005 square feet; 3.8% of NRA; 9.2% of underwritten base rent). Citibank, N.A. (“Citi”) is the principal banking subsidiary of Citigroup and one of the largest financial institutions in the world. Citi conducts business in more than 180 countries and jurisdictions, reflecting one of the most extensive international networks among global banking institutions. Citi has been in occupancy at the Doral Center Property since 2005, has a lease expiration in October 2030 and has two 5-year renewal options and no termination options.

The following table presents certain information with respect to the historical and current occupancy of the Doral Center Property:

Historical and Current Occupancy
2023(1)	2024(1)	2025(1)	Current(2)
59.6%	68.9%	73.1%	78.7%
(1)	Historical occupancies are taken as of December 31st of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated as of July 31, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 4 – Doral Center

The following table presents certain information relating to the tenants at the Doral Center Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Major Tenants
State of FL - Dept of Revenue	Aaa/AAA/AAA	29,295	10.0%	$38.54	$1,128,931	15.9%	9/30/2033
Quest Workspaces	NR/NR/NR	38,081	13.0%	$26.36	$1,003,899	14.1%	5/31/2037
CitiBank, N.A.	A3/BBB+/A	11,005	3.8%	$59.40	$653,672	9.2%	10/31/2030
Provider Network Solutions, LLC	NR/NR/NR	16,184	5.5%	$23.07	$373,365	5.2%	2/28/2034
First-Citizens Bank & Trust Company	Baa2/BBB/NR	5,492	1.9%	$48.05	$263,910	3.7%	7/31/2029
Subtotal / Wtd. Avg.		100,057	34.2%	$34.22	$3,423,776	48.1%
Other Tenants		129,971	44.5%	$28.43	3,695,329	51.9%
Occupied Collateral Total		230,028	78.7%	$30.95	7,119,105	100.0%
Vacant Space		62,201	21.3%
Collateral Total		292,229	100.0%

(1)	Based on the underwritten rent roll dated July 31, 2026 and inclusive of contractual rent steps totaling $434,412 through August 1, 2027
(2)	Certain ratings are those of the parent company or government entity, whether or not the parent or government entity guarantees the lease.

The following table presents certain information with respect to the lease rollovers at the Doral Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	3	4,110	1.4%	1.4%	$84,965	1.2%	1.2%	$20.67
2027	4	10,648	3.6%	5.1%	$279,721	3.9%	5.1%	$26.27
2028	7	21,722	7.4%	12.5%	$634,376	8.9%	14.0%	$29.20
2029	16	43,080	14.7%	27.2%	$1,221,714	17.2%	31.2%	$28.36
2030	5	23,638	8.1%	35.3%	$1,060,857	14.9%	46.1%	$44.88
2031	2	4,607	1.6%	36.9%	$154,932	2.2%	48.3%	$33.63
2032	4	13,074	4.5%	41.4%	$425,074	6.0%	54.2%	$32.51
2033	2	34,503	11.8%	53.2%	$1,254,931	17.6%	71.9%	$36.37
2034	2	18,254	6.2%	59.4%	$425,508	6.0%	77.8%	$23.31
2035	2	12,770	4.4%	63.8%	$419,033	5.9%	83.7%	$32.81
2036	0	0	0.0%	63.8%	$0	0.0%	83.7%	$0.00
Thereafter	2	43,622	14.9%	78.7%	$1,157,994	16.3%	100.0%	$26.55
Vacant	0	62,201	21.3%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	49	292,229	100.0%		$7,119,105	100.0%		$30.95
(1)	Based on the underwritten rent roll dated July 31, 2026 and inclusive of contractual rent steps totaling $434,412 through August 1, 2027.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C16
No. 4 – Doral Center

The following table presents certain information relating to the historical and underwritten cash flows of the Doral Center Property:

Underwritten Cash Flow
	2023	2024	2025	6/30/2026 TTM	UW	UW PSF
Base Rent	$3,650,674	$5,270,157	$6,110,357	$6,603,743	$7,119,105	$24.36
Vacancy	$0	$0	$0	$0	$1,692,771	$5.79
Gross Potential Rent(1)	$3,650,674	$5,270,157	$6,110,357	$6,603,743	$8,811,876	$30.15
(Vacancy/Credit Loss)	$0	$0	$0	$0	($1,692,771)	($5.79)
(Collection loss)	($281,059)	($59,046)	($77,643)	($77,643)	$0	$0.00
(Free Rent Adjustment)	($232,734)	($739,686)	($592,737)	($463,095)	$0	$0.00
Straight Line Rent(2)	$0	$0	$0	$0	$103,503	$0.35
Net Rental Income	$3,136,881	$4,471,425	$5,439,977	$6,063,005	$7,222,609	$24.72
Expense Recoveries	$855,657	$1,146,578	$1,802,923	$2,123,129	$2,316,083	$7.93
Other Income(3)	$93,468	$81,163	$95,173	$113,488	$98,080	$0.34
Effective Gross Income	$4,086,006	$5,699,165	$7,338,072	$8,299,622	$9,636,772	$32.98

Real Estate Taxes	$613,396	$594,573	$672,689	$671,533	$624,741	$2.14
Insurance	$626,589	$706,669	$688,315	$657,551	$571,824	$1.96
Management Fee	$129,286	$175,706	$222,942	$248,395	$289,103	$0.99
Other Operating Expenses(4)	$2,488,654	$2,955,814	$3,029,476	$3,053,577	$2,737,143	$9.37
Total Expenses	$3,857,925	$4,432,763	$4,613,422	$4,631,056	$4,222,811	$14.45

Net Operating Income(5)	$228,081	$1,266,402	$2,724,650	$3,668,566	$5,413,961	$18.53
Replacement Reserves	$0	$0	$0	$0	$58,446	$0.20
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$228,081	$1,266,402	$2,724,650	$3,668,566	$5,355,515	$18.33

(1)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated July 31, 2026, with rent steps taken through August 1, 2027
(2)	Straight line rent for the investment-grade tenants straight-lined through the earlier of (i) lease expiration and (ii) five years.
(3)	Other Income consists of signage rent, late fees, parking income and other miscellaneous income.
(4)	Other Operating Expenses consists primarily of general and administrative expenses, utilities, repairs and maintenance, janitorial, security, among others.
(5)	The increase in NOI from the fourth most recent period to the most recent period is due to the acquisition of the Doral Center Property by the borrower sponsor in the third quarter of 2020 during the COVID 19 pandemic and the lease up from 39% at the time of acquisition to the current 78.7% occupancy as of July 31, 2026.

Environmental. According to the Phase I environmental site assessment dated May 28, 2026, there were no recognized environmental conditions at the Doral Center Property and there was one CREC at the Doral Center Property.

The Market. The Doral Center Property is located in Doral, Miami-Dade County, Florida, and within the Miami-Fort Lauderdale-West Palm Beach, FL, metropolitan statistical area. According to the appraisal, the Doral Center Property is positioned at the intersection of NW 36th Street and NW 87th Avenue in one of Miami-Dade County's premier business districts and a major employment hub within the Miami Airport office submarket. Primary access to the Doral Center Property is provided via NW 36th Street and NW 87th Avenue, with connectivity to major regional thoroughfares including Florida's Turnpike (Ronald Reagan Turnpike), the Palmetto Expressway (State Road 826), and the Dolphin Expressway (State Road 836). These corridors provide access throughout Miami-Dade and Broward Counties, as well as to Interstate 75, Interstate 95, and U.S. Highway 1. Miami International Airport and downtown Miami are approximately 6 miles and 12 miles from the Doral Center Property. Major employers in the area include Publix Super Markets, the University of Miami, Jackson Health System, American Airlines, Miami-Dade College, Florida International University, Baptist Health South Florida, Wells Fargo Bank N.A., and JPMorgan Chase, N.A.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Doral Center

According to the appraisal, the Doral Center Property is located within the Miami Airport submarket of the Miami-Dade County market, as of the first quarter of 2026, the Miami Airport office submarket had an inventory of approximately 19,250,746 square feet with a vacancy rate of 7.9% and average gross rent of $45.51 per square foot. The appraisal concluded a market rent ranging from $26.50 per square foot for Office > 10k SF Space and $70.00 for the Branch Bank Space at the Doral Center Property.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Doral Center Property was 17,981, 118,581 and 442,717, respectively. The average household income within the same radii, was $117,928, $111,046 and $94,082, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Doral Center Property:

Market Analysis
	Office < 10k SF Space	Office > 10k SF Space	Branch Bank Space	Static Vacant Space
Rentable Area	174,980	106,858	6,000	4,391
Market Rent (PSF per Year)	$27.50	$26.50	$70.00	$0.00
Lease Term (Years)	5.3	7.3	10.5	-
Lease Type (Reimbursements)	NNN 95% GU	NNN 95% GU	NNN 95% GU	None
Rent Increase Projection (per Year)	3.0%	3.0%	3.0%	-
Tenant Improvements (New Tenant) (PSF)	$40.00	$50.00	$90.00	$0.00
Tenant Improvements (Renewal) (PSF)	$5.00	$5.00	$10.00	$0.00

The table below presents certain information relating to comparable properties of the Doral Center Property:

Comparable Office Leases(1)
Property Name / Address	Year Built/ Renovated	Total NRA (SF)	Tenant	Lease Size (SF)	Lease Start Date	Lease Term (yrs.)	Annual Base Rent PSF	Lease Type
Doral Center (2) 8750 Northwest 36th Street & 3750 Northwest 87th Avenue Doral, FL	1985, 1990 /2020	292,229	State of FL – Dept of Revenue	29,295	Oct-23	10	$38.54	Gross
Doral Concourse 8400 NW 36th Street Doral, FL	2001 / 2018	240,669	Millicom Int'l Services	12,820	Dec-25	3.3	$31.00	NNN
Waterford Ivy Offices 5757, 5775, 5805, 6101, 6161 Blue Lagoon Drive Miami, FL	1982 / 2020	361,696	Miami Legal Group, PLLC	1,785	May-25	5	$24.91	NNN
Westside Plaza I and III 8200 and 8400 Northwest 33rd Street Doral, FL	1996 / 2024	276,637	Berkel & Company	3,544	Oct-25	5	$45.23	Modified Gross
The Landing at MIA 7205-7665 Corporate Center Drive Miami, FL	1981 / 2018	953,161	Albatrans Inc	1,676	Nov-24	7	$26.46	NNN

(1)	Based on the appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated July 31, 2026, other than Year Built/Renovated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C16
No. 4 – Doral Center

Appraisal. According to the appraisal as of May 18, 2026, the Doral Center Property had an “as-is” appraised value of $78,300,000.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Doral Center	$78,300,000	7.75%
(1)	Source: Appraisal.

The Borrower. The borrower is Centrum Doral Owner, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Doral Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Banyan Street Capital. Banyan Street Capital specializes in investing, repositioning and managing real estate assets, including office, parking and multi-family properties across U.S. markets. Banyan Street Capital currently has $4 billion invested in office, multifamily and parking properties with approximately 35 million square feet of investing experience specifically in office buildings.

Property Management. The Doral Center Property is managed by BSC Realty Services, LLC, a borrower-affiliated property management company.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $56,943 for real estate taxes, (ii) $3,500,000 for tenant improvements and leasing commissions payable under existing commercial leases, (iii) $551,776 for outstanding tenant improvements and leasing commissions, and (iv) $1,493,599.11 for outstanding free rent.

Real Estate Taxes Escrow – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated tax payments, which currently equates to a monthly deposit of approximately $56,943.

Insurance Escrow – The Doral Center Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no event of default has commenced and is continuing; and (ii) the Doral Center Property is covered under an acceptable blanket policy and the borrower provides the lender with evidence of renewal. As of the origination date, an acceptable blanket policy is in place.

CapEx Reserve – On a monthly basis, the borrower is required to deposit $4,870. Escalation of monthly deposits is capped at 5% annually.

TI/LC Reserve – At closing, the borrower deposited $3,500,000 into the TI/LC reserve and, commencing on the first monthly payment date after the balance of the TI/LC reserve account falls below $500,000, the borrower is required to deposit $24,352 on a monthly basis. After monthly deposits are initiated, the borrower is required to continue making monthly payments only to the extent the balance of the TI/LC reserve is less than $875,000.

Rent Concession Reserve – At closing, the borrower deposited approximately $1,493,599.11 into the rent concession reserve representing the amount of future rent credits or abatements under existing leases. A schedule detailing release of such funds is included in the Doral Center Mortgage Loan documents.

Existing TI/LC Reserve – At closing, the borrower deposited $551,776 into the existing TI/LC reserve representing the existing TI/LC costs at the Doral Center Property. A schedule allocating these funds to specific tenants at the Doral Center Property is included in the Doral Center Mortgage Loan documents.

Lockbox / Cash Management. The Doral Center Mortgage Loan is structured with a hard lockbox and springing cash management. The Doral Center Mortgage Loan documents require the borrower to instruct all tenants to deposit rents directly into the deposit account via tenant direction letters sent at loan closing. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the Doral Center Mortgage Loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Doral Center

documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Doral Center Mortgage Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; or
(ii)	subject to borrower’s right either to partially prepay the debt or provide cash or letter of credit in amount which, if applied to the then outstanding principal balance of the Doral Center Mortgage Loan would result in the 1.30x DSCR threshold being satisfied, the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.30x (tested quarterly).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of the related event of default; or
●	with regard to clause (ii) above, the NCF DSCR being equal to or greater than 1.30x for two consecutive calendar quarters.

Right of First Refusal/Right of First Offer. None.

Subordinate or Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 5 – Shore Front Parkway Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Shore Front Parkway Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Shore Front Parkway Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$43,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$43,500,000	Property Type – Subtype:	Multifamily – High Rise
% of Pool by IPB:	5.6%	Net Rentable Area (Units):	773
Loan Purpose:	Refinance	Location:	Queens, NY
Borrowers(2):	Various	Year Built / Renovated:	1963, 1966 / NAP
Borrower Sponsor(3):	Efstathios Valiotis	Occupancy(5):	98.8%
Interest Rate:	6.56000%	Occupancy Date:	4/20/2026
Note Date:	5/28/2026	4th Most Recent NOI (As of):	$7,956,659 (12/31/2023)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of):	$8,281,214 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$8,310,152 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$8,658,442 (TTM 3/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	97.4%
Amortization Type:	Interest Only	UW Revenues:	$16,859,677
Call Protection:	L(26),YM1(30),O(4)	UW Expenses:	$8,110,177
Lockbox / Cash Management:	Springing	UW NOI:	$8,749,500
Additional Debt(1):	Yes	UW NCF:	$8,556,250
Additional Debt Balance(1):	$51,000,000	Appraised Value / Per Unit(6):	$140,500,000 / $181,759
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/28/2026

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$122,251
Taxes:	$1,860,050	$310,010	N/A	Maturity Date Loan / Unit:	$122,251
Insurance:	$620,760	$124,152	N/A	Cut-off Date LTV:	67.3%
Replacement Reserves:	$14,000	$16,110	N/A	Maturity Date LTV:	67.3%
Immediate Repair Reserve:	$178,910	$0	N/A	UW NCF DSCR:	1.36x
Low DSCR Avoidance Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$94,500,000	99.2%	Loan Payoff(7)	$92,020,108	96.6%
Borrower Equity	724,909	0.8	Upfront Reserves	2,673,720	2.8
			Closing Costs	531,081	0.6
Total Sources	$95,224,909	100.0%	Total Uses	$95,224,909	100.0%

(1)	The Shore Front Parkway Apartments Mortgage Loan (as defined below) is part of a whole loan that is comprised of two pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $94,500,000 (the “Shore Front Parkway Apartments Whole Loan”). The financial information presented above is based on Shore Front Parkway Apartments Whole Loan.
(2)	The borrowers are 1 Beach 105 Realty, LLC, 107-10 Shorefront Realty, LLC and 106-20 Shorefront Realty, LLC, each a New York limited liability company and single purpose entity. The borrowers and non-recourse carveout guarantors are required by the Shore Front Parkway Apartments Whole Loan documents to have recourse liability for 25% of the debt (totaling $23,625,000).
(3)	The borrower sponsor is Efstathios Valiotis and the non-recourse carveout guarantors are Efstathios Valiotis and Stamatiki Valiotis.
(4)	See “Escrows and Reserves” below for discussion of reserve requirements.
(5)	Occupancy reflects only the multifamily units, not the commercial space.
(6)	The Shore Front Parkway Apartments Property has an appraised land value of $65,800,000.
(7)	The previous lender, Flagstar Bank, N.A. (“Flagstar Bank”), approached the borrower sponsor and offered an approximately $9,000,000 discount to the payoff amount if the previous loan (the “Flagstar Loan”) was repaid by end of 2025. The borrower sponsor obtained a loan (the “DBTCA Loan”) from Deutsche Bank Trust Company Americas (“DBTCA”) to pay off the Flagstar Loan. While proceeds of the Shore Front Parkway Apartments Whole Loan were not used to pay off the discounted Flagstar Loan, such proceeds were used to pay off the DBTCA Loan. Please refer to “The Loan” section below for a further discussion of the circumstances surrounding the discounted payoff.

The Loan. The fifth largest mortgage loan (the “Shore Front Parkway Apartments Mortgage Loan”) is part of the Shore Front Parkway Apartments Whole Loan, which is evidenced by two pari passu promissory notes that are secured by the borrowers’ fee interest in a 98.8% occupied, fully rent stabilized multifamily complex comprising three buildings located in Queens, New York (the “Shore Front Parkway Apartments Property”). Zions Bancorporation, N.A. (“ZBNA”) originated the Shore Front Parkway Apartments Whole Loan on May 28, 2026, which accrues interest at a fixed rate of 6.56000% per

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Shore Front Parkway Apartments

annum on an Actual/360 basis with an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Shore Front Parkway Apartments Whole Loan is June 6, 2031.

The Shore Front Parkway Apartments Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $43,500,000. As of the Cut-off Date, the controlling Note A-1 has an outstanding principal balance of $51,000,000 and was contributed to the BMO 2026-5C15 securitization trust.

In March 2023, the previous lender, Flagstar Bank, a wholly owned subsidiary of New York Community Bancorp, Inc. (“NYCB”), purchased approximately $38.4 billion of Signature Bridge Bank, N.A.'s assets, including loans of approximately $12.9 billion purchased at a discount of $2.7 billion. In March 2024, NYCB publicly reiterated its pledge to reduce its commercial real estate exposure. In 2025, Flagstar Bank approached the borrower sponsor, Mr. Efstathios Valiotis, and offered an approximately $9,000,000 discount to the payoff amount if the previous loan (the “Flagstar Loan”) was repaid by the end of 2025. The borrower sponsor obtained a loan (the “DBTCA Loan”) from Deutsche Bank Trust Company Americas (“DBTCA”) to pay off the Flagstar Loan. At origination of the DBTCA Loan, the Flagstar Loan was in good standing and fully performing. While proceeds of the Shore Front Parkway Apartments Whole Loan were not used to pay off the discounted Flagstar Loan, such proceeds were used to pay off the DBTCA Loan.

The Shore Front Parkway Apartments Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BMO 2026-5C15 securitization trust. The relationship between the holders of the Shore Front Parkway Apartments Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Shore Front Parkway Apartments Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$51,000,000	$51,000,000	BMO 2026-5C15	Yes
A-2	$43,500,000	$43,500,000	BMO 2026-5C16	No
Whole Loan	$94,500,000	$94,500,000

The Property. The Shore Front Parkway Apartments Property consists of three contiguous multifamily properties located along Rockaway Beach in Queens, New York, comprising a total of 773 residential units and approximately 9,550 square feet of commercial space. Per the April 20, 2026 residential rent roll, the Shore Front Parkway Apartments Property’s multifamily units are 98.8% occupied and contains a unit mix of studio, one-, two-, and three-bedroom apartments. The Shore Front Parkway Apartments Property includes private balconies in select units, as well as direct public beach access.

In addition to the multifamily and professional space, the Shore Front Parkway Apartments Property includes a surface parking lot, which per the zoning reports, has 687 permitted spaces (representing a parking ratio of approximately 0.9 spaces per unit), of which 615 are leased at average rents of approximately $91.12 per month, and 84 storage units, of which 80 are leased at average rents of approximately $71.01 per month, as of the April 20, 2026 rent roll.

The Shore Front Parkway Apartments Property features amenities including swimming pools, barbecue areas, a dog park, a playground and on-site parking facilities. The Shore Front Parkway Apartments Property is managed in-house by the borrower sponsor’s affiliated property management company, Alma Realty Corp., which oversees leasing and day-to-day operations. The borrower sponsor acquired the Shore Front Parkway Apartments Property in 2001 and has owned the Shore Front Parkway Apartments Property for more than 24 years. The borrower sponsor has invested capital expenditures over the length of his ownership, including approximately $5.0 million between 2019 and 2024 related to facade restoration, elevator modernization, apartment renovations, electrical upgrades, boiler replacements and other building improvements. All residential units at the Shore Front Parkway Apartments Property are subject to New York rent stabilization, and the Shore Front Parkway Apartments Property is fully rent stabilized. Pursuant to the New York City Rent Guidelines Board, rental increases for one-year and two-year leases commencing after October 1, 2025 and on or before September 30, 2026 are capped at 3.00% and 4.50%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C16
No. 5 – Shore Front Parkway Apartments

The Shore Front Parkway Apartments Property’s multifamily units were 98.8% occupied as of April 20, 2026. The unit mix includes 189 studio units, 397 one-bedroom units, 150 two-bedroom units and 37 three-bedroom units. Commercial tenants include a dentist and neurology office and older adult care center facility. The borrower sponsor operates laundry at the Shore Front Parkway Apartments Property through an affiliated tenant. Additionally, there is one antenna at the 106-20 Shore Front Parkway location, which is currently rented to Verizon Wireless.

The following table presents certain information relating to the historical and current occupancy of the Shore Front Parkway Apartments Property’s multifamily units:

Historical and Current Occupancy(1)
2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	Current(2)
100%	100%	99.9%	100%	100%	100%	100%	100%	99.4%	98.2%	98.8%
(1)	Source: Third party market research provider, excluding the current occupancy. Historical occupancies are as of December 31st of each respective year. Inclusive of multifamily units.
(2)	Based on the residential rent roll dated April 20, 2026.

The following table presents certain information with respect to the residential units at the Shore Front Parkway Apartments Property:

Unit Mix Summary (1)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Avg. Occupied Contract Rent(2)	Concluded Monthly Market Rental Rate(3)
Studio	189	24.5%	186	98.4%	$1,479	$1,493
1 Bedroom	397	51.4%	392	98.7%	$1,702	$1,701
2 Bedroom	150	19.4%	149	99.3%	$1,958	$1,966
3 Bedroom	37	4.8%	37	100.0%	$2,053	$2,040
Total/Wtd. Avg.	773	100.0%	764	98.8%	$1,715	$1,718
(1)	Based on the underwritten rent roll dated April 20, 2026.
(2)	Represents the average occupied contract rent per the unit mix for the Shore Front Parkway Apartments Property dated as of April 20, 2026.
(3)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Shore Front Parkway Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the Shore Front Parkway Apartments Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	March 2026 TTM	Underwritten	Per Unit	%(1)
In-Place Rents(2)	$13,785,920	$14,372,969	$14,835,194	$15,160,095	$15,719,812	$20,336	98.3%
Grossed Up Vacant Units	0	0	0	0	272,955	353	1.7
Gross Potential Rent	$13,785,920	$14,372,969	$14,835,194	$15,160,095	$15,992,767	$20,689	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(319,855)	(414)	(2.0)
Net Rental Income	$13,785,920	$14,372,969	$14,835,194	$15,160,095	$15,672,912	$20,275	98.0%
Commercial Income	149,788	145,867	158,898	168,107	258,860	335	1.6
Commercial Reimbursements	0	0	0	0	0	0	0.0
Commercial Vacancy	0	0	0	0	(96,226)	(124)	(0.6)
Net Commercial Income	$149,788	$145,867	$158,898	$168,107	$162,635	$210	1.0%
Other Income(3)	816,711	811,698	865,431	828,686	1,024,130	1,325	6.4
Effective Gross Income	$14,752,419	$15,330,534	$15,859,523	$16,156,888	$16,859,677	$21,811	105.4%

Real Estate Taxes (4)	2,866,845	3,091,986	3,214,896	3,214,896	3,542,943	4,583	21.0
Property Insurance Expense	778,597	856,055	943,591	985,755	1,418,881	1,836	8.4
Other Operating Expenses(5)	3,150,318	3,101,279	3,390,884	3,297,795	3,148,352	4,073	18.7
Total Expenses	$6,795,760	$7,049,321	$7,549,371	$7,498,446	$8,110,177	$10,492	48.1%
Net Operating Income	$7,956,659	$8,281,214	$8,310,152	$8,658,442	$8,749,500	$11,319	51.9%
Replacement Reserve	0	0	0	0	193,250	250	1.1
Net Cash Flow	$7,956,659	$8,281,214	$8,310,152	$8,658,442	$8,556,250	$11,069	50.7%

(1)	% column represents percent of Gross Potential Rent for revenue fields and Effective Gross Income for the remaining fields.
(2)	Underwritten In-Place Rents is based on the underwritten rent roll dated April 20, 2026.
(3)	Other Income comprises contractual antenna, laundry, storage, miscellaneous, nominal fees and parking income.
(4)	Real Estate Taxes represent the 2026-2027 notice of value estimated taxes per the New York state website.
(5)	Other Operating Expenses include utilities, repairs and maintenance, payroll and benefits, general and administrative, professional fees and management fees.

Environmental. According to the Phase I environmental assessments dated December 1, 2025 and February 18, 2026, there was evidence of recognized and historically recognized environmental conditions at the Shore Front Parkway Apartments Property related to underground storage and oil tanks/spills lacking closure documentation. The lender obtained environmental insurance in lieu of a Phase II environmental assessment and the subsurface investigations recommended by the Phase I environmental assessments. The lender’s consultant estimated a remedial cost range of $100,000 to $140,000 and the borrower procured a $500,000 coverage amount. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Shore Front Parkway Apartments Property is located in Queens, New York within the New York-Newark-Jersey City metropolitan statistical area multifamily market and the South Shore Queens submarket. The Shore Front Parkway Apartments Property is located along Rockaway Beach in Queens, New York, on the Rockaway Peninsula, a coastal submarket situated at the southern edge of New York City. According to the appraisal, the immediate area provides direct access to Rockaway Beach and the Atlantic Ocean and is supported by proximity to neighborhood retail corridors, public open space and community infrastructure. The Rockaway Peninsula is home to approximately 124,000 residents.

The Shore Front Parkway Apartments Property has access to multiple modes of public transportation, including the A subway line, which provides service from the Rockaway Peninsula to Brooklyn and Manhattan, with connections to major transit hubs including Fulton Street and Penn Station, as well as the Rockaway Park Shuttle. The area is also served by the NYC Ferry system, which provides service between Rockaway and multiple destinations in Manhattan and other boroughs. In addition, the Long Island Rail Road Far Rockaway Branch provides commuter access to Jamaica and Penn Station via transfers. The Shore Front Parkway Apartments Property is located approximately a 45 to 60-minute drive from Midtown Manhattan and major employment hubs, depending on traffic conditions, and approximately a 20 to 35-minute drive from John F. Kennedy International Airport, the primary international airport serving the region.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C16
No. 5 – Shore Front Parkway Apartments

The Rockaway Peninsula is part of the broader New York City metropolitan area, which, according to a third party market research provider, added approximately 95,300 jobs from May 2024 to May 2025, leading all metro areas nationwide, and now maintains employment above pre-pandemic levels. New York City’s private sector employment reached approximately 4.25 million jobs as of late 2024, reflecting continued recovery and expansion across key industries including healthcare, construction and professional services. Queens County reported an unemployment rate of approximately 4.7%–4.9% as of 2025–2026. Far Rockaway, which comprises a portion of the eastern Rockaway Peninsula, has an estimated population of approximately 72,000 residents.

The South Shore Queens Multifamily submarket vacancy rate ranged from 1.6% to 2.1% between 2022 and 2025 and currently stands at 1.8% as of Q2 2026. Vacancy is expected to decline to below 1.9% by 2030. Asking rents increased from $1,682 in 2022 to $1,865 as of Q2 2026 in the South Shore Queens submarket. The South Shore Queens Multifamily submarket contains approximately 7,891 units, with 101 units delivered over the past twelve months and 29 units absorbed during the same period.

The following table presents certain information relating to comparable multifamily rentals to the Shore Front Parkway Apartments Property:

Summary of Comparable Rentals(1)
Name/Location	Units	Floors	Year Built / Renovated	Occupancy	Unit Type	Monthly Rent
Shore Front Parkway Apartments 106-20 Shore Front Parkway, 107-10 Shore Front Parkway and 1 Beach 105th Street Queens, NY 11694 (Subject)	773	13	1963, 1966 / NAP	98.8%	Studio	$1,479(2)
					1BR	$1,702(2)
					2BR	$1,958(2)
					3BR	$2,053(2)
Arverne View 5717 Shore Front Parkway Arverne, NY 11692	1,103	19	1974 / 2014	98.9%	Studio	$1,293
					1BR	$1,697
					2BR	$2,302
					3BR	$2,411
					4BR	$2,502
					5BR	$2,798
Wavecrest Gardens 2010 Seagirt Boulevard Far Rockaway, NY 11691	1,760	6	1952 / NAP	99.9%	Studio	$1,867
					1BR	$2,088
					2BR	$2,575
New Haven Towers 2210 New Haven Avenue Far Rockaway, NY 11691	153	6	1962 / NAP	100.0%	Studio	$1,226
					1BR	$1,388
					2BR	$1,691
					3BR	$2,054
2030 Elk Drive 2030 Elk Drive Far Rockaway, NY 11691	82	7	1931 / NAP	100.0%	Studio	$1,087
					1BR	$1,359
					2BR	$1,697
(1)	Source: Appraisal.
(2)	Represents the average occupied contract rent per the unit mix for the Shore Front Parkway Apartments Property dated as of April 20, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C16
No. 5 – Shore Front Parkway Apartments

The following table presents certain information relating to the appraisal’s market rental rate conclusions for the Shore Front Parkway Apartments Property:

Market Rental Rate Conclusion(1)
Unit Type	Market Rent Monthly(2)
Studio	$1,493
One Bedroom	$1,701
Two Bedroom	$1966
Three Bedroom	$2,040
(1)	Source: Appraisal.
(2)	Represents weighed average market rents as determined by the individual building appraisals.

The following table presents certain information relating to comparable multifamily sales to the Shore Front Parkway Apartments Property, identified by the appraisal:

Comparable Sales (1)
Property Name	Location	No. of Units	Sale Date	Concluded Sale Price Per Unit
Ocean Park Apartments 275 Linden Boulevard Park Towers East Apartments Riverside Park Fannwood Estates	New York, NY New York, NY New York, NY New York, NY New York, NY	602 101 163 1,193 312	May-2025 May-2025 Jan-2025 Dec-2024 Nov-2023	$146,179 $106,931 $124,847 $271,165 $153,846

(1)	Source: Appraisal.

The Borrowers. The borrowers are 1 Beach 105 Realty, LLC, 107-10 Shorefront Realty, LLC and 106-20 Shorefront Realty, LLC, each a New York limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Shore Front Parkway Apartments Whole Loan. The borrowers and non-recourse carveout guarantors are required by the Shore Front Parkway Apartments Whole Loan documents to have recourse liability for 25% of the debt (totaling $23,625,000).

The Borrower Sponsor. The borrower sponsor is Efstathios Valiotis and the non-recourse carveout guarantors are Efstathios Valiotis and Stamatiki Valiotis. So long as the Shore Front Parkway Apartments Whole Loan and any of the obligations set forth in the Shore Front Parkway Apartments Whole Loan documents remain outstanding, the non-recourse carveout guarantors are required to maintain a minimum net worth of not less than $20,000,000 and liquidity of not less than $10,000,000.

Mr. Efstathios Valiotis is the founder and chief executive officer of Alma Realty Corp. (“Alma”) and co-founder of Marathon National Bank and Alma Bank, which has 14 branches and over $1.5 billion in assets. Mr. Valiotis’ holdings include 84 residential properties totaling approximately 8,562 units, 24 commercial properties totaling approximately 2.6 million square feet. Mr. Valiotis also has interests in six development projects, including an expected 861-unit and 60-unit multifamily development, primarily located in New York, New Jersey and Connecticut. The borrower sponsor and non-recourse carveout guarantors have been involved in mortgage loan defaults and litigation. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. The Shore Front Parkway Apartments Property is managed by Alma Realty Corp., an affiliate of the borrower sponsor. Founded in 1983, Alma has managed and operated a broad portfolio of multifamily, retail, office, and industrial properties. Alma oversees over 15,000 residential units, 5 million square feet of office, retail and industrial space, and employs over 1,000 individuals across New York, New Jersey and Connecticut.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C16
No. 5 – Shore Front Parkway Apartments

Escrows and Reserves. As of the date of origination of the Shore Front Parkway Apartments Whole Loan, the borrowers were required to deposit (i) $1,860,050 in a real estate tax reserve account, (ii) $620,760 in a property insurance reserve account, (iii) $14,000 in a replacement reserve account and (iv) $178,910 in an immediate repair reserve account.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $310,010).

Insurance Reserve – The borrowers are required to deposit into a property insurance reserve, on a monthly basis in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such premiums at least thirty (30) days prior to the expiration of the policies (initially approximately $124,152).

Replacement Reserve – The Shore Front Parkway Apartments Whole Loan documents require ongoing monthly replacement reserve deposits of $16,110 for multifamily replacements, which the lender may require the borrowers to increase (not more than once per year) upon 30 days’ notice to the borrowers if the lender reasonably determines such increase is necessary to maintain the proper operation of the Shore Front Parkway Apartments Property.

Low DSCR Avoidance Reserve – As discussed in the “Lockbox and Cash Management” section below, the borrowers are entitled to avoid a Low DSCR Event (as defined below) by making springing deposits into such account.

Lockbox and Cash Management. The Shore Front Parkway Apartments Whole Loan is structured with a springing lockbox and springing cash management. Within 30 days from receipt of written notice from the lender that a Cash Trap Event Period (as defined below) has commenced, the borrowers are required to, among other things, (i) execute a deposit account control agreement to establish a deposit account with a clearing bank and (ii) send executed letters directing all commercial tenants to deposit all sums due under their respective leases directly into such deposit account. During the continuance of a Cash Trap Event Period, all funds in the deposit account are required to be swept periodically to a lender-controlled cash management account. If the borrowers or property manager receive any rents or income directly, each is required to deposit such amounts into the deposit account within one business day of receipt. So long as a Cash Trap Event Period is in effect, all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such a Cash Trap Event Period is continuing. Notably, the Shore Front Parkway Apartments Whole Loan documents require that after the termination of an initial Cash Trap Event Period, the cash management account will be closed, but upon the occurrence of any subsequent Cash Trap Event Period, the cash management account will remain open until the Shore Front Parkway Apartments Whole Loan debt has been paid in full.

A “Cash Trap Event Period” will commence upon the occurrence of any of the following:

(i)	the occurrence of an event of default; or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.20x (tested quarterly) (a “Low DSCR Event”), provided, however, if within five business days of written notice from the lender, the borrowers have delivered cash or a letter of credit in an amount equal to the difference of (a) $3,930,000 less (b) the net cash flow for the trailing six-month period (“Low DSCR Event Collateral”), no Low DSCR Event will be deemed to have occurred. For the avoidance of doubt, if the borrowers deposit with the lender any Low DSCR Event Collateral, the borrowers are not required to be subject to an additional Low DSCR Event for a period of six months after such deposit.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default and the lender’s acceptance of such cure; or
●	with regard to clause (ii), the NCF DSCR being equal to or greater than 1.25x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C16
No. 5 – Shore Front Parkway Apartments

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 6 – Meridian Mark

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 6 – Meridian Mark

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 6 – Meridian Mark
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$41,500,000	Title:	Fee
Cut-off Date Principal Balance:	$41,500,000	Property Type – Subtype:	Office - Suburban
% of IPB:	5.4%	Net Rentable Area (SF):	384,931
Loan Purpose:	Refinance	Location:	Carmel, IN
Borrower:	LMM II IN LLC	Year Built / Renovated:	1983 / NAP
Borrower Sponsor:	Ladder CRE Finance REIT Inc.	Occupancy:	85.6%
Interest Rate:	6.79000%	Occupancy Date:	7/15/2026
Note Date:	7/31/2026	4th Most Recent NOI (As of):	NAV
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of):	$3,637,929 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,970,751 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$5,331,495 (TTM 5/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	84.6%
Amortization Type:	Interest Only	UW Revenues:	$8,616,037
Call Protection:	YM(24),DorYM(32),O(4)	UW Expenses:	$3,307,454
Lockbox / Cash Management:	Springing	UW NOI:	$5,308,583
Additional Debt:	No	UW NCF:	$5,019,885
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$63,000,000 / $164
Additional Debt Type:	N/A	Appraisal Date:	7/2/2026

Escrows and Reserves (1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$108
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$108
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.9%
CapEx Reserve:	$0	$0	N/A	Maturity Date LTV:	65.9%
TI/LC Reserve (2):	$0	$0	N/A	UW NCF DSCR:	1.76x
				UW NOI Debt Yield:	12.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$41,500,000	100.0%	Initial Financing(3)	$41,109,916	99.1%
			Closing Costs	390,084	0.9%

Total Sources	$41,500,000	100.0%	Total Uses	$41,500,000	100.0%
(1)	See “Escrows and Reserves” below for discussion of reserve requirements.
(2)	The payment of outstanding TI/LC and free rent obligations existing at the time of the origination are being guaranteed by Ladder Capital Corp (NYSE:LADR), the ultimate indirect parent of the borrower. In the aggregate these costs total $2,559,706 comprised of $1,594,725 of TI/LC/LL costs and $964,981 of free rent.
(3)	The Meridian Mark Property (as defined below) is currently held unencumbered and this will be the borrower’s initial capitalization of the Meridian Mark Property. The asset is currently an unencumbered asset supporting Ladder Capital Corp’s unsecured borrowings. Ladder Capital Corp is an investment grade REIT and as of June 30, 2026, has $2.207 billion of senior unsecured notes / corporate bonds outstanding, net of unamortized debt issuance costs. In addition, it has $202 million drawn on its unsecured revolver and a $275 million unsecured term loan, bringing total unsecured debt to approximately $2.684 billion.

The Loan. The sixth largest mortgage loan (the “Meridian Mark Mortgage Loan”) is a fixed rate mortgage loan secured by the borrower’s fee interest in a suburban office property located in Carmel, Indiana (the “Meridian Mark Property”). The Meridian Mark Mortgage Loan has a 5-year interest only term and accrues interest at a rate of 6.79000% per annum on an Actual/360 basis. The Meridian Mark Mortgage Loan was originated on July 31, 2026, by Ladder Capital Finance LLC. The scheduled maturity date of the Meridian Mark Mortgage Loan is August 6, 2031.

The Property. The Meridian Mark Property consists of two adjacent Class A office buildings located in Carmel, Indiana totaling 384,931 SF that were developed in 1983. The site encompasses approximately 18.223 acres and is located along the Meridian Street / U.S. Highway 31 corridor in Carmel, Indiana. As of the July, 15, 2026 underwritten rent roll, the Meridian Mark Property is 85.6% leased to a diverse, granular set of tenants (40+) and has a weighted average lease term remaining of 5.5 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C16
No. 6 – Meridian Mark

Major Tenants. The four largest tenants based on underwritten base rent are Clinical Architecture, LLC, Oxford Financial Group, Ltd., Edward Rose of Indiana, and Raymond James & Associates, Inc. Collectively these tenants represent 36.8% of the NRA at the Meridian Mark Property.

Clinical Architecture, LLC – (47,442 square feet, 12.3% of NRA, 15.6% of underwritten base rent): Clinical Architecture, LLC (“Clinical Architecture”) is a leading provider of healthcare IT solutions focused on the quality and usability of clinical information. Clinical Architecture was founded in 2007 by industry veterans, clinicians, and informatics experts and is headquartered at the Meridian Mark Property. Clinical Architecture currently leases two full floors at the Meridian Mark Property pursuant to a single lease, consisting of (i) a 23,507 square foot full floor suite in building one on the 5th floor, and (ii) a 23,935 square foot full floor suite in building one on the 7th floor. Clinical Architecture has been at the Median Mark Property since 2017. The current lease expires on September 30, 2034 and provides for one, five-year renewal option. Clinical Architecture is in occupancy and paying rent for both suites.

Oxford Financial Group, Ltd. – (46,524 square feet, 12.1% of NRA, 14.4% of underwritten base rent): Oxford Financial Group(“Oxford”) is a one of the largest independent Registered Investment Advisory firms in the country with oversight of approximately $38 billion in assets under advisement as of December 2024 (which includes assets under management). As of April 2026, Oxford has 25 Managing Directors who serve family and institutional clients across the country, with offices in Atlanta, Chicago, Cincinnati, Grand Rapids, Indianapolis, Minneapolis and Palm Beach. Oxford was founded in 1981 and is headquartered at the Meridian Mark Property. Oxford currently leases two full floors at the Meridian Mark Property pursuant to a single lease, consisting of (i) a 23,316 square foot full floor in building two on the 5th floor, and (ii) a 23,208 square foot full floor in building two on the 6th floor. Oxford has been at the Meridian Mark Property since 1994.The current lease expires on April 30, 2036 and provides for one, five-year renewal option (the “Oxford Lease”). Oxford is in occupancy and paying rent for both floors.

Edward Rose of Indiana – (24,117 square feet, 6.3% of NRA, 7.4% of underwritten base rent): Edward Rose of Indiana (“Edward Rose”) is a family-owned company providing luxury apartment communities throughout the Midwest and surrounding states. Edward Rose handles all phases of development: from land acquisition to construction to management and maintenance. Today, Edward Rose has more than 70,000 apartments across more than 140 communities and employs more than 2,200 employees. Edward Rose was founded in 1921 and is headquartered in Bloomfield Hills, Michigan. Edward Rose currently leases one full floor at the Meridian Mark Property consisting of a 24,117 square foot full floor suite in building one on the 8th floor. Edward Rose has been at the Meridian Mark Property since August 2013.The current lease expires on July 31, 2031 with two, five-year renewal options (the “Edward Rose Lease”). Edward Rose is in occupancy and paying rent for its leased space.

Raymond James & Associates, Inc. – (23,459 square feet, 6.1% of NRA, 7.3% of underwritten base rent) (Moody’s / S&P Fitch : A3 / A- / A-): Raymond James & Associates, Inc. (“Raymond James”) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies engaged primarily in investment and financial planning in addition to capital markets and asset management. Raymond James was founded in 1962 and became a publicly traded company in 1983. The firm's stock is traded on the New York Stock Exchange (NYSE:RJF). Through its three broker/dealer subsidiaries, Raymond James has approximately 19,500 professionals and financial advisors throughout the United States, Canada and overseas. Raymond James’ total client assets are $1.76 trillion as of March 2026. Raymond James currently leases one full floor at the Meridian Mark Property consisting of (i) a 23,459 square foot full floor suite in building one on the 6th floor. The current lease expires on July 31, 2032 and provides for one, five-year renewal option. Raymond James is in occupancy and paying rent for its space.

The following table presents certain information relating to the historical and current occupancy of the Meridian Mark Property:

Historical and Current Occupancy
2023(1)	2024(1)	2025(1)	Current(2)
70.9%	80.3%	84.0%	85.6%
(1)	Historical occupancy is the annual average physical occupancy for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated July 15, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 6 – Meridian Mark

The following table presents certain information relating to the largest tenants at the Meridian Mark Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
								Renewal Options Remaining
Clinical Architecture	NR/NR/NR	47,442	12.3%	$27.37	$1,298,407	15.6%	9/30/2034	1 x 5 yrs
Oxford Financial Group	NR/NR/NR	46,524	12.1%	$25.75	$1,197,993	14.4%	4/30/2036	1 x 5 yrs
Edward Rose of Indiana	NR/NR/NR	24,117	6.3%	$25.50	$614,984	7.4%	7/31/2031	2 x 5 yrs
Raymond James & Associates, Inc.	A3 / A- / A-	23,459	6.1%	$26.00	$609,934	7.3%	7/31/2032	1 x 5 yrs
Major Tenants		141,542	36.8%	$26.29	$3,721,317	44.7%
Other Tenants		187,914	48.8%	$24.47	$4,597,719	55.3%
Occupied Total Collateral / Wtd. Avg.		329,456	85.6%	$25.25	$8,319,036	100.0%
Vacant Space		55,475	14.4%
Collateral Total		384,931	100.0%
(1)	Based on the underwritten rent roll dated July 15, 2026, which includes (i) base rent totaling approximately $8,182,633, (ii) and rent steps totaling approximately $136,403.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

The following table presents certain information relating to tenant lease expirations at the Meridian Mark Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	55,475	14.4%	NAP	NAP	55,475	14.4%	NAP	NAP
2026 & MTM	2	1,287	0.3%	$35,156	0.4%	56,762	14.7%	$35,156	0.4%
2027	8	33,966	8.8%	$991,664	11.9%	90,728	23.6%	$1,026,820	12.3%
2028	8	23,717	6.2%	$680,813	8.2%	114,445	29.7%	$1,707,633	20.5%
2029	8	35,477	9.2%	$874,586	10.5%	149,922	38.9%	$2,582,218	31.0%
2030	5	14,914	3.9%	$413,614	5.0%	164,836	42.8%	$2,995,832	36.0%
2031	2	41,544	10.8%	$1,120,367	13.5%	206,380	53.6%	$4,116,199	49.5%
2032	3	35,668	9.3%	$947,878	11.4%	242,048	62.9%	$5,064,077	60.9%
2033	0	0	0.0%	$0	0.0%	242,048	62.9%	$5,064,077	60.9%
2034	4	60,954	15.8%	$1,564,612	18.8%	303,002	78.7%	$6,628,689	79.7%
2035	1	19,308	5.0%	$492,354	5.9%	322,310	83.7%	$7,121,043	85.6%
2036	3	46,524	12.1%	$1,197,993	14.4%	368,834	95.8%	$8,319,036	100.0%
2037 & Beyond	8	16,097	4.2%	$0	0.0%	384,931	100.0%	$8,319,036	100.0%
Total/Wtd. Avg.	52	384,931	100.0%	$8,319,036	100.00%
(1)	Based on the underwritten rent roll dated July 15, 2026, which includes (i) base rent totaling approximately $8,182,633, (ii) and rent steps totaling approximately $136,403.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 6 – Meridian Mark

The following table presents certain information relating to the operating history and underwritten cash flows of the Meridian Mark Property:

Operating History and Underwriting Net Cash Flow
	2024(1)	2025	TTM(2)	Underwritten	Per Square Foot	%(3)
Gross Potential Rent(4)	$7,564,481	$8,938,103	$9,589,396	$9,862,140	$25.62	97.1%
Expense Recoveries	60,498	152,220	136,480	170,109	0.44	1.7
Percentage Rent	10,018	11,947	14,646	14,646	0.04	0.1
Other Income	126,547	182,355	112,246	112,246	0.29	1.1
Net Rental Income	$7,761,544	$9,284,624	$9,852,767	$10,159,141	$26.39	100.0%
(Vacancy/Credit Loss)	(1,199,402)	(1,021,818)	(1,209,497)	(1,543,104)	(4.01)	(15.2)
Effective Gross Income	$6,562,142	$8,262,806	$8,643,270	$8,616,037	$22.38	84.8%
Total Expenses	2,924,213	3,292,055	3,311,775	3,307,454	8.59	38.4
Net Operating Income(5)	$3,637,929	$4,970,751	$5,331,495	$5,308,583	$13.79	61.6%
Replacement Reserves	0	0	0	96,233	0.25	1.12
TI/LC	0	0	0	192,466	0.50	2.2
Net Cash Flow	$3,637,929	$4,970,751	$5,331,495	$5,019,885	$13.04	58.3%
(1)	NCF at the Meridian Mark Property increased between 2024 and 2025 as result of occupancy increasing from 80.3% to 84%, and the burn off of free periods for Clinical Architecture Expansion (June 2024), Brown & Brown (July 2025), and People Driven Technology (September 2024). Since taking control of the Meridian Mark Property, Ladder Capital Corp has signed 13 leases totaling 142,605 RSF (37.0% NRA) including 9 renewals (118,193 RSF; 30.7% NRA) and 4 new leases (24k RSF; 6.3%) bringing occupancy to 85.6% as of July 15, 2026.
(2)	TTM reflects the trailing 12-month period ending May 31, 2026.
(3)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remaining fields.
(4)	Gross Potential Rent includes (i) base rent totaling approximately $8,182,633 and (ii) and rent steps totaling approximately $136,403.

Appraisal. According to the appraisal, the Meridian Mark Property had an “as-is” appraised value of $63,000,000 as of July 2, 2026 and an “as-stabilized” appraised value of $66,000,000 as of February 1, 2028.

The table below shows the appraisal’s “as-is” conclusions:

Appraisal Valuation Summary (1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$63,000,000	8.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated July 10, 2026, there was no evidence of any recognized environmental conditions at the Meridian Mark Property.

The Market. The Meridian Mark Property is located within the City of Carmel and Hamilton County, Indiana and is part of the Indianapolis-Carmel-Greenwood metro area. The Meridian Mark Property is situated in a suburban area on the north side of the Indianapolis metro and the surrounding immediate area consists of mainly office and hotel properties. Regional access to the Meridian Mark Property is provided via North Meridian Street/US 31 that connects to the broader Interstate 465 and Carmel’s commercial corridors. Public transportation in the area includes the Hamilton County Express commuter service to downtown Indianapolis and the IndyGo provides broader Marion County transit connections via nearby Indianapolis routes. Additionally, Amtrak service is available in Indianapolis and the Meridian Mark Property is located approximately 30 miles north of the Indianapolis International Airport. Downtown Carmel/The City Center district is located approximately 3 miles south and the Indianapolis Central Business District is located 16 miles south of the Meridian Mark Property.

According to the appraisal, the 2026 population within a one, three, and five-mile radius of the Meridian Mark Property was 6,280, 66,847, and 174,252, respectively. The 2026 average household income within the same radii was $181,801, $175,600, and $176,558, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 6 – Meridian Mark

According to the appraisal, the Meridian Mark Property is considered a Class A office property located in the Carmel office submarket of the broader Indianapolis office market. As of the first quarter of 2026, the Carmel submarket contained approximately 8.9 million square feet of inventory, a vacancy rate of 6.5%, and gross asking rent of $24.61 per square foot. The Carmel submarket is outperforming the broader Indianapolis office market overall with a vacancy rate of 9.1% and gross asking rent of $21.83/SF.

The following table presents certain information relating to the office rent comparables for the Meridian Mark Property:

Comparable Office Rental Summary(1)

Property Name / Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
One Concourse
9998 Crosspoint Blvd	2010	91%	109,413	GAI Consultants	4,273	$26.00	May-25	5.3	Full Service
Fishers, IN
Landings I&II
9025 & 9045 River Road	1997 / 2022	92%	233,976	WGU Nursing	16,357	$24.95	Mar-25	7.6	Full Service
Indianapolis, IN
Crosspoint Plaza One
10475 Crosspoint Blvd	1999	94%	135,201	GDP Group	11,057	$25.92	Mar-25	7	Full Service
Indianapolis, IN
City Center at Penn Plaza
1320 CityCenter Drive	2007 / 2017	91%	142,387	Abrams Eyecare	9,548	$24.50	Jan-25	12	Modified Gross
Carmel, IN
Two Concourse
10194 Crosspoint Blvd	2014	95%	133,121	Royal United Mortgage	44,713	$23.00	Oct-24	11.7	Full Service
Indianapolis, IN
Two Meridian Plaza
10401 North Meridian St	1990 / 2021	65%	122,961	Hylant of Indianapolis	15,554	$27.60	Jun-24	2.2	Modified Gross
Carmel, IN
Seven Parkwood
280 East 96th St	2000	100%	89,980	Becknell Industrial	10,315	$25.75	Feb-24	10.8	Full Service
Indianapolis, IN
Penn Mark I & II
11555 & 11595 North Meridian	1984 / 2023	84%	240,466	Pulte Homes	22,367	$22.75	Feb-24	7.8	Modified Gross
Carmel, IN
(1)	Source: Appraisal.

The Borrower. The borrower for the Meridian Mark Mortgage Loan is LMM II IN LLC, an indirect subsidiary of Ladder Capital Corp, an investment grade rated commercial real estate finance company.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Ladder CRE Finance REIT Inc.

Ladder Capital Corp is the ultimate indirect parent of the borrower and is guaranteeing the payment of outstanding TI/LC and free rent obligations existing at the time of origination of the Meridian Mark Mortgage Loan. In the aggregate these costs total $2,559,706 comprised of $1,594,725 of TI/LC/LL costs and $964,981 of free rent.

Ladder Capital Corp. is an investment grade-rated, internally-managed commercial real estate finance company that has invested approximately $52 billion since 2008 through real estate investing, first mortgage lending, commercial mortgage-backed securities, and other debt and equity investments. Ladder Capital Corp specializes in delivering flexible capital solutions across the commercial real estate landscape, particularly focusing on the middle market. Their investment objective is to preserve and protect shareholder capital while generating attractive risk-adjusted returns. Ladder Capital

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 6 – Meridian Mark

Corp features an investment grade rating of Baa3 / BBB- from Moody’s / Fitch.  Additionally, Ladder Capital Corp benefits from high insider ownership with the management team and board ownership, holding roughly 13% of the company.

Property Management. The Meridian Mark Property is managed by Zeller Development Corporation, a third party management company.

Escrows and Reserves. The borrower is responsible for the payment of taxes and insurance premiums.

Lockbox / Cash Management. The Meridian Mark Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Event (as defined below), the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Meridian Mark Property are required to be deposited by the tenants (and, if the borrower receives any rents, the borrower must deposit such rents into the lockbox account within two business days). During a Trigger Event, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and thereafter be disbursed in accordance with the Meridian Mark Mortgage Loan documents. Also, during a Trigger Event, all excess cash is retained by the lender and held as additional security for the Meridian Mark Mortgage Loan.  If no Trigger Event exists, all sums deposited into the lockbox account are transferred to the borrower.

A “Trigger Event” means the occurrence of an event of default under the Meridian Mark Mortgage Loan.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 7 – Riverview Collegiate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 7 – Riverview Collegiate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 7 – Riverview Collegiate
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NWL	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$39,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$39,000,000	Property Type - Subtype:	Multifamily – Student Housing
% of IPB:	5.0%	Net Rentable Area (Beds):	506
Loan Purpose:	Refinance	Location:	Rochester, NY
Borrower:	Riverview Equity-1, LLC	Year Built / Renovated:	2008-2010, 2016 / NAP
Borrower Sponsors:	John Yurtchuk and David Huck	Occupancy:	100.0%
Interest Rate:	7.43333%	Occupancy Date:	7/29/2026
Note Date:	7/15/2026	4th Most Recent NOI (As of):	NAV
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of):	$3,522,685 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,693,431 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,753,375 (12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$5,206,454
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$1,442,277
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,764,177
Additional Debt(1):	Yes	UW NCF:	$3,703,457
Additional Debt Balance(1):	$3,800,000	Appraised Value / Per Bed:	$63,550,000 / $125,593
Additional Debt Type(1):	Mezzanine Loan	Appraisal Date:	5/6/2026

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		Mortgage Loan	Total Debt
Taxes:	$283,707	$40,530	N/A	Cut-off Date Loan / Bed:	$77,075	$84,585
Insurance:	$113,521	$8,732	N/A	Maturity Date Loan / Bed:	$77,075	$84,585
Replacement Reserves:	$0	$5,060	N/A	Cut-off Date LTV:	61.4%	67.3%
				Maturity Date LTV:	61.4%	67.3%
				UW NCF DSCR:	1.26x	1.10x
				UW NOI Debt Yield:	9.7%	8.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$39,000,000	90.4%	Loan Payoff	$40,746,921	94.4%
Mezzanine Loan(1)	3,800,000	8.8	Closing Costs(3)	2,007,290	4.7
Borrower Sponsor Equity	351,439	0.8	Upfront Reserves	397,228	0.9
Total Sources	$43,151,439	100.0%	Total Uses	$43,151,439	100.0%
(1)	The Riverview Collegiate Mortgage Loan (as defined below) is evidenced by a promissory note with an outstanding principal balance as of the Cut-off Date of $39,000,000. The Financial Information presented above under the heading “Mortgage Loan” is based on the principal balance of the Riverview Collegiate Mortgage Loan. Concurrently with the funding of the Riverview Collegiate Mortgage Loan, NWL Company, LLC originated a mezzanine loan in the original amount of $3,800,000 to the sole member of the borrower, Riverview Equity-1 Holding, LLC (the “Riverview Collegiate Mezzanine Loan”). The Riverview Collegiate Mortgage Loan and the Riverview Collegiate Mezzanine Loan are referred to herein as the “Riverview Collegiate Total Debt”. For further description, see “Subordinate and Mezzanine Debt” below and see “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Preliminary Prospectus. The Financial Information presented above under the heading “Total Debt” is based on the Riverview Collegiate Total Debt.
(2)	For further description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	Closing Costs include an interest rate buydown of $780,000.

The Loan. The seventh largest mortgage loan (the “Riverview Collegiate Mortgage Loan”) is secured by the borrower’s fee interest in a 163-unit, 506 bed, student housing multifamily property located in Rochester, New York (the “Riverview Collegiate Property”). The Riverview Collegiate Mortgage Loan is evidenced by a promissory note with an outstanding principal balance as of the Cut-off Date of $39,000,000. The Riverview Collegiate Mortgage Loan was originated on July 15, 2026 by NWL Company, LLC (“Nomura”) and accrues interest at a fixed rate of 7.43333% per annum. The Riverview Collegiate Mortgage Loan has an initial term of 5 years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Riverview Collegiate Mortgage Loan is August 6, 2031.

The Property. The Riverview Collegiate Property is a student housing multifamily development, purpose-built for the University of Rochester in two phases from 2008 through 2010 and in 2016, located in Rochester, New York. The Riverview

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 7 – Riverview Collegiate

Collegiate Property consists of six, two-, four- and five-story multifamily buildings on a 5.57-acre site. The Riverview Collegiate Property contains two one-bedroom (two beds), one-bathroom units, 69 two-bedroom (138 beds), two-bathroom units, two three-bedroom (6 beds), three-bathroom units and 90 four-bedroom (360 beds), four-bathroom units. Unit amenities include air conditioning, dishwashers, microwaves, full furnishing, basic cable and high-speed internet. Community amenities include a 24-hour maintenance/management staff, a community center and common laundry. The Riverview Collegiate Property contains 237 surface parking spaces, resulting in a parking ratio of approximately 1.45 parking spaces per unit. The Riverview Collegiate Property is a housing option for juniors and seniors attending the University of Rochester (as defined below), which had approximately 11,200 enrolled students in the 2025-2026 school year, according to the University of Rochester’s official statistics. The Riverview Collegiate Property is located less than one mile away from the University of Rochester, and transportation to and from the campus is provided by the Gold Line Shuttle which includes afternoon weekend service. Additionally, the University Public Safety team has a satellite office located in the Riverview Collegiate Property.

The Riverview Collegiate Property is 100.0% leased as of July 29, 2026 pursuant to a master lease with the University of Rochester, a New York not-for-profit corporation and tax-exempt organization described in Section 501(c)(3) of the Internal Revenue Code (the “University of Rochester”), that commenced on August 15, 2008, and is set to expire on August 31, 2029, with one, five-year extension option remaining (the “Master Lease”), which would extend through August 31, 2034. The University of Rochester is currently paying rent equal to approximately $10,113 per bed per year with 2% annual increases, including during the extension term. The University of Rochester has previously exercised three renewal options.

The following table presents certain information relating to the multifamily unit mix at the Riverview Collegiate Property:

Riverview Collegiate Unit Mix(1)
Unit Type	Beds	% of Total	Average Unit Size (SF)	Total SF	Occupancy(2)
1BR/1BA	2	0.4%	425	850	100.0%
2BR/2BA	138	27.3%	517	71,410	100.0%
3BR/3BA	6	1.2%	645	3,870	100.0%
4BR/4BA	360	71.1%	645	232,200	100.0%
Total/Wtd. Avg.	506	100.0%	609	308,330	100.0%
(1)	Based on the underwritten rent roll dated July 29, 2026.
(2)	Based on the Master Lease.

The following table presents certain information relating to the operating history and underwritten net cash flow of the Riverview Collegiate Property:

Operating History and Underwritten Net Cash Flow(1)
	2023	2024	2025	Underwritten	Per Bed(2)	%(3)
Gross Potential Rent	$4,862,330	$4,959,576	$5,058,767	$5,117,318	$10,113	93.6%
Rent Steps	0	0	0	155,055	306	2.8
Other Income(4)	101,963	152,804	197,700	197,700	391	3.6
Net Rental Income	$4,964,293	$5,112,380	$5,256,467	$5,470,073	$10,810	100.0%
(Vacancy/Credit Loss)	(0)	(0)	(0)	(263,619)	(521)	(4.8)
Effective Gross Income	$4,964,293	$5,112,380	$5,256,467	$5,206,454	$10,289	95.2%
Total Expenses(5)	1,441,608	1,418,949	1,503,092	1,442,277	2,850	27.7
Net Operating Income	$3,522,685	$3,693,431	$3,753,375	$3,764,177	$7,439	72.3%
Replacement Reserve	0	0	50,800	60,720	120	1.2
Net Cash Flow	$3,522,685	$3,693,431	$3,702,575	$3,703,457	$7,319	71.1%
(1)	Based on the underwritten rent roll dated July 29, 2026.
(2)	Based on 506 total student housing beds.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remaining fields.
(4)	Other Income includes miscellaneous fees and reimbursements.
(5)	Total Expenses include real estate taxes. A portion of the Riverview Collegiate Property benefits from a payment in lieu of taxes arrangement which expires at the end of 2027. Given the near term expiration, underwriting was based on unabated real estate taxes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 7 – Riverview Collegiate

The following table presents certain information relating to the historical and current occupancy of the Riverview Collegiate Property:

Historical and Current Occupancy
2023(1)	2024(1)	2025(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year and are based on the Master Lease.
(2)	Current occupancy is as of July 29, 2026.

Appraisal. According to the appraisal, the Riverview Collegiate Property had an “as-is” appraised value of $63,550,000 as of May 6, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$63,550,000	6.00%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated April 29, 2026, there was evidence of a controlled recognized environmental condition at the Riverview Collegiate Property due to contamination from prior industrial uses of the Riverview Collegiate Property and the maintenance of engineering controls. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Riverview Collegiate Property is located along Plymouth Avenue South within the City of Rochester, near the University of Rochester main campus. The surrounding area is characterized by a combination of older housing stock, neighborhood retail, and proximity to employment centers and medical centers, including the University of Rochester Medical Center.

The Riverview Collegiate Property is located in Rochester, New York, within the Central Rochester apartment submarket within the Rochester apartment market. As of year-end 2025, the Rochester apartment market had total inventory of 44,417 units, a vacancy rate of 2.6% and asking rent of $1,271 per unit. As of year-end 2025, the Central Rochester apartment submarket had total inventory of 7,148 units, a vacancy rate of 5.1% and asking rent of $1,294 per unit. According to the appraisal, the 2025 population within a three-, five- and ten-mile radius of the Riverview Collegiate Property is 124,595, 287,658 and 613,363, respectively. The 2025 average household income within the same radii is $68,555, $73,617 and $92,980, respectively.

Rochester is home to the University of Rochester, a private research institution with current total enrollment for the 2025-2026 school year of approximately 11,200 students.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable multifamily student housing properties to the Riverview Collegiate Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# Beds	Unit Mix	Average SF per Unit	Average Monthly Rent per Bed
Riverview Collegiate Rochester, NY	2008-2010, 2016 / NAP	100.0%(2)	506(2)	1BR/1BA(2) 2BR/2BA(2) 3BR/3BA(2) 4BR/4BA(2)	425(2) 517(2) 645(2) 645(2)	$829(2) $856(2) $829(2) $838(2)
The Flats at Brooks Crossing Rochester, NY	2015 / NAP	100.0%	170	1BR/1BA 2BR/2BA 3BR/3BA 4BR/4BA	N/A	$1,284 $1,196 $1,196 $1,196
Park Point Apartments Henrietta, NY	2008 / NAP	95.0%	924	1BR/1BA 2BR/1BA 2BR/2BA 3BR/2BA 4BR/2BA 5BR/2BA	1,239	$1,564 $1,059 $1,094 $942 $814 $874
The Province Apartments Henrietta, NY	2010 / NAP	93.0%	816	Studio 1BR/1BA 3BR/3BA 4BR/4BA	941	$1,284 $1,564 $899 $804
The Feywild Henrietta, NY	1968 / 2019	98.0%	362	1BR/1BA 2BR/2BA 4/BR/4BA 5BR/5BA	783	$1,575 $1,075 $815 $884
The Lodge at RIT Henrietta, NY	2016 / NAP	90.0%	687	1BR/1BA 2BR/2BA 4/BR/4BA 5BR/5BA	1,171	$1,635 $1,035 $869 $969
The Lofts at Gold Street Rochester, NY	2023 / NAP	92.0%	96	2BR/2BA 4BR/4BA	1,384	$1,320 $1,070
The Marshall Rochester Henrietta, NY	2023 / NAP	90.0%	494	1BR/1BA 2BR/2BA 4BR/4BA 6BR/3.5BA	1,163	$1,599 $999 $874 $899
(1)	Source: Appraisal, unless noted otherwise.
(2)	Based on the rent roll dated July 29, 2026.

The Borrower. The borrower for the Riverview Collegiate Mortgage Loan is Riverview Equity-1, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Riverview Collegiate Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Riverview Collegiate Mortgage Loan are John Yurtchuk and David Huck, each of whom indirectly owns 50% of the borrower. David Huck serves as president of The Regent Companies and has more than 40 years of industry experience. Since its formation in 1990, The Regent Companies has developed over eight million square feet of residential and commercial space. The firm’s experience includes approximately 400,000 square feet of healthcare-oriented assets, including medical office, ambulatory care, hospital, laboratory, and imaging facilities. John Yurtchuk is the founder of Matrix Development Corporation, established in 1990. Through his platform, he has developed, financed, and constructed several million SF of commercial real estate across Western New York, the New York metropolitan area, and Florida.

Property Management. The Riverview Collegiate Property is managed by RDI Properties, Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination of the Riverview Collegiate Mortgage Loan, the borrower deposited (i) approximately $283,707 into a real estate tax reserve account and (ii) approximately $113,521 into an insurance reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Tax Escrows – The borrower is required to deposit into a real estate tax reserve on a monthly basis, 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, which currently equates to approximately $40,530.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums payable upon renewal of the insurance policies, which currently equates to approximately $8,732. Notwithstanding the foregoing, the borrower is not required to make the required monthly insurance deposit for so long as (i) no event of default has occurred and is continuing, and (ii) the borrower provides evidence to the lender that the Riverview Collegiate Property is insured under a blanket policy that is acceptable to the lender and that satisfies the insurance requirements of the Riverview Collegiate Mortgage Loan. At origination, there was not a blanket policy in place.

Replacement Reserves – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $5,060.

Lockbox / Cash Management. The Riverview Collegiate Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish a lender-controlled lockbox account. The borrower is required to direct the University of Rochester to deposit all rents under the Master Lease directly into the lockbox account. In addition, the borrower is required to deposit (or cause the property manager to deposit) all revenue received by the borrower or property manager into the lender-controlled lockbox account within one business day of receipt. During the continuance of a Sweep Event Period (as defined below), funds deposited into the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account and, provided no event of default is then continuing, applied in accordance with the Riverview Collegiate Mortgage Loan documents. Pursuant to the Riverview Collegiate Mortgage Loan documents, if a Sweep Event Period is continuing, and provided no event of default is continuing, if the Riverview Collegiate Mezzanine Loan remains unsatisfied, excess funds on deposit in the cash management account (after payment of monthly amounts due under the Riverview Collegiate Mortgage Loan documents) are required to be applied to pay the monthly debt service payment amount of the Riverview Collegiate Mezzanine Loan. Following such application, (i) if a Sweep Event Period (other than a Total Debt Low DSCR Period (as defined below) or a Mortgage Loan Low DSCR Period (as defined below)) is continuing, any remaining excess funds are required to be deposited into an excess cash flow account or (ii) if the only Sweep Event Period is a Total Debt Low DSCR Period or Mortgage Loan Low DSCR Period, or no Sweep Event Period is continuing, will be disbursed to the borrower. If no Sweep Event Period is continuing and no event of default is continuing, all funds in the excess cash flow account will be returned to the borrower’s operating account.

A “Sweep Event Period” means a period (A) commencing (i) upon the occurrence of an event of default, (ii) upon the debt service coverage ratio for the Riverview Collegiate Total Debt being less than 1.05x for two consecutive calendar quarters, (iii) upon the debt service coverage ratio for the Riverview Collegiate Mortgage Loan being less than 1.20x for two consecutive calendar quarters, (iv) upon the debt service coverage ratio for the Riverview Collegiate Total Debt being less than 1.05x for one calendar quarter (a “Total Debt Low DSCR Period”), (v) upon the debt service coverage ratio for the Riverview Collegiate Mortgage Loan being less than 1.20x for one calendar quarter (a “Mortgage Loan Low DSCR Period”), (vi) the occurrence of a Material Tenant Sweep Event Period (as defined below) or (vii) the occurrence of an event of default on the Riverview Collegiate Mezzanine Loan and (B) expiring upon (a) with respect to clause (i) above, a cure of such event of default, (b) with respect to clauses (ii) and (iv) above, the date that the debt service coverage ratio for the Riverview Collegiate Total Debt is greater than or equal to 1.10x for two consecutive calendar quarters (or the debt service coverage ratio for the Riverview Collegiate Total Debt is greater than or equal to 1.30x for two consecutive calendar quarters taking into account only operating income which is derived from individual leases for beds and/or units as opposed to the master lease), (c) with respect to clauses (iii) and (v) above, the date that the debt service coverage ratio for the Riverview Collegiate Total Debt is greater than or equal to 1.25x for two consecutive calendar quarters (or the debt service coverage ratio for the Riverview Collegiate Mortgage Loan is greater than or equal to 1.45x for two consecutive calendar quarters taking into account only operating income which is derived from individual leases for beds and/or units as opposed to the master lease), (d) with respect to clause (vi) above, a Material Tenant Sweep Event Period ceasing to exist in accordance with the terms of the Riverview Collegiate Mortgage Loan Documents and (e) with respect to clause (vii) above, the cure of such event of default on the Riverview Collegiate Mezzanine Loan.

A “Material Tenant Sweep Event Period” means a period (A) commencing upon the first to occur of (i) a Material Tenant (as defined below) being in default under the applicable Material Tenant lease beyond the expiration of all applicable notice, grace and/or cure periods, (ii) a Material Tenant (1) failing to be in actual, physical possession of the applicable Material Tenant Space (as defined below) (or any portion thereof) or (2) giving notice of such Material Tenant’s intention cease its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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possession of the Material Tenant Space (or any portion thereof), (iii) a Material Tenant giving notice that it is terminating, or otherwise intends to terminate, its lease for all or any portion of the Material Tenant Space (or applicable portion thereof), (iv) any termination or cancellation of any Material Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Material Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of Material Tenant or the parent company of Material Tenant (if applicable) or any guarantor of Material Tenant’s obligations under the Material Tenant lease, (vi) a Material Tenant failing to extend or renew the applicable Material Tenant lease on or prior the applicable Material Tenant Extension Deadline (as defined below) in accordance with the applicable terms and conditions thereof and of the Riverview Collegiate Mortgage Loan documents for a five-year renewal term, or (vii) Material Tenant or the parent company of Material Tenant (if applicable) or any guarantor of Material Tenant’s obligations under the Material Tenant lease failing to maintain a long-term unsecured debt rating of at least “BBB-“ from S&P and an equivalent from each of the other rating agencies which rate such entity and rate the Certificates; and (B) expiring upon the first to occur of (j) with respect to any Material Tenant Sweep Event Period occurring pursuant to clause (A)(i) of the definition thereof, the applicable Material Tenant has cured all defaults under the applicable Material Tenant lease, (k) with respect to any Material Tenant Sweep Event Period occurring pursuant to clause (A)(ii)(1) of the definition thereof, the applicable Material Tenant is in actual, physical possession of the entire Material Tenant Space, (l) with respect to any Material Tenant Sweep Event Period occurring pursuant to clause (A)(ii)(2) of the definition thereof, the applicable Material Tenant has revoked or rescinded the notice of such Material Tenant’s intention to cease its possession of the applicable Material Tenant Space (or applicable portion thereof), (m) with respect to any Material Tenant Sweep Event Period occurring pursuant to clause (A)(iii) of the definition thereof, the applicable Material Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Material Tenant lease and has re-affirmed the applicable Material Tenant lease as being in full force and effect, (n) with respect to any Material Tenant Sweep Event Period occurring pursuant to clause (A)(iv) of the definition thereof, no cure is permitted, (o) with respect to any Material Tenant Sweep Event Period occurring pursuant to clause (A)(v) of the definition thereof, the applicable Material Tenant or the parent company of Material Tenant (if applicable) or any guarantor of Material Tenant’s obligations under the Material Tenant lease is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Material Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (p) with respect to any Material Tenant Sweep Event Period occurring pursuant to clause (A)(vi) of the definition thereof, the applicable Material Tenant has renewed or extended the applicable Material Tenant lease in accordance with the terms thereof and of the Riverview Collegiate Mortgage Loan documents for a five-year renewal term, (q) with respect to any Material Tenant Sweep Event Period occurring pursuant to clause (A)(vii) of the definition thereof, Material Tenant or the parent company of Material Tenant (if applicable) or any guarantor of Material Tenant’s obligations under the Material Tenant lease maintains (and has maintained for at least two consecutive calendar quarters), a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies which rate such entity and rate the Certificates and (r) with respect to each Material Tenant Sweep Event Period, the applicable Material Tenant is paying full, unabated rent under the applicable Material Tenant lease.

A “Material Tenant” means, as applicable, (i) the University of Rochester, and (ii) any other lessee(s) of the Material Tenant Space.

A “Material Tenant Space” means a portion of the Riverview Collegiate Property demised as of the origination date to the initial Material Tenant pursuant to the initial Material Tenant lease.

A “Material Tenant Extension Deadline” means the date that is the earlier to occur of (i) 12 months prior to the expiration of the then applicable term of the applicable Material Tenant lease and (ii) the date by which the applicable Material Tenant is required to deliver notice of the exercise of any renewal or extension option set forth in the applicable Material Tenant lease.

Subordinate and Mezzanine Debt. Concurrently with the origination of the Riverview Collegiate Mortgage Loan, Riverview Equity-1 Holding, LLC, the sole member of the borrower, obtained a mezzanine loan from Nomura with an original principal balance and outstanding balance as of the Cut-off Date of $3,800,000. The Riverview Collegiate Mezzanine Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 11.00000% per annum. The Riverview Collegiate Total Debt has a weighted average interest rate of approximately 7.75000% per annum.

The lender of the Riverview Collegiate Mortgage Loan and the lender of the Riverview Collegiate Mezzanine Loan have entered into an intercreditor agreement. The Riverview Collegiate Mezzanine Loan has been sold to a third-party lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – FreshDirect HQ

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – FreshDirect HQ

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – FreshDirect HQ
Mortgage Loan Information		Property Information
Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$37,400,000	Title:	Sub-Leasehold
Cut-off Date Principal Balance(1):	$37,400,000	Property Type – Subtype:	Industrial – Warehouse
% of Pool by IPB:	4.8%	Net Rentable Area (SF):	639,394
Loan Purpose:	Refinance	Location:	Bronx, NY
Borrower:	Fresh Property Bronx, LLC	Year Built / Renovated:	2017 / NAP
Borrower Sponsor:	Sprinter Holding, LLC	Occupancy:	100.0%
Interest Rate:	7.02700%	Occupancy Date:	8/6/2026
Note Date:	5/27/2026	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only	UW Revenues:	$25,762,681
Call Protection:	L(12),YM1(41),O(7)	UW Expenses:	$4,257,895
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$21,504,785
Additional Debt(1):	Yes	UW NCF:	$20,546,299
Additional Debt Balance(1):	$62,600,000	Appraised Value / Per SF:	$240,000,000 / $375
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/16/2026

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$156
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$156
Replacement Reserves:	$0	$7,992	N/A	Cut-off Date LTV:	41.7%
TI / LC Reserve:	$0	$53,283	N/A	Maturity Date LTV:	41.7%
Immediate Repairs:	$6,869	$0	N/A	UW NCF DSCR:	2.88x
Other Reserves(3):	$0	$293,580	$25,575,760	UW NOI Debt Yield:	21.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$100,000,000	100.0%	Loan Payoff	$70,206,844	70.2%
			Return of Equity	26,596,589	26.6
			Closing Costs(5)	3,189,699	3.2
			Upfront Reserves	6,869	0.0
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%
(1)	The FreshDirect HQ Mortgage Loan (as defined below) is part of the FreshDirect HQ Whole Loan (as defined below) evidenced by seven pari passu promissory notes with an aggregate original principal balance of $100,000,000. The Financial Information presented above is based on the aggregate original principal balance of the promissory notes comprising the FreshDirect HQ Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Other Reserves consists of (i) a monthly sub-ground lease reserve of $293,580 and (ii) a springing monthly Material Tenant (as defined below) rollover reserve that is capped at $25,575,760. See “Escrows and Reserves” and “Lockbox / Cash Management” below for further details.
(4)	Historical financial information is not included as the FreshDirect HQ Property (as defined below) is sub-leased by affiliates of the borrower sponsor. The FreshDirect Tenants (as defined below) have been tenants at the FreshDirect HQ Property since construction was completed. At origination of the FreshDirect HQ Whole Loan, a fixed rent schedule was created for the remaining approximately 18-year term with a total base rent of $37.00 per square foot and 3.0% annual rent escalations.
(5)	Closing Costs include $1,000,000 in origination fees.

The Loan. The eighth largest mortgage loan (the “FreshDirect HQ Mortgage Loan”) is part of a whole loan evidenced by seven pari passu promissory notes in the aggregate original principal amount of $100,000,000 (the “FreshDirect HQ Whole Loan”). The FreshDirect HQ Whole Loan is secured by the borrower’s ground sub-leasehold interest in a warehouse property located in the Bronx, New York (the “FreshDirect HQ Property”). The FreshDirect HQ Mortgage Loan is evidenced by the non-controlling Note A-2-1 with a Cut-off Date balance of $37,400,000. The FreshDirect HQ Whole Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 7.02700% per annum on an Actual/360

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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basis. The FreshDirect HQ Whole Loan was originated on May 27, 2026 by UBS AG New York Branch (“UBS AG”). The scheduled maturity date of the FreshDirect HQ Whole Loan is June 6, 2031.

The FreshDirect HQ Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-5C15 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the FreshDirect HQ Whole Loan:

		Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2026-5C15	Yes
A-2-1	$37,400,000	$37,400,000	BMO 2026-5C16	No
A-2-2	$2,600,000	$2,600,000	BMO 2026-5C15	No
A-3	$5,000,000	$5,000,000	BMO 2026-5C15	No
A-4	$5,000,000	$5,000,000	BMO 2026-5C15	No
A-5	$5,000,000	$5,000,000	BMO 2026-5C15	No
A-6	$5,000,000	$5,000,000	BMO 2026-5C15	No
Whole Loan	$100,000,000	$100,000,000

The Property. The FreshDirect HQ Property is a 639,394 square foot warehouse located in the Bronx, New York. The FreshDirect HQ Property was built in 2017 and is situated on a 12.64-acre site with 320 surface parking spaces (0.50 spaces per 1,000 square feet). The FreshDirect HQ Property is 100.0% sub-subleased by the borrower to borrower sponsor-related tenants, Fresh Direct, LLC (“FreshDirect”) and U.T.F. Trucking, Inc. (together with FreshDirect, collectively, the “FreshDirect Tenants”). The FreshDirect HQ Property serves as FreshDirect's headquarters and features approximately 300,515 square feet of refrigerated warehouse space, 195,655 square feet of dry warehouse space, 124,682 square feet of administrative and training space and 18,542 square feet of freezer storage space. The FreshDirect HQ Property has 30-foot clear height ceilings, 45 dock-high doors, one drive-in door and 49 truck parking spaces.

The FreshDirect HQ Property benefits from a payment-in-lieu of taxes (“PILOT”) program in which the improvements are 100% exempt from real estate taxes for 20 years, and thereafter the exemption will phase out at 20% increments over an additional five years. According to the appraisal, the estimated full tax liability for the 2026/2027 tax year would be $5,685,460 if the FreshDirect HQ Property did not benefit from the PILOT. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Sole Tenants.

FreshDirect Tenants (639,394 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent). Founded in 2002, FreshDirect is an online grocery store, providing home-delivery of fresh food and groceries including meats and produce, dairy, deli, bakery, fruits, vegetables and beverages. In December 2023, Getir, a Turkish company and affiliate of the borrower sponsor, completed the acquisition of FreshDirect. U.T.F. Trucking, Inc. was founded in 2001 and is a general freight trucking company.

The FreshDirect Tenants have been tenants at the FreshDirect HQ Property since construction was completed. At origination of the FreshDirect HQ Whole Loan, a fixed rent schedule was created for the remaining approximately 18-year term with a total base rent of $37.00 per square foot and 3.0% annual rent escalations. The FreshDirect Tenants have no renewal or termination options beyond customary casualty and condemnation termination rights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – FreshDirect HQ

The following table presents certain information relating to the sole tenants at the FreshDirect HQ Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	Lease Exp. Date	Renewal Options	Term. Option (Y/N)
FreshDirect Tenants	NR/NR/NR	639,394	100.0%	$24,367,305	100.0%	$38.11	6/30/2044	None	N
Occupied Subtotal/Wtd. Avg.		639,394	100.0%	$24,367,305	100.0%	$38.11
Vacant Space		0	0.0%
Total/Wtd. Avg.		639,394	100.0%
(1)	Based on the underwritten rent roll dated August 6, 2026, with contractual rent steps totaling $709,727 through June 1, 2027.

The following table presents certain information relating to the tenant lease expiration at the FreshDirect HQ Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2035	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2036	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2037 & Thereafter	1	639,394	100.0	24,367,305	100.0	639,394	100.0%	$24,367,305	100.0%
Total	1	639,394	100.0%	$24,367,305	100.0%
(1)	Based on the underwritten rent roll dated August 6, 2026, with contractual rent steps totaling $709,727 through June 1, 2027.

The following table presents certain information relating to the historical and current occupancy at the FreshDirect HQ Property:

Historical and Current Occupancy
2023(1)	2024(1)	2025(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	The FreshDirect Tenants have been tenants at the FreshDirect HQ Property since construction was completed.
(2)	Current occupancy is as of August 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appraisal. The appraisal concluded to an “as-is” appraised value for the FreshDirect HQ Property of $240,000,000 as of April 16, 2026.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$240,000,000	6.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated April 8, 2026, there was no evidence of any recognized environmental conditions or controlled recognized environmental conditions at the FreshDirect HQ Property. A historical recognized environmental condition at the FreshDirect HQ Property was identified. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The FreshDirect HQ Property is located in the Port Morris neighborhood of the Bronx, New York, which is bounded by Mott Haven, the Major Deegan Expressway and the Bruckner Expressway to the north; the East River to the southwest; East 149th Street and Hunts Point to the east; the Bronx Kill to the south and the Harlem River to the west. The FreshDirect HQ Property is situated within Harlem River Yards, an approximately 103.73-acre industrial complex along the Harlem River that was originally developed as a freight rail yard. According to the appraisal, since the 1990s, Harlem River Yards has been redeveloped and serves key distribution and logistical uses, which include rail-served waste transfer operations, printing and distribution facilities and last-mile delivery centers. The site benefits from access to regional transportation infrastructure, including the Bruckner Expressway and the Oak Point rail link. According to the appraisal, residential uses are located primarily on the west side of the Bruckner Expressway.

According to a third-party market research report, the FreshDirect HQ Property is located in the New York industrial market within the Bronx industrial submarket. As of March 2026, the Bronx industrial submarket contained 35,321,645 square feet of industrial inventory space with an average rent of $25.42 per square foot and a vacancy rate of 11.4%.

According to a third-party market research report, the estimated 2026 population within a one-, three- and five-mile radius of the FreshDirect HQ Property is 88,500, 1,219,667 and 2,905,986, respectively, and the estimated 2026 average household income within the same radii is $58,635, $124,344 and $135,906, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information with respect to comparable leases to the FreshDirect HQ Property as identified in the appraisal:

Comparable Industrial Leases(1)
Property Location	Year Built / Renovated	Tenant Name	Lease Area (SF)	Clear Ceiling Height	Lease Date/Term (Years)	Annual Base Rent PSF	Lease Type
2 Saint Ann's Avenue Bronx, NY	2017 / NAP	FreshDirect Tenants(2)	639,394(2)	30’	2013 / 30.5(2)	$38.11(2)	Net
683 Court Street Brooklyn, NY	2025 / NAP	ConEd	43,961	29'	2025 / 5.0	$40.00	Net
57-47 47th Street Maspeth, NY	1960 / NAP	Laser Shipping	75,313	28'	2025 / 3.0	$41.60	Net
3002-3010 Whitestone Expressway College Point, NY	1982 / NAP	Tesla	150,000	30'	1999 / 15.0	$50.77	Net
65 Rason Road Inwood, NY	1982 / NAP	Fed Ex	130,000	16'	2024 / 10.0	$38.95	Net
2505 Bruckner Blvd Bronx, NY	2022 / NAP	Amazon	245,118	32'	2022 / 10.0	$41.50	Net
1100 Leggett Avenue Bronx, NY	2024 / NAP	CHEP	58,950	NAV	2022 / 10.0	$37.50	Net
130-24 South Conduit Avenue Jamaica, NY	2024 / NAP	DO & Co. New York Catering	188,667	24'	2022 / 10.0	$38.00	Net
640 Columbia Street Brooklyn, NY	2022 / NAP	Amazon	336,350	32'	2021 / 12.5	$33.03	Net
516 Johnson Avenue Brooklyn, NY	1964 / NAP	Rivian	25,000	13'	2021 / 20.0	$28.00	Net
51 20th Street Brooklyn, NY	2025 / NAP	FedEx	86,295	18'	2020 / 30.0	$75.05	Net
511 Barry Street Bronx, NY	1961 / 2020	Amazon	139,700	22'	2020 / 10.0	$24.50	Net
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the underwritten cash flow at the FreshDirect HQ Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$24,367,305	$38.11	85.1%
Gross Potential Rent	$24,367,305	$38.11	85.1%
Total Reimbursements	4,257,895	6.66	14.9%
Net Rental Income	$28,625,201	$44.77	100.0%
(Vacancy/Credit Loss)	(2,862,520)	(4.48)	(10.0)
Effective Gross Income	$25,762,681	$40.29	90.0%
Total Expenses	$4,257,895	$6.66	16.5%
Net Operating Income	$21,504,785	$33.63	83.5%
TI/LC	862,578	1.35	3.3%
Capital Expenditures	95,909	0.15	0.4%
Net Cash Flow	$20,546,299	$32.13	79.8%
(1)	Historical financial information is not included as the FreshDirect HQ Property is sub-leased by affiliates of the borrower sponsor. The FreshDirect Tenants have been tenants at the FreshDirect HQ Property since construction was completed. At origination of the FreshDirect HQ Whole Loan, a fixed rent schedule was created for the remaining approximately 18-year term with a total base rent of $37.00 per square foot and 3.0% annual rent escalations.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated August 6, 2026, with contractual rent steps totaling $709,727 through June 1, 2027.

The Borrower. The borrower under the FreshDirect HQ Whole Loan is Fresh Property Bronx, LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the FreshDirect HQ Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Sprinter Holding, LLC (“Sprinter Holding”). Sprinter Holding was formed in 2020 and operates from its headquarters facility in New York City. Sprinter Holding is a food technology solutions provider and an online grocer in the northeastern United States operating through its two subsidiaries, (i) FreshDirect and (ii) U.T.F. Trucking, Inc. Through its subsidiaries, Sprinter Holding delivers packaged groceries, freshly prepared meals, fresh food and other home goods directly to residents and businesses in New York (primarily the greater New York City area), as well as New Jersey, Connecticut and Pennsylvania. In addition, Sprinter Holding operates a wine store in Brooklyn, NY and a retail market in Southampton, NY.

Property Management. The FreshDirect HQ Property is self-managed by the borrower sponsor.

Escrows and Reserves. At origination of the FreshDirect HQ Whole Loan, the borrower deposited approximately $6,869 into an immediate repairs reserve.

Tax Reserve – The FreshDirect HQ Whole Loan documents require an ongoing monthly tax reserve deposit in an amount equal to 1/12th of the taxes that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that, during the continuance of any default, and provided that the Tax Reserve Waiver Conditions (as defined below) are not satisfied, such monthly tax deposit will be based on the lender’s calculation of the estimated annual unabated taxes for the first 12 months under the assumption that the PILOT lease is no longer in effect for any reason, notwithstanding that the PILOT lease may continue to remain in place during such period. The monthly tax deposits will be waived provided that (a) the PILOT lease is in full force and effect, or (b) the PILOT lease is terminated, cancelled or otherwise ceases to exist (including, without limitation, a rejection in a bankruptcy proceeding), but (i) the FreshDirect Tenants lease or a replacement lease remains in full force and effect, and no default exists thereunder, (ii) no Material Tenant Trigger Event (as defined below) has occurred and is continuing, (iii) the FreshDirect Tenants or a replacement tenant are required to pay taxes pursuant to the FreshDirect Tenants lease or a replacement lease, as applicable, (iv) the FreshDirect Tenants or a replacement tenant pay and continue to pay taxes as and when due and (v) the FreshDirect Tenants or a replacement

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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tenant provide the lender with evidence reasonably satisfactory to the lender of the FreshDirect Tenants’ or the replacement tenant’s compliance with the foregoing (collectively, the “Tax Reserve Waiver Conditions”).

Insurance Reserve – The FreshDirect HQ Whole Loan documents require an ongoing monthly insurance reserve deposit in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. The monthly insurance deposits will be waived provided that (i) the FreshDirect Tenants lease remains in full force and effect, and no default exists thereunder, (ii) no Material Tenant Trigger Event has occurred and is continuing, (iii) the FreshDirect Tenants are required, pursuant to the FreshDirect Tenants lease, to pay the cost of all required policies, (iv) the FreshDirect Tenants pay and continue to pay the cost of all required policies as and when due and (v) the FreshDirect Tenants provide the lender with evidence reasonably satisfactory to the lender of the FreshDirect Tenants’ compliance with the foregoing. If all of the required insurance coverages are provided through a blanket policy approved by the lender, the borrower will not be required to make deposits; provided that (i) such blanket policy is maintained in full force and effect, (ii) the insurance premiums for such blanket policy are not paid in installments or financed and (iii) not less than 15 days prior to the expiration date of such blanket policy, the borrower provides the lender with (A) (1) a certificate of insurance evidencing the renewal of such blanket policy (and, upon the lender’s request, a certified copy of such renewed blanket policy) or (2) a certificate of insurance evidencing a new blanket policy approved by the lender (and, upon the lender’s request, a certified copy of such new blanket policy) and (B) evidence reasonably satisfactory to the lender of the payment in full of the insurance premiums then due thereunder.

Replacement Reserves – The FreshDirect HQ Whole Loan documents require an ongoing monthly replacement reserve deposit of $7,992.

TI/LC Reserve – The FreshDirect HQ Whole Loan documents require an ongoing monthly tenant improvements and leasing reserve deposit of $53,283.

Sub-Ground Lease Reserve – The FreshDirect HQ Whole Loan documents require an ongoing monthly sub-ground rent reserve deposit of $293,580.

Material Tenant Rollover Reserve – Any Material Tenant Trigger Event Suspension Deposit (as defined below) will be deposited into the Material Tenant rollover reserve. On each monthly payment date during a Material Tenant Trigger Event period, the borrower is required to deposit with the lender an amount equal to the sum of: (a) the product of (i) the total rentable square footage demised (or theretofore demised) under all Material Tenant leases with respect to which (or with respect to the related Material Tenants or lease guarantors) a Material Tenant Trigger Event exists and (ii) the ratio in which (A) the numerator is equal to $20.00 and (B) the denominator is equal to 12, for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing Material Tenant space pursuant to qualified leases, and (b) without duplication of the tax reserve, 12 months of unabated taxes which are estimated by the lender to become due and payable under the assumption that the PILOT lease is no longer in effect for any reason, notwithstanding that the PILOT lease may continue to remain in place during such Material Tenant Trigger Event period. During the continuance of a Material Tenant Trigger Event period relating to any Material Tenant, its Material Tenant lease or its lease guarantor, the amount of the funds deposited into the Material Tenant rollover reserve or the applicable Material Tenant rollover reserve subaccount will not exceed an aggregate amount equal to $25,575,760.

Lockbox / Cash Management. The FreshDirect HQ Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents from the FreshDirect HQ Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the FreshDirect HQ Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the FreshDirect HQ Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account and (c) if no Cash Management Trigger Event is continuing, to an account designated by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the FreshDirect HQ Whole Loan documents, (ii) any bankruptcy action involving the borrower, the guarantor or the property manager, (iii) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 2.00x, (iv) an indictment of the borrower, the guarantor, an affiliated manager or any director or officer of any such person for fraud or misappropriation of funds or an indictment of a third party manager or any director or officer of a third party manager for fraud or misappropriation of funds related to the FreshDirect HQ Property, (v) a Material Tenant Trigger Event or (vi) the PILOT lease being terminated, cancelled or otherwise ceasing to exist (including without limitation, a rejection in a bankruptcy proceeding), without the lender’s prior written consent; provided, however, such termination, cancellation or other non-existence of the PILOT lease will not be deemed a Cash Management Trigger Event so long as the Tax Reserve Waiver Conditions are satisfied, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, either the filing being discharged or dismissed within 45 days and the lender’s determination that such filing does not materially affect the borrower’s, the guarantor’s or the property manager’s obligations or, if such bankruptcy action relates to a manager, the replacement of such manager with a qualified manager pursuant to a replacement management agreement in accordance with the FreshDirect HQ Whole Loan documents, (c) with respect to clause (iii) above, the trailing 12-month DSCR being at least 2.00x for two consecutive calendar quarters, (d) with respect to clause (iv) above, (A) the dismissal of the applicable indictment with prejudice, (B) the acquittal of each applicable person with respect to the related charge(s) or (C) the replacement of such affiliated manager or third party manager, as applicable, with a third party qualified manager pursuant to a replacement management agreement in accordance with the FreshDirect HQ Whole Loan documents, (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event or (f) with respect to clause (vi) above, the Tax Reserve Waiver Conditions being satisfied.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the FreshDirect HQ Whole Loan documents, (ii) any bankruptcy action involving the borrower, the guarantor or the affiliated property manager, (iii) the trailing 12-month period DSCR falling below 2.00x or (iv) the PILOT lease being terminated, cancelled or otherwise ceasing to exist (including without limitation, a rejection in a bankruptcy proceeding), without the lender’s prior written consent; provided, however, such termination, cancellation or other non-existence of the PILOT lease will not be deemed a Cash Sweep Trigger Event so long as the Tax Reserve Waiver Conditions are satisfied, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, either the filing being discharged or dismissed within 45 days and the lender’s determination that such filing does not materially affect the borrower’s, the guarantor’s or the property manager’s obligations or, if such bankruptcy action relates to an affiliated manager, the replacement of such affiliated manager with a qualified manager pursuant to a replacement management agreement in accordance with the FreshDirect HQ Whole Loan documents, (c) with respect to clause (iii) above, the trailing 12-month DSCR being at least 2.00x for two consecutive calendar quarters or (d) with respect to clause (iv) above, the Tax Reserve Waiver Conditions being satisfied.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving written notice to the borrower of its intention to terminate or not extend its Material Tenant lease, (ii) on or prior to the date that is 12 months prior to the then-applicable expiration date under its Material Tenant lease, such Material Tenant does not extend such Material Tenant lease on terms and conditions reasonably acceptable to the lender, (iii) on or prior to the date by which a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend such Material Tenant lease, such Material Tenant does not give such notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated (in whole or in part) or no longer in full force and effect, (vii) a Material Tenant “going dark”, vacating or ceasing to conduct business in the ordinary course at all or a material portion of its Material Tenant space, provided, that a Material Tenant will not be deemed to have “gone dark”, vacated, ceased to occupy or discontinued its operations at its Material Tenant space (a) during any transition period between Material Tenants (not to exceed 90 days) so long as the borrower has provided the lender with a fully-executed lease in form and substance acceptable to the lender with such new Material Tenant and the rent commencement date under such new lease is no later than the date on which the existing Material Tenant ceases paying rent, (b) as a result of a force majeure event, (c) as a result of repairs, improvements or alterations at the FreshDirect HQ Property or (d) as a result of a casualty or condemnation, (viii) a Material Tenant announcing or disclosing publicly, its intention to relocate from or vacate all or a material portion of its Material Tenant space, (ix) more than 20.0% of a Material Tenant’s space being subleased without the prior written consent of the lender and, to the extent required under the PILOT lease, the PILOT lessor or (x) (I) the adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of a Material Tenant (or, if applicable, any lease guarantor) being less than $5,000,000 for any annual financial reporting period, and (II) the debt-to-equity ratio of a Material Tenant (or, if applicable, any lease guarantor) being greater than 1.50x

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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for any annual financial reporting period, and expiring upon (a) with respect to clause (i), (ii), (iii), (vi), (vii), (viii) or (ix) above, the date that (1) the applicable Material Tenant lease is reinstated and/or extended on terms satisfying the requirements of the FreshDirect HQ Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to one or more qualified leases on terms satisfying the requirements of the FreshDirect HQ Whole Loan documents, (b) with respect to clause (i) above, the revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) with respect to clause (iv) above, a cure of the applicable event of default, (d) with respect to clause (v) above, (x) the affirmation of the applicable Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts due under its lease or (y) if applicable, the discharge or dismissal of the applicable lease guarantor from the applicable bankruptcy action, (e) with respect to clause (vii) above, the applicable Material Tenant re-commences its operations at its space or a portion thereof, such that it is no longer “dark”, and has not vacated or ceased to operate business at the FreshDirect HQ Property or a portion thereof, (f) with respect to clause (viii) above, the retraction by the applicable Material Tenant of all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space or (g) with respect to clause (x) above, (I) the adjusted EBITDA of the applicable Material Tenant or the applicable lease guarantor being at least $5,000,000 for one annual reporting period, or (II) the debt-to-equity ratio of the applicable Material Tenant or the applicable lease guarantor being no more than 1.50x for one annual reporting period.

Each Material Tenant Trigger Event cure will be subject to the following conditions: (1) after giving effect to such Material Tenant Trigger Event cure, no Material Tenant Trigger Event will exist with respect to any Material Tenant, any Material Tenant lease or any lease guarantor with respect to any Material Tenant lease, (2) if such Material Tenant Trigger Event cure results in the replacement of the FreshDirect Tenants lease, such replacement lease and replacement tenant have been approved in writing by the PILOT lessor pursuant to the PILOT lease (to the extent required under the PILOT lease) or, after giving effect to such Material Tenant Trigger Event cure, the Tax Reserve Waiver Conditions are satisfied, (3) if the applicable Material Tenant Trigger Event constitutes a default or breach of the PILOT lease which, either immediately or after the giving of notice or the passage of time, or both, would permit the PILOT lessor to terminate the PILOT lease, such Material Tenant Trigger Event cure will also cure such default or breach of the PILOT lease, and the PILOT lease will remain in full force and effect as confirmed in writing by the PILOT lessor, or, after giving effect to such Material Tenant Trigger Event cure, the Tax Reserve Waiver Conditions are satisfied, (4) after giving effect to such Material Tenant Trigger Event cure, the Company Lease Agreement dated as of December 1, 2013, by and between the borrower, as lessor, and the PILOT lessor, as lessee, and the PILOT lease will remain in full force and effect, and the PILOT lessor has confirmed the same in writing or the Tax Reserve Waiver Conditions are satisfied and (5) the borrower has paid all of the lender’s costs incurred in connection with such Material Tenant Trigger Event cure (including reasonable attorneys’ fees).

So long as no other Cash Management Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, the borrower will have the right to suspend a Material Tenant Trigger Event for 12 months by delivering notice to the lender, within two days after notice from the lender of the occurrence of a Material Tenant Trigger Event, of its intent to deposit (or deliver, as the case may be), a letter of credit or cash in an amount equal to 12 months of monthly Material Tenant rollover reserve deposits with respect to the applicable Material Tenant space (a “Material Tenant Trigger Event Suspension Deposit”), and thereafter depositing with (or delivering to, as the case may be) the lender, within 10 days after delivery of such Material Tenant Trigger Event notice, a Material Tenant Trigger Event Suspension Deposit; and provided, further, that the borrower will have the right to extend the applicable suspension period for an additional 12 months by depositing with (or delivering to, as the case may be) the lender, at least 10 days prior to the expiration of the applicable suspension period, an additional Material Tenant Trigger Event Suspension Deposit.

A “Material Tenant” means (i) the FreshDirect Tenants or (ii) any tenant at the FreshDirect HQ Property that, together with its affiliates, either (a) leases no less than 20.0% of the total rentable square footage of the FreshDirect HQ Property or (b) accounts for (or would account for) no less than 20.0% of the total in-place base rent at the FreshDirect HQ Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. The FreshDirect HQ Whole Loan documents permit the borrower a one-time right without the consent of the lender to cause a mezzanine borrower to incur a future mezzanine loan, subject to the satisfaction of the requirements set forth in the FreshDirect HQ Whole Loan documents, including, without limitation: (i) no event of default under the FreshDirect HQ Whole Loan documents is continuing, (ii) the aggregate loan-to-value ratio based on the FreshDirect HQ Whole Loan and the mezzanine loan is no greater than 41.7%, (iii) the actual combined DSCR based on the FreshDirect HQ Whole Loan and the mezzanine loan is no less than 2.88x, (iv) the actual combined net

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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operating income debt yield based on the FreshDirect HQ Whole Loan and the mezzanine loan is no less than 20.5%, (v) the execution of an intercreditor agreement acceptable to the lender and satisfactory to the rating agencies and (vi) receipt of a rating agency confirmation.

Partial Release. Not permitted.

Ground Sub-Lease. The FreshDirect HQ Property is part of an approximately 103.73-acre industrial park known as the Harlem River Yards that is owned by The People of the State of New York acting by and through The New York State Department of Transportation. In August 1991, Harlem River Yard Ventures, Inc. was selected by New York State for development and operation of the approximately 103.73 acres through a 99-year ground lease with New York State commencing on October 1, 1993 and expiring on September 30, 2092. Harlem River Yard Ventures, Inc., in turn, subleased the entire Harlem River Yards property to its affiliate, HRY Holdings LLC pursuant to a 49-year master lease expiring February 14, 2061. Since that time, the Harlem River Yards property was subdivided into four parcels and separately ground subleased by HRY Holdings LLC to various tenants, including the borrower, Fresh Property Bronx, LLC.

The ground sublease of 550,654 square feet of land to the borrower commenced on February 15, 2012 and has a 31-year base lease term from the base rent commencement of February 1, 2015 through January 31, 2046. There are also three extension options of four years, five years and eight years, respectively, exercisable upon 365 days' notice, with a 49-year limit on the term, which results in a fully extended expiration date of February 14, 2061. The borrower and ground sublessee, Fresh Property Bronx, LLC, is required to pay all associated operating expenses on an absolute net basis to HRY Holdings, LLC, ground sublessor. Fresh Direct Holdings, Inc. guarantees the performance of the sublessee, while Harlem River Yard Ventures, Inc. guarantees the performance of the sublessor under the ground sublease.

The ground sublease that the borrower is party to has current base rent payments of $3,018,708 ($5.72 per square foot) for Tract I (527,612 square feet) and $15,400 ($1.10 per square foot) for Tract II (14,000 square feet) through January 31, 2027. The base rent payment for Tract I increases to $6.24 per square foot effective February 1, 2027, $6.81 per square foot effective February 1, 2032, $7.44 per square foot effective February 1, 2037, $8.10 per square foot effective February 1, 2040 and $8.83 per square foot effective February 1, 2045, while the base rent payment for Tract II increases to $1.20 per square foot effective February 1, 2027, $1.30 per square foot effective February 1, 2032, $1.40 per square foot effective February 1, 2037, $1.50 per square foot effective February 1, 2040 and $1.60 per square foot effective February 1, 2045.

The ground sublease also has a current base rent payment of $55,000 ($6.08 per square foot) for trailer storage land (9,042 square feet), which increases to $6.64 per square foot effective February 1, 2027, $7.24 per square foot effective February 1, 2032, $7.91 per square foot effective February 1, 2037, $8.62 per square foot effective February 1, 2040 and $9.39 per square foot effective February 1, 2045.

The base rent payment during the option periods for Tract I is $8.49 per square foot effective February 1, 2046, $9.25 per square foot effective February 1, 2050 and $10.09 per square foot effective February 1, 2055, while the base rent payment during the option periods for Tract II is $1.60 per square foot effective February 1, 2046, $1.70 per square foot effective February 1, 2050 and $1.80 per square foot effective February 1, 2055.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 9 – Project Embassy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 9 – Project Embassy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 9 – Project Embassy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 9 – Project Embassy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 9 – Project Embassy

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$35,000,000	Property Type – Subtype:	Mixed Use – Office/Retail/Multifamily
% of IPB:	4.5%	Net Rentable Area (SF)(5):	375,456 / 128 Units
Loan Purpose:	Refinance	Location:	Washington, DC
Borrowers:	700 Penn LP	Year Built / Renovated:	2017 / NAP
	and 700 Penn Prime LP	Occupancy(6):	98.3%
Borrower Sponsor:	EastBanc, Inc.	Occupancy Date(6):	7/1/2026 and 7/9/2026
Interest Rate:	7.54200%	4th Most Recent NOI (As of):	$14,930,512 (12/31/2023)
Note Date:	7/22/2026	3rd Most Recent NOI (As of):	$15,468,976 (12/31/2024)
Maturity Date:	8/11/2031	2nd Most Recent NOI (As of):	$15,612,035 (12/31/2025)
Interest-only Period:	60 months	Most Recent NOI (As of):	$15,284,951 (5/31/2026 TTM)
Original Term:	60 months	UW Economic Occupancy:	95.0%
Original Amortization Term:	None	UW Revenues:	$26,283,791
Amortization Type:	Interest Only	UW Expenses:	$9,951,379
Call Protection(2):	L(13),YM1(22),DorYM1(18),O(7)	UW NOI:	$16,332,411
Lockbox / Cash Management:	Hard (Commercial); Soft (Multifamily) / In Place	UW NCF:	$16,048,521
Additional Debt(1):	Yes	Appraised Value / Per SF:	$254,000,000 / $677
Additional Debt Balance(1):	$125,000,000	Appraisal Date:	6/4/2026
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$426
Taxes:	$860,060	$172,012	N/A	Maturity Date Loan / SF:	$426
Insurance:	$0	$17,100	N/A	Cut-off Date LTV:	63.0%
Replacement Reserves:	$0	$6,165	N/A	Maturity Date LTV:	63.0%
TI / LC Reserve(4):	$0	$39,279	$1,414,044	UW NCF DSCR:	1.31x
Outstanding TI / LC Reserve:	$276,394	$0	N/A	UW NOI Debt Yield:	10.2%
Rent Concession Reserve:	$496,881	$0	N/A
Ground Rent Reserve:	$33,333	$16,667	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$160,000,000	99.0%	Loan Payoff	$158,626,208	98.2%
Sponsor Equity	1,558,939	1.0	Upfront Reserves	1,666,668	1.0
			Closing Costs	1,266,063	0.8
Total Sources	$161,558,939	100.0%	Total Uses	$161,558,939	100.0%
(1)	The Project Embassy Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $160,000,000 (the “Project Embassy Whole Loan”). The Financial Information in the chart above reflects the Project Embassy Whole Loan.
(2)	Borrowers may prepay the Project Embassy Whole Loan in whole or in part at any time after September 11, 2027, with payment of a prepayment fee of 1% or yield maintenance calculated from the prepayment date through February 11, 2031. Additionally, defeasance of the Project Embassy Whole Loan in whole (but not in part) is permitted at any time after the date that is the later to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 22, 2029. The assumed defeasance lockout period of 35 payments is based on the anticipated closing date of the BMO 2026-5C16 securitization trust in August 2026. The actual defeasance lockout period may be longer.
(3)	See the “Escrows and Reserves” section below for further discussion of reserve information.
(4)	The TI/LC Reserve Cap applies only after SEA (as defined below) has exercised its renewal option.
(5)	Net rentable area (“NRA”) comprises 209,909 square feet of commercial space and 128 units (165,547 square feet) of multifamily space. See “The Property” section below for further discussion of the space types.
(6)	Occupancy is based on the underwritten rent rolls as of July 1, 2026 and July 9, 2026. The commercial occupancy component reflects the square foot-weighted average occupancy of the office and retail components. The multifamily occupancy component is presented on a per-unit basis (125 occupied of 128 units) multiplied by total multifamily square-footage weighted to the total NRA of the Project Embassy Property. Additionally, Occupancy includes the amenity / other space and the 192 square feet of storage is treated as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 9 – Project Embassy

The Loan. The ninth largest mortgage loan (the “Project Embassy Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee and leasehold interests in a 375,456 square foot mixed-use property located in Washington, DC (the “Project Embassy Property”). The Project Embassy Whole Loan consists of five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $160,000,000. The Project Embassy Whole Loan was originated by Wells Fargo Bank, National Association (“WFB”) on July 22, 2026, has a five-year term, is interest-only for the full term and accrues interest at a fixed rate of 7.54200% per annum on an Actual/360 basis. The Project Embassy Mortgage Loan is evidenced by the non-controlling Note A-2, with an original principal balance of $35,000,000. The scheduled maturity date of the Project Embassy Whole Loan is August 11, 2031.

The relationship between the holders of the Project Embassy Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Project Embassy Whole Loan will be serviced pursuant to the pooling and servicing agreement of the BMO 2026-5C16 securitization trust until the controlling note is securitized, at which point it will be serviced pursuant to the pooling and servicing agreement of the securitization to which the controlling note is contributed. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Project Embassy Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$60,000,000	$60,000,000	WFB	Yes
A-2	$35,000,000	$35,000,000	BMO 2026-5C16	No
A-3(1)	$30,000,000	$30,000,000	WFB	No
A-4(1)	$20,000,000	$20,000,000	WFB	No
A-5(1)	$15,000,000	$15,000,000	WFB	No
Total	$160,000,000	$160,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Project Embassy Property is a mixed-use development property totaling 375,456 square feet which consists of 152,835 square feet of office space, 52,948 square feet of retail space, 4,126 square feet of other/amenity space and 128 multifamily units located in Washington, DC, within the historic Capitol Hill neighborhood. The Project Embassy Property consists of a mixed-use campus comprising two interconnected buildings, the North Building (as defined below), fronting Pennsylvania Avenue Southeast (known as 700 Penn at Eastern Market), which houses the 156,961 SF Class A+ office/other amenity space components and street-level retail along Pennsylvania Avenue (the “North Building”) and the South Building (as defined below), fronting C Street Southeast (known as The Residences at Eastern Market), which houses the 128-unit Class A multifamily component and street-level retail along C Street Southeast (the “South Building”). The 52,948 square foot retail component is integrated at street level throughout both buildings.

Built in 2017, the Project Embassy Property is situated on an approximately 3.08-acre site, and a portion of the land is ground leased from the District of Columbia through July 2112. A two-level, below-grade parking structure is located beneath the South Building and serves both the commercial and residential components. Residential parking is separately secured and maintained independently from commercial parking areas. Investment-grade tenants at the Project Embassy Property include Samsung (as defined below), Northrop Grumman, JPMorgan Chase Bank, N.A. and Jackson National Life Insurance Company. As of July 1, 2026, and July 9, 2026, the Project Embassy Property was 98.3% leased with a weighted-average lease term remaining of approximately 4.2 years for the commercial component and 97.7% leased for the multifamily component.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 9 – Project Embassy

The following table presents a summary of the uses at the Project Embassy Property:

Project Embassy Property Summary(1)
Property Type	Occupancy	Net Rentable Area (SF)	% of NRA	UW Rent	% of UW Rent
Office	99.0%	152,835	40.7%	$9,202,437	41.9%
Multifamily	97.3%	165,547	44.1%	$9,556,844	43.5%
Retail	98.6%	52,948	14.1%	$3,188,881	14.5%
Other / Amenities	95.3%	4,126	1.1%	$33,840	0.2%
Total/Wtd. Avg.	98.3%(2)	375,456	100.0%	$21,982,003	100.0%
(1)	Information based on the underwritten rent rolls dated as of July 1, 2026 for the commercial portion of the Project Embassy Property and July 9, 2026 for the multifamily portion of the Project Embassy Property.
(2)	Total/Wtd. Avg. Occupancy of 98.3% is based on the underwritten rent rolls as of July 1, 2026 and July 9, 2026. The commercial occupancy component reflects the square foot-weighted average occupancy of the office and retail components. The multifamily occupancy component is presented on a per-unit basis (125 occupied of 128 units) and is inclusive of the amenity / other space and the 192 square feet of storage is treated as vacant.

Major Tenants. The three largest tenants at the Project Embassy Property by underwritten rent are Samsung Electronics America, Inc., Gilbert LLP and The Yard (as defined below).

Samsung Electronics America, Inc. (M/S/F: Aa2/AA-/AA-; 28,512 square feet; 13.6% of NRA; 13.3% of UW base rent): Samsung Electronics America, Inc. (“SEA”) is the United States sales and marketing subsidiary of Samsung Electronics Co., Ltd. (“Samsung”), a global technology company specializing in mobile devices, consumer electronics, home appliances, enterprise solutions, and network systems. Headquartered in Englewood Cliffs, New Jersey, SEA supports Samsung's operations throughout the United States . SEA has been a tenant at the Project Embassy Property since January 2019 and has a lease expiration in November 2029 with one, 10-year renewal option or, alternatively, two, 5-year renewal options. SEA has right of first offer and right of first refusal on the fifth floor of the North Building. Additionally, SEA has the right to expand its space on either entire the fifth floor of the North Building or portion of the fifth floor of the North Building. SEA has no termination options.

Gilbert LLP (18,253 square feet; 8.7% of NRA; 11.9% of UW base rent): Gilbert LLP is a Washington, D.C.-based law firm specializing in complex dispute resolution, insurance recovery, commercial litigation, bankruptcy matters, risk management, and strategic consulting. Founded over 25 years ago, the firm represents corporations, creditor committees, trusts, and other institutional clients in high-profile and complex legal matters. Gilbert LLP has been a tenant at Project Embassy Property since May 2021 and has a lease expiring in July 2031, with one, 5-year renewal option and no termination options. Gilbert LLP has the right of first offer on the 4th floor of the North Building and has option to expand the space on the south-east portion of the 4th floor of the North Building.

Fresh Space of Capitol Hill LLC (31,485 square feet; 15.0% of NRA; 9.8% of UW base rent): Fresh Space of Capitol Hill (“The Yard”) is a privately held provider of flexible office and coworking solutions founded in 2011 and headquartered in Brooklyn, New York. The company operates a network of coworking and private office locations across major United States markets, including New York City, Washington, D.C., Philadelphia, and Chicago. The Yard offers flexible workspace solutions, meeting facilities, and community-focused amenities designed to support entrepreneurs, startups, and established businesses. The Yard has been a tenant at the Project Embassy Property since January 2019 and has a lease expiring in September 2031, with two, 5-year renewal options and no termination options. The Yard has right of first offer to lease any full floor space that becomes available in the North Building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 9 – Project Embassy

The following table presents certain information with respect to the historical and current occupancy of the Project Embassy Property:

Historical and Current Occupancy(1)
Property Type	2023(2)	2024(2)	2025(2)	Current(3)
Commercial	97.7%	99.8%	99.0%	98.8%
Multifamily	92.2%	96.1%	94.5%	97.7%
Combined(4)	95.3%	98.2%	97.0%	98.3%
(1)	Historical occupancies are as of December 31st of each respective year.
(2)	Commercial occupancy reflects the square foot-weighted average occupancy of the office and retail components, based on the borrower provided rent rolls dated December 1, 2023, December 1, 2024, and September 1, 2025. Multifamily occupancy is presented on a per-unit basis based on the borrower provided rent rolls dated December 31, 2023, December 31,2024, and December 31, 2025, respectively. Total commercial square footage was 210,255 square feet per the 2023 rent roll versus 209,722 square feet per the 2024 and 2025 rent rolls. The 533 square foot difference reflects a remeasurement / reconfiguration of the south commercial (office and retail) space (the south commercial space decreased from 200,282 to 199,749 square feet and the suite count went from 79 to 76).
(3)	Current occupancy is based on the underwritten rent rolls as of July 1, 2026 and July 9, 2026. Commercial occupancy reflects the square foot-weighted average occupancy of the office and retail components. Multifamily occupancy is presented on a per-unit basis (125 occupied of 128 units). Occupancy figures include the amenity / other space and the 192 square feet of storage is treated as vacant.
(4)	The Combined occupancy reflects the square foot-weighted average occupancy of the office and retail components and the per-unit occupancy of the multifamily component multiplied by total multifamily square-footage weighted to the total NRA of the Project Embassy Property.

The following table presents certain information relating to the tenants at the Project Embassy Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Major Tenants
Samsung Electronics America, Inc.(3)	Aa2/AA-/AA-	28,512	13.6%	$57.26	$1,632,597	13.3%	11/30/2029
Gilbert LLP	NR/NR/NR	18,253	8.7%	$79.83	$1,457,137	11.9%	7/31/2031
The Yard	NR/NR/NR	31,485	15.0%	$38.12	$1,200,208	9.8%	9/30/2031
Trader Joe's	NR/NR/NR	13,930	6.6%	$44.00	$612,920	5.0%	9/30/2027
Sanford Heisler Sharp Mcknight LLP	NR/NR/NR	11,168	5.3%	$49.64	$554,380	4.5%	12/1/2029
Subtotal / Wtd. Avg.		103,348	49.2%	$52.80	$5,457,242	44.6%

Other Tenants		104,120	49.6%	$65.21	$6,789,265	55.4%

Occupied Collateral Total		207,468	98.8%	$59.03	$12,246,507	100.0%

Vacant Space		2,441	1.2%

Collateral Total		209,909	100.0%

(1)	Based on the commercial underwritten rent roll dated July 1, 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	SEA has right of first offer and right of first refusal on the fifth floor of the building. Additionally, SEA has the right to expand the space on either the entire or a portion of the fifth floor of the North Building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 9 – Project Embassy

The following table presents certain information relating to the unit mix of the multifamily component of the Project Embassy Property:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1Bed/1Bath	54	54	42.2%	100.0%	1,052	$4,767
2Bed/1Bath	15	14	11.7%	93.3%	944	$4,123
2Bed/2Bath	43	42	33.6%	97.7%	1,526	$7,742
3Bed/2Bath	16	15	12.5%	93.8%	1,811	$8,855
Total/Wtd. Avg.	128	125	100.0%	97.7%	1,293	$6,185
(1)	Information based on the multifamily underwritten rent roll dated July 9, 2026.

The following table presents certain information with respect to the lease rollovers at the Project Embassy Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total UW Rent Rolling(2)	Approx. Cumulative % of Total UW Rent Rolling(2)	UW Rent PSF Rolling(2)
MTM/2026	2	3,934	1.9%	1.9%	$30,000	0.2%	0.2%	$7.63
2027	3	22,428	10.7%	12.6%	$1,103,510	9.0%	9.3%	$49.20
2028	2	4,738	2.3%	14.8%	$239,391	2.0%	11.2%	$50.53
2029	10	57,990	27.6%	42.4%	$3,591,320	29.3%	40.5%	$61.93
2030	3	11,746	5.6%	48.0%	$954,760	7.8%	48.3%	$81.28
2031	8	68,804	32.8%	80.8%	$4,108,414	33.5%	81.9%	$59.71
2032	2	11,253	5.4%	86.2%	$544,122	4.4%	86.3%	$48.35
2033	3	21,498	10.2%	96.4%	$1,277,919	10.4%	96.8%	$59.44
2034	0	0	0.0%	96.4%	$0	0.0%	96.8%	$0.00
2035	0	0	0.0%	96.4%	$0	0.0%	96.8%	$0.00
2036	2	5,077	2.4%	98.8%	$397,072	3.2%	100.0%	$78.21
Thereafter	0	0	0.0%	98.8%	$0	0.0%	100.0%	$0.00
Vacant	NAP	2,441	1.2%	100.0%	NAP	NAP	100.0%	$0.00
Total/Wtd. Avg.	35	209,909	100.0%		$12,246,507	100.0%		$59.03
(1)	Based on the underwritten commercial rent roll dated July 1, 2026.
(2)	Total UW Rent Rolling reflects underwritten base rent. $30,000 of underwritten base rent is associated with a car wash and has no stated lease expiration and is included in MTM/2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 9 – Project Embassy

The following table presents certain information relating to the historical and underwritten cash flows of the Project Embassy Property:

Underwritten Net Cash Flow(1)
	2023	2024	2025	5/31/2026 TTM	UW	UW PSF	UW %(2)
Base Rent(3)	$18,473,280	$19,442,048	$20,118,579	$19,977,223	$20,882,902	$55.62	95.0%
Vacancy	$0	$0	$0	$0	$1,099,100	$2.93	5.0%
Gross Potential Rent	$18,473,280	$19,442,048	$20,118,579	$19,977,223	$21,982,003	$58.55	100.0%
(Vacancy/Credit Loss)	$0	$0	$0	$0	($1,099,100)	($2.93)	(5.0%)
Percentage Rent	$464,474	$163,271	$22,457	$17,918	$12,950	$0.03	0.1%
Net Rental Income	$18,937,753	$19,605,319	$20,141,036	$19,995,141	$20,895,852	$55.65	95.1%
Expense Recoveries	$3,690,686	$3,632,635	$3,772,730	$3,749,475	$3,615,510	$9.63	16.4%
Other Income	$1,679,150	$1,920,832	$1,717,738	$1,772,428	$1,772,428	$4.72	8.1%
Effective Gross Income	$24,307,590	$25,158,786	$25,631,504	$25,517,043	$26,283,791	$70.00	100.0%

Real Estate Taxes	$2,223,331	$2,361,780	$2,373,056	$2,282,831	$1,964,299	$5.23	7.5%
Insurance	$184,499	$196,370	$211,356	$217,428	$205,195	$0.55	0.8%
Management Fee	$664,096	$749,026	$735,627	$738,462	$788,514	$2.10	3.0%
Other Operating Expenses	$6,305,153	$6,382,634	$6,699,429	$6,993,372	$6,993,372	$18.63	26.6%
Total Expenses	$9,377,078	$9,689,810	$10,019,468	$10,232,093	$9,951,379	$26.50	37.9%

Net Operating Income	$14,930,512	$15,468,976	$15,612,035	$15,284,951	$16,332,411	$43.50	62.1%
Replacement Reserves	$0	$0	$0	$0	$73,982	$0.20	0.3%
TI/LC	$0	$0	$0	$0	$209,909	$0.56	0.8%
Net Cash Flow	$14,930,512	$15,468,976	$15,612,035	$15,284,951	$16,048,521	$42.74	61.1%

Occupancy (%)	95.3%(4)	98.2%(4)	97.0%(4)	98.3%(4)	95.0%(5)
NOI DSCR	1.22x	1.26x	1.28x	1.25x	1.33x
NCF DSCR	1.22x	1.26x	1.28x	1.25x	1.31x
NOI Debt Yield	9.3%	9.7%	9.8%	9.6%	10.2%
NCF Debt Yield	9.3%	9.7%	9.8%	9.6%	10.0%
(1)	Based on the underwritten rent rolls dated July 1, 2026 and July 9, 2026.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	UW Base Rent includes $291,380 of contractual rent steps through July 2027. Straight-Line Rent was underwritten to the average rent steps through the loan term for investment-grade tenants
(4)	Historical Occupancy (%) figures reflect the square foot-weighted average occupancy of the office and retail components and the per-unit occupancy of the multifamily component multiplied by total multifamily square-footage weighted to the total NRA of the Project Embassy Property. The commercial occupancy component reflects the square foot-weighted average occupancy of the office and retail components, based on the borrower provided rent rolls dated December 1, 2023, December 1, 2024, and September 1, 2025. The multifamily occupancy component is presented on a per-unit basis based on the borrower provided rent rolls dated December 31, 2023, December 31,2024, and December 31, 2025, respectively. Total commercial square footage was 210,255 square feet per the 2023 rent roll versus 209,722 square feet per the 2024 and 2025 rent rolls. The 533 square foot difference reflects a remeasurement / reconfiguration of the south commercial (office and retail) space (the south commercial space decreased from 200,282 to 199,749 square feet and the suite count went from 79 to 76). 5/31/2026 TTM Occupancy (%) is based on the underwritten rent rolls as of July 1, 2026 and July 9, 2026. The commercial occupancy component reflects the square foot-weighted average occupancy of the office and retail components. The multifamily occupancy component is presented on a per-unit basis (125 occupied of 128 units) multiplied by total multifamily square-footage weighted to the total NRA of the Project Embassy Property. Occupancy (%) figures include the amenity / other space and the 192 square feet of storage is treated as vacant.
(5)	UW Occupancy (%) reflects economic occupancy of 95.0%.

Environmental. According to the Phase I environmental report dated June 11, 2026, there was no evidence of recognized environmental conditions at the Project Embassy Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Market. The Project Embassy Property is immediately adjacent to the Eastern Market district, located along Pennsylvania Avenue SE between 7th and 8th Streets SE, benefiting from direct frontage across from the Eastern Market Metrorail Station, immediate proximity to the historic Eastern Market, and convenient access to the United States Capitol, which is situated approximately seven blocks to the west. According to the appraisal, the Project Embassy Property benefits from excellent regional connectivity, with the Eastern Market Metro Station located approximately 0.1 mile from the Project Embassy Property. The area is also served by numerous WMATA bus routes and provides convenient access to major transportation corridors, including Interstate 395, Independence Avenue SE, Constitution Avenue, and Massachusetts Avenue. Additionally, Union Station, the region's primary rail and transit hub, is situated approximately one mile from the Project Embassy Property. Direct Metro access to Ronald Reagan Washington National Airport and Washington Dulles International Airport further enhances the Project Embassy Property's accessibility for residents, employees, and visitors. Major employers in the Eastern Market district include the Government of The United States, Marriott International, TE Connectivity, Hilton Worldwide Holdings and Koninklijke Ahold Delhaize.

According to the appraisal, the Project Embassy Property is located in the Capitol Hill submarket within the Washington Metro Area market. As of 2025, the Capitol Hill office submarket comprises 8,014,120 square feet, with a vacancy rate of 18.9% and average asking rents of $55.60 per square foot.

As of 2026-Q1, the Capitol Hill retail submarket comprises 2,381,122 square feet, with a vacancy rate of 6.0% and average asking rents of $43.79 per square foot. As of 2025, the Capitol Hill multifamily submarket comprises 4,076 units, with a vacancy rate of 9.2% and average asking rents of $2,422 per unit.

The 2025 estimated population within a one-, three-, and five-mile radius of the Project Embassy Property was 57,668, 317,873, and 784,708, respectively, and the estimated median household income within the same radii was approximately $168,494, $110,221, and $107,954, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Project Embassy Property:

Market Analysis(1)
	Premium Office	Office	Retail	Large Format	Restaurant	North Retail	North Large Format	Amenity	Bank	Storage
Rentable Area(2)	28,512	124,323	14,090	17,414	8,654	4,975	4,998	3,934	2,817	192
Market Rent (PSF per Year)	$80.00	$75.00	$70.00	$37.50	$38.00	$83.50	$37.50	$0.00	$110.00	$20.00
Lease Term (Years)	10	7	10	10	10	10	10	25	10	5
Lease Type (Reimbursements)	FSG	FSG	NNN	NNN	NNN	NNN	NNN	Gross	NNN	Gross
Rent Increase Projection (per Year)	2.5%	2.5%	3.0%	3.0%	3.0%	3.0%	3.0%	None	2.5%	2.5%
Tenant Improvements (New Tenant) (PSF)	$135.00	$110.00	$50.00	$50.00	$100.00	$50.00	$50.00	NAP	$100.00	NAP
Tenant Improvements (Renewal) (PSF)	$75.00	$55.00	$5.00	$5.00	$10.00	$5.00	$5.00	NAP	$10.00	NAP
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten commercial rent roll dated July 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Project Embassy

The following table presents certain information relating to comparable office sales with respect to the Project Embassy Property:

Comparable Office Sales(1)
Property Name/Location	Year Built/ Renovated	Sale Date	NRA (SF)	Sale Price	Sale Price PSF	Cap Rate
Project Embassy 700 Pennsylvania Avenue SE Washington, DC 20003	2017 / NAP	NAP	152,835(2)	NAP	NAP	NAP
99 M 99 M Street SE Washington, DC 20003	2018 / NAP	5/15/2026	234,782	$93,250,000	$397.18	9.40%
2445 M 2445 M Street NW Washington, DC 20037	1986 / 2020	3/26/2026	297,727	$101,000,000	$339.24	8.52%
2001 M 2001 M Street NW Washington, DC 20036	1987 / 2017	1/30/2026	280,896	$163,250,000	$581.18	9.15%
1401 New York 1401 New York Avenue NW Washington, DC 20005	1983 / 2015	1/20/2026	199,412	$85,000,000	$426.25	9.39%
2000 K 2000 K Street NW Washington, DC 20006	1986 / 2017	7/15/2024	233,292	$140,200,000	$600.96	8.00%
The Mills Building 1700 Pennsylvania Ave NW Washington, DC 20006	1966 / 2022	1/10/2024	208,622	$208,270,000	$998.31	5.89%
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten commercial rent roll dated July 1, 2026, and solely represents the office component (excluding certain amenity space) of 152,835 square feet.

The following table presents certain recent leasing information at comparable multifamily properties with respect to the Project Embassy Property:

Comparable Multifamily Leases(1)
Property Name/Location	Year Built / Renovated	Occupancy	Units/ Size (SF)	Lease Start Date	Miles from Subj.	Base Rent Range Per Unit
The Residences at Eastern Market 777 C Street SE Washington, DC 20003	2017 / NAP	97.7%(2)	128 / 165,547(2)	NAP	-	$1,677 - $14,040(2)
Annex on 12th 300 12th Street SW Washington, 20024	2025 / NAP	87.3%	562 / 442,856	NAP	1.7	$2,202 - $5,717
The Apartments at CityCenter 825 10th St NW Washington, DC 20001	2014 / NAP	98.0%	458 / 385,178	NAP	1.9	$1,207 - $7,086
Apartments at Westlight 1110 23rd St NW Washington, DC 20037	2018 / NAP	100.0%	93 / 113,646	NAP	3.2	$3,220 - $10,881
The Channel District Wharf 950 Maine Ave SW Washington, DC 20024	2017 / NAP	95.6%	501 / 314,628	NAP	1.6	$787 - $4,278
Legacy West End 1255 22nd St NW Washington, DC 20037	2018 / NAP	94.9%	197 / 198,405	NAP	3.2	$1,760 - $7,755
1331 1331 Maryland Avenue SW Washington, DC 20024	2019 / NAP	97.3%	373 / 367,032	NAP	1.9	$2,100 - $21,116
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten multifamily rent roll dated July 9, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Project Embassy

The following table presents certain recent leasing information at comparable office properties with respect to the Project Embassy Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Project Embassy 700 Pennsylvania Ave SE Washington, DC 20003	2017 / NAP	Samsung Electronics America, Inc.(2)	28,512(2)	Jan-19(2)	10.9(2)	$57.26(2)
Capitol Crossing II 250 Massachusetts Avenue NW Washington, DC 20001	2019 / NAP	Woodson Equity	3,000	May-26	8.0	$62.00
One Constitution 1 Constitution Ave NE Washington, DC 20002	1968 / NAP	USAA	9,842	December-25	10.0	$82.00
601 New Jersey 601 New Jersey Ave NW Washington, DC 20001	2002 / NAP	Association for Accessible Medicines	10,277	December-25	12.8	$74.32
25 Mass 25 Massachusetts Avenue NW Washington, DC 20001	2006 / NAP	American Association of Neurological Surgeons	2,525	October-25	7.8	$47.00
Liberty Place 325 7th Street NW Washington, DC 20004	1990 / NAP	Johns Hopkins University	13,375	September-25	4.0	$58.00
Capitol Crossing I 200 Massachusetts Avenue NW Washington, DC 20001	2019 / NAP	American Medical Association	36,886	September-25	15.0	$58.00
Hall of States 400-444 N Capitol St NW Washington, DC 20001	1976 / NAP	Dell USA	6,367	March-25	5.6	$72.00
1000 Maine 1000 Maine Ave SW Washington, DC 20024	2018 / NAP	Cisco Systems	12,828	March-25	10.8	$64.50
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten commercial rent roll dated July 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Project Embassy

The following table presents certain recent leasing information at comparable street-level retail properties with respect to the Project Embassy Property:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Project Embassy 700 Pennsylvania Ave SE Washington, DC 20003	2017 / NAP	Sephora(2)	3,463(2)	Jan-19(2)	10.1(2)	$79.16(2)
1829 M 1829 M Street NW Washington, DC	NAV	Burnin Bird Hot Chicken	1,000	Jan-26	5.0	$70.00
1750 H 1750 H Street NW Washington, DC	NAV	Slice & Pie	1,700	Aug-25	10.0	$60.00
660 Penn 660 Pennsylvania Ave SE Washington, DC	NAV	ZomTum	2,602	Apr-25	5.0	$50.00
The Row on 19th 1900 M Street NW Washington, DC	NAV	Just Salad	2,209	Feb-25	10.0	$62.00
1300 Penn 1300 Pennsylvania Ave NW Washington, DC	NAV	Yafa Grill	732	Nov-24	10.0	$65.00
1401 K 1401 K Street NW Washington, DC	NAV	Grilled Kabob	2,063	Nov-23	10.0	$62.50
1250 Connecticut 1250 Connecticut Ave NW Washington, DC	NAV	Javan Wellness	2,319	Oct-23	10.0	$71.00
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten commercial rent roll dated July 1, 2026.

The following table presents certain recent leasing information at comparable large format retail properties with respect to the Project Embassy Property:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Project Embassy 700 Pennsylvania Ave SE Washington, DC 20003	2017 / NAP	Trader Joe’s(2)	13,930(2)	Sep-17(2)	10.0(2)	$44.00(2)
Revel Apartments 1005 First Street NE Washington, DC	NAV	Gold's Gym	17,220	Jun-24	11.0	$25.00
River Pointe 2121 First Street SW Washington, DC	NAV	The Children's Guild	17,812	Nov-23	20.0	$32.00
655 New York 655 New York Avenue NW Washington, DC	NAV	The Flight Club	8,546	Oct-23	15.0	$49.00
2001 M 2001 M Street NW Washington, DC	NAV	Rumble (Assignment)	7,924	Jun-23	7.1	$42.40
700 H 700 H Street NE Washington, DC	NAV	Nike	17,991	Feb-23	5.0	$37.00
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten commercial rent roll dated July 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Project Embassy

The following table presents certain recent leasing information at comparable restaurant retail properties with respect to the Project Embassy Property:

Comparable Restaurant Leases(1)
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Project Embassy 700 Pennsylvania Ave SE Washington, DC 20003	2017 / NAP	Eastern Point Restaurants LLC(2)	8,654(2)	Nov-23(2)	8.5(2)	$38.13(2)
The Stacks 101 V Street SE Washington, DC	NAV	Confidential Restaurant	8,000	Jun-25	10.0	$55.00
720 7th 720 7th Street NW Washington, DC	NAV	Raising Cane	4,696	Aug-24	10.0	$50.00
The Executive Building 1030 15th Street NW Washington, DC	NAV	G Street Foods (Namak Mandi)	4,633	Mar-24	5.0	$35.00
The IBEW Building 900 7th Street NW Washington, DC	NAV	Taco Bamba	5,853	Feb-24	5.0	$65.00
Carroll Square 975 F Street NW Washington, DC	NAV	Moon Rabbit	5,254	Jan-24	10.3	$47.00
The Wharf - Phase II 680 Maine Avenue SW Washington, DC	NAV	Fogo de Chago	7,500	Nov-23	10.0	$62.50
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten commercial rent roll dated July 1, 2026.

Appraisal. According to the appraisal as of June 4, 2026, the Project Embassy Property had an “as-is” appraised value of $254,000,000.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Project Embassy	$254,000,000	6.18%
(1)	Source: Appraisal.

The Borrowers. The borrowers are 700 Penn LP and 700 Penn Prime LP, each a Delaware limited partnership and single-purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Project Embassy Whole Loan.

The Borrower Sponsor. The borrower sponsor is EastBanc, Inc. and the non-recourse carveout guarantor is Anthony M. Lanier.

EastBanc, Inc. is a Washington, D.C.-based real estate investment and development firm with approximately 40 years of operating history and approximately $4.0 billion of assets under management across the United States, Canada and Europe, focused on trophy office, luxury residential, high-street retail and luxury hotel assets. Anthony M. Lanier is the founder, chairman and president of EastBanc and has overseen the acquisition and redevelopment of a premier portfolio concentrated in Washington, D.C.’s West End, Georgetown and Capitol Hill submarkets.

Property Management. The Project Embassy Property is managed by EastBanc, Inc., the borrower sponsor, with respect to the office, retail, and common area components. The Project Embassy Property is managed by Bozzuto Management Company, a third-party property management company, with respect to the multifamily component. The Project Embassy Property is managed by LAZ Parking Mid-Atlantic, LLC, a third-party property management company, with respect to the parking component.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $860,060 for real estate taxes, (ii) $276,394 for outstanding tenant improvements and leasing commissions payable under existing commercial leases, (iii) $496,881 for rent concessions representing future rent credits, gap rent or abatements under existing commercial leases, to be disbursed in accordance with the Project Embassy Whole Loan documents and (iv) $33,333 for ground rent.

Tax Escrow – On a monthly basis, the borrowers were required to deposit 1/12th of the annual estimated tax payments, which currently equates to a monthly deposit of approximately $172,012.

Insurance Escrow – The borrowers are required to deposit into an insurance reserve account on a monthly basis in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such premiums at least 30 days prior to the expiration of the policies (initially approximately $17,100).

Ground Rent Reserve – On a monthly basis, the borrowers are required to deposit $16,667, representing one-third of the next quarterly ground rent payment due under the Ground Lease (as defined below).

Leasing Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of an amount equal to $2.50 per square foot of office space and $1.50 per square foot of retail space for tenant improvements and leasing commissions incurred following origination of the Project Embassy Whole Loan, provided no such deposit is required once SEA has exercised its renewal option and the balance of the reserve equals or exceeds the aggregate total of 36 monthly leasing reserve deposits. As of the origination of the Project Embassy Whole Loan, the monthly leasing reserve deposit is approximately $39,279.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of an amount equal to $0.20 per square feet of commercial space and $250 per residential unit for replacement reserves. As of the origination of the Project Embassy Whole Loan, the monthly replacement reserve deposit is $6,165.

Lockbox / Cash Management. The Project Embassy Whole Loan is structured with a hard lockbox with respect to the commercial tenants, a soft lockbox with respect to the residential tenants and parking revenues, and in-place cash management. The borrowers are required to cause all commercial tenants at the Project Embassy Property (pursuant to tenant direction letters) to transmit all rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all revenue generated by the multifamily units and parking operations at the Project Embassy Property and received by the borrowers or the property manager, as applicable, to be deposited into such lockbox account within two business days of receipt. All funds in the lockbox account are required to be swept periodically into a lender controlled cash management account and, on each payment date, all funds in the cash management account are required to be applied in accordance with the Project Embassy Whole Loan Documents. Prior to the occurrence of a Cash Trap Event Period (as defined below), any excess cash flow will be disbursed to the borrowers. During a Cash Trap Event Period, any excess cash flow remaining after application of rents in accordance with the Project Embassy Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Project Embassy Whole Loan.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence and continuance of an event of default;
(ii)	the debt service coverage ratio (“DSCR”), falling below 1.15x for two consecutive calculation dates;
(iii)	occurrence and continuance of a Material Tenant Trigger Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

•	with regard to clause (i) above, the cure of the related event of default;
•	with regard to clause (ii) above, the DSCR being equal to or greater than 1.15x for two consecutive calculation dates;
•	with regard to clause (iii) above, upon the occurrence of a Material Tenant Trigger Cure Event (as defined below);

A “Material Tenant Trigger Event” will occur when (a) Material Tenant (as defined below) is in default beyond all applicable notice and cure periods pursuant to the terms of the Material Tenant lease, (b) Material Tenant surrenders or cancels its lease, (c) a Material Tenant (or Material Tenant’s parent company) is the subject of a proceeding under one or more creditors rights laws and its lease is not affirmed by the applicable court within sixty (60) days, (d) a Material Tenant fails to renew its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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lease at the earlier of (i) the renewal notice outside date under the Material Tenant Lease and (ii) twelve (12) months prior to the expiration date of such Material Tenant lease, (e) a Going Dark Trigger Event (as defined below) occurs, or (f) an IG Rating Trigger Event (as defined below) occurs.

A “Material Tenant Trigger Cure Event” shall mean (a) Material Tenant has cured the related default to the satisfaction of borrowers and lender, (b) the Material Tenant has affirmed its lease, without amendment, and exited protection under such creditors’ rights law pursuant to a confirmed plan of reorganization (or the comparable provision under any creditors’ rights law other than the Bankruptcy Code) or the Material Tenant (or Material Tenant’s parent company) is no longer the subject of a proceeding under one or more creditor’s rights laws, (c) Material Tenant has exercised the next renewal option available under its lease pursuant to terms and conditions acceptable to lender, (d) if the Material Tenant Trigger Event is caused solely due to a Going Dark Trigger Event, a Going Dark Trigger Cure (as defined below) occurs, (e) if the Material Tenant Trigger Event is caused solely due to an IG Rating Trigger Event, an IG Rating Trigger Cure occurs or (f) a replacement tenant acceptable to lender has taken occupancy of the Material Tenant Space, has commenced payment of unabated rent under such replacement lease, and is conducting normal business operations in the Material Tenant space pursuant to a lease approved by lender in accordance with the Project Embassy Whole Loan documents, provided, that a pre-approved replacement lease will be deemed approved by lender.

“Material Tenant” means (a) SEA and (b) to the extent the related Material Tenant Trigger Cure Event occurs pursuant to the clause that the replacement tenant acceptable to lender has taken occupancy of the Material Tenant Space, has commenced payment of unabated rent under such replacement lease, and is conducting normal business operations in the Material Tenant Space pursuant to a lease approved by lender in accordance with the Project Embassy Whole Loan documents, provided, that a Pre-Approved Replacement Lease shall be deemed approved by lender.

"Going Dark Trigger Event” means (a) a Material Tenant vacates or gives notice in writing of its intent to vacate the Material Tenant space, or (b) a Material Tenant “goes dark” in 50.0% or more of the applicable Material Tenant space for a period of 30 consecutive days, other than a permitted dark event (e.g. governmental restrictions or other legal requirements, casualty/condemnation or other life-safety or legal compliance work, or a temporary close that does not give Material Tenant a termination right or materially impair the borrowers’ ability to collect rent). A Going Dark Trigger Event may be cured (a “Going Dark Trigger Cure”) if Material Tenant rescinds its notice to vacate or resumes operations in not less than 50.0% of the Material Tenant space or, with respect to (b), at such time as 50.0% or more of the Material Tenant space is not “dark”.

“IG Rating Trigger Event” means that the Material Tenant no longer has a senior unsecured credit rating of (a) at least “BBB-” by S&P, (b) at least “Baa3” by Moody’s or (c) at least BBB- by Fitch. An (“IG Rating Trigger Cure”) will occur when the Material Tenant (or the guarantor of its obligations under the Material Tenant lease) has the required IG Rating (without qualification) for two consecutive calendar quarters.

Right of First Refusal / Right of First Offer. The District of Columbia, as ground lessor, has a post-foreclosure or deed-in-lieu right to purchase the leasehold portion of the Project Embassy Property for the related amount of the debt. In addition, following the expiration of the Project Embassy Property’s exemption in 2032, the District of Columbia’s Tenant Opportunity to Purchase Act gives tenants of covered residential rental properties and, in certain instances, the District of Columbia itself, a right to purchase a residential building before it is sold to third parties. See “Description of the Mortgage Pool – Tenant Issues – Purchase Options, Rights of First Offer and Rights of First Refusal” in the prospectus supplement.

Ground Lease. Substantially all of the Project Embassy Property (specifically, the former Hine Junior High School site) is subject to a ground lease with the District of Columbia, as ground lessor, having a primary term that expires July 10, 2112. Annual ground rent is $200,000, payable in quarterly installments, with no scheduled rent escalations. See “Description of the Mortgage Pool – Statistical Characteristics of the Mortgage Loans – Leasehold Interests” in the prospectus supplement.

Terrorism Insurance. The Project Embassy Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers, in an amount equal to the full replacement cost of the Project Embassy Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 12-month extended period of indemnity. See “Risk Factors – Risks Relating to the Mortgage Loans–Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Holiday Inn Hotel Chelsea

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Holiday Inn Hotel Chelsea

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 10 – Holiday Inn Hotel Chelsea

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type - Subtype:	Hospitality - Full Service
% of Pool by IPB:	4.5%	Net Rentable Area (Rooms):	226
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	Tulip Hotels LLC and Tulip Hotels OPCO LLC	Year Built / Renovated:	2008 / 2024
Borrower Sponsors:	Neil D. Shah, Luv D. Shah, Manish Shah, Christopher Eng Wang and Akbar Rafiq	Occupancy / ADR / RevPAR:	91.1% / $238.14 / $216.90
Interest Rate:	7.43100%	Occupancy / ADR / RevPAR Date:	3/31/2026
Note Date:	6/5/2026	4th Most Recent NOI (As of):	$3,853,383 (12/31/2023)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of):	$6,699,267 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$8,644,215 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$8,734,093 (TTM 3/31/2026)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	91.1% / $238.14 / $216.90
Amortization Type:	Interest Only	UW Revenues:	$20,011,165
Call Protection(2):	L(26),D(30),O(4)	UW Expenses:	$11,148,761
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$8,862,403
Additional Debt(1):	Yes	UW NCF:	$8,061,957
Additional Debt Balance(1):	$41,500,000	Appraised Value / Per Room:	$114,000,000 / $504,425
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/10/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$338,496
Taxes:	$416,359	$69,393	NAP	Maturity Date Loan / Room:	$338,496
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	67.1%
FF&E:	$0	4% of Gross Revenue	NAP	Maturity Date LTV:	67.1%
Other:	$0	Springing	NAP	UW NCF DSCR:	1.40x
				UW NOI Debt Yield	11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$76,500,000	100.0%	Loan Payoff	$66,776,840	87.3%
			Borrower Sponsor Equity	8,401,598	11.0%
			Closing Costs	905,203	1.2%
			Upfront Reserves	416,359	0.5
Total Sources	$76,500,000	100.00%	Total Uses	$76,500,000	100.0%
(1)	The Holiday Inn Hotel Chelsea Mortgage Loan (as defined below) is part of the Holiday Inn Hotel Chelsea Whole Loan (as defined below),which is evidenced by five pari passu promissory notes with an aggregate outstanding principal balance of as of the Cut-off Date of $76,500,000 (the “Holiday Inn Hotel Chelsea Whole Loan”). The Financial Information in the chart above reflects the Holiday Inn Hotel Chelsea Whole Loan. See “—The Loan” below.
(2)	Defeasance of the Holiday Inn Hotel Chelsea Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Holiday Inn Hotel Chelsea Whole Loan to be securitized and (b) June 5, 2029. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BMO 2026-5C16 securitization in August 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The tenth largest mortgage loan (the “Holiday Inn Hotel Chelsea Mortgage Loan”) is part of the Holiday Inn Hotel Chelsea Whole Loan, which is evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $76,500,000 and is secured by the borrowers’ fee interest in a 226-room, full service hotel located in the Midtown South neighborhood of New York, New York (the “Holiday Inn Hotel Chelsea Property”). The Holiday Inn Hotel Chelsea Whole Loan was originated on June 5, 2026 by German American Capital Corporation. The Holiday Inn Hotel Chelsea Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 7.43100% per annum on an Actual/360 basis. The scheduled maturity date of the Holiday Inn Hotel Chelsea

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 10 – Holiday Inn Hotel Chelsea

Whole Loan is June 6, 2031. The Holiday Inn Hotel Chelsea Mortgage Loan is evidenced by the non-controlling Note A-1-2, with an outstanding principal balance as of the Cut-off Date of $35,000,000.

The relationship between the holders of the Holiday Inn Hotel Chelsea Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Holiday Inn Hotel Chelsea Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-5C16 securitization trust until the controlling note is securitized, at which point it will be serviced pursuant to the pooling and servicing agreement of the securitization to which the controlling note is contributed. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1(1)	$10,000,000	$10,000,000	GACC	Yes
A-1-2	$35,000,000	$35,000,000	BMO 2026-5C16	No
A-2(1)	$15,000,000	$15,000,000	GACC	No
A-3(1)	$10,000,000	$10,000,000	GACC	No
A-4(1)	$6,500,000	$6,500,000	GACC	No
Whole Loan	$76,500,000	$76,500,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Holiday Inn Hotel Chelsea Property features 226 guestrooms across 24 stories, including king rooms and double bedrooms. Guestrooms are equipped with flat-screen televisions, complimentary high-speed Wi-Fi, in-room coffee makers, and modern furnishings consistent with Holiday Inn brand standards. The hotel recently completed an approximately $9.0 million renovation ($40,038 per key) of guestrooms and public areas in 2023-2024, with IHG confirming PIP completion in October 2024. According to a third party market research report, the year-to-date March 2026 estimated demand segmentation for the Holiday Inn Hotel Chelsea Property consisted of 93.1% transient and 6.9% group.

Amenities at the Holiday Inn Hotel Chelsea Property include a full-service restaurant (Zinnia), fitness center, business center, complimentary Wi-Fi, and self-parking at a nearby facility operated by iPark for $40 per night. The iPark facility is not part of the Holiday Inn Hotel Chelsea Property. The Holiday Inn Hotel Chelsea Property operates as a full-service, non-union hotel under a 15-year franchise agreement with Holiday Hospitality Franchising, LLC which commenced in June 2022 and expires on June 15, 2037.

The Holiday Inn Hotel Chelsea Property was acquired by the prior owner in June 2013 for a reported purchase price of $113.0 million and was subsequently capitalized with approximately $8.4 million of improvements, for total invested costs of $121.4 million. The Holiday Inn Hotel Chelsea Property remained operational throughout the COVID-19 pandemic, but experienced significant operating losses. In 2022, the prior owner elected to dispose of the Holiday Inn Hotel Chelsea Property outside of a broader portfolio sale.

The borrower sponsors acquired the Holiday Inn Hotel Chelsea Property in June 2022 for total consideration of approximately $88.0 million, which was inclusive of the assumption of the existing CMBS loan (with an outstanding balance of approximately $72.8 million at the time of acquisition) and loan-closing costs. Following acquisition, the borrower sponsors implemented a turnaround and repositioning plan. Capital improvements totaling approximately $9.0 million were completed in October 2024, inclusive of a franchise-mandated property improvement plan (“PIP”) and operational initiatives, such as the engagement of a third-party revenue management firm and a reduction in reliance on online travel agency bookings. Inclusive of acquisition costs, capital expenditures and operating carry, the borrower sponsors’ total cost basis is approximately $98.6 million.

Environmental. According to the Phase I environmental assessment dated April 21, 2026, there were no recognized environmental conditions at the Holiday Inn Hotel Chelsea Property

The Market. The Holiday Inn Hotel Chelsea Property is located at 125 West 26th Street in the Midtown South neighborhood of New York, New York, which, according to the appraisal, continues to exhibit strong performance, with RevPAR increasing approximately 6.6% year-to-date February 2026 from year-to-date February 2025. Submarket fundamentals have been supported by the continued recovery of group, corporate, and leisure demand in New York City, as well as the implementation of Local Law 18, which has constrained alternative lodging supply and further strengthened hotel demand.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 10 – Holiday Inn Hotel Chelsea

Midtown South is the second-largest hotel submarket in New York City, comprising nearly 30,000 rooms, or approximately 22% of total citywide inventory. Performance is driven by a diverse set of demand generators, including major corporate and financial institutions, the Jacob K. Javits Convention Center, Madison Square Garden, Empire State Building, Hudson Yards, and Koreatown. The submarket also serves as a key transportation hub, anchored by Penn Station, Moynihan Train Hall, proximity to Grand Central Terminal, and access to the Port Authority Bus Terminal.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Holiday Inn Hotel Chelsea Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Holiday Inn Hotel Chelsea Property(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	88.1%	$261.58	$230.48	75.4%	$196.26	$148.03	85.6%	75.0%	64.2%
12/31/2024	89.5%	$273.94	$245.05	89.3%	$225.12	$201.00	99.8%	82.2%	82.0%
12/31/2025	91.2%	$273.24	$249.28	92.2%	$235.12	$216.74	101.1%	86.0%	86.9%
TTM 3/31/2026	92.7%	$281.26	$260.76	91.1%	$238.14	$216.90	98.3%	84.7%	83.2%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Holiday Inn Hotel Chelsea Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set consists of: Holiday Inn Manhattan 6th Avenue Chelsea, Hampton by Hilton Inn Manhattan-Chelsea, Hilton Garden Inn New York Chelsea, Holiday Inn Express NYC Chelsea - NoMad Area, TRYP by Wyndham New York City Times Square / Midtown, and Fairfield by Marriott Inn & Suites New York Midtown Manhattan/Penn Station.
(3)	Occupancy, ADR and RevPAR for the Holiday Inn Hotel Chelsea Property are based on the underwritten cash flow.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

The following table presents certain information relating to the operating history and underwritten cash flows of the Holiday Inn Hotel Chelsea Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	TTM 3/31/2026	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy (%)	75.4%	89.3%	92.2%	91.1%	91.1%
ADR	$196.26	$225.12	$235.12	$238.14	$238.14
RevPar	$148.03	$201.00	$216.74	$216.90	$216.90

Rooms Revenue	$12,210,668	$16,625,754	$17,879,268	$17,891,927	$17,891,927	$79,168	89.4%
Food & Beverage Revenue	135,760	20,936	0	21,000	870,278	3,851	4.3%
Minor Operating Dept / Other	11,010	301,989	1,253,162	1,248,960	1,248,960	5,526	6.2%
Total Revenue	$12,357,437	$16,948,680	$19,132,430	$19,161,887	$20,011,165	$88,545	100.0%

Rooms Expense	$3,145,648	$3,848,899	$3,968,358	$3,874,969	$3,874,969	$17,146	19.4%
Food & Beverage Expenses	0	2,882	15,293	12,974	765,499	3,387	3.8%
Operating Expenses	$3,145,648	$3,851,781	$3,983,651	$3,887,943	$4,640,468	$20,533	23.2%

Gross Operating Profit	$9,211,790	$13,096,899	$15,148,779	$15,273,944	$15,370,697	$68,012	76.8%

Basic Management Fee	$370,827	$510,207	$594,899	$569,999	$600,335	$2,656	3.0%
G&A and CC Commission	818,053	1,050,092	1,230,405	1,240,936	1,214,813	5,375	6.1%
Franchise Fees	976,183	1,257,354	1,072,394	1,073,060	1,073,060	4,748	5.4%
Marketing	386,610	666,423	667,501	645,340	673,942	2,982	3.4%
Maintenance	587,048	568,629	579,122	583,832	523,454	2,316	2.6%
Utilities	410,901	457,077	452,558	514,066	514,066	2,275	2.6%
Total Undistributed Expenses	$3,549,622	$4,509,782	$4,596,879	$4,627,232	$4,599,671	$20,353	23.0%

Real Estate Taxes	$1,551,851	$1,604,133	$1,611,031	$1,614,162	$1,613,773	$7,141	8.1%
Insurance	256,933	283,716	296,654	298,456	294,850	1,305	1.5%
Total Fixed Charges	$1,808,785	$1,887,850	$1,907,685	$1,912,618	$1,908,623	$8,445	9.5%

Net Operating Income	$3,853,383	$6,699,267	$8,644,215	$8,734,093	$8,862,403	$39,214	44.3%

FF&E	$377,728	$496,585	$536,378	$536,758	$800,447	$3,542	4.0%
Net Cash Flow	$3,475,655	$6,202,682	$8,107,837	$8,197,335	$8,061,957	$35,672	40.3%
(1)	Per Room values are based on 226 rooms.
(2)	% of Total Revenue column represents percent of Total Revenue for all revenue and expense lines.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 10 – Holiday Inn Hotel Chelsea

The Borrowers. The borrowers are Tulip Hotels LLC and Tulip Hotels OPCO LLC, each a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Holiday Inn Hotel Chelsea Whole Loan.

The Borrower Sponsors. The borrower sponsors are Neil D. Shah, Luv D. Shah, Manish Shah, Christopher Eng Wang, each associated with Two Kings Real Estate Company (“Two Kings”) and Akbar Rafiq, associated with the Fidera Group. Two Kings is the operating partner for the borrowing entities and acquired the Holiday Inn Hotel Chelsea Property with Fidera Vecta Limited as capital partner. Two Kings is a strategic partnership representing decades of investment and management experience. The principals have owned, operated and financed hundreds of millions of debt and equity investments. The Fidera Group is an independent, European-focused investment manager headquartered in London. The non-recourse carveout guarantors for the Holiday Inn Hotel Chelsea Whole Loan are Christopher Eng Wang, Neil D. Shah, Luv D. Shah and Manish Shah, each associated with Two Kings, and Savile Row IV S.À R.L., a private limited liability company (société à responsabilité), organized and existing under the laws of the Grand Duchy of Luxembourg, and associated with Fidera Vecta Limited), the majority capital partner for the borrowers.

Ultimate control of the borrowers sits with the board of directors of Tulip Hotels REIT LLC, a Delaware limited liability company and an indirect 100% owner of the borrowers. The board is made up of three individual directors: Petra Ekas, Julien Berry and Luv Shah. Petra Ekas and Julien Berry are affiliated with Fidera Vecta and Luv Shah is affiliated with Two Kings. Note that all members of the board may be removed, without cause, by Tulip Holdings LLC, a Delaware limited liability company, the sole common member of Tulip Hotels REIT LLC, which entity, in turn, is indirectly controlled by Akbar Rafiq. Akbar Rafiq is also affiliated with Fidera Vecta.

Property Management. The Holiday Inn Hotel Chelsea Property is managed by BH HI6 Mgmt LLC, a borrower affiliated management company.

Escrows and Reserves. At origination of the Holiday Inn Hotel Chelsea Whole Loan, the borrowers deposited approximately $416,359 into a real estate tax reserve account.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that are required to be paid by the borrowers or that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $69,393).

Insurance Reserve – The borrowers are required to deposit into an insurance reserve account, on each monthly payment date, an amount equal to 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies; however, deposits are suspended to the extent coverage is maintained under an acceptable blanket policy. At origination of the Holiday Inn Hotel Chelsea Whole Loan, an acceptable blanket policy was in place.

FF&E Reserve – The borrowers are required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on each monthly payment date, an amount equal to the greater of (i) 4.0% of projected gross revenue, (ii) the amount required under the management agreement and (iii) the amount required under the franchise agreement for FF&E and capital expenditures (initially estimated to be approximately $68,494).

PIP Reserve – To the extent there are any outstanding PIP requirements for the Holiday Inn Hotel Chelsea Property (a “PIP Trigger Period”), the borrowers are required to deposit all available cash into a PIP reserve account until required funding levels are achieved. The borrowers are required to fund an amount equal to 110% of the estimated PIP costs (as determined by the lender) prior to commencement of PIP work, to the extent not otherwise funded.

Seasonality Reserve – On each monthly payment date occurring in October, November, December, and January, the borrowers are required to deposit with the lender an amount equal to $250,000 into a seasonal working capital reserve fund to provide protection for payments during February, March, and April when the rents may be reduced.

Lockbox / Cash Management. The Holiday Inn Hotel Chelsea Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Holiday Inn Hotel Chelsea Whole Loan, the borrowers were required to establish a lender-controlled lockbox account into which all rents, revenues and receipts from the Holiday Inn Hotel Chelsea Property are required to be deposited directly by the tenants. Within one business day of origination of the Holiday Inn Hotel Chelsea Whole Loan, the borrowers were required to deliver direction letters to (i) all tenants occupying space at the Holiday Inn Hotel Chelsea Property directing them to pay all rent and other sums due under the lease to which they are a party into the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 10 – Holiday Inn Hotel Chelsea

lender-controlled lockbox account and (ii) each of the credit card companies or credit card clearing banks with which the borrowers or property manager has entered into a merchant’s or other credit card agreement directing them to pay all payments which would otherwise be paid to the borrowers or property manager under the applicable credit card processing agreement into the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred within one business day of receipt to the borrowers’ operating account unless a Trigger Period (as defined below) exists, in which case, at the lender’s election, all funds in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account to be applied and disbursed in accordance with the Holiday Inn Hotel Chelsea Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Holiday Inn Hotel Chelsea Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Holiday Inn Hotel Chelsea Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Holiday Inn Hotel Chelsea Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means the period commencing on the earliest to occur of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.30x, (iii) the occurrence of a PIP Trigger Period, (iv) the occurrence of any bankruptcy or insolvency of the borrowers, the guarantor or, to the extent applicable, the affiliated property manager, (v) the period during which a mezzanine loan is outstanding (a “Mezzanine Trigger Period”), and (vi) if the guarantor breaches any of the guarantor financial covenants or the failure of the guarantor to deliver financial reports as required by the guaranty; and expiring upon (u) with respect to clause (i) above, the cure of the applicable event of default, (v) with respect to clause (ii) above, the debt service coverage ratio remaining equal to or greater than 1.30x for two consecutive calendar quarters, (w) with respect to clause (iii) above, the expiration of the applicable PIP Trigger Period, (x) with respect to clause (iv) above, the resolution of such bankruptcy or insolvency (including, if applicable, the replacement of the property manager with a property manager and management agreement approved by lender), (y) with respect to clause (v) above, the applicable Mezzanine Trigger Period has ended, and (z) with respect to clause (vi) above, upon such time the lender receives satisfactory evidence that the guarantor is in compliance with the guarantor financial covenants and/or the guarantor delivers the subject financial reports, as applicable.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140

Structural and Collateral Term Sheet	BMO 2026-5C16

No. 11 – Crossgates Mall
Mortgage Loan Information		Property Information
Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of Pool by IPB:	4.5%	Net Rentable Area (SF)(7):	1,504,884
Loan Purpose:	Refinance	Location:	Albany, NY
Borrower:	XG Mall Company, LLC	Year Built / Renovated:	1983 / 2013
Borrower Sponsors(2):	Various	Occupancy(8):	89.1%
Interest Rate(3):	8.50000%	Occupancy Date:	10/31/2025
Note Date:	11/18/2025	4th Most Recent NOI (As of):	$25,628,230 (12/31/2022)
Maturity Date:	12/6/2030	3rd Most Recent NOI (As of):	$24,328,734 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$23,739,347 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$24,774,961 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	75.4%
Amortization Type:	Interest Only	UW Revenues:	$40,035,689
Call Protection(4):	L(32),D(21),O(7)	UW Expenses:	$13,596,745
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$26,438,944
Additional Debt(1):	Yes	UW NCF:	$24,256,862
Additional Debt Balance(1):	$70,000,000 / $68,000,000 / $20,000,000	Appraised Value / Per SF:	$285,000,000 / $189
Additional Debt Type(1):	Pari Passu / B-Note / Mezzanine	Appraisal Date:	10/7/2025

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan	Total Debt
Taxes:	$1,388,393	$347,098	N/A	Cut-off Date Loan / SF:	$70	$115	$128
Insurance:	$0	$71,798(5)	N/A	Maturity Date Loan / SF:	$70	$115	$128
Replacement Reserves:	$0	$25,081	N/A	Cut-off Date LTV:	36.8%	60.7%	67.7%
TI / LC Reserve:	$2,000,000	$156,759	N/A	Maturity Date LTV:	36.8%	60.7%	67.7%
TATILC Reserve:	$3,625,903	$0	N/A	UW NCF DSCR:	2.68x	1.30x	1.07x
Other Reserves(6):	$1,443,776	Springing	N/A	UW NOI Debt Yield:	25.2%	15.3%	13.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1)	$105,000,000	49.6%	Loan Payoff	$164,000,540	77.4%
Subordinate Loan Amount(1)	68,000,000	32.1	Conversion(9)	35,000,000	16.5
Mezzanine Loan Amount(9)	20,000,000	9.4	Upfront Reserves	8,458,072	4.0
Borrower Sponsor Equity(9)	18,771,062	8.9	Closing Costs	4,312,451	2.0
Total Sources	$211,771,062	100.0%	Total Uses	$211,771,062	100.0%
(1)	The Crossgates Mall Mortgage Loan (as defined below) is part of the Crossgates Mall Whole Loan (as defined below) evidenced by (i) eight senior pari passu promissory notes with an aggregate original principal balance of $105,000,000 and (ii) one subordinate promissory note with an original principal balance of $68,000,000. Additionally, a mezzanine loan was originated contemporaneously with the Crossgates Mall Whole Loan with an original principal balance of $20,000,000, which accrues interest at a rate of 20.0000% per annum. See “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Preliminary Prospectus.
(2)	The borrower sponsors and non-recourse carveout guarantors are Madeira Associates, Bruce A. Kenan, Andrew M. Von Deak, Bruce A. Kenan Living Trust, Leonard Leveen Revocable Trust, Donald W. Hollings, Jr. 2003 Revocable Trust – Trust B, Joseph Stockwell, Gary L. Dower, 2018 Tuozzolo CPT Trust and The Robert J. Congel Amended and Restated Declaration of Trust, As Amended.
(3)	Interest Rate represents the per annum interest rate associated with the Crossgates Mall Senior Loan (as defined below). The per annum interest rate associated with the Crossgates Mall Trust Subordinate Companion Loan (as defined below) is 14.0000% and the weighted average per annum interest rate for the Crossgates Mall Whole Loan is 10.6618497109827%.
(4)	Defeasance of the Crossgates Mall Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 32 payments is based on the anticipated closing date of the BMO 2026-5C16 securitization trust in August 2026. The actual defeasance lockout period may be longer.
(5)	The Crossgates Mall Whole Loan documents require an ongoing monthly insurance reserve in an amount equal to approximately $71,798 from January 6, 2026 through August 6, 2026 and thereafter 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided, any and all monthly deposits will be waived to the extent that the insurance requirements under the Crossgates Mall Whole Loan documents are satisfied pursuant to a blanket policy.
(6)	Other Reserves consists of (i) an upfront reserve with respect to the outstanding free rents, rent abatements or other rent concessions, (ii) a springing monthly material tenant reserve with a monthly deposit amount not to exceed $220,000 in any calendar month (the cap on the monthly deposit will terminate upon a transfer of indirect control of the day-to-day operations of the Crossgates Mall Property (as defined below) from the current sponsor to the class B member investor or a transfer of the ownership interests in the borrower to the mezzanine lender) and (iii) a springing monthly debt service coverage ratio trigger suspension funds reserve.
(7)	Net Rentable Area does not include Macy’s (200,000 square feet), which is tenant-owned and not part of the collateral for the Crossgates Mall Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(8)	Includes specialty tenants (143,829 square feet).
(9)	A conversion amount of $35.0 million was used to convert (i) $20.0 million into the mezzanine loan and (ii) $15.0 million into Borrower Sponsor Equity.

The Loan. The eleventh largest mortgage loan (the “Crossgates Mall Mortgage Loan”) is part of a whole loan evidenced by eight pari passu senior promissory notes in the aggregate original principal amount of $105,000,000 (the “Crossgates Mall Senior Loan”) and a subordinate B-Note in the original principal amount of $68,000,000 that is subordinate to the Crossgates Mall Senior Loan (the “Crossgates Mall Trust Subordinate Companion Loan”, and together with the Crossgates Mall Senior Loan, the “Crossgates Mall Whole Loan”). The Crossgates Mall Whole Loan is secured by the borrower’s first priority fee interest in a super regional mall located in Albany, New York (the “Crossgates Mall Property”). The Crossgates Mall Mortgage Loan is evidenced by the non-controlling Notes A-1-1 and A-1-3 with an aggregate original principal balance of $35,000,000. The Crossgates Mall Whole Loan is being serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C7 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Crossgates Mall Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Crossgates Mall Whole Loan:

		Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$25,000,000	$25,000,000	BMO 2026-5C16	No(1)
A-1-2	$20,000,000	$20,000,000	BMO 2026-5C15	No
A-1-3	$10,000,000	$10,000,000	BMO 2026-5C16	No
A-2	$25,000,000	$25,000,000	WFCM 2025-5C7	No
A-3	$10,000,000	$10,000,000	WFCM 2025-5C7	No
A-4	$5,000,000	$5,000,000	BMO 2026-5C15	No
A-5(2)	$5,000,000	$5,000,000	UBS AG	No
A-6(2)	$5,000,000	$5,000,000	UBS AG	No
B	$68,000,000	$68,000,000	WFCM 2025-5C7 (Loan-Specific Certificates)	Yes(1)
Whole Loan	$173,000,000	$173,000,000
(1)	Pursuant to the related co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under such agreement, in which case Note A-1-1 will become the controlling noteholder. For so long as the Crossgates Mall Trust Subordinate Companion Loan is included in the WFCM 2025-5C7 securitization and no control appraisal event has occurred, such control rights will be exercised by the controlling class representative of the WFCM 2025-5C7 Crossgates Mall Loan-Specific Certificates.
(2)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Crossgates Mall Property is a 1,504,884 square foot super regional mall located in Albany, New York. The Crossgates Mall Property was built in 1983, with expansions in 1994 and from 2013 to 2015, and renovated in 2013. The Crossgates Mall Property consists of a two- and three-story enclosed mall situated on a 109.93-acre site with 6,469 surface parking spaces (4.30 spaces per owned 1,000 square feet). The Crossgates Mall Property is anchored by J.C. Penney (“JCPenney”), Regal Crossgates 18, Dick’s Sporting Goods, Best Buy and Going Going Gone and shadow anchored by Macy’s (200,000 square feet). Macy’s is under separate ownership and is not part of the collateral for the Crossgates Mall Whole Loan. Macy’s serves as a non-collateral shadow anchor of the Crossgates Mall Property. Notable tenants at the Crossgates Mall Property include Apple, REI, Regal Crossgates 18, Primark, H&M, Zara, lululemon athletica, Aeropostale, American Eagle Outfitters, Gap/Gap Kids, Old Navy, Banana Republic, Bath & Body Works, Express and Five Below.

As of October 31, 2025, the Crossgates Mall Property was 89.1% leased including specialty tenants. From 2019 through 2024, the borrower sponsors spent approximately $4.7 million on capital improvements at the Crossgates Mall Property including new mall entrances, upgraded soft seating areas, interior and exterior landscaping, enhanced lighting features, updated signage, and new floor tile.

Major Tenants. The three largest tenants based on net rentable area are JCPenney, Regal Crossgates 18 and Dick’s Sporting Goods.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Crossgates Mall

JCPenney (179,964 square feet; 12.0% of net rentable area; 2.6% of underwritten base rent). Founded in 1902, JCPenney is a retailer of apparel, home, jewelry, and beauty merchandise. JCPenney has a portfolio of private and national brands including private brands such as Liz Claiborne®, Stafford®, okie dokie™, and Worthington™. JCPenney stores provide many services outside of apparel, including salon, optical, portrait, and in-store events at the kids zone or suit up shopping experiences with students from colleges and universities across the country. JCPenney has been a tenant at the Crossgates Mall Property since July 1994. JCPenney has the right to terminate its lease by giving the landlord written notice of its election to do so at least three months in advance of the termination date specified in such notice. JCPenney has four, five-year renewal options remaining.

Regal Crossgates 18 (100,000 square feet; 6.6% of net rentable area; 3.8% of underwritten base rent). Regal (aka Regal Entertainment Group), a subsidiary of the British company Cineworld Group, is an American movie theater chain founded in 1989 and headquartered in Knoxville, Tennessee consisting of 5,386 screens in 394 theatres in 41 states along with the District of Columbia and Guam as of November 2025. Regal Crossgates 18 has been a tenant at the Crossgates Mall Property since July 1997. Regal Crossgates 18 has one, five-year renewal option remaining and no termination options.

Dick’s Sporting Goods (80,000 square feet; 5.3% of net rentable area; 3.2% of underwritten base rent). Dick’s Sporting Goods (Moody’s/S&P: Baa2/BBB), founded and incorporated in 1948 in New York, is a leading omnichannel sporting goods retailer offering an assortment of sports equipment, apparel, footwear and accessories. As of February 1, 2025, Dick’s Sporting Goods operated 723 Dick’s Sporting Goods locations across the United States. Dick’s Sporting Goods has been a tenant at the Crossgates Mall Property since November 2009. Dick’s Sporting Goods has three, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the tenancy at the Crossgates Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	TTM 5/31/2025 Sales $	Sales PSF	Occ Cost %	Lease Exp. Date	Renewal Options	Term. Option (Y/N)
Major Tenants
JCPenney	NR/NR/NR	179,964	12.0%	$670,217	2.6%	$3.72	$8,503,194	$47	9.4%	5/31/2028	4 x 5 yrs	Y(3)
Regal Crossgates 18	NR/NR/NR	100,000	6.6%	$1,000,000	3.8%	$10.00	$6,779,893	$68	14.7%	12/31/2028	1 x 5 yrs	N
Dick's Sporting Goods	Baa2/NR/BBB	80,000	5.3%	$840,000	3.2%	$10.50	$21,071,582	$263	8.1%	1/31/2030	3 x 5 yrs	N
APEX Entertainment Center	NR/NR/NR	50,030	3.3%	$577,500	2.2%	$11.54	$2,808,017	$56	31.0%	12/17/2029	2 x 5 yrs	N
Best Buy	A3/NR/BBB+	50,000	3.3%	$965,500	3.7%	$19.31	$82,000,000	$1,640	1.5%	3/31/2030	3 x 5 yrs	N
Going Going Gone	NR/NR/NR	50,000	3.3%	$468,293	1.8%	$9.37	$7,400,000	$148	6.3%	1/31/2030	1 x 5 yrs	N
Primark	NR/NR/NR	45,992	3.1%	$915,133	3.5%	$19.90	$14,400,000	$313	6.4%	1/31/2034	3 x 5 yrs	N
Zara	NR/NR/NR	33,376	2.2%	$958,044	3.7%	$28.70	$5,601,017	$168	17.5%	1/31/2028	1 x 5 yrs	N
Dave & Buster's	NR/NR/NR	33,154	2.2%	$882,559	3.4%	$26.62	$9,408,052	$284	14.3%	8/23/2028	3 x 5 yrs	N
Ashley Furniture(4)	NR/NR/NR	33,045	2.2%	$267,474	1.0%	$8.09	$0	$0	0.0%	5/14/2036	2 x 5 yrs	N
Major Tenants Subtotal/Wtd. Avg.		655,561	43.6%	$7,544,720	29.0%	$11.51

Other Tenants		541,804	36.0%	$18,498,100	71.0%	$34.14
Occupied Subtotal/Wtd. Avg.		1,197,365	79.6%	$26,042,820	100.0%	$21.75

Vacant Space(5)		307,519	20.4%
Total/Wtd. Avg.		1,504,884	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2025, with contractual rent steps totaling $373,305 through November 30, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	JCPenney has the right to terminate its lease by giving the landlord written notice of its election to do so at least three months in advance of the termination date specified in such notice.
(4)	Ashley Furniture recently signed its lease and has an expected opening date of August 2026.
(5)	Includes specialty tenants (143,829 square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Crossgates Mall

The following table presents certain information relating to the lease rollover schedule at the Crossgates Mall Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant(3)	NAP	307,519	20.4%	NAP	NAP	307,519	20.4%	NAP	NAP
2026 & MTM	26	117,005	7.8	$4,051,991	15.6%	424,524	28.2%	$4,051,991	15.6%
2027	17	96,218	6.4	3,207,999	12.3	520,742	34.6%	$7,259,990	27.9%
2028	27	425,324	28.3	7,086,117	27.2	946,066	62.9%	$14,346,107	55.1%
2029	11	103,201	6.9	1,952,094	7.5	1,049,267	69.7%	$16,298,201	62.6%
2030	12	207,190	13.8	3,807,149	14.6	1,256,457	83.5%	$20,105,350	77.2%
2031	10	49,757	3.3	1,496,144	5.7	1,306,214	86.8%	$21,601,493	82.9%
2032	6	24,910	1.7	978,369	3.8	1,331,124	88.5%	$22,579,863	86.7%
2033	1	5,768	0.4	160,180	0.6	1,336,892	88.8%	$22,740,043	87.3%
2034	10	90,925	6.0	2,362,436	9.1	1,427,817	94.9%	$25,102,479	96.4%
2035	4	13,472	0.9	451,070	1.7	1,441,289	95.8%	$25,553,549	98.1%
2036(4)	3	63,595	4.2	489,271	1.9	1,504,884	100.0%	$26,042,820	100.0%
2037 & Beyond	1	0	0.0	0	0.0	1,504,884	100.0%	$26,042,820	100.0%
Total	128	1,504,884	100.0%	$26,042,820	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2025, with contractual rent steps totaling $373,305 through November 30, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes specialty tenants (143,829 square feet).
(4)	Includes Ashley Furniture, which has recently signed its lease and has an expected opening date of August 2026.

The following table presents certain information relating to the historical and current occupancy of the Crossgates Mall Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
90.4%	91.3%	88.3%	89.1%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of October 31, 2025 including specialty tenants (143,829 square feet).

Appraisal. The appraisal concluded to an “as-is” appraised value for the Crossgates Mall Property of $285,000,000 as of October 7, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$285,000,000	9.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated October 10, 2025, there was no evidence of any recognized environmental conditions at the Crossgates Mall Property.

The Market. The Crossgates Mall Property is located in Albany, New York. The city of Albany borders Schenectady County, New York, including the towns of Princetown and Rotterdam on the northern and western edges as well as the towns of Berne, Colonie and New Scotland. Albany is the state capital of New York and is located approximately 150 miles north of New York City and approximately 235 miles south of Montreal, Canada. The Crossgates Mall Property is located at the intersection of Interstates 87 and 90. According to the appraisal, adjacent land uses include retail, office, and residential. To the northwest across the Washington Avenue Extension, is Crossgates Commons, a two-story, 690,000 square foot

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Crossgates Mall

power center anchored by Home Depot and Walmart. To the east of the Crossgates Mall Property, across Interstate 87, are several office buildings as well as Stuyvesant Plaza, a 235,000 square foot lifestyle center. The Crossgates Mall Property’s location, which includes both Crossgates Mall and Crossgates Commons, represents the dominant retail hub for the Albany metro area. According to a third-party market research report, the Crossgates Mall experiences a high traffic count paired with strong visibility with approximately 42,092 daily vehicles at the intersection of US 20 and Church Road.

According to a third-party market research report, the Crossgates Mall Property is located in the Albany - NY retail market within the W Outer Albany County retail submarket. As of October 2025, the W Outer Albany County retail submarket contained 6,751,996 square feet of retail inventory space with an average rent of $22.93 per square foot and a vacancy rate of 5.7%. As of year-end 2024, the W Outer Albany County retail submarket contained 6,751,918 square feet of retail inventory space with an average rent of $22.62 per square foot and a vacancy rate of 5.6%.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the Crossgates Mall Property is 6,204, 55,795 and 159,519, respectively, and the estimated 2025 average household income within the same radii is $109,678, $111,482 and $109,804, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Crossgates Mall Property:

Competitive Property Summary (1)
Property Name/Location	Detailed Property Type	Year Built/ Renovated	Total GLA (SF)	Anchor Tenant	Anchor GLA (SF)	Lease Date/Term (Years)	Annual Base Rent PSF	Lease Type
Crossgates Mall 1 Crossgates Mall Road Albany, NY	Super Regional Mall	1983/2013	1,504,884(2)	JCPenney(2)	179,964(2)	Jul-94/33.8(2)	$3.72(2)	Net(2)
Market32 Plaza 1355 New Scotland Road Slingerlands, NY	Neighborhood Center	1998/2021	95,433	Market 32 (Price Chopper)	73,743	Jun-23/13	$14.49	NAV
Walden Galleria 1 Walden Galleria Buffalo, NY	Super Regional Center/Mall	1989/2013	1,448,003	Primark	47,668	Aug-22/10	$18.75	Modified Gross
Station Twelve 3097 Sheridan Drive Amherst, NY	Community Center	2002/2022	230,240	At Home	79,860	Jul-22/10	$9.00	Net
Burlington Coat Factory 402-436 Balltown Road Schenectady, NY	Community Center	1976/NAP	NAV	Burlington	26,041	Jan-21/10	$13.50	Net
Staples 24 Maxwell Drive NY	Freestanding Retail Store	2008/NAP	20,388	Staples	20,388	Mar-19/5	$17.50	Net
Latham Center 221 Wade Road Extension Latham, NY	Power Center	2004/NAP	148,091	Michaels Stores	22,827	Jan-19/10	$12.50	Net
Harbor Freight 1617 U.S. 9 Clifton Park, NY	Freestanding Retail Store	NAV/NAV	15,000	Harbor Freight	15,000	Oct-17/10	$16.10	Net
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 31, 2025 and excludes Macy’s (200,000 square feet), which is tenant-owned and not part of the collateral for the Crossgates Mall Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Crossgates Mall

The following table presents certain information relating to the appraisal’s market rent conclusions for the Crossgates Mall Property:

Market Rent Summary(1)
Tenant Category	Market Rent	Lease Term (Years)	Lease Type	Escalations
0 - 1,000 SF	$120.00	5	Modified	1.0% per year
1,001 - 2,500 SF	$50.00	5	Modified	1.0% per year
2,501 - 5,000 SF	$35.00	5	Modified	1.0% per year
5,001 - 7,500 SF	$34.00	5	Modified	1.0% per year
7,501 - 10,000 SF	$33.00	5	Modified	1.0% per year
Over 10,000 SF	$25.00	5	Modified	1.0% per year
Jewelry	$80.00	5	Modified	1.0% per year
Restaurants	$25.00	5	Modified	1.0% per year
Food Court	$175.00	10	Modified	2.5% per year
Kiosks	$500.00	5	Modified	2.5% per year
Majors	$15.00	10	Gross	10% in year 6
Majors - 3rd Level	$14.00	10	Gross	10% in year 6
Cinema	$18.00	10	Gross	10% in year 6
Anchors	$3.00	10	Gross	10% in year 6
(1)	Source: Appraisal.

The following table presents certain information relating to the operating history and underwritten cash flows at the Crossgates Mall Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$27,097,102	$26,340,556	$26,006,107	$25,514,777	$26,042,820(3)	$17.31	50.1%
Percentage Rent	1,141,916	1,127,799	1,418,601	1,376,525	1,678,893	1.12	3.2
Vacant Income	0	0	0	0	11,997,262	7.97	23.1
Gross Potential Rent	$28,239,019	$27,468,355	$27,424,708	$26,891,301	$39,718,975	$26.39	76.3%
Total Reimbursements	9,065,703	8,858,033	7,321,446	9,116,812	9,110,720	6.05	17.5
Other Income(4)	3,498,149	3,609,421	3,367,027	3,203,256	3,203,256	2.13	6.2
Net Rental Income	$40,802,870	$39,935,809	$38,113,181	$39,211,369	$52,032,951	$34.58	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(11,997,262)	(7.97)	(23.1)
Effective Gross Income	$40,802,870	$39,935,809	$38,113,181	$39,211,369	$40,035,689	$26.60	76.9%

Total Expenses	15,174,639	15,607,075	14,373,834	14,436,408	13,596,745	9.04	34.0

Net Operating Income	$25,628,230	$24,328,734	$23,739,347	$24,774,961	$26,438,944	$17.57	66.0%

Total TI/LC, Capex/RR	0	0	0	0	2,182,082	1.45	5.5

Net Cash Flow	$25,628,230	$24,328,734	$23,739,347	$24,774,961	$24,256,862	$16.12	60.6%
(1)	TTM represents the trailing 12-month period ending June 30, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated October 31, 2025, with contractual rent steps totaling $373,305 through November 30, 2026.
(4)	Other Income is related to specialty tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 12 – Mountain Industrial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$27,750,000	Title(6):	Fee / Leasehold
Cut-off Date Principal Balance(1):	$27,750,000	Property Type – Subtype(7):	Industrial – Various
% of IPB:	3.6%	Net Rentable Area (SF):	19,189,611
Loan Purpose:	Refinance	Location(7):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(7):	Various / Various
Borrower Sponsor:	Industrial Logistics Properties Trust	Occupancy:	96.3%
Interest Rate(3):	5.096767533%	Occupancy Date:	Various
Note Date:	5/8/2026	4th Most Recent NOI (As of):	$98,213,266 (T-10 12/31/2022)
Maturity Date:	5/11/2031	3rd Most Recent NOI (As of):	$117,555,625 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$120,156,924 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$122,186,205 (TTM 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	96.7%
Amortization Type:	Interest Only	UW Revenues:	$161,761,456
Call Protection(4):	L(23),YM1(4),DorYM1(26),O(7)	UW Expenses:	$38,194,125
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$123,567,331
Additional Debt(1):	Yes	UW NCF:	$116,850,967
Additional Debt Balance(1):	$1,141,650,000/$450,600,000	Appraised Value / Per SF(8):	$2,350,000,000 / $122
Additional Debt Type(1):	Pari Passu/B-Note	Appraisal Date(8):	2/11/2026

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes(5):	$0	Springing	N/A	Cut-off Date Loan / SF:	$61	$84
Insurance(5):	$0	Springing	N/A	Maturity Date Loan / SF:	$61	$84
TI / LC Reserve(5):	$0	Springing	N/A	Cut-off Date LTV(8):	49.8%	68.9%
Replacement Reserves(5):	$0	Springing	N/A	Maturity Date LTV(8):	49.8%	68.9%
Ground Lease Reserve(5):	$0	Springing	N/A	UW NCF DSCR:	1.93x	1.25x
Unfunded Obligations:	$3,530,579	$0	N/A	UW NOI Debt Yield:	10.6%	7.6%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$1,169,400,000	71.4%	Loan Payoff:	$1,614,813,143	98.6%
Subordinate Loan Amount:	450,600,000	27.5	Closing Costs:	19,354,691	1.2
Borrower Sponsor Equity:	17,698,413	1.1	Upfront Reserves:	3,530,579	0.2
Total Sources:	$1,637,698,413	100.0%	Total Uses:	$1,637,698,413	100.0%
(1)	The Mountain Industrial Portfolio Mortgage Loan (as defined below) is part of the Mountain Industrial Portfolio Whole Loan (as defined below), which is comprised of 38 pari passu senior promissory notes and 12 junior promissory notes, with an aggregate original principal balance as of the Cut-off Date of $1,620,000,000.
(2)	The borrowers are 65 special-purpose bankruptcy-remote Delaware limited liability companies, indirectly majority owned and controlled by Industrial Logistics Properties Trust, a Maryland real estate investment trust, which acts as borrower sponsor and the non-recourse carveout guarantor.
(3)	Interest Rate represents the weighted average interest rate of the Mountain Industrial Portfolio Senior Loan (as defined below). The Mountain Industrial Portfolio Junior Notes (as defined below) bear interest at the weighted average interest rate of 7.291555666% per annum. The weighted average interest rate of the Mountain Industrial Portfolio Whole Loan is 5.707243788% per annum. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus. The interest rate of the Mountain Industrial Portfolio Whole Loan and of the Mountain Industrial Portfolio Mortgage Loan may change if any of the individual Mountain Industrial Portfolio Properties (as defined below) securing the Mountain Industrial Portfolio Whole Loan are released and any portion of any of the Mountain Industrial Portfolio Whole Loan components is paid down in accordance with the Mountain Industrial Portfolio Whole Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus for additional information related to permitted partial releases.
(4)	Defeasance of the Mountain Industrial Portfolio Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized and prior to November 11, 2030 (the “Open Date”). The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the BMO 2026-5C16 securitization trust in August 2026. The actual defeasance lockout period may be longer. Prepayment with a yield maintenance premium (if prior to the Open Date) is permitted on and after May 11, 2028.
(5)	During a Trigger Period (as defined below), the Mountain Industrial Portfolio Whole Loan documents require: (i) an ongoing monthly deposit into a tax reserve equal to 1/12th of the tax amount that the lender reasonably estimates will be payable during the next ensuing 12 months (excluding any taxes paid by tenants in accordance with the Mountain Industrial Portfolio Whole Loan documents), (ii) if the insurance covering the Mountain Industrial Portfolio Properties does not constitute an approved blanket policy, an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premiums (excluding any insurance premiums paid by tenants in accordance with the Mountain Industrial Portfolio Whole Loan documents), (iii) an ongoing monthly deposit in an amount equal to approximately $319,827 for replacement reserves, (iv) an ongoing monthly deposit in an amount equal to approximately $239,870 for tenant improvements and leasing commissions and (v) an ongoing monthly deposit in an amount equal to 1/12th of the rents due under each ground lease during the next ensuing 12 months and at least 30 days prior to the respective due dates. A “Trigger Period” commences upon the earliest occurrence of (i) an event of default or (ii) the debt service coverage ratio (“DSCR”) falling below 1.15x for two consecutive calendar quarters and will end if, (a) with respect to clause (i), the cure or waiver of such event of default, and (b) with respect to clause (ii), the date that (x) the DSCR, as calculated in accordance with the Mountain Industrial Portfolio Whole Loan documents, is equal to or greater than 1.15x for two consecutive calendar quarters, (y) the borrowers prepay the Mountain Industrial Portfolio Whole Loan in an amount sufficient such that the DSCR is at least 1.15x, or (z) the borrowers deliver to the lender cash or a letter of credit, in each case in an amount which, if applied to the outstanding principal balance of the Mountain Industrial Portfolio Whole Loan, would be sufficient such that the DSCR is at least 1.15x.
(6)	The applicable borrowers’ interests in two of the 90 constituent properties comprising the Mountain Industrial Portfolio Properties are leasehold interests. See “Description of the Mortgage Pool Statistical Characteristics of the Mortgage Loans—Leasehold Interests” in the Preliminary Prospectus.
(7)	See “Portfolio Summary” for an overview of the top 20 Mountain Industrial Portfolio Properties by net operating income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(8)	The Mountain Industrial Portfolio Properties had a portfolio appraised value of $2,350,000,000, as of February 11, 2026, which is inclusive of a 9.2% portfolio premium and reflects the “as-is” value of the Mountain Industrial Portfolio Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Mountain Industrial Portfolio Properties (exclusive of the portfolio premium) of $2,152,070,000, the Cut-off Date LTV and the Maturity Date LTV for the Mountain Industrial Portfolio Senior Loan are both equal to 54.3% and for the Mountain Industrial Portfolio Whole Loan are both equal to 75.3%. The individual appraised values are as of various dates between February 3, 2026 and February 11, 2026.

The Loan. The twelfth largest mortgage loan (the “Mountain Industrial Portfolio Mortgage Loan”) is part of a whole loan with an aggregate outstanding principal balance of $1,620,000,000 (the “Mountain Industrial Portfolio Whole Loan”) comprised of (i) 38 pari passu senior promissory notes with an aggregate outstanding principal balance of $1,169,400,000 (collectively, the “Mountain Industrial Portfolio Senior Notes”), which collectively evidence the senior portion of the Mountain Industrial Portfolio Whole Loan (the “Mountain Industrial Portfolio Senior Loan”), and (ii) 12 junior promissory notes with an aggregate outstanding principal balance of $450,600,000 (collectively, the “Mountain Industrial Portfolio Junior Notes”). The Mountain Industrial Portfolio Junior Notes are generally subordinate in right of payment to the Mountain Industrial Portfolio Senior Notes. The Mountain Industrial Portfolio Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Citi Real Estate Funding Inc. (“CREFI”), Bank of America, National Association (“BANA”), UBS AG New York Branch (“UBS AG”), Morgan Stanley Bank, N.A. (“MSBNA”) and Bank of Montreal. The Mountain Industrial Portfolio Whole Loan is secured by first mortgage liens on the borrowers’ fee or leasehold interests in a portfolio of 90 industrial properties totaling approximately 19.2 million SF located across 27 states and 57 individual markets (collectively, the “Mountain Industrial Portfolio Properties” or the “Properties”, and each individually, a “Mountain Industrial Portfolio Property” or “Property”).

The Mountain Industrial Portfolio Mortgage Loan, evidenced by the non-controlling Notes A-3-6-1 and A-4-6-1, with an aggregate original principal balance of $27,750,000, will be contributed to the BMO 2026-5C16 securitization trust.

The Mountain Industrial Portfolio Whole Loan will be serviced pursuant to the trust and servicing agreement for the MTN 2026-LPFX securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Mountain Industrial Portfolio Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The table below identifies the promissory notes that comprise the Mountain Industrial Portfolio Whole Loan:

Mountain Industrial Portfolio Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1 and A-2-1	$332,760,000	$332,760,000	MTN 2026-LPFX	Yes
A-1-2 and A-2-2	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-1-3 and A-2-3	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-1-4 and A-2-4	$166,380,000	$166,380,000	MTN 2026-LPFX	No
A-1-5 and A-2-5	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-1-6 and A-2-6	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-3-1-1-1-1 and A-4-1-1-1-1	$6,000,000	$6,000,000	BMO 2026-5C15	No
A-3-1-1-1-2 and A-4-1-1-1-2	$61,000,000	$61,000,000	BANK5-2026-5YR23	No
A-3-1-1-2 and A-4-1-1-2	$43,000,000	$43,000,000	BANK5 2026-5YR22	No
A-3-1-2 and A-4-1-2	$25,000,000	$25,000,000	WFCM 2026-5C9	No
A-3-2-1 and A-4-2-1	$14,500,000	$14,500,000	BANK5-2026-5YR23	No
A-3-2-2 and A-4-2-2	$14,500,000	$14,500,000	BANK5 2026-5YR22	No
A-3-2-3 and A-4-2-3	$4,750,000	$4,750,000	BANK5 2026-5YR22	No
A-3-3 and A-4-3	$33,750,000	$33,750,000	BMO 2026-5C15	No
A-3-4 and A-4-4	$67,500,000	$67,500,000	Benchmark 2026-V22	No
A-3-5-1 and A-4-5-1	$19,250,000	$19,250,000	BANK5 2026-5YR22	No
A-3-5-2 and A-4-5-2	$14,500,000	$14,500,000	BANK5-2026-5YR23	No
A-3-6-1 and A-4-6-1	$27,750,000	$27,750,000	BMO 2026-5C16	No
A-3-6-2 and A-4-6-2	$6,000,000	$6,000,000	BMO 2026-5C15	No
Senior Loan	$1,169,400,000	$1,169,400,000
B-1-1 and B-2-1(2)	$180,240,000	$180,240,000	MTN 2026-LPFX	No
B-1-2 and B-2-2(2)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
B-1-3 and B-2-3(2)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
B-1-4 and B-2-4(2)	$90,120,000	$90,120,000	MTN 2026-LPFX	No
B-1-5 and B-2-5(2)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
B-1-6 and B-2-6(2)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
Total Junior Notes	$450,600,000	$450,600,000
Whole Loan	$1,620,000,000	$1,620,000,000
(1)	The notes with designations that begin with A-1, A-3 and B-1 are secured solely by mortgages on the Properties located in Florida, and the remaining notes are secured by mortgages on the Properties located outside of Florida; provided, that all of the non-Florida borrowers delivered to the lender a guaranty of the Florida borrowers’ obligations to pay the outstanding principal balance of, and other amounts due and owing on the Florida notes, and the other Mountain Industrial Portfolio Whole Loan documents.
(2)	The Mountain Industrial Portfolio Junior Notes will be generally subordinate in right of payment to the Mountain Industrial Portfolio Senior Notes.

The Properties. The Mountain Industrial Portfolio Properties are comprised of 90 industrial properties located across 27 states with primary concentrations in Georgia (11.4% underwritten net operating income (“UW NOI”); 11.5% net rentable area (“NRA”)), Ohio (10.1% UW NOI; 9.6% NRA), and Texas (9.2% UW NOI; 6.9% NRA). The Mountain Industrial Portfolio Properties are located across 57 markets with the largest concentrations by UW NOI in Indianapolis, Indiana (three properties, 7.6% UW NOI), Columbus, Ohio (three properties, 5.6% UW NOI) and Charlotte, North Carolina (three properties, 4.9% UW NOI). The Mountain Industrial Portfolio Properties are granular, with no single Property comprising more than 4.4% of UW NOI and the top five Properties by UW NOI comprising 19.1% of NOI.

The Mountain Industrial Portfolio Properties include 84 institutional-quality warehouse/distribution properties, five manufacturing/distribution properties, and one storage/warehouse property. The Mountain Industrial Portfolio Properties total 19,189,611 SF of net rentable area, with a limited office component comprising just 5.2% of NRA.

The Mountain Industrial Portfolio Properties are largely recent-vintage product, with a weighted average vintage of 2012 and 50 Properties, representing 74.3% of NRA and 79.9% of UW NOI, having been constructed after 2010. The Mountain Industrial Portfolio Properties benefit from modern specifications, with a weighted average clear height of 30’ and 81.6% of NRA in buildings offering 26’+ clear heights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Investment grade tenants account for 84.1% of underwritten gross rent (“UW Gross Rent”), and 10 of the top 20 tenants by UW Gross Rent are investment grade-rated, including Federal Express Corporation (56.9% of UW Gross Rent), Amazon.com Services, LLC (7.6% of UW Gross Rent), Home Depot U.S.A., Inc. (3.7% of UW Gross Rent) and Shaw Industries, Inc. (3.4% of UW Gross Rent).

All of the Mountain Industrial Portfolio Properties that are leased are 100% leased to a single tenant, other than the Property located at 5703 Mitchell Avenue in St. Joseph, Missouri, which has only one tenant but is 33.1% leased. Four of the Properties are not leased or are leased to a tenant which is dark.

The following table presents certain information regarding the top 20 Mountain Industrial Portfolio Properties by net operating income:

Portfolio Summary(1)
Property Name	Market, State	NRA	% of NRA	% Leased	Year Built	WALT(2)	Clear Height	UW Base Rent PSF(2)	% of UW NOI
3150 Highway 42	Atlanta, GA	657,518	3.4%	100.0%	2020	14.3	30'	$7.74	4.4%
584 US Highway 130	Trenton, NJ	347,145	1.8%	100.0%	2017	5.9	31'	$15.35	4.1%
1151 South Graham Road	Indianapolis, IN	615,284	3.2%	100.0%	2019	8.1	36'	$8.01	4.0%
8341 Industrial Parkway	Columbus, OH	500,268	2.6%	100.0%	2020	9.1	31'	$9.01	3.6%
590 Northport Parkway	Savannah, GA	831,764	4.3%	100.0%	2017	1.1	36'	$4.54	3.0%
650 Braselton Parkway	Jefferson, GA	373,750	1.9%	100.0%	2018	6.6	32'	$10.17	2.9%
5005 Samuell Blvd.	Dallas-Fort Worth, TX	351,874	1.8%	100.0%	2016	10.9	31'	$9.85	2.8%
635 Community Drive	Burlington, VT	143,979	0.8%	100.0%	2021	9.8	32'	$22.45	2.5%
482 Chaney Avenue	Indianapolis, IN	671,354	3.5%	100.0%	2014	4.0	32'	$4.44	2.3%
6538 & 6526 Judge Adams Road	Greensboro, NC	286,281	1.5%	100.0%	2019	8.7	32'	$10.48	2.3%
22525 West 167th Street	Kansas City, KS	313,763	1.6%	100.0%	2016	9.8	31'	$8.84	2.1%
5000 North Ridge Trail	Lakeland, FL	310,922	1.6%	100.0%	2016	4.7	31'	$8.54	2.0%
1601 Brown Road	Detroit, MI	245,633	1.3%	100.0%	2006	5.2	30'	$10.42	2.0%
4350 Fortune Ave NW	Charlotte, NC	354,482	1.8%	100.0%	2016	5.8	32'	$7.16	1.9%
9780 Mopar Drive	Akron, OH	368,060	1.9%	100.0%	2011	1.2	32'	$6.19	1.8%
1509 Leestown Road	Frankfort, KY	599,840	3.1%	100.0%	2014	3.5	32'	$3.91	1.8%
3779 Lake Shore Road	Buffalo, NY	338,584	1.8%	100.0%	2016	4.6	31'	$6.98	1.8%
4555 West Highway 146	Louisville, KY	558,600	2.9%	100.0%	2014	7.2	36'	$4.07	1.7%
4690 Global Avenue NW	Charlotte, NC	330,717	1.7%	100.0%	2015	4.0	30'	$6.85	1.7%
6735 Trippel Road	Mobile, AL	362,942	1.9%	100.0%	2017	2.3	36'	$5.98	1.7%
Total / Wtd. Avg. Top 20		8,562,760	44.6%	100.0%	2016	6.2	33'	$7.51	50.7%
Total / Wtd. Avg. Other		10,626,851	55.4%	93.3%	2008	4.0	29'	$6.63	49.3%
Total / Wtd. Avg.		19,189,611	100.0%	96.3%	2012	5.0	30'	$7.04	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2026 or August 11, 2026, depending on the individual Mountain Industrial Portfolio Property.
(2)	Weighted based on occupied SF.

Major Tenants.

Federal Express Corporation (9,049,211 SF; 47.2% of NRA; 57.2% of underwritten base rent): Founded in 1971, Federal Express Corporation is a publicly traded global transportation and logistics company operating under the FedEx brand. Federal Express Corporation provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce, and business services, delivered through a highly integrated global network. Federal Express Corporation leases 45 Properties, with its earliest lease having started in February 2022. Federal Express Corporation’s headquarters is located in Memphis, Tennessee.

Amazon.com Services, LLC (1,399,006 SF; 7.3% of NRA; 7.8% of underwritten base rent): Amazon.com Services, LLC is a United States-based limited liability company and a wholly owned subsidiary of Amazon.com, Inc. Amazon.com Services, LLC is the primary legal entity through which Amazon.com, Inc. delivers a wide range of consumer-facing and business services on Amazon.com, including website functionality, marketplace operations, digital services, and customer account services. Amazon.com Services, LLC leases four Properties, and each of its leases started in February 2022. Amazon.com Services, LLC’s global headquarters is located in Seattle, Washington.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Home Depot U.S.A., Inc. (657,518 SF; 3.4% of NRA; 3.9% of underwritten base rent): Founded in 1978, Home Depot U.S.A., Inc. is part of The Home Depot, a large home improvement specialty retailer. Home Depot U.S.A., Inc.’s headquarters is located in Atlanta, Georgia. Home Depot U.S.A., Inc. operates retail stores and supply chain facilities focused on serving homeowners, professional contractors, and businesses with products and services related to home improvement, construction, and maintenance. Home Depot U.S.A., Inc. leases one Property, and its lease began in February 2022 and is scheduled to expire in November 2040, with four, five-year renewal options and no termination options.

The following table presents certain information relating to the top 10 tenants by underwritten base rent at the Mountain Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Federal Express Corporation	NR/Baa2/BBB	9,049,211	47.2%	$74,460,309	57.2%	$8.23	Various(4)	N	Various(4)
Amazon.com Services, LLC	AA-/A1/AA	1,399,006	7.3%	$10,163,266	7.8%	$7.26	Various(5)	N	Various(5)
Home Depot U.S.A., Inc.	A/A2/A	657,518	3.4%	$5,089,189	3.9%	$7.74	11/30/2040	N	4 x 5 years
Shaw Industries, Inc.(6)	A+/Aa2/AA	831,764	4.3%	$3,776,209	2.9%	$4.54	9/30/2027	N	2 x 5 years
ULTA Beauty Distribution, LLC	NR/NR/NR	671,354	3.5%	$2,980,812	2.3%	$4.44	7/31/2030	N	3 x 5 years
Jim Beam Brands Co.	NR/Baa1/BBB+	599,840	3.1%	$2,345,374	1.8%	$3.91	1/31/2030	N	5 x 5 years
DSV Solutions, LLC	NR/A3/A-	368,060	1.9%	$2,278,291	1.8%	$6.19	10/31/2027	N	2 x 5 years
Winland Foods, Inc.(7)	NR/NR/NR	558,600	2.9%	$2,273,502	1.7%	$4.07	10/31/2033	N	3 x 5 years
Toyota Tsusho America, Inc.	NR/A3/A	350,418	1.8%	$1,766,107	1.4%	$5.04	6/30/2029	N	4 x 5 years
Autoneum North America, Inc.	NR/NR/NR	315,560	1.6%	$1,751,358	1.3%	$5.55	4/30/2032	N	2 x 5 years
Subtotal/Wtd. Avg.		14,801,331	77.1%	$106,884,417	82.2%	$7.22
Remaining Occupied		3,680,714	19.2%	$23,220,561	17.8%	$6.31
Occupied Total / Wtd. Avg.		18,482,045	96.3%	$130,104,978	100.0%	$7.04
Vacant Space		707,566	3.7%
Total		19,189,611	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2026 or August 11, 2026, depending on the individual Mountain Industrial Portfolio Property.
(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Rent, Annual UW Rent PSF and % of Total Annual UW Rent are inclusive of contractual rent steps underwritten through March 2027.
(4)	Federal Express Corporation’s leases expire between March 2027 and June 2037. Federal Express Corporation has leases with various extension options, including 1 x 3 years, 1 x 5 years, 2 x 3 years and 2 x 5 years.
(5)	Amazon.com Services, LLC’s leases expire between November 2028 and August 2034. Amazon.com Services, LLC has leases with various extension options including 2 x 5 years, 3 x 5 years and 5 x 5 years.
(6)	Shaw Industries, Inc. has free rent of $825,067, which was reserved for at origination.
(7)	Winland Foods, Inc., the tenant at the 4555 West Highway 146, Buckner, Kentucky property, has subleased approximately 117,000 SF to Treehouse Private Brands, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information with respect to the lease rollover at the Mountain Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	707,566	3.7%	NAP	N	AP	707,566	3.7%	NAP	NAP
2026 & MTM	1	280,019	1.5	$1,534,504	1.2%		987,585	5.1%	1,534,504	1.2%
2027	13	2,600,070	13.5	$14,066,421	10.8		3,587,655	18.7%	15,600,925	12.0%
2028	12	1,597,547	8.3	$11,341,608	8.7		5,185,202	27.0%	26,942,533	20.7%
2029	10	1,924,776	10.0	$11,301,147	8.7		7,109,978	37.1%	38,243,680	29.4%
2030	12	2,836,121	14.8	$16,925,802	13.0		9,946,099	51.8%	55,169,482	42.4%
2031	13	2,030,385	10.6	$16,634,755	12.8		11,976,484	62.4%	71,804,237	55.2%
2032	9	1,993,387	10.4	$16,093,501	12.4		13,969,871	72.8%	87,897,738	67.6%
2033	5	1,367,452	7.1	$8,898,538	6.8		15,337,323	79.9%	96,796,276	74.4%
2034	2	849,944	4.4	$6,143,964	4.7		16,187,267	84.4%	102,940,239	79.1%
2035	3	985,278	5.1	$8,890,793	6.8		17,172,545	89.5%	111,831,033	86.0%
2036	4	1,007,674	5.3	$9,718,797	7.5		18,180,219	94.7%	121,549,830	93.4%
2037 & Beyond	2	1,009,392	5.3	$8,555,148	6.6		19,189,611	100.0%	130,104,978	100.0%
Total	86	19,189,611	100.0%	$130,104,978	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2026 or August 11, 2026, depending on the individual Mountain Industrial Portfolio Property.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include approximately $1,925,769 of rent steps through March 2027.

Appraisals. According to the appraisals, the Mountain Industrial Portfolio Properties had a portfolio appraised value of $2,350,000,000 as of February 11, 2026, which is inclusive of an approximately 9.2% portfolio premium and reflects the “as-is” value of the Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Properties (exclusive of the portfolio premium) of $2,152,070,000, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are each 54.3% for the Mountain Industrial Portfolio Senior Loan and 75.3% for the Mountain Industrial Portfolio Whole Loan.

Environmental. According to the Phase I environmental reports dated between February 18, 2026 and February 20, 2026, certain of the Properties have one or more recognized environmental conditions or controlled recognized environmental conditions for which remediation has previously occurred or for which ongoing remediation or other risk mitigation, including environmental insurance, is required. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the Mountain Industrial Portfolio Properties:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	2025(1)	Current(2)
98.6%	98.9%	99.0%	99.6%	96.3%
(1)	Represents the average annual occupancy as of December 31.
(2)	Current occupancy is based on the trailing twelve-month occupancy as of either March 1, 2026 or August 11, 2026, depending on the individual Mountain Industrial Portfolio Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

152

Structural and Collateral Term Sheet	BMO 2026-5C16

No. 12 – Mountain Industrial Portfolio

The following table presents certain information relating to the underwritten cash flows of the Mountain Industrial Portfolio Properties:

Historical Operating Performance and Underwritten Net Cash Flow
	2022 (10 Months)	2023	2024	9/30/2025 TTM	Underwritten	UW PSF	%(1)
Gross Potential Rent	$104,027,173	$124,938,188	$127,609,086	$129,207,999	$133,088,511	$6.94	80.3%
Rent Steps(2)	$0	$0	$0	$0	$1,925,769	$0.10	1.2
Expense Recoveries	$17,528,793	$24,921,462	$24,622,268	$24,515,984	$30,669,025	$1.60	18.5
Gross Rent	$121,555,966	$149,859,650	$152,231,354	$153,723,982	$165,683,305	$8.63	100.0%
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	$0	($5,432,032)	($0.28)	(3.3)
Net Rental Income	$121,555,966	$149,859,650	$152,231,354	$153,723,982	$160,251,272	$8.35	96.7%
Straight-line Rent	$0	$0	$0	$0	$1,510,184	$0.08	0.9
Other Income	$57,789	$43,300	$654,559	$47,256	$0	$0.00	0.0
Effective Gross Income	$121,613,755	$149,902,950	$152,885,913	$153,771,238	$161,761,456	$8.43	97.6%
Real Estate Taxes(3)	$14,608,156	$20,420,511	$19,926,115	$19,975,521	$26,256,056	$1.37	16.2
Insurance	$1,454,718	$2,219,507	$2,649,417	$2,475,496	$2,941,326	$0.15	1.8
Other Operating Expenses	$7,337,615	$9,707,308	$10,153,457	$9,134,017	$8,996,744	$0.47	5.6
Total Operating Expenses	$23,400,489	$32,347,325	$32,728,989	$31,585,033	$38,194,125	$1.99	23.6%
Net Operating Income	$98,213,266	$117,555,625	$120,156,924	$122,186,205	$123,567,331	$6.44	76.4%
Capital Reserves	$0	$0	$0	$0	$1,918,961	$0.10	1.2
TI/LC	$0	$0	$0	$0	$4,797,403	$0.25	3.0
Net Cash Flow	$98,213,266	$117,555,625	$120,156,924	$122,186,205	$116,850,967	$6.09	72.2%
(1)	% column represents percent of Gross Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rent Steps taken through March 2027.
(3)	Six of the 10 Properties that are subject to payment in lieu of taxes agreements or other tax abatements have been underwritten to abated taxes, which total approximately $2.1 million. Unabated taxes for these six Properties are estimated to total approximately $2.5 million.

The Markets. The Mountain Industrial Portfolio Properties are located across 57 different markets, with the largest concentrations (based on UW NOI) in Indianapolis, Indiana (7.6% of UW NOI), Columbus, Ohio (5.6% of UW NOI) and Charlotte, North Carolina (4.9% of UW NOI). The top 25 markets (by UW NOI) comprise 74.5% of portfolio NRA and 77.1% of UW NOI.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

153

Structural and Collateral Term Sheet	BMO 2026-5C16

No. 12 – Mountain Industrial Portfolio

The following table presents recent market data with respect to the Mountain Industrial Portfolio Properties:

Mountain Industrial Portfolio Market Summary(1)
Market, State	Property Count	NRA	% of Portfolio SF	Leased	Year Built	Avg. Size	WALT (Years)(2)	Clear Height	UW Base Rent PSF(2)	% of UW NOI
Indianapolis, Indiana	3	1,614,460	8.4%	100.0%	2016	538,153	5.0	33'	$5.96	7.6%
Columbus, Ohio	3	951,735	5.0%	100.0%	2019	317,245	5.7	33'	$7.47	5.6%
Charlotte, North Carolina	3	862,138	4.5%	100.0%	2014	287,379	4.3	30'	$7.42	4.9%
Kansas City, Kansas	5	1,028,166	5.4%	90.6%	2010	205,633	5.0	29'	$6.49	4.4%
Savannah, Georgia	2	958,284	5.0%	100.0%	2017	479,142	1.3	35'	$5.82	4.4%
Dallas-Fort Worth, Texas	2	536,191	2.8%	100.0%	2013	268,096	8.1	31'	$9.73	4.2%
Atlanta, Georgia	2	875,638	4.6%	75.1%	2016	437,819	14.3	30'	$7.74	4.2%
Trenton, New Jersey	1	347,145	1.8%	100.0%	2017	347,145	5.9	31'	$15.35	4.1%
Detroit, Michigan	3	490,234	2.6%	100.0%	2002	163,411	4.1	29'	$8.41	3.2%
Akron, Ohio	2	587,825	3.1%	100.0%	2013	293,913	1.2	32'	$6.56	3.0%
Jefferson, Georgia	1	373,750	1.9%	100.0%	2018	373,750	6.6	32'	$10.17	2.9%
Burlington, Vermont	1	143,979	0.8%	100.0%	2021	143,979	9.8	32'	$22.45	2.5%
Buffalo, New York	2	443,657	2.3%	100.0%	2012	221,829	4.1	29'	$7.03	2.4%
Chicago, Illinois	4	380,230	2.0%	100.0%	2000	95,058	4.5	27'	$8.27	2.4%
Oklahoma City, Oklahoma	2	420,780	2.2%	100.0%	2018	210,390	6.1	35'	$7.28	2.4%
Greensboro, North Carolina	1	286,281	1.5%	100.0%	2019	286,281	8.7	32'	$10.48	2.3%
Lakeland, Florida	2	343,027	1.8%	100.0%	2014	171,514	4.4	30'	$8.19	2.1%
Tampa, Florida	3	335,781	1.7%	100.0%	1998	111,927	3.1	25'	$8.17	2.1%
Memphis, Tennessee	2	684,560	3.6%	100.0%	2001	342,280	4.6	29'	$3.81	2.0%
Houston, Texas	2	272,471	1.4%	100.0%	2010	136,236	3.1	25'	$9.06	1.9%
Frankfort, Kentucky	1	599,840	3.1%	100.0%	2014	599,840	3.5	32'	$3.91	1.8%
Louisville, Kentucky	1	558,600	2.9%	100.0%	2014	558,600	7.2	36'	$4.07	1.7%
Mobile, Alabama	1	362,942	1.9%	100.0%	2017	362,942	2.3	36'	$5.98	1.7%
Saint Louis, Illinois	3	485,664	2.5%	79.0%	2004	161,888	6.7	29'	$6.03	1.7%
Grand Rapids, Michigan	1	343,483	1.8%	100.0%	2016	343,483	5.5	30'	$6.20	1.6%
Total/Wtd. Avg. Top 25	53	14,286,861	74.5%	97.1%	2013	269,563	5.2	31'	$7.18	77.1%
Total/Wtd. Avg. Other	37	4,902,750	25.5%	94.1%	2009	132,507	4.5	28'	$6.62	22.9%
Total/Wtd. Avg.	90	19,189,611	100.0%	96.3%	2012	213,218	5.0	30'	$7.04	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2026 or August 11, 2026, depending on the individual Mountain Industrial Portfolio Property.
(2)	Weighted based on occupied SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154

Structural and Collateral Term Sheet	BMO 2026-5C16

No. 13 – 211 West Fort Street

Mortgage Loan Information		Property Information
Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,000,000	Title:	Fee
Cut-off Date Principal Balance:	$27,000,000	Property Type – Subtype:	Office – CBD
% of Pool by IPB:	3.5%	Net Rentable Area (SF):	439,529
Loan Purpose:	Refinance	Location:	Detroit, MI
Borrower:	211 West Fort Detroit, LLC	Year Built / Renovated:	1965 / 1995
Borrower Sponsors(1):	Various	Occupancy:	63.9%
Interest Rate:	7.25400%	Occupancy Date:	5/1/2026
Note Date:	7/27/2026	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of):	$4,353,383 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,129,733 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$4,374,966 (TTM 4/30/2026)
Original Amortization Term:	None	UW Economic Occupancy:	64.2%
Amortization Type:	Interest Only	UW Revenues:	$8,800,347
Call Protection:	L(12),YM1(41),O(7)	UW Expenses:	$4,505,867
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,294,481
Additional Debt:	No	UW NCF:	$4,206,575
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$87,100,000 / $198
Additional Debt Type:	N/A	Appraisal Date:	3/27/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$61
Taxes:	$220,665	$93,502	N/A	Maturity Date Loan / SF:	$61
Insurance:	$135,723	$12,804	N/A	Cut-off Date LTV:	31.0%
Replacement Reserves:	$0	$7,325	N/A	Maturity Date LTV:	31.0%
TI / LC Reserve:	$4,200,000	$82,412	N/A	UW NCF DSCR:	2.12x
Immediate Repairs:	$40,188	$0	N/A	UW NOI Debt Yield:	15.9%
Other Reserves(3):	$324,356	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,000,000	87.7%	Loan Payoff	$25,056,893	81.4%
Borrower Sponsor Equity	3,782,468	12.3	Upfront Reserves	4,920,933	16.0
			Closing Costs	804,642	2.6
Total Sources	$30,782,468	100.0%	Total Uses	$30,782,468	100.0%
(1)	The borrower sponsors for the 211 West Fort Street Mortgage Loan (as defined below) are Percy P. Vreeken, Ilja J. Vreeken, Steven G. Vreeken, Percy P. Vreeken Revocable Trust u/a/d March 27, 1997, as amended and restated, Steven G. Vreeken Revocable Trust u/a/d March 19, 1997, as amended and restated and Ilja J. Vreeken Revocable Trust u/a/d February 28, 1997, as amended and restated.
(2)	Historical financial information prior to the third most recent period is not shown as the borrower sponsors acquired 100.0% ownership interest in the 211 West Fort Street Property (as defined below) in 2023.
(3)	Other Reserves consists of (i) approximately $324,356 with respect to outstanding tenant improvements, leasing commissions and free or abated rent and (ii) a springing monthly material tenant rollover reserve.

The Loan. The thirteenth largest mortgage loan (the “211 West Fort Street Mortgage Loan”) is secured by the borrower’s fee interest in an office property located in Detroit, Michigan (the “211 West Fort Street Property”). The 211 West Fort Street Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $27,000,000. The 211 West Fort Street Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 7.25400% per annum on an Actual/360 basis. The 211 West Fort Street Mortgage Loan was originated on July 27, 2026 by UBS AG New York Branch (“UBS AG”). The scheduled maturity date of the 211 West Fort Street Mortgage Loan is August 6, 2031.

The Property. The 211 West Fort Street Property is a 27-story, Class A, 439,529 square foot office building located in Detroit, Michigan. The 211 West Fort Street Property was built in 1965 and renovated in 1995. The 211 West Fort Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

155

Structural and Collateral Term Sheet	BMO 2026-5C16

No. 13 – 211 West Fort Street

Property is situated on a 0.76-acre site with 42 covered parking spaces (0.10 spaces per 1,000 square feet). As of May 1, 2026, the 211 West Fort Street Property was 63.9% leased to 20 tenants.

Major Tenants.

GSA (187,091 square feet; 42.6% of net rentable area; 66.0% of underwritten base rent). The General Services Administration ("GSA") provides centralized procurement for the federal government, offering billions of dollars' worth of products, services and facilities that federal agencies need to serve the public. The following government agencies are located at the 211 West Fort Street Property: the U.S. Attorney's Office, the U.S. Bankruptcy Court, the Office of the U.S. Trustee, the Bureau of Diplomatic Security and the Office of the Inspector General. The U.S. Attorney's Office leases 107,577 square feet at an underwritten base rental rate of $21.78 per square foot, which expires on March 31, 2033. The U.S. Bankruptcy Court leases 61,227 square feet at an underwritten base rental rate of $22.37 per square foot, which expires on July 31, 2034. The Office of the U.S. Trustee currently leases 16,163 square feet (4,500 square feet on the third floor that was underwritten as vacant and 11,663 square feet on the seventh floor at an underwritten base rental rate of $23.09 per square foot), which expires on September 30, 2026. According to the related borrower, the tenant has expressed interest in vacating its third floor space and remaining in its seventh floor space. A related extension agreement is currently under review. The Bureau of Diplomatic Security leases 5,680 square feet at an underwritten base rental rate of $26.87 per square foot, which expires on March 17, 2029. The Office of the Inspector General leases 944 square feet at an underwritten base rental rate of $16.03 per square foot, which expires on November 18, 2026. The GSA leases are on a modified gross basis and there are no renewal options. The U.S. Attorney’s Office may terminate its lease, in whole or in part, at any time after March 31, 2028 by providing no less than 90 days' prior written notice. The U.S. Bankruptcy Court may terminate its lease, in whole or in part, at any time after July 31, 2029 by providing no less than 90 days' prior written notice. The Bureau of Diplomatic Security may terminate its lease at any time on or after March 17, 2027, exercisable upon at least 90 days' prior written notice.

Metropolitan Detroit Convention and Visitors Bureau (21,774 square feet; 5.0% of net rentable area; 7.8% of underwritten base rent). Visit Detroit, formerly known as the Detroit Metro Convention & Visitors Bureau, promotes the metropolitan Detroit regionally, nationally and internationally as a convention, business meeting and tourism destination. Visit Detroit leases 21,774 square feet on a modified gross basis at an underwritten base rental rate of $22.59 per square foot, with a lease expiration of April 30, 2035. The base rent increases 2.5% annually until May 2030, increasing 3.0% thereafter. Visit Detroit also leases a portion of the sub-basement storage area at a rate of $925 per month. Visit Detroit has no renewal or early termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

156

Structural and Collateral Term Sheet	BMO 2026-5C16

No. 13 – 211 West Fort Street

The following table presents certain information relating to the tenancy at the 211 West Fort Street Property:

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date	Termination Options (Y/N)	Renewal Options
GSA	AA+/Aa1/AA+	187,091	42.6%	$22.18	$4,149,745	66.0%	Various(3)	Y(4)	None
Metropolitan Detroit Convention and Visitors Bureau	NR/NR/NR	21,774	5.0%	$22.59	$491,841	7.8%	4/30/2035	N	None
Schenk & Bruetsch PLC	NR/NR/NR	9,590	2.2%	$31.50	$302,085	4.8%	4/30/2030	N	2 x 3 Yr
Nagase America LLC	NR/NR/NR	7,600	1.7%	$28.05	$213,180	3.4%	4/30/2036	N	1 x 3 Yr
Ascent Cloud LLC	NR/NR/NR	7,053	1.6%	$21.51	$151,710	2.4%	11/30/2029	Y(5)	2 x 3 Yr
Jacobs and Diemer, PC	NR/NR/NR	6,031	1.4%	$21.71	$130,903	2.1%	12/31/2032	Y(6)	2 x 5 Yr
Sanjay LLC	NR/NR/NR	5,680	1.3%	$0.00	$0	0.0%	11/30/2033	N	2 x 5 Yr
Gallagher Sharp	NR/NR/NR	5,048	1.1%	$28.50	$143,868	2.3%	11/30/2027	N	None
Home Advantage Lending LLC	NR/NR/NR	5,000	1.1%	$17.60	$88,000	1.4%	2/28/2031	N	2 x 3 Yr
Mediation Tribunal Association, Inc.	NR/NR/NR	4,986	1.1%	$24.00	$119,664	1.9%	11/30/2030	N	1 x 5 Yr
Top 10 Tenants		259,853	59.1%	$22.29	$5,790,996	92.2%
Remaining Occupied		20,858	4.7%	$23.61	$492,439	7.8%
Total Occupied		280,711	63.9%	$22.38	$6,283,435	100.0%
Vacant Space		158,818	36.1%
Total		439,529	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2026, with contractual rent steps totaling $79,075 through August 31, 2027.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The U.S. Attorney's Office leases 107,577 square feet that expires on March 31, 2033. The U.S. Bankruptcy Court leases 61,227 square feet that expires on July 31, 2034. The Office of the U.S. Trustee leases 11,663 square feet that expires on September 30, 2026. The Bureau of Diplomatic Security leases 5,680 square feet that expires on March 17, 2029. The Office of the Inspector General leases 944 square feet that expires on November 18, 2026.
(4)	The U.S. Attorney’s Office may terminate its lease, in whole or in part, at any time after March 31, 2028 by providing no less than 90 days' prior written notice. The U.S. Bankruptcy Court may terminate its lease, in whole or in part, at any time after July 31, 2029 by providing no less than 90 days' prior written notice. The Bureau of Diplomatic Security may terminate its lease at any time on or after March 17, 2027, exercisable upon at least 90 days' prior written notice.
(5)	Ascent Cloud LLC may terminate its lease beginning on September 1, 2027, exercisable upon 9 months' prior written notice and the payment of a fee equal to the unamortized transaction costs, including tenant allowances, brokerage commissions and legal fees.
(6)	Jacobs and Diemer, PC may terminate its lease after December 31, 2028, exercisable upon 6 months' prior written notice and the payment of a fee equal to the sum of the unamortized portions of construction costs, lease preparation and legal costs and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

157

Structural and Collateral Term Sheet	BMO 2026-5C16

No. 13 – 211 West Fort Street

The following table presents certain information relating to the lease rollover schedule at the 211 West Fort Street Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	158,818	36.1%	NAP	NAP	158,818	36.1%	NAP	NAP
2026 & MTM	4	15,865	3.6	$342,206	5.4%	174,683	39.7%	$342,206	5.4%
2027	1	5,048	1.1	143,868	2.3	179,731	40.9%	$486,074	7.7%
2028	4	8,361	1.9	215,768	3.4	188,092	42.8%	$701,842	11.2%
2029	3	13,971	3.2	331,537	5.3	202,063	46.0%	$1,033,380	16.4%
2030	3	17,484	4.0	487,179	7.8	219,547	50.0%	$1,520,559	24.2%
2031	2	8,390	1.9	163,428	2.6	227,937	51.9%	$1,683,986	26.8%
2032	2	7,734	1.8	181,772	2.9	235,671	53.6%	$1,865,758	29.7%
2033	2	113,257	25.8	2,343,065	37.3	348,928	79.4%	$4,208,823	67.0%
2034	1	61,227	13.9	1,369,591	21.8	410,155	93.3%	$5,578,414	88.8%
2035	1	21,774	5.0	491,841	7.8	431,929	98.3%	$6,070,255	96.6%
2036	1	7,600	1.7	213,180	3.4	439,529	100.0%	$6,283,435	100.0%
2037 & Thereafter	0	0	0.0	0	0.0	439,529	100.0%	$6,283,435	100.0%
Total	24	439,529	100.0%	$6,283,435	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2026, with contractual rent steps totaling $79,075 through August 31, 2027.

The following table presents certain information relating to the historical and current occupancy at the 211 West Fort Street Property:

Historical and Current Occupancy
2024(1)	2025(1)	Current(2)
62.0%	62.0%	63.9%
(1)	Represents the average annual occupancy as of December 31.
(2)	Current occupancy is as of May 1, 2026.

The following table presents certain information relating to the operating history and underwritten net cash flows at the 211 West Fort Street Property:

Operating History and Underwritten Net Cash Flow
	2024	2025	April 2026 TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$5,759,225	$5,551,013	$5,697,757	$6,204,359	$14.12	46.8%
Rent Steps(4)	0	0	0	79,075	0.18	0.6
Vacant Income	0	0	0	4,468,188	10.17	33.7
Gross Potential Rent	$5,759,225	$5,551,013	$5,697,757	$10,751,623	$24.46	81.0%
Total Reimbursements	1,898,458	1,749,047	1,732,075	1,742,688	3.96	13.1
Total Other Income(5)	1,570,402	1,418,166	1,416,561	774,225	1.76	5.8
Net Rental Income	$9,228,085	$8,718,225	$8,846,393	$13,268,535	$30.19	100.0%
(Vacancy/Credit Loss)	0	0	0	(4,468,188)	(10.17)	(33.7)
Effective Gross Income	$9,228,085	$8,718,225	$8,846,393	$8,800,347	$20.02	66.3%
Total Expenses	4,874,702	4,588,492	4,471,427	4,505,867	10.25	51.2
Net Operating Income	$4,353,383	$4,129,733	$4,374,966	$4,294,481	$9.77	48.8%
Total TI / LC, Capex/RR	0	0	0	87,906	0.20	1.0
Net Cash Flow	$4,353,383	$4,129,733	$4,374,966	$4,206,575	$9.57	47.8%
(1)	TTM represents the trailing 12-month period ending April 30, 2026.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated May 1, 2026.
(4)	Rent Steps totaling $79,075 through August 31, 2027.
(5)	Total Other Income includes contractual parking and storage revenue, tenant improvement income, security cost reimbursement income and miscellaneous income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

158

Structural and Collateral Term Sheet	BMO 2026-5C16

No. 13 – 211 West Fort Street

Appraisal. The appraisal concluded to an “as-is” appraised value for the 211 West Fort Street Property of $87,100,000 as of March 27, 2026.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$87,100,000	7.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated March 27, 2026, there was no evidence of any recognized environmental conditions at the 211 West Fort Street Property.

The Market. The 211 West Fort Street Property is located in Detroit, Michigan, within Wayne County. According to the appraisal, major employers in Wayne County are spread throughout various sectors, including manufacturing, public administration and finance/insurance. The three largest employers in Wayne County are Ford Motor Company, the City of Detroit and Rocket Companies Inc. The 211 West Fort Street Property is located in Downtown Detroit, which is served by Interstates 75 and 375, U.S. Route 12 and State Route 10. The neighborhood is bounded by Midtown to the north, Lafayette Park to the east, the Detroit River to the south and Corktown to the west. Public transportation is accessible near the 211 West Fort Street Property, with the immediate area being served by the Detroit Department of Transportation. The neighborhood is home to the headquarters of Compuware, Dickinson Wright, General Motors, Little Caesars and Campbell-Ewald. Huntington Place, the 16th largest convention center in the U.S., is located 0.1 miles from the 211 West Fort Street Property.

According to a third-party market research report, the 211 West Fort Street Property is located in the Detroit office market within the CBD office submarket. As of March 2026, the CBD office submarket contained 27,895,235 square feet of office inventory space with an average rent of $26.58 per square foot and a vacancy rate of 7.4%.

According to a third-party market research report, the estimated 2026 population within a one-, three- and five-mile radius of the 211 West Fort Street Property is 11,232, 70,752 and 190,413, respectively, and the estimated 2026 average household income within the same radii is $95,337, $70,889 and $64,893, respectively.

The following table presents certain information with respect to comparable large office leases to the 211 West Fort Street Property as identified in the appraisal:

Comparable Large Office Leases(1)
Property Location	Year Built / Renovated	Tenant Name	Lease Area (SF)	Lease Date/Term (Years)	Annual Base Rent PSF	Lease Type
211 West Fort Street Detroit, MI	1965 / 1995	Metropolitan Detroit Convention and Visitors Bureau(2)	21,774(2)	2025 / 9.7(2)	$22.59(2)	MG
2111-2115 Woodward Avenue Detroit, MI	1925 / NAP	Office Tenant	12,910	2023 / 5.1	$25.00	MG
601 West Fort Street Detroit, MI	1910 / NAP	Confidential	40,734	2023 / 7.0	$24.00	MG
150 West Jefferson Avenue Detroit, MI	1988 / NAP	Morgan & Morgan	8,243	2025 / 5.0	$27.50	MG
150 West Jefferson Avenue Detroit, MI	1988 / NAP	JAMS Detroit	9,109	2024 / 10.5	$28.50	MG
613 Abbott Street Detroit, MI	1989 / NAP	De Armas & De Armas Law	7,371	2023 / 3.0	$23.50	MG
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

159

Structural and Collateral Term Sheet	BMO 2026-5C16

No. 13 – 211 West Fort Street

The following table presents certain information with respect to comparable small office leases to the 211 West Fort Street Property as identified in the appraisal:

Comparable Small Office Leases(1)
Property Location	Year Built / Renovated	Tenant Name	Lease Area (SF)	Lease Date/Term (Years)	Annual Base Rent PSF	Lease Type
211 West Fort Street Detroit, MI	1965 / 1995	Mediation Tribunal Association, Inc.(2)	4,986(2)	2025 / 5.3(2)	$24.00(2)	MG
2111-2115 Woodward Avenue Detroit, MI	1925 / NAP	Franco	7,044	2026 / 7.5	$24.50	MG
400 Renaissance Center Detroit, MI	1977 / NAP	Thrivent Financial	6,624	2024 / 10.0	$25.50	MG
407 East Fort Street Detroit, MI	1888 / 2020	The Associated Press	1,056	2023 / 5.0	$24.00	MG
1274 Library Street Detroit, MI	1917 / NAP	Hudson RP	6,253	2023 / 2.5	$29.00	MG
607 Shelby Street Detroit, MI	1925 / 2018	Mannik & Smith Group	4,750	2023 / 5.0	$25.00	MG
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

160

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 14 – Tru & Home2 Suites Grove City

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,000,000	Title:	Fee
Cut-off Date Principal Balance:	$23,000,000	Property Type – Subtype:	Hospitality - Limited Service
% of IPB:	3.0%	Net Rentable Area (Rooms):	182
Loan Purpose:	Refinance	Location:	Grove City, OH
Borrower:	Indus Grove City Hotel, LLC	Year Built / Renovated:	2020 / NAP
Borrower Sponsor(1):	David Narottambhai Patel	Occupancy / ADR / RevPAR:	83.8% / $135.18 / $113.33
Interest Rate:	7.65500%	Occupancy Date:	6/30/2026
Note Date:	7/28/2026	4th Most Recent NOI (As of):	$1,714,135 (12/31/2023)
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of):	$1,713,761 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,530,549 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$3,131,056 (TTM 6/30/2026)
Original Amortization Term:	None	UW Economic Occupancy / ADR / RevPAR:	83.8% / $135.18 / $113.33
Amortization Type:	Interest Only	UW Revenues:	$7,690,599
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$4,509,301
Lockbox / Cash Management:	Springing	UW NOI:	$3,181,298
Additional Debt:	No	UW NCF:	$2,873,674
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$35,500,000 / $195,055
Additional Debt Type:	N/A	Appraisal Date:	6/3/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$126,374
Taxes:	$79,150	$26,383	N/A	Maturity Date Loan / Room:	$126,374
Insurance:	$23,727	$3,390	N/A	Cut-off Date LTV:	64.8%
CapEx Reserve(2):	$0	$25,635	N/A	Maturity Date LTV:	64.8%
Seasonality Reserve(3):	$0	$35,000	N/A	UW NCF DSCR:	1.61x
Franklin County Judgment Reserve(4):	$2,500,000	$0	N/A	UW NOI Debt Yield:	13.8%
PIP Reserve(5):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$23,000,000	100.0%	Loan Payoff	$17,521,307	76.2%
			Upfront Reserves	2,602,876	11.3
			Principal Equity Distribution	2,469,700	10.7
			Closing Costs	406,117	1.8
Total Sources	$23,000,000	100.0%	Total Uses:	$23,000,000	100.0%
(1)	The borrower sponsor is subject to two judgments arising from defaults under guaranties related to commercial loans not secured by and unrelated to the Tru & Home2 Suites Grove City Property (as defined below), in the aggregate amount of approximately $6.6 million. The borrower reserved funds with lender related to the line of credit judgment of approximately $2.0 million. With respect to the other judgment in the amount of approximately $4.5 million, the borrower sponsor indicated that he intends to satisfy this judgment from the proposed sale of two properties unrelated to the Tru & Home2 Suites Grove City Property. We cannot assure you that the proposed sales will occur or that the proceeds will be sufficient to satisfy the judgment.
(2)	The borrower is required to deposit, on each monthly payment date, an amount equal to 1/12th of 4% of the gross revenues generated by the Tru & Home2 Suites Grove City Property in the preceding calendar year into the CapEx reserve; provided that, at the end of each calendar year, in the event the actual gross revenue for the trailing 12 month period exceeds the gross revenue used to calculate the CapEx deposit for such year, the borrower is required to deposit such difference into the CapEx reserve.
(3)	The borrower is required to make monthly deposits on each monthly payment date in September, October and November; provided that the Tru & Home2 Suites Grove City Mortgage Loan (as defined below) documents provide that after July 2028, if the lender determines there are no calendar months deemed as seasonal, the lender may waive all required seasonality deposits for remainder of the term of the Tru & Home2 Suites Grove City Mortgage Loan.
(4)	The borrower sponsor has an outstanding judgment related to a prior line of credit. The reserve will be held as additional security until the lender receives evidence that such judgment has been satisfied.
(5)	On the date any new PIP is imposed by the franchisor under the related franchise agreement, the borrower is required to deposit an amount equal to 115% of the estimated cost of such new PIP, less any unallocated CapEx reserve funds remaining in the CapEx reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

161

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 14 – Tru & Home2 Suites Grove City

The Loan. The Tru & Home2 Suites Grove City Mortgage Loan (the "Tru & Home2 Suites Grove City Mortgage Loan") is secured by the borrower's fee simple interest in a 182-room dual-branded limited-service hotel located in Grove City, Ohio (the "Tru & Home2 Suites Grove City Property"). The Tru & Home2 Suites Grove City Mortgage Loan was originated by BSPRT CMBS Finance, LLC on July 28, 2026, has a 5-year interest-only term and accrues interest at a rate of 7.6550% per annum on an Actual/360 basis. The Tru & Home2 Suites Grove City Mortgage Loan has an original term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The scheduled maturity date of the Tru & Home2 Suites Grove City Mortgage Loan is August 6, 2031.

The Property. The Tru & Home2 Suites Grove City Property is a dual-branded 182-room, 4-story limited-service hotel under two long-term franchise agreements with Hilton Franchise Holding LLC that expire on March 31, 2038. The Tru & Home2 Suites Grove City Property was built in 2020 and has no required property improvement plan (PIP) in place. The Tru & Home2 Suites Grove City Property is situated on an approximately 4.40-acre site with 203 parking spaces. The Tru & Home2 Suites Grove City Property includes approximately 729 square feet of meeting space.

The Tru & Home2 Suites Grove City Property contains 91 Tru by Hilton rooms and 91 Home2 Suites by Hilton rooms. Amenities include complimentary breakfast areas, an indoor pool, business center, fitness center, guest self-laundry and sundry shop.

The following table presents certain information regarding the guestroom mix of the Tru & Home2 Suites Grove City Property:

Guestroom Mix(1)
Room Type	Room Count
Tru King Rooms	40
Tru Queen Queen Rooms	44
Tru ADA Rooms	7
Home2 King Suites	57
Home2 Queen Queen Suites	30
Home2 ADA Suites	4
Total	182
(1)	Source: Appraisal.

The following tables present certain information relating to the performance of the Tru & Home2 Suites Grove City Property:

Historical Occupancy, ADR, RevPAR
	Tru Grove City(1)			Competitive Set(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	56.50%	$119.93	$67.72	61.00%	$101.26	$61.80	92.50%	118.40%	109.60%
2024	57.60%	$120.10	$69.16	66.00%	$99.69	$65.76	87.30%	120.50%	105.20%
2025	74.30%	$123.55	$91.76	68.60%	$99.20	$68.05	108.30%	124.50%	134.80%
TTM 5/31/2026	77.80%	$130.74	$101.67	65.70%	$102.19	$67.10	118.40%	127.90%	151.50%
(1)	Occupancy, ADR and RevPAR for Tru Grove City are based on a third party report that compiles hotel data.
(2)	Competitive Set occupancy, ADR and RevPAR are based on a third party report that compiles hotel data . The appraisal presents separate competitive sets for the Tru Grove City and Home2 Suites Grove City components.
(3)	Penetration Factor is calculated using the applicable property and competitive set data from a third party report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

162

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 14 – Tru & Home2 Suites Grove City

Historical Occupancy, ADR, RevPAR
	Home2 Suites Grove City(1)			Competitive Set(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	77.10%	$128.28	$98.91	68.10%	$110.62	$75.31	113.20%	116.00%	131.30%
2024	76.60%	$131.60	$100.77	72.70%	$111.33	$80.98	105.30%	118.20%	124.40%
2025	83.10%	$138.21	$114.83	75.90%	$113.50	$86.20	109.40%	121.80%	133.20%
TTM 5/31/2026	87.50%	$138.36	$121.00	76.60%	$118.03	$90.42	114.20%	117.22%	133.80%
(1)	Occupancy, ADR and RevPAR for Home2 Suites Grove City are based on a third party report that compiles hotel data.
(2)	Competitive Set occupancy, ADR and RevPAR are based on a third party report that compiles hotel data. The appraisal presents separate competitive sets for the Tru Grove City and Home2 Suites Grove City components.
(3)	Penetration Factor is calculated using the applicable property and Competitive Set data from a third party report.

Appraisal. According to the appraisal, the Tru & Home2 Suites Grove City Property had an as-is appraised value of $35,500,000 as of June 3, 2026 and a prospective market value upon stabilization of $39,000,000 as of June 1, 2028.

Environmental. According to the Phase I environmental report dated June 15, 2026, there were no recognized environmental conditions at the Tru & Home2 Suites Grove City Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

163

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 14 – Tru & Home2 Suites Grove City

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Tru & Home2 Suites Grove City Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	TTM 6/30/2026	U/W	U/W Per Room(1)	%(2)
Occupancy	66.6%	67.1%	79.1%	83.8%	83.8%
ADR	$124.74	$126.44	$130.48	$135.18	$135.18
RevPAR	$83.06	$84.89	$103.18	$113.33	$113.33

Rooms Revenue	$5,517,932	$5,654,951	$6,854,565	$7,528,195	$7,528,195	$41,364	97.9%
Food & Beverage Revenue	$0	$0	$0	$0	$0	$0	0.0%
Other Revenue(3)	$105,941	$99,338	$151,550	$162,404	$162,404	$892	2.1%
Total Operating Revenue	$5,623,873	$5,754,289	$7,006,115	$7,690,599	$7,690,599	$42,256	100.0%
Rooms Expense	$1,751,335	$1,754,240	$1,883,066	$1,906,914	$1,906,914	$10,478	25.3%
Food & Beverage Expense	$0	$0	$0	$0	$0	$0	0.0%
Other Departmental Expense(4)	$27,853	$39,948	$38,808	$35,199	$35,199	$193	21.7%
Total Departmental Expenses	$1,779,188	$1,794,188	$1,921,874	$1,942,113	$1,942,113	$10,671	25.3%
Administrative and General	$385,960	$399,747	$407,712	$433,801	$433,801	$2,384	5.6%
Information and Telecommunications Systems	$114,139	$110,917	$112,684	$115,188	$115,188	$633	1.5%
Sales and Marketing	$241,982	$268,249	$293,903	$288,590	$288,590	$1,586	3.8%
Franchise Fees	$467,637	$476,108	$571,401	$619,854	$636,629	$3,498	8.3%
Property Operation and Maintenance	$201,793	$235,458	$258,887	$256,615	$256,615	$1,410	3.3%
Utilities	$200,985	$221,014	$239,313	$258,781	$258,781	$1,422	3.4%
Base Management Fee	$168,717	$172,630	$210,377	$231,502	$230,718	$1,268	3.0%
Equipment Lease Expense	$0	$0	$0	$0	$0	$0	0.0%
Property and Other Taxes	$304,242	$307,377	$307,380	$304,711	$307,377	$1,689	4.0%
Insurance	$45,095	$54,840	$152,035	$108,388	$39,490	$217	0.5%
Total Expenses	$3,909,738	$4,040,528	$4,475,566	$4,559,543	$4,509,301	$24,776	58.6%
Net Operating Income	$1,714,135	$1,713,761	$2,530,549	$3,131,056	$3,181,298	$17,480	41.4%
FF&E	$0	$0	$0	$0	$307,624	$1,690	4.0%
Net Cash Flow	$1,714,135	$1,713,761	$2,530,549	$3,131,056	$2,873,674	$15,789	37.4%
(1)	U/W Per Room is based on 182 rooms.
(2)	% of Total Revenue for each expense line item is based on its corresponding revenue line item. All other line items are based on Total Revenue.
(3)	Other Revenue represents ancillary hotel income.
(4)	Other Departmental Expenses represents ancillary departmental expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

164

Structural and Collateral Term Sheet	BMO 2026-5C16
No. 14 – Tru & Home2 Suites Grove City

The Market. The Tru & Home2 Suites Grove City Property is located in Grove City, Ohio, approximately 15 miles southwest of Columbus, within the rural Columbus submarket. As of April 2026, the submarket occupancy rate was 68.7%, the ADR was $115.00, and the average RevPAR was $78.96, per a third-party report.

Major demand drivers include the Rickenbacker logistics corridor, proximity to Columbus and Intel-driven growth throughout Central Ohio, Beulah Park redevelopment and Mount Carmel Grove City.

The following table presents certain information regarding competitive properties of the Tru & Home2 Suites Grove City Property:

Competitive Properties(1)
			Demand Segmentation
Property Name	Year Built	# of Rooms	Commercial	Meeting & Group	Leisure	Total Meeting Space (SF)
Tru & Home2 Suites Grove City	2020	182	35.0%	10.0%	55.0%	729
Comfort Inn Columbus	1995	78	55.0%	5.0%	40.0%	-
La Quinta Inn & Suites by Wyndham Columbus - Grove City	1998	84	40.0%	10.0%	50.0%	350
Holiday Inn Express & Suites Columbus Southwest Grove City	2001	75	40.0%	15.0%	45.0%	900
Quality Inn Grove City Columbus South	1997	67	55.0%	5.0%	40.0%	-
Total / Wtd. Avg.		486	43.0%	9.0%	48.0%	1,979
(1)	Source: Appraisal.

Franchise Agreements. The Tru & Home2 Suites Grove City Property is subject to two long-term franchise agreements between the related borrower, as franchisee, and Hilton Franchise Holding LLC, as franchisor. The related franchise agreements expire on March 31, 2038.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

165

Structural and Collateral Term Sheet	BMO 2026-5C16

No. 15 – NNN Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$21,780,000	Title:	Fee
Cut-off Date Principal Balance:	$21,780,000	Property Type – Subtype:	Retail – Single Tenant
% of IPB:	2.8%	Net Rentable Area (SF):	203,561
Loan Purpose:	Refinance	Location:	Various, Various
Borrower(1):	Various	Year Built / Renovated:	Various, Various
Borrower Sponsor:	Ladder Capital CRE Equity LLC	Occupancy:	100.0%
Interest Rate:	7.05000%	Occupancy Date:	8/6/2026
Note Date:	7/31/2026	4th Most Recent NOI (As of):	NAV
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	NAV
Original Term:	60 months	Most Recent NOI (As of):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$2,140,600
Call Protection:	YM(24),DorYM(32),O(4)	UW Expenses:	$0
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$2,140,600
Additional Debt:	No	UW NCF:	$2,140,600
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$29,040,000 / $143
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$107
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$107
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	75.0%
CapEx Reserve:	$0	$0	N/A	Maturity Date LTV:	75.0%
TI/LC Reserve:	$0	$0	N/A	UW NCF DSCR:	1.37x
Immediate Repair Reserve:	$0	$0	N/A	UW NOI Debt Yield:	9.8%
Other Reserve:	$0	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,780,000	95.8%	Secured Financing Proceeds(2)	$22,403,500	98.5%
Borrower Sponsor Equity	965,544	4.2	Closing Costs	342,044	1.5
Total Sources	$22,745,544	100.0%	Total Uses	$22,745,544	100.0%
(1)	The borrowers include: (1) LWAG NILES LLC, a Delaware limited liability company, (2) LWAG HILLIARD LLC, a Delaware limited liability company, (3) LFD MALONE NY LLC, a Delaware limited liability company, (4) LFD MOULTRIE GA LLC, a Delaware limited liability company, (5) LFD MT VERNON AL LLC, a Delaware limited liability company, (6) LFD ROSE HILL NC LLC, a Delaware limited liability company, (7) LFD ROCKINGHAM NC LLC, a Delaware limited liability company, (8) LAG MEMPHIS LLC, a Delaware limited liability company, (9) LKLS MINOT ND LLC, a Delaware limited liability company, and (10) LFD RURAL RETREAT VA LLC, a Delaware limited liability company.
(2)	Each of the 10 assets are currently held unencumbered but were formerly securitized in, WFCM 2016-LC24, WFCM 2016-C33, WFCM 2015-LC22, WFCM 2015-LC20, WFCM 2014-LC18 and COMM 2015-LC23 with total Secured Financing Proceeds of $22,403,500.

The Loan. The fifteenth largest mortgage loan (the “NNN Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,780,000 and secured by the borrowers’ fee interests in ten single-tenant retail properties across North Dakota, Ohio, Tennessee, New York, Virginia, North Carolina, Georgia, and Alabama (each, an “NNN Portfolio Property” and collectively, the “NNN Portfolio Properties”). The NNN Portfolio Mortgage Loan has an initial term of 5 years, is interest-only for the full term and accrues interest at a fixed rate of 7.05000% per annum on an Actual/360 basis. The NNN Portfolio Mortgage Loan was originated by Ladder Capital Finance LLC.

The Properties. The NNN Portfolio Properties are comprised of 10 single-tenant retail properties totaling 203,561 SF and located across eight U.S. states. Built between 1962 and 2015, the NNN Portfolio Properties range in size between 8,225 SF and 68,671 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C16

No. 15 – NNN Portfolio

The NNN Portfolio Properties are leased to the following five tenants: Walgreens, Kohl’s, Associated Wholesale Grocers, Advanced Auto Parts and Dollar Tree – Family Dollar. Leases representing 100.0% of the square footage and the underwritten base rent expire after the maturity date of the NNN Portfolio Mortgage Loan.

Portfolio Summary
Property Name	City, State	Property Type / Sub-Type	NRA	% of Portfolio NRA	Allocated Loan Amount ("ALA")	Wtd. Avg. Remaining Lease Term (Yrs)(1)	UW NOI	% of Portfolio UW NOI	Year Built(1)
Kohls - Minot	Minot, ND	Retail - Single Tenant	55,440	27.2%	$5,025,000	7.5	$432,915	20.2%	2012
Associated Wholesale Grocers - Memphis	Memphis, TN	Retail - Single Tenant	68,671	33.7%	$4,132,500	3.4	$358,425	16.7%	1962
Walgreens - Hillard	Hilliard, OH	Retail - Single Tenant	14,820	7.3%	$3,525,000	6.0	$399,000	18.6%	2006
Walgreens - Niles	Niles, OH	Retail - Single Tenant	14,820	7.3%	$2,865,000	5.6	$325,000	15.2%	2007
Advance Auto Parts - Malone	Malone, NY	Retail - Single Tenant	8,320	4.1%	$1,155,000	5.3	$99,840	4.7%	2015
Dollar Tree - Family Dollar - Rural Retreat	Rural Retreat, VA	Retail - Single Tenant	8,305	4.1%	$1,132,500	4.2	$116,835	5.5%	2015
Dollar Tree - Family Dollar - Rose Hill	Rose Hill, NC	Retail - Single Tenant	8,320	4.1%	$1,117,500	2.9	$115,964	5.4%	2014
Dollar Tree - Family Dollar - Moultrie	Moultrie, GA	Retail - Single Tenant	8,225	4.0%	$1,020,000	2.9	$105,846	4.9%	2014
Dollar Tree - Family Dollar - Rockingham	Rockingham, NC	Retail - Single Tenant	8,320	4.1%	$907,500	2.9	$93,880	4.4%	2014
Dollar Tree - Family Dollar - Mount Vernon	Mount Vernon, AL	Retail - Single Tenant	8,320	4.1%	$900,000	3.9	$92,894	4.3%	2015
Total / Wtd. Avg			203,561	100.0%	$21,780,000	5.1	$2,140,600	100.0%	2002

(1)	Total / Wtd. Avg based on ALA.

Major Tenants.

Associated Wholesale Grocers, Inc. (68,671 SF; 33.7% of NRA; 16.7% of underwritten base rent): Associated Wholesale Grocers is one of the largest retailer-owned wholesale grocery cooperatives in the United States, supplying independent grocers across more than 30 states. Associated Wholesale Grocers is a tenant at the Memphis, Tennessee NNN Portfolio Property, and has no termination options.

Kohl’s Corporation (55,440 SF; 27.2% of NRA; 20.2% of underwritten base rent): Kohl’s Corporation (NYSE: KSS) (“Kohl’s”) an omnichannel retailer operating approximately 1,100 department stores nationwide. Kohl’s is a tenant at the Minot, North Dakota NNN Portfolio Property, and has no termination options.

Dollar Tree / Family Dollar (41,490 SF; 20.4% of NRA; 24.5% of underwritten base rent): Dollar Tree, Inc. (NASDAQ: DLTR) (“Dollar Tree”) is a discount retailer operating approximately 16,000 Dollar Tree and Family Dollar stores across 48 states. Family Dollar and Dollar Tree stores are strategically located in underserved rural and working-class markets where convenient access to full-service general merchandise retail is often limited, filling an important role in the local retail infrastructure. Family Dollar is a tenant at five of the NNN Portfolio Properties, and has no termination options.

Walgreens Co. (29,640 SF; 14.6% of NRA; 33.8% of underwritten base rent): Walgreens Co. (NASDAQ: WBA) (“Walgreens”) is one of the largest pharmacy chains in the United States, with more than 8,700 domestic locations. Walgreens is a tenant at two of the NNN Portfolio Properties and has no termination options during the current lease terms, however, following upon completion of the final scheduled extension periods, Walgreens may terminate its leases every five years upon six months’ notice.

Advance Auto Parts, Inc. (8,320 SF; 4.1% of NRA; 4.7% of underwritten base rent): Advance Auto Parts, Inc. (NYSE: AAP) is one of the largest automotive aftermarket parts providers in the United States, with over 4,700 stores. With limited retail availability along the immediate corridor, Advance Auto Parts benefits from a scarcity of viable relocation options, reinforcing the tenant's long-term commitment to the location and providing meaningful credit protection given the limited incentive to vacate. Advance Auto Parts is a tenant at the Malone, New York NNN Portfolio Property, and has no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 15 – NNN Portfolio

The following table presents certain information relating to the tenants at the NNN Portfolio Properties:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	# of Stores	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Walgreens	NR/NR/NR	2	29,640	14.56%	$724,000	$24.43	33.82%	Various(3)	Y	None(4)
Dollar Tree	NR/Baa2/BBB	5	41,490	20.38%	$525,420	$12.66	24.55%	Various(5)	N	Various(6)
Kohl’s	BB-/B3/BB-	1	55,440	27.24%	$432,915	$7.81	20.22%	1/31/2034	N	10x5Yr.
Associated Wholesale Grocers, Inc.	NR/NR/NR	1	68,671	33.73%	$358,425	$5.22	16.74%	12/31/2029	N	4x5Yr.
Advance Auto Parts	NR/Ba3/BB	1	8,320	4.09%	$99,840	$12.00	4.66%	11/30/2031	N	3x5Yr.
Total Major Tenants		10	203,561	100.00%	$2,140,600	$10.52	100.00%
Vacant			0	0.00%
Total			203,561	100.00%

(1)	Based on the in-place rents from individual leases as of August 6, 2026 as well as contractual rent steps over the following 12 months.
(2)	Certain ratings are those of the parent company whether or not such parent company guarantees the lease.
(3)	Walgreens – Niles and Walgreens – Hillard have lease expiration dates of February 29, 2032 and July 31, 2032, respectively.
(4)	There are no extensions remaining for Walgreens – Niles or Walgreens – Hillard.
(5)	Dollar Tree – Family Dollar – Rose Hill, Dollar Tree – Family Dollar – Moultrie and Dollar Tree – Family Dollar – Rockingham all have lease expirations of June 30, 2029. Dollar Tree – Family Dollar – Rural Retreat and Dollar Tree – Family Dollar – Mount Vernon have lease expirations of September 30, 2030 and June 30,2030, respectively.
(6)	Dollar Tree – Family Dollar – Rural Retreat, Dollar Tree – Family Dollar – Rose Hill, Dollar Tree – Family Dollar – Moultrie, Dollar Tree – Family Dollar – Rockingham, and Dollar Tree – Family Dollar – Mount Vernon all have six, 5-year renewal options remaining.

The following table presents certain information relating to the lease rollover schedule at the NNN Portfolio Properties, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31st	Expiring SF	% of Portfolio SF	UW Base Rent	% of Portfolio UW Base Rent	UW Base Rent $/SF	# of Expiring Leases
2026	0	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	$0	0.0%	$0.00	0
2029	93,536	45.9%	$674,115	31.5%	$7.21	4
2030	16,625	8.2%	$209,729	9.8%	$12.62	2
2031	8,320	4.1%	$99,840	4.7%	$12.00	1
2032	29,640	14.6%	$724,000	33.8%	$24.43	2
2033	0	0.0%	$0	0.0%	$0.00	0
2034	55,440	27.2%	$432,915	20.2%	$7.81	1
2035	0	0.0%	$0	0.0%	$0.00	0
2036	0	0.0%	$0	0.0%	$0.00	0
>2036	0	0.0%	$0	0.0%	$0.00	0
Total / Wtd. Avg	203,561	100.0%	$2,140,600	100.0%	$10.52	10
(1)	Based on the in-place rents from individual leases as of August 6, 2026 as well as contractual rent steps over the following 12 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C16

No. 15 – NNN Portfolio

The following table presents certain information relating to the underwritten net cash flow at the NNN Portfolio Properties:

Underwritten Net Cash Flow(1)
	UW	UW PSF
Base Rent(2)	$2,140,600	$10.52
Reimbursements	$0	$0.00
Gross Potential Income	$2,140,600	$10.52
Economic Vacancy & Credit Loss	$0	$0.00
Percentage Rent	$0	$0.00
Other Income	$0	$0.00
Effective Gross Income	$2,140,600	$10.52

Real Estate Taxes	$0	$0.00
Management Fee	$0	$0.00
Insurance	$0	$0.00
Ground Rent	$0	$0.00
CAM Expenses	$0	$0.00
Total Operating Expenses	$0	$0.00

Net Operating Income	$2,140,600	$10.52
Replacement Reserves	$0	$0.00
TI/LC	$0	$0.00
Net Cash Flow	$2,140,600	$10.52
(1)	All leases are NNN and tenants pay all expenses directly.
(2)	Based on the in-place rents from individual leases as of August 6, 2026 as well as contractual rent steps over the following 12 months.

The Markets. The following table presents certain market information relating to the NNN Portfolio Properties:

Market Rent Summary
Property Name	Market	Appraisal's Concluded Market Rent(1)	Market Occupancy(2)	UW Base Rent PSF
Kohls - Minot	Minot MSA	$7.80	97.2%	$7.81
Associated Wholesale Grocers - Memphis	Memphis MSA	$6.25	95.8%	$5.22
Walgreens - Hillard	Columbus MSA	$19.00	NAV(2)	$26.92
Walgreens - Niles	Youngstown MSA	$17.50	NAV(2)	$21.93
Advance Auto Parts - Malone	Burlington-Plattsburg DMA	$12.00	96.6%	$12.00
Dollar Tree - Family Dollar - Rural Retreat	Wythe County	$14.25	98.0%	$14.07
Dollar Tree - Family Dollar - Rose Hill	Fayetteville MSA	$13.50	97.5%	$13.94
Dollar Tree - Family Dollar - Moultrie	Colquitt County	$12.00	96.8%	$12.87
Dollar Tree - Family Dollar - Mount Vernon	Mobile MSA	$12.50	95.7%	$11.17
Dollar Tree - Family Dollar - Rockingham	Fayetteville MSA	$12.50	97.5%	$11.28
Total / Wtd. Avg		$12.03	96.8%	$13.65
(1)	Source: Appraisals. Total / Wtd. Avg. is weighted by ALA and excludes properties where values were unavailable.
(2)	Market Occupancy is not available in appraisals for Walgreens – Hillard and Walgreens – Niles.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts
BMO Capital Markets - CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Paul Vanderslice	paul.vanderslice@bmo.com	(917) 996-4514
Managing Director

David Schell	david.schell@bmo.com	(347) 996-0721
Managing Director

Andrew Noonan	andrew.noonan@bmo.com	(347) 466-3147
Managing Director

Ravish Kamath	ravish.kamath@bmo.com	(347) 668-1507
Managing Director

BMO Capital Markets - CMBS Trading & Structuring
Contact	E-Mail	Phone Number
Kiran Manda	kiran.manda@bmo.com	(347) 831-4776
Managing Director

Michael Chen	lei4.chen@bmo.com	(646) 265-0023
Managing Director

BMO Capital Markets - Securitized Products Syndicate
Contact	E-Mail	Phone Number
Alex Smith-Constantine	alex.smithconstantine@bmo.com	(212) 702-1866
Managing Director

Trinian Donohoe	trinian.donohoe@bmo.com	(212) 702-1866
Director

Wells Fargo - Real Estate Securitization & Capital Markets
Contact	E-Mail	Phone Number
A.J. Sfarra	anthony.sfarra@wellsfargo.com	(212) 214-5613
Managing Director

Alex Wong	alex.wong1@wellsfargo.com	(212) 214-5615
Managing Director

Brigid Mattingly	brigid.mattingly@wellsfargo.com	(630) 235-4008
Managing Director

Wells Fargo - CMBS Structuring
Contact	E-Mail	Phone Number
Guenter Meyer	guenter.meyer@wellsfargo.com	(212) 214-8912
Executive Director

Matthew DeAngelis	matthew.deangelis@wellsfargo.com	(212) 214-5612
Executive Director

Goldman Sachs Real Estate Financing Group - Securitization
Contact	Contact	Contact
Scott Epperson	scott.epperson@gs.com	(212) 934-2882
Managing Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts

Goldman Sachs Real Estate Financing Group - Capital Markets & Structuring
Contact	E-Mail	Phone Number
Nitin Jagga	nitin.jagga@gs.com	(212) 855-9035
Managing Director

Justin Peterson	justin.peterson@gs.com	(212) 902-4283
Vice President

Sameer Kamble	Sameer.Kamble@gs.com	(917) 902-0456
Vice President

Deutsche Bank - Banking
Contact	E-Mail	Phone Number
Lainie Kaye	lainie.kaye@db.com	(212) 250-5270
Managing Director

Michael Miller	michael.miller@db.com	(212) 250-0099
Director

Deutsche Bank – Structuring and Trading
Contact	E-Mail	Phone Number
Daniel Penn	daniel.penn@db.com	(212) 250-5149
Managing Director

Matt Smith	matt-t.smith@db.com	(212) 250-6155
Director

Ryan Horvath	ryan.horvath@db.com	(212) 250-5149
Director

Nomura - Capital Markets
Contact	E-Mail	Phone Number
Natalie Grainger	natalie.grainger@nomura.com	(212) 436-8472
Managing Director

Peter Taylor	peter.taylor@nomura.com	(212) 436-8735
Executive Director

UBS Capital Markets
Contact	E-Mail	Phone Number
Nicholas Galeone	nicholas.galeone@ubs.com	(212) 713-8832
Managing Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Managing Director

Andrew Lisa	andrew.lisa@ubs.com	(212) 713-3506
Executive Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

171